                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission
    Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
    Rule 14a-12

                               EDISON SCHOOLS INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee    (Check the appropriate box):

[ ]   No fee required.
[X] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      Class A Common Stock, par value $0.01 per share
      Class B Common Stock, par value $0.01 per share

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(2)   Aggregate number of securities to which transaction applies:

      52,484,154 shares of Class A Common Stock; 1,627,933 shares of Class B Common Stock; outstanding options and warrants to purchase 23,013,711 shares of Class A Common Stock; and outstanding options and warrants to purchase 609,778 shares of Class B Common Stock.

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(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      The filing fee is determined based upon the sum of (a) the product of 54,112,087 shares of common stock and the merger consideration of $1.76 per share (equal to $95,237,273) and (b) the difference between the merger consideration of $1.76 per share and the exercise price per share of each of the 12,415,044 shares of common stock underlying outstanding warrants and options in which the exercise price per share is less than $1.76 per share (equal to $8,863,783). In accordance with Exchange Act Rule 0-11(c), the filing fee was determined by calculating a fee of $80.90 per $1,000,000 of the aggregate merger consideration of $104,101,056.

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(4)   Proposed maximum aggregate value of transaction: $104,101,056.

--------------------------------------------------------------------------------

(5)   Total fee paid:   $8,422

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[ ]   Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)      Amount previously paid:

--------------------------------------------------------------------------------

      (2)      Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      (3)      Filing Party:

--------------------------------------------------------------------------------

      (4)      Date Filed:

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

                              EDISON SCHOOLS INC.
                                521 FIFTH AVENUE
                               NEW YORK, NY 10175

                               [          ], 2003

Dear Edison Stockholder:

     You are cordially invited to attend a special meeting of the stockholders
of Edison Schools Inc. to be held on [                              ], 2003 at
[               ] a.m. local time at The Harvard Club, 27 West 44th Street, New
York, New York. At this meeting, you will be asked to consider and vote upon a proposal to adopt and approve an agreement and plan of merger entered into by and among Edison, Shakespeare Acquisition LLC and its wholly owned subsidiary Shakespeare Acquisition Corporation and the related merger. Shakespeare Acquisition LLC and Shakespeare Acquisition Corporation are controlled by me, H. Christopher Whittle, the founder and chief executive officer of Edison, and an affiliate of Liberty Partners, L.P., a private equity firm based in New York City. The merger agreement provides for the merger of Shakespeare Acquisition Corporation with and into Edison, with Edison continuing as the surviving corporation.

     If the merger is completed, each share of Edison common stock issued and outstanding at the closing of the merger will be converted into the right to receive $1.76 in cash other than shares held by dissenting stockholders who perfect their appraisal rights under Delaware law. Stock options and warrants to purchase Edison common stock outstanding at the effective time of the merger will become fully vested and exercisable (whether or not currently exercisable) and options and warrants with per share exercise prices less than $1.76 will be converted into the right to receive $1.76 minus the per share exercise price of the option or warrant, multiplied by the number of shares of common stock issuable upon exercise of the option or warrant. After the merger, Edison will be owned by an affiliate of Liberty Partners and certain members of Edison's management, including myself. I will continue as chief executive officer of Edison.

     The notice of meeting and proxy statement describe the merger agreement, the merger and related agreements. I urge you to read these materials carefully as they set forth the specifics of the merger and other important information related to the merger.

     A special committee consisting of six independent members of Edison's board of directors carefully considered and negotiated the terms and conditions of the proposed merger. The special committee unanimously determined that the terms of the merger agreement and the merger are advisable, fair to, and in the best interests of Edison and its stockholders. In making this determination, the special committee considered, among other things, an opinion received from Evercore Partners, the special committee's independent financial advisor, to the effect that, as of the date of the opinion, and based upon and subject to the factors and assumptions set forth in the opinion, the $1.76 per share to be received by you in the merger is fair to you from a financial point of view.

     THE BOARD OF DIRECTORS OF EDISON, TAKING INTO ACCOUNT THE UNANIMOUS RECOMMENDATION OF THE SPECIAL COMMITTEE, HAS DETERMINED THROUGH A UNANIMOUS VOTE OF THE DIRECTORS PRESENT (WITH CHRISTOPHER CERF AND ME RECUSING OURSELVES) THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE, FAIR TO, AND IN THE BEST INTERESTS OF, EDISON AND ITS STOCKHOLDERS AND HAS APPROVED THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

     Under the Delaware General Corporation Law and in accordance with Edison's certificate of incorporation, the affirmative vote of the holders of shares of Edison Class A and Class B common stock representing a majority of the voting power of the outstanding shares of Edison common stock entitled to vote, voting together as a single class, is necessary to adopt and approve the merger agreement and the merger.

     It is important that your shares are represented at the special meeting. Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                          Sincerely,

                                          H. Christopher Whittle
                                          Chief Executive Officer

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, THE MERGER AGREEMENT AND THE RELATED AGREEMENTS, NOR HAS ANY SUCH COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THIS PROXY STATEMENT IS DATED [          ], 2003, AND IS BEING MAILED, ALONG
WITH A PROXY CARD, TO EDISON STOCKHOLDERS BEGINNING ON OR ABOUT [          ],
2003.

                              EDISON SCHOOLS INC.
                                521 FIFTH AVENUE
                               NEW YORK, NY 10175

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON [            ], 2003

     NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Edison Schools Inc., a Delaware corporation, has been called by the Edison board of directors. The details of the meeting are as follows:

     PLACE: The Harvard Club, 27 West 44th Street, New York, NY

     DATE: [          ], 2003

     TIME: [     ] a.m. local time

     The purposes of the special meeting are:

     1. To consider and vote on the proposal to adopt and approve the agreement and plan of merger, dated as of July 13, 2003, among Edison, Shakespeare Acquisition LLC and Shakespeare Acquisition Corporation, and the merger of Shakespeare Acquisition Corporation with and into Edison.

     2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

     Only stockholders of record at the close of business on [          ], 2003
are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. A list of stockholders will be available for inspection by stockholders of record during business hours at Edison Schools Inc., 521 Fifth Avenue, New York, New York, for 10 days prior to the date of the special meeting and will also be available at the special meeting.

     The Edison board of directors through a unanimous vote of the directors present (with Messrs. Whittle and Cerf recusing themselves), based in part on the unanimous recommendation of a special committee of the board of directors consisting of six independent directors, has approved the merger agreement and the merger and has determined that the adoption and approval of the merger agreement and the merger are advisable and that the proposed merger is advisable, fair to, and in the best interests of, the stockholders of Edison.

     Accordingly, the board of directors recommends that the Edison stockholders vote "FOR" the adoption and approval of the merger agreement and the merger.

     Stockholders of Edison who do not vote in favor of approval and adoption of the merger agreement and the merger will have the right to seek appraisal of the "fair value" of their shares if the merger is completed, but only if they comply with all of the required procedures under Delaware law. See "Special Factors -- Appraisal Rights of Stockholders" in the proxy statement.

     Please carefully read and consider the proxy statement. Whether or not you plan to attend the special meeting, we urge you to promptly sign, date and return the enclosed proxy card in the postage-prepaid envelope, in order for your shares to be represented at the special meeting. Prior to being voted, you may withdraw your proxy in the manner described in the proxy statement.

                                          By Order of the Board of Directors

                                          Laura K. Eshbaugh
                                          Executive Vice President
                                          and Secretary

Dated: [          ], 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
  Transaction Participants (Page [  ])......................    1
  Management Members (Page [  ])............................    1
  Transaction Structure (Page [  ]).........................    2
  Capitalization (Page [  ])................................    3
  Vote Required (Page [  ]).................................    3
  Recommendations of the Edison Board of Directors and the
     Special Committee (Page [  ])..........................    4
  Purpose of the Merger; Certain Effects of the Merger (Page
     [  ])..................................................    4
  Background of the Merger; Reasons for the Merger (Page
     [  ])..................................................    4
  Fairness Opinion of Evercore Partners (Page [  ] and
     Appendix B)............................................    4
  Appraisal Rights (Page [  ] and Appendix C)...............    4
  Interests of Certain Persons in the Merger (Page [  ])....    4
  Conditions to the Merger (Page [  ])......................    5
  Amendments to the Merger Agreement (Page [  ])............    6
  Termination of the Merger Agreement (Page [  ])...........    6
  Termination Fees and Expenses (Page [  ]).................    6
  No Solicitation (Page [  ])...............................    6
  Merger Financing; Source of Funds (Page [  ]).............    6
  Material U.S. Federal Income Tax Consequences (Page
     [  ])..................................................    6
  Listing (Page [  ]).......................................    7
  Litigation Related to the Merger (Page [  ])..............    7
  Regulatory Approvals and Requirements (Page [  ]).........    7
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    8
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
  INFORMATION...............................................   12
INFORMATION CONCERNING THE SPECIAL MEETING..................   13
  Date, Time and Place......................................   13
  Purpose...................................................   13
  Record Date and Quorum Requirement........................   13
  Voting by Proxy...........................................   13
  Revoking Your Proxy.......................................   13
  Assistance................................................   14
  Voting at the Special Meeting.............................   14
  Vote Required, How Shares Are Voted.......................   14
  Voting on Other Matters...................................   14
  Proxy Solicitation........................................   15
SPECIAL FACTORS.............................................   16
  Structure of the Transaction..............................   16
  Capitalization............................................   18
  Purposes of the Merger; Certain Effects of the Merger.....   20
  Background of the Merger..................................   22

                                                              PAGE
                                                              ----
  Recommendations of the Special Committee and the Board of
     Directors; Reasons for Recommending the Approval of the
     Merger.................................................   31
  Opinion of Financial Advisor to the Special Committee.....   36
  Position of the Management Members and Shakespeare as to
     the Fairness of the Merger to Disinterested
     Stockholders...........................................   42
  Certain Financial Projections.............................   44
  Interests of Certain Persons in the Merger................   47
  Post-Closing Arrangements Among Liberty Partners and the
     Management Members.....................................   52
  Plans for Edison Following the Merger.....................   54
  Plans for Edison if the Merger Is Not Completed...........   55
  Fees and Expenses.........................................   55
  Material U.S. Federal Income Tax Consequences.............   55
  Appraisal Rights of Stockholders..........................   56
  Regulatory Approvals and Requirements.....................   59
  Litigation Related to the Merger..........................   59
FINANCING FOR THE MERGER....................................   61
  Requirements..............................................   61
  Sources of Financing......................................   61
  Equity Commitment.........................................   61
  Debt Commitment...........................................   62
THE MERGER AGREEMENT........................................   64
  The Merger................................................   64
  Time of Closing...........................................   64
  Conversion of Capital Stock in the Merger.................   64
  Exchange and Payment Procedures...........................   64
  Transfer of Shares........................................   65
  Treatment of Stock Options and Warrants...................   65
  Representations and Warranties............................   65
  Covenants.................................................   66
  Conditions................................................   69
  Termination of the Merger Agreement.......................   70
  Fees and Expenses.........................................   71
  Amendments; Waivers.......................................   72
EDISON SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA......   73
  Non-GAAP Financial Measure................................   75
  Reconciliation from Net Income (Loss) to EBITDA...........   75
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   76
  Overview..................................................   76
  Net Revenue...............................................   76
  Direct Site Expenses......................................   77
  Administration, Curriculum and Development Expenses.......   77

                                                              PAGE
                                                              ----
  Pre-Opening Expenses......................................   77
  Depreciation and Amortization.............................   78
  Enrollment................................................   78
  Reengineering.............................................   78
  Loans to Executive........................................   78
  Non-GAAP Financial Measures...............................   79
  Results of Operations.....................................   79
  Liquidity and Capital Resources...........................   81
  Recent Developments.......................................   84
COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION..........   85
INFORMATION REGARDING EDISON COMMON STOCK TRANSACTIONS......   86
  Purchases by Edison.......................................   86
  Purchases by Shakespeare, Shakespeare Acquisition
     Corporation, Liberty Partners, Mr. Whittle and Mr.
     Cerf...................................................   86
  Securities Transactions Within 60 Days....................   86
CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF EDISON..........   87
CURRENT EXECUTIVE OFFICERS AND MANAGERS OF SHAKESPEARE......   90
CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF SHAKESPEARE
  ACQUISITION CORPORATION...................................   91
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   92
INFORMATION ABOUT THE TRANSACTION PARTICIPANTS..............   95
  Edison Schools Inc. ......................................   95
  Shakespeare Acquisition LLC...............................   95
  Shakespeare Acquisition Corporation.......................   95
  Liberty Partners..........................................   95
  Management Members........................................   95
  Criminal Proceedings and Injunctions or Prohibitions
     Involving Securities Laws..............................   96
  Past Contacts, Transactions, Negotiations and
     Agreements.............................................   96
MISCELLANEOUS OTHER INFORMATION.............................   99
  Stockholder Proposals.....................................   99
  Where You Can Find More Information.......................   99
  Incorporation by Reference................................   99

     APPENDICES

     Appendix A -- Agreement and Plan of Merger

     Appendix B -- Fairness Opinion of Evercore Partners

     Appendix C -- Section 262 of the Delaware General Corporation Law

     Appendix F -- Financial Statements

                                    SUMMARY

     This summary highlights selected information included in this proxy statement and should be read together with the questions and answers on the following pages. Because this is a summary, it may not contain all of the information that is important to you. To more fully understand the merger agreement and the merger and for a more complete description of the legal terms of the merger, you should read this entire proxy statement carefully, including the appendices attached to this proxy statement. The actual terms of the merger are contained in the merger agreement, a copy of which is attached as Appendix A to this proxy statement. For more details regarding where you can find additional information, see "Miscellaneous Other Information -- Where You Can Find More Information" and "Miscellaneous Other Information -- Incorporation by Reference."

TRANSACTION PARTICIPANTS (PAGE [   ])

EDISON SCHOOLS INC.
521 Fifth Avenue
New York, NY 10175

     Edison Schools Inc. ("Edison," the "Company, "we," "us" or "our") is the nation's largest private operator of public schools serving students from kindergarten through twelfth (K-12) grade in the United States. Edison contracts with local school districts and public charter school boards to assume educational and operational responsibility for individual schools in return for per-pupil funding that is generally comparable to that spent on other public schools in the area. For the 2002-2003 school year, the Company operated 149 schools located in 22 states and the District of Columbia, with a combined student enrollment of approximately 80,000. Edison also offers summer school programs which served approximately 46,000 students in the summer of 2003.

SHAKESPEARE ACQUISITION LLC
1370 Avenue of the Americas
New York, NY 10019

     Shakespeare Acquisition LLC ("Shakespeare") was formed on July 11, 2003 for the purpose of acquiring all of the outstanding shares of Edison. It has not carried on any activities to date other than those incidental to its formation and completion of the merger. Shakespeare is currently managed by a board of managers which is comprised of three designees of Liberty Partners and H. Christopher Whittle, our chief executive officer and a significant stockholder. Upon completion of the merger, approximately 96.27% and 3.73% of the outstanding equity of Shakespeare (assuming conversion of the preferred shares into common shares and excluding contingent shares issued to the management members) will be owned by Liberty Partners and Mr. Whittle, respectively.

SHAKESPEARE ACQUISITION CORPORATION
1370 Avenue of the Americas
New York, NY 10019

     Shakespeare Acquisition Corporation was incorporated on July 11, 2003 for the purpose of merging with and into Edison. It has not carried on any activities to date other than those incidental to its incorporation and completion of the merger. All of the outstanding stock of Shakespeare Acquisition Corporation is owned by Shakespeare.

LIBERTY PARTNERS
1370 Avenue of the Americas
New York, NY 10019

     Liberty Partners, L.P. ("L.P.") is a private equity fund with over $1.3 billion in assets that partners with management of middle market and growth enterprises. L.P. is the entity that, together with its affiliates (L.P. and its affiliates collectively referred to as "Liberty Partners"), will provide the financing for the merger and will own approximately 96.27% of the outstanding shares of Shakespeare (assuming conversion of the preferred shares into common shares and excluding contingent shares issued to the management members) immediately following the merger.

MANAGEMENT MEMBERS (PAGE [   ])

     Mr. Whittle, Christopher D. Cerf and certain other members of Edison's management, as determined by Shakespeare, will receive an indirect investment in Edison following the completion of the merger through their ownership of shares and contingent shares of Shakespeare (which will be the sole stockholder of Edison). Upon completion of the merger, approximately 3.73% of the outstanding shares of Shakespeare will be owned by Mr. Whittle. Mr. Cerf and certain other management members will be issued contingent shares that will potentially represent the right to receive approximately 2% and 7%, respectively, of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return, subject to significant additional dilution and certain other contingencies as further described in "Special Factors -- Post-Closing Arrangements Among Liberty Partners and the Management Members" and "Special Factors -- Capitalization." Mr. Whittle will also own contingent shares that will potentially represent the right to receive up to 10.5% of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return and distributions related to the contingent shares held by Mr. Cerf and certain other management members, subject to significant additional dilution and other contingencies. The contingent shares will vest ratably over a period of 60 months. Throughout this proxy statement we refer to Messrs. Whittle and Cerf and the other members of Edison management that may be allocated contingent shares of Shakespeare following the merger as the "management members."

TRANSACTION STRUCTURE (PAGE [   ])

     The merger will result in:

     - the conversion of each share of Edison common stock issued and outstanding at the effective time of the merger (other than shares held by dissenting stockholders who perfect their appraisal rights under Delaware law) into the right to receive $1.76 in cash;

     - Shakespeare owning 100% of the outstanding shares of Edison common stock; and

     - Liberty Partners and Mr. Whittle owning approximately 96.27% and 3.73% of the outstanding shares of Shakespeare (assuming conversion of the preferred shares into common shares and excluding contingent shares issued to the management members), respectively, and Mr. Whittle and the other management members owning contingent shares (vesting ratably over a period of 60 months) that will potentially represent the right to receive up to 10.5% and 9%, respectively, of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return and in the case of Mr. Whittle's contingent shares, distributions related to the contingent shares held by Mr. Cerf and other management members, subject to significant additional dilution and certain other contingencies as further described in "Special
       Factors -- Post-Closing Arrangements Among Liberty Partners and the Management Members" and "Special Factors -- Capitalization."

     The principal steps that will accomplish the foregoing are as follows:

     The Equity Financing. At or prior to the merger and pursuant to a written commitment, Liberty Partners will invest in Shakespeare as equity financing up to $112.0 million that is necessary to consummate the merger and pay all related fees and expenses in exchange for shares constituting approximately 96.27% of Shakespeare's outstanding shares (assuming the conversion of preferred shares into common shares and excluding the contingent shares issued to the management members, as more fully described in this proxy statement). Shakespeare will contribute to Shakespeare Acquisition Corporation, at or prior to the merger, funds in an aggregate amount of up to $112.0 million in respect of the amount necessary to consummate the merger and pay all related fees and expenses.

     The Merger. Following the equity financing described above, Shakespeare Acquisition Corporation will merge with and into Edison, and Edison will be the surviving corporation. In connection with the merger:

     - each share of Edison common stock issued and outstanding at the effective time of the merger (other than shares held by dissenting stockholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive $1.76 in cash; and

     - holders of warrants and options to purchase shares of Edison common stock will receive, for each share of Edison common stock underlying a warrant or option with a per share exercise price less than $1.76, an amount in cash equal to $1.76 minus the per share exercise price for the warrant or option. Warrants and options with a per share exercise price greater than or equal to $1.76 will be cancelled without any consid-eration being paid for those warrants and options.

     As a result of the merger, the stockholders of Edison (other than Shakespeare and its affiliates, including the management members) will no longer have any interest in, and will no longer be stockholders of, Edison and will not participate in the future earnings or growth of Edison, if any.

     The Debt Refinancing. Pursuant to a written commitment, Liberty Partners has agreed to provide a senior secured credit facility to Edison in the principal amount of $70.0 million in order to permit Edison to refinance the existing credit facilities with each of Merrill Lynch Mortgage Capital Inc. and Schools Services LLC.

     Management Members. Mr. Whittle will own approximately 3.73% of the outstanding shares of Shakespeare (assuming the conversion of preferred shares into common shares and excluding contingent shares issued to the management members). Mr. Cerf and certain other management members will be issued contingent shares that will potentially represent the right to receive approximately 2% and 7%, respectively, of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return, subject to significant additional dilution and certain other contingencies as further described in "Special Factors -- Post-Closing Arrangements Among Liberty Partners and the Management Members" and "Special Factors -- Capitalization." Mr. Whittle will also own contingent shares that will potentially represent the right to receive up to 10.5% of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return and distributions related to the contingent shares held by Mr. Cerf and certain other management members, subject to significant additional dilution and other contingencies. The contingent shares will vest ratably over a period of 60 months. In addition, Edison will enter into employment agreements with Messrs. Whittle and Cerf and potentially other management members. See "Special Factors -- Interests of Certain Persons in the Merger."

CAPITALIZATION (PAGE [   ])

     Following the merger:

     - Shakespeare will own 100% of the outstanding shares of Edison common stock;

     - Liberty Partners and Mr. Whittle will own approximately 96.27% and 3.73% of the outstanding equity of Shakespeare, respectively (assuming the conversion of preferred shares into common shares and excluding the contingent shares issued to the management members, as more fully described in this proxy statement); and

     - Mr. Whittle and the other management members will own contingent shares that will potentially represent the right to receive up to 10.5% and 9%, respectively, of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return and in the case of Mr. Whittle's contingent shares, distributions related to the contingent shares held by Mr. Cerf and other management members, subject to significant additional dilution and certain other contingencies as further described in "Special Factors -- Post-Closing Arrangements Among Liberty Partners and the Management Members" and "Special Factors -- Capitalization." Such contingent shares will vest ratably over a period of 60 months.

VOTE REQUIRED (PAGE [   ])

     Edison has two classes of common stock: Edison Class A common stock, $.01 par value per share, and Edison Class B common stock, $.01 par value per share. Each share of Edison Class A common stock is entitled to one vote and each share of Edison Class B common stock is entitled to 10 votes. References in this proxy statement to "Edison common stock" include the Edison Class A common stock and the Edison Class B common stock.

     Under Delaware law and Edison's certificate of incorporation, the affirmative vote of the holders of shares of Edison common stock representing a majority of the voting power of the outstanding shares of Edison common stock entitled to vote at the special meeting, voting together as a single class, is required to adopt and approve the merger agreement and the merger.

     Certain directors and executive officers of Edison (including Messrs. Whittle and Cerf), who collectively beneficially own shares of Edison common stock entitled to cast 15.3 million votes or 22% of the voting power outstanding as of August 5, 2003, have indicated their intention to vote their shares in favor of the merger.

RECOMMENDATIONS OF THE EDISON BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE (PAGE
[   ])

     The Edison board of directors (with Messrs. Whittle and Cerf recusing themselves) and the special committee of the board of directors believe that the terms of the proposed merger and the terms and provisions of the merger agreement are advisable, fair to, and in the best interests of, Edison's stockholders and recommend that the stockholders vote "FOR" the adoption and approval of the merger agreement and the merger.

     In making the determination to approve and recommend the merger and the merger agreement, the Edison board of directors considered, among other factors, the following:

     - a special committee composed entirely of six independent directors unanimously determined that the merger agreement and the merger are advisable, fair to, and in the best interests of, the stockholders;

     - the special committee unanimously recommended to the board of directors that the merger agreement and the merger be approved; and

     - the additional factors described in detail under "Special
       Factors -- Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval of the Merger."

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER (PAGE [   ])

     The principal purpose of the merger is to enable Liberty Partners, Mr. Whittle and the other management members to own indirectly all of the equity interests in Edison and to provide you with the opportunity to receive a cash price for your shares at a premium over the market prices at which Edison common stock traded before announcement of the merger agreement.

     The merger will terminate all common equity interests in Edison held by our current stockholders, and Liberty Partners, Mr. Whittle and the other management members will be the sole owners of Edison and its business, including the sole beneficiaries of any earnings and growth of Edison following the merger.

     Upon completion of the merger, Edison will remove its Class A common stock from listing on the NASDAQ national market, and Edison's common stock will no longer be publicly traded.

BACKGROUND OF THE MERGER; REASONS FOR THE MERGER (PAGE [   ])

     For a description of the events leading to the approval of the merger by the Edison board of directors, you should refer to "Special Factors -- Background of the Merger" and "Special Factors -- Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval of the Merger."

FAIRNESS OPINION OF EVERCORE PARTNERS (PAGE [   ] AND APPENDIX B)

     The special committee received a written opinion from Evercore Partners ("Evercore") as to the fairness, as of the date of that opinion, from a financial point of view of the merger consideration to be received by Edison's stockholders pursuant to the merger. The full text of the written opinion of Evercore, dated July 13, 2003, is attached to this proxy statement as Appendix
B. You should read it carefully in its entirety.

APPRAISAL RIGHTS (PAGE [   ] AND APPENDIX C)

     Holders of shares of Edison common stock who do not vote in favor of the merger agreement and the merger and who perfect their appraisal rights under Delaware law will have the right to a judicial appraisal of the "fair value" of their shares of Edison common stock in connection with the merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE [   ])

     In considering the recommendations of the special committee and the board of directors, you should be aware that some Edison officers, directors and affiliates have interests in the merger that are different from or in addition to your interests as an Edison stockholder generally, including the following:

     - the executive officers and directors of Edison will sell all of their shares of Edison common stock as part of the merger, based upon the same $1.76 per share purchase price to be paid to stockholders, for an aggregate amount equal to approximately $8.3 million;

     - as of the record date, executive officers and directors of Edison held options to purchase an aggregate of 813,000 shares of Edison common stock with an exercise price less than $1.76, all of which will become fully vested prior to the effective time of the merger. The aggregate amount to be paid to the executive officers and directors in connection with the cancellation of the options will be approximately $430,000;

     - following the merger, Mr. Whittle will receive an indirect equity interest in Edison through his ownership of shares representing approximately 3.73% of Shakespeare's outstanding shares (assuming the conversion of preferred shares into common shares and excluding contingent shares issued to the management members) and contingent shares that will potentially represent the right to receive up to 10.5% of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return and distributions related to the contingent shares held by Mr. Cerf and certain other management members, subject to significant additional dilution and other contingencies as further described in "Special Factors -- Post-Closing Arrangements Among Liberty Partners and the Management Members" and "Special
       Factors -- Capitalization";

     - following the merger, Mr. Cerf and certain other management members will be issued contingent shares that will potentially represent the right to receive approximately 2% and 7%, respectively, of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return, subject to significant additional dilution and certain other contingencies;

     - upon the closing of the merger, Shakespeare will be obligated to reimburse Mr. Whittle for out-of-pocket expenses incurred by Mr. Whittle in connection with the merger, including the fees of Mr. Whittle's legal counsel and financial advisors;

     - following the merger, the management of Edison is expected to consist of the persons who are currently members of Edison's management, some of whom are also directors of Edison;

     - Messrs. Whittle and Cerf and potentially other employees of Edison will enter into employment agreements with Edison upon completion of the merger. These employment agreements will provide significant benefits to these employees;

     - each of the members of the special committee has been compensated for serving as a member of the special committee; and

     - Edison will be obligated to continue to provide indemnification and related insurance coverage to former directors and officers of Edison following the merger.

     The special committee and the board of directors were aware of these different or additional interests and considered them along with other matters in approving the merger.

CONDITIONS TO THE MERGER (PAGE [   ])

     The obligations of Edison, Shakespeare and Shakespeare Acquisition Corporation to complete the merger are subject to various conditions, including approval and adoption by Edison's stockholders of the merger agreement, the absence of any order or injunction prohibiting the merger or any government proceeding seeking any such order or injunction, the material accuracy of the representations and warranties of the parties to the merger agreement, the material performance by the parties to the merger agreement of their respective covenants contained in the merger agreement, the absence of any event or occurrence since the date of the merger agreement which has had or would reasonably be expected to have a material adverse effect on
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

Edison and the receipt of certain third party consents to the merger.

AMENDMENTS TO THE MERGER AGREEMENT (PAGE [ ])

     No amendment of the merger agreement, whether before or after approval of the merger agreement and the merger by Edison's stockholders can be made without the authorization of the board of directors and the special committee.

     After approval of the merger agreement and the merger by Edison's stockholders, no amendment can be made that by law requires further approval by Edison's stockholders without first obtaining the approval of Edison's stockholders.

TERMINATION OF THE MERGER AGREEMENT (PAGE [   ])

     The merger agreement may be terminated before the merger is completed, before or after approval by the Edison stockholders, in several different circumstances.

TERMINATION FEES AND EXPENSES (PAGE [   ])

     Upon the termination of the merger agreement under specified circumstances, Edison has agreed to pay Shakespeare a termination fee of $3.0 million and reimburse Shakespeare's reasonable, documented expenses up to $1.5 million. In all other circumstances, the merger agreement provides that all fees and expenses relating to the merger will be paid by the party incurring them.

NO SOLICITATION (PAGE [   ])

     The merger agreement generally restricts Edison's ability to solicit, initiate, encourage or facilitate any competing acquisition inquiries, proposals or offers. However, Edison may provide information in response to a request for information by a person who has made an unsolicited bona fide written acquisition proposal or participate in discussions or negotiations with respect to an unsolicited bona fide written acquisition proposal, if the Edison board of directors, with the authorization of the special committee, determines in good faith (after consultation with its legal advisors) that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the directors. Edison may also withdraw or modify its recommendation in favor of the merger or recommend a competing acquisition offer to the stockholders if the Edison board of directors, with the authorization of the special committee, determines in good faith (after consultation with its legal advisors) that the failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the directors and the board of directors or if the special committee determines (after consultation with its financial advisor) that such acquisition proposal, if consummated, would be reasonably likely to result in a transaction more favorable to Edison's stockholders from a financial point of view than the merger.

MERGER FINANCING; SOURCE OF FUNDS (PAGE [   ])

     Completion of the merger will require total funding by Edison and Shakespeare of approximately $174.0 million. Edison and Shakespeare currently expect that the funds necessary to finance the merger and refinance Edison's existing indebtedness and the related fees and expenses will come from the following sources:

     - Shakespeare has received a written commitment from Liberty Partners to provide approximately $112.0 million in cash through an equity investment in Shakespeare;

     - Shakespeare has received a written commitment from Liberty Partners to provide a $70.0 million senior secured credit facility to Edison; and

     - cash and cash equivalents on hand at Edison at the time of the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE [   ])

     The exchange of your Edison common stock for cash pursuant to the merger will be a taxable event for federal income tax purposes. You will generally recognize a gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash you receive and your adjusted tax basis in the Edison common stock you surrender in the merger. The federal income tax summary set forth above is for general information only. You should consult your tax advisor with respect to the particular tax consequences to you of the receipt of cash in exchange for Edison common stock pursuant to the merger, including the applicability and effect of any state, local or foreign tax laws, and of changes in applicable tax laws.

LISTING (PAGE [ ])

     Following the merger, Edison will remove its Class A common stock from listing on the NASDAQ national market, such stock will no longer be publicly traded on any exchange or market system, and the registration of Edison common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated.

LITIGATION RELATED TO THE MERGER (PAGE [ ])

     Fifteen purported class action lawsuits have been filed relating to the merger. All of these complaints purport to be brought on behalf of Edison common stockholders. The complaints seek a preliminary and permanent injunction to enjoin the merger and, in the event the merger is consummated, rescission and damages.

REGULATORY APPROVALS AND REQUIREMENTS
(PAGE [  ])

     It is currently expected that no regulatory approvals will be required in order to complete the merger. However, Edison will be required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following questions and answers are intended to briefly address some commonly asked questions regarding the merger. It should be read together with the previous summary. These questions and answers may not address all questions that may be important to you as an Edison stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement and the appendices to this proxy statement.

Q: WHAT IS THE DATE, TIME AND PLACE OF THE SPECIAL MEETING?

A: The special meeting of stockholders will be held on [            ], 2003, at
   The Harvard Club, 27 West 44th Street, New York, New York at [     ] a.m.
   local time.

Q: WHAT AM I BEING ASKED TO VOTE ON?

A: You are being asked to vote to adopt and approve a merger agreement and merger pursuant to which Shakespeare Acquisition Corporation, an affiliate of Liberty Partners, and H. Christopher Whittle, our chief executive officer and a significant stockholder, will merge with and into Edison.

Q: WHAT WILL HAPPEN IN THE MERGER?

A: Pursuant to the terms of the merger agreement, Shakespeare Acquisition
   Corporation will merge with and into Edison, and Edison will be the surviving corporation and become a subsidiary of Shakespeare, an entity owned by Liberty Partners and Mr. Whittle and other management members. After the merger, Edison will be a privately-held company indirectly owned by Liberty Partners and the management members through their ownership of Shakespeare. Following the merger, Mr. Whittle will continue as chief executive officer and a director of Edison and Christopher D. Cerf, our president and chief operating officer, will continue as president and chief operating officer and a director of Edison.

Q: WHO ARE THE MANAGEMENT MEMBERS AND WHAT WILL THEY RECEIVE IN THE MERGER?

A: The management members include Mr. Whittle, our chief executive officer, Mr.
   Cerf, our president and chief operating officer, and other members of our management who may be allocated contingent shares in Shakespeare. The management members will sell all of their shares of Edison common stock as part of the merger at the same $1.76 per share purchase price to be paid to Edison's stockholders. Upon completion of the merger, approximately 3.73% of the outstanding shares of Shakespeare (assuming the conversion of preferred shares into common shares and excluding contingent shares issued to the management members) will be owned by Mr. Whittle. Mr. Cerf and certain other management members will be issued contingent shares that will potentially represent the right to receive approximately 2% and 7%, respectively, of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return, subject to significant additional dilution and certain other contingencies as further described in "Special Factors -- Post-Closing Arrangements Among Liberty Partners and the Management Members" and "Special Factors -- Capitalization." Mr. Whittle will also own contingent shares that will potentially represent the right to receive up to 10.5% of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return and distributions related to the contingent shares held by Mr. Cerf and certain other management members, subject to significant additional dilution and other contingencies. Such contingent shares will vest ratably over a period of 60 months.

Q: WHO WILL MANAGE EDISON AFTER THE MERGER?

A: It is expected that the current officers of Edison will hold the same positions after the completion of the merger. After completion of the merger, the board of directors of Edison will include three of Edison's current directors, Mr. Whittle, Mr. Cerf and Benno C. Schmidt, Jr., and four affiliates of Liberty Partners, Peter E. Bennett, Michael S. Levine, Yvonne
   V. Marsh and G. Michael Stakias.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: As a stockholder of Edison, you will be entitled to receive $1.76 in cash, without interest, in exchange for each of your shares of Edison common stock outstanding at the time of the merger, unless you are a dissenting stockholder and perfect your appraisal rights under Delaware law.

Q: WHY DID THE EDISON BOARD OF DIRECTORS FORM THE SPECIAL COMMITTEE?

A: The Edison board of directors formed a special committee consisting of six independent directors because of the participation of Messrs. Whittle and Cerf in the transaction and because some of our directors and executive officers will have economic interests in Edison following the merger through their ownership of Shakespeare. The Edison board of directors formed the special committee to evaluate the terms of the proposed transaction and its fairness to the stockholders of Edison, to discuss modifications to the transaction proposal that the special committee deemed desirable, to negotiate definitive agreements and to make a recommendation to the board of directors.

Q: WHY IS THE EDISON BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER
   AGREEMENT AND THE MERGER?

A: The Edison board of directors, based in part on the unanimous recommendation of the special committee, believes that the terms and provisions of the merger agreement and the merger are advisable, fair to, and in the best interests of, Edison's stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS THROUGH A UNANIMOUS VOTE OF THE DIRECTORS PRESENT (WITH MESSRS. WHITTLE AND CERF RECUSING THEMSELVES) UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RESOLVED TO RECOMMEND THAT YOU VOTE "FOR" ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. To review the background and reasons for the merger in greater detail, see "Special Factors -- Background of the Merger" and "Special Factors -- Recommendations of the Special Committee and the Board of Directors; Reasons for Recommending the Approval of the Merger."

Q: DO ANY OF THE OFFICERS, DIRECTORS OR SIGNIFICANT EDISON STOCKHOLDERS HAVE
   INTERESTS IN THE MERGER THAT DIFFER FROM THOSE OF OTHER STOCKHOLDERS?

A: Yes. Mr. Whittle, certain other management members and their affiliates have interests that differ from those of other Edison stockholders because, among other things, they will receive equity interests in Shakespeare and will have employment agreements with Edison following the merger.

Q: WHAT WILL HAPPEN TO WARRANTS AND STOCK OPTIONS IN THE MERGER?

A: All outstanding options and warrants to purchase shares of Edison common stock will become fully vested and exercisable and, at the effective time of the merger, will be cancelled and each holder of warrants and options will receive, for each share of Edison common stock underlying a warrant or option with a per share exercise price less than $1.76, an amount in cash equal to $1.76 minus the per share exercise price for the warrant or option. Warrant and option holders will not receive any consideration in respect of the cancellation of any warrant or option with a per share exercise price greater than or equal to $1.76.

Q: WHAT ARE THE ADVANTAGES AND DISADVANTAGES OF THE MERGER TO ME?

A:Soon after the merger, you will receive a cash payment for your shares of Edison common stock that you may not otherwise have received. The merger consideration of $1.76 per share represents an approximate 66% premium over the $1.06 per share closing price of Edison common stock on May 6, 2003, the last full trading day prior to rumors in the marketplace that management might seek to purchase all of the outstanding shares of Edison common stock that they did not already own, an approximate 39% premium over the $1.27 per share closing price of Edison common stock on May 7, 2003, the last full trading day prior to the public announcement that management was considering making an offer to purchase all of the outstanding shares of Edison common stock that they did not already own and an approximate 12.8% premium over the $1.56 per share closing price of Edison common stock on July 11, 2003, the last trading day before the public announcement of the execution of the merger agreement. In addition, you will not bear the risk of any decrease in the value of Edison and will be able to dispose of your shares of Edison common stock without incurring any brokerage fees. You will not, however, have the opportunity to participate in Edison's future earnings and growth, if any.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:If the merger agreement is adopted by Edison's stockholders and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting.

Q: HOW WILL SHAKESPEARE FINANCE THE MERGER?

A:Shakespeare estimates that up to approximately $112.0 million will be required to complete the merger and pay all related fees and expenses and that approximately $70.0 million will be required to refinance Edison's existing credit facilities. Shakespeare has received written commitments from Liberty Partners, subject to certain conditions, to provide all of the funds necessary to consummate the merger and refinance the credit facilities.

Q: WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:Stockholders as of the close of business on [            ], 2003, which is the
  record date for the special meeting, are entitled to vote at the special
  meeting. As of the record date, there were [            ] shares of Edison
  Class A common stock and [            ] shares of Edison Class B common stock
  issued and outstanding and entitled to be voted at the special meeting.

Q: WHAT HAPPENS IF I SELL MY SHARES OF EDISON COMMON STOCK BEFORE THE SPECIAL
   MEETING?

A:The record date for the special meeting is earlier than the expected date of the merger. If you transfer your shares of Edison common stock after the record date but before the merger, you will retain your right to vote at the special meeting but will transfer the right to receive the $1.76 in cash per share to the person to whom you transfer your shares.

Q: WHAT DO I NEED TO DO NOW?

A:After carefully reading and considering the information contained in this proxy statement, please vote by completing, dating and signing your proxy card and then mailing it in the enclosed postage-prepaid envelope as soon as possible so that your shares are represented at the special meeting.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If the merger is completed, we will send you written instructions explaining how to exchange your Edison stock certificates for cash.

Q: HOW MANY SHARES OF EDISON COMMON STOCK NEED TO BE REPRESENTED AT THE SPECIAL
   MEETING?

A: The holders of a majority of the voting power of Edison Class A and Class B common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If you vote by proxy card or in person at the special meeting, you will be considered present for the purpose of determining whether the quorum requirement has been satisfied.

Q: HOW MANY VOTES ARE REQUIRED TO APPROVE THE MERGER AGREEMENT AND MERGER?

A: Each share of Edison Class A common stock is entitled to one vote and each share of Edison Class B common stock is entitled to 10 votes. Holders of shares of Edison Class A and Class B common stock will vote together as a single class on the matters presented at the special meeting. Under the Delaware General Corporation Law and in accordance with Edison's certificate of incorporation, the affirmative vote of the holders of shares of Edison Class A and Class B common stock representing a majority of the voting power of the outstanding shares of Edison Class A and Class B common stock entitled to vote, voting together as a single class, is necessary to adopt and approve the merger agreement and the merger. Certain directors and executive officers of Edison (including Messrs. Whittle and Cerf), who collectively beneficially own shares of Edison common stock entitled to cast 15.3 million votes or 22% of the voting power outstanding as of August 5, 2003, have indicated their intention to vote their shares in favor of the merger.

Q: HOW DO I VOTE?

A: You can vote by signing, dating and mailing your proxy card in the enclosed postage-paid envelope. See the proxy card for specific instructions. You may also vote in person if you attend the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME," WILL MY BANK, BROKER OR OTHER NOMINEE
   VOTE MY SHARES FOR ME?

A: If your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, you must provide your nominee with instructions on how to vote. Any failure to instruct your nominee on how to vote with respect to the merger will have the effect of a vote "AGAINST" the merger agreement and the merger for purposes of determining whether the approval requirement under Delaware law has been satisfied. You should follow the directions provided by your nominee on how to instruct your nominee to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may revoke your vote at any time before the special meeting by:

     - giving written notice of your revocation to Edison's secretary;

     - filing a duly executed proxy bearing a later date with Edison's secretary; or

     - attending the special meeting and voting in person.

Q: WHAT HAPPENS IF I DO NOT SEND IN MY PROXY OR IF I ABSTAIN FROM VOTING?

A: If you do not send in your proxy or if you abstain from voting, it will have the effect of a vote "AGAINST" the merger agreement and the merger for purposes of determining whether the approval requirement under Delaware law has been satisfied.

Q: WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: If you oppose the merger and do not vote in favor of it and the merger is completed, you may dissent and seek appraisal of the "fair value" of your shares under Delaware law. You must, however, comply with all of the required procedures explained under "Special Factors -- Appraisal Rights of Stockholders" and in Appendix C to this proxy statement. Holders of shares of Edison Class A and Class B common stock are entitled to exercise appraisal rights in connection with the merger.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The merger will be a taxable transaction to you for federal income tax purposes. A brief summary of the possible tax consequences to you appears on
   page [               ] of this proxy statement. You should consult your tax
   advisor as to the tax effect of your particular circumstances.

Q: WHERE CAN I FIND MORE INFORMATION REGARDING THE MERGER?

A: The U.S. Securities and Exchange Commission (the "SEC") requires all affiliated parties involved in transactions such as the merger to file with it a transaction statement on Schedule 13E-3. Edison, Shakespeare, Shakespeare Acquisition Corporation and Mr. Whittle have filed a transaction statement on Schedule 13E-3 with the SEC, copies of which are available without charge at its website at www.sec.gov. In addition, the merger agreement is attached as Appendix A to this proxy statement. You should carefully read the entire merger agreement because it is the legal document that governs the merger.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

                           INNISFREE M&A INCORPORATED
                           TOLL-FREE AT 888-750-5834
                        (BANKS AND BROKERS, PLEASE CALL
                            COLLECT AT 212-750-5833)

          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

     This proxy statement and the other documents incorporated by reference in this proxy statement may contain forward-looking statements with respect to the financial condition, results of operations, business plans and strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for the stock of Edison and other matters, including the projections set forth under "Special Factors -- Certain Financial Projections" and statements relating to Edison's plans, intentions and expectations to complete the merger. We hereby identify statements in this proxy statement and the other documents incorporated by reference in this proxy statement that are not historical facts as forward-looking statements. These forward-looking statements, including, without limitation, those relating to future business prospects, the projections set forth under "Special Factors -- Certain Financial Projections," revenues and income, in each case relating to Edison, wherever they occur in this proxy statement or the other documents incorporated by reference in this proxy statement, are necessarily based on assumptions and estimates reflecting the best judgment of the management of Edison and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Although we believe that Edison's plans, intentions and expectations reflected in the forward-looking statements are reasonable, we can give no assurance that Edison will achieve its plans, intentions or expectations. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement and incorporated by reference in this proxy statement. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

     - the satisfaction of the conditions to complete the merger;

     - the availability of financing to complete the merger;

     - the future profitability of Edison;

     - the uncertainty of the market for private, for-profit management of public schools;

     - the uncertainty of the market for summer school and after-school programs and Edison's other products and services;

     - the seasonality of Edison's financial results;

     - competition in Edison's market;

     - the significant restrictions associated with the terms of Edison's credit agreements;

     - Edison's reliance on public funds as its sole source of revenue;

     - Edison's volatile stock price;

     - the favorable resolution of certain pending and future litigation;

     - Edison's compliance with the terms of a settlement agreement with the SEC; and

     - general economic conditions.

     In addition, actual results could differ materially from the forward-looking statements contained in this proxy statement as a result of the timing of the completion of the merger or the impact of the merger on operating results, capital resources, profitability, cash requirements, management resources and liquidity.

     Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement and the other documents incorporated by reference in this proxy statement. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement, or, in the case of documents incorporated by reference, as of the date of those documents. Edison does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events, except as required by law.

                   INFORMATION CONCERNING THE SPECIAL MEETING

DATE, TIME AND PLACE

     The special meeting will be held at The Harvard Club, 27 West 44th Street,
New York, New York on [          ], 2003 at [     ] a.m. local time.

PURPOSE

     At the special meeting, you will be asked to:

     - consider and vote on the proposal to adopt and approve the merger agreement and the merger; and

     - consider and vote on such other matters or transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

RECORD DATE AND QUORUM REQUIREMENT

     We have fixed [          ], 2003, as the record date. Only holders of
record of Edison common stock as of the close of business on the record date will be entitled to notice of, and to vote at, the special meeting. At the close
of business on the record date, there were [          ] shares of Edison Class A
common stock issued and outstanding held by approximately [          ] holders
of record and [          ] shares of Edison Class B common stock issued and
outstanding held by approximately [          ] holders of record.

     Each holder of record of Edison Class A common stock at the close of business on the record date is entitled to one vote for each share then held on each matter submitted to a vote of stockholders at the special meeting. Each holder of record of Edison Class B common stock at the close of business on the record date is entitled to 10 votes for each share then held on each matter submitted to a vote of stockholders at the special meeting. Holders of shares of Edison Class A common stock and Edison Class B common stock will vote together as a single class on all matters presented at the special meeting.

     The holders of a majority of the voting power of Edison common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the special meeting. If you vote by proxy card or in person at the special meeting, you will be counted for purposes of determining whether there is a quorum at the special meeting. Shares of Edison common stock that are entitled to vote but are not voted ("abstentions") and broker non-votes will be counted for the purpose of determining whether there is a quorum for the transaction of business at the special meeting. A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

VOTING BY PROXY

     Holders of record can ensure that their shares are voted at the special meeting by completing, signing, dating and delivering the enclosed proxy card in the enclosed postage-prepaid envelope. Submitting instructions by this method will not affect your right to attend the special meeting and vote.

REVOKING YOUR PROXY

     You may revoke your proxy at any time before it is voted by:

     - giving notice of revocation in person at, or in writing bearing, a later date than the proxy, to the Secretary of Edison, 521 5th Avenue, 11th Floor, New York, New York 10175;

     - delivering to the Secretary of Edison a duly executed subsequent proxy bearing a later date and indicating a contrary vote; or

     - attending the special meeting and voting in person.

ASSISTANCE

     If you need assistance, including help in changing or revoking your proxy, please contact the firm assisting us with the solicitation of proxies:

                           INNISFREE M&A INCORPORATED
                           TOLL-FREE AT 888-750-5834
                        (BANKS AND BROKERS, PLEASE CALL
                            COLLECT AT 212-750-5833)

VOTING AT THE SPECIAL MEETING

     Submitting a proxy now will not limit your right to vote at the special meeting if you decide to attend in person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in "street name," which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a proxy from the record holder of the shares authorizing you to vote at the special meeting.

VOTE REQUIRED, HOW SHARES ARE VOTED

     Under Delaware law, the affirmative vote of the holders of shares of Edison common stock representing a majority of the voting power of the outstanding shares of Edison common stock entitled to vote, voting together as a single class, is necessary to adopt and approve the merger agreement and the merger.

     Subject to revocation, all shares represented by each properly executed proxy received by the Secretary of Edison will be voted in accordance with the instructions indicated on the proxy. If you return a signed proxy card but do not provide voting instructions (other than in the case of broker non-votes), the persons named as proxies on the proxy card will vote "FOR" the adoption and approval of the merger agreement and the merger and in such manner as the persons named on the proxy card in their discretion determine with respect to such other business as may properly come before the special meeting.

     Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the merger agreement and the merger for purposes of determining whether the approval requirement under Delaware law has been satisfied.

     Any failure to instruct your nominee on how to vote with respect to the merger will have the effect of a vote "AGAINST" the merger agreement and the merger for purposes of determining whether the approval requirement under Delaware law has been satisfied.

     If the special meeting is adjourned for any reason, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies that have been revoked or withdrawn).

     Certain directors and executive officers of Edison (including Messrs. Whittle and Cerf), who collectively beneficially own shares of Edison common stock entitled to cast 15.3 million votes or 22% of the voting power outstanding as of August 5, 2003, have indicated their intention to vote their shares in favor of the merger.

VOTING ON OTHER MATTERS

     The proxy card confers discretionary authority on the persons named on the proxy card to vote the shares represented by the proxy card on any other matter that is properly presented for action at the special meeting. Notwithstanding the foregoing, proxies voting against the adoption and approval of the merger agreement and the merger may not be used by the persons named in the proxies to vote for adjournment of the meeting for the purpose of giving management additional time to solicit votes to approve such proposal. As of the date of this proxy statement, we do not know of any other matter to be raised at the special meeting.

PROXY SOLICITATION

     This proxy statement is being furnished in connection with the solicitation of proxies by Edison. Edison will bear the cost of soliciting proxies. These costs include the preparation, assembly and mailing of this proxy statement, the notice of the special meeting of stockholders and the enclosed proxy card, as well as the cost of forwarding these materials to the beneficial owners of Edison common stock. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, e-mail, the internet, facsimile or personal conversation, as well as by mail. Edison has retained Innisfree M&A Incorporated, a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the special meeting at a cost of approximately $15,000 plus reimbursement of reasonable out-of-pocket expenses. We may also reimburse brokerage firms, custodians, nominees, fiduciaries and others for expenses incurred in forwarding proxy material to the beneficial owners of Edison common stock.

     PLEASE DO NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF EDISON COMMON STOCK WITH YOUR PROXY CARD. IF THE MERGER IS COMPLETED, THE PROCEDURE FOR THE EXCHANGE OF CERTIFICATES REPRESENTING SHARES OF EDISON COMMON STOCK WILL BE AS DESCRIBED IN THIS PROXY STATEMENT. FOR A DESCRIPTION OF PROCEDURES FOR EXCHANGING CERTIFICATES REPRESENTING SHARES OF EDISON COMMON STOCK FOR THE MERGER CONSIDERATION FOLLOWING COMPLETION OF THE MERGER, SEE "THE MERGER AGREEMENT -- EXCHANGE AND PAYMENT PROCEDURES."

                                SPECIAL FACTORS

STRUCTURE OF THE TRANSACTION

     The merger will result in:

     - the conversion of each share of Edison common stock issued and outstanding at the effective time of the merger (other than shares held by dissenting stockholders who perfect their appraisal rights under Delaware law) into the right to receive $1.76 in cash;

     - Shakespeare owning 100% of the outstanding shares of Edison common stock; and

     - Liberty Partners and Mr. Whittle owning approximately 96.27% and 3.73% of the outstanding equity of Shakespeare, respectively (assuming the conversion of preferred shares into common shares and excluding the contingent shares issued to the management members), and Mr. Whittle and the other management members owning contingent shares (vesting ratably over a period of 60 months) that will potentially represent the right to receive up to 10.5% and 9%, respectively, of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return and in the case of Mr. Whittle's contingent shares, distributions related to the contingent shares held by Mr. Cerf and other management members, subject to significant additional dilution and certain other contingencies as further described in "Special
       Factors -- Post-Closing Arrangements Among Liberty Partners and the Management Members" and "Special Factors -- Capitalization."

     The principal steps that will accomplish the merger are as follows:

     The Equity Financing. At or before the merger and pursuant to a written commitment, Liberty Partners will invest in Shakespeare up to $112.0 million that is necessary to pay the merger consideration and all related fees and expenses in exchange for preferred and common shares of Shakespeare constituting approximately 96.27% of Shakespeare's outstanding equity (assuming the conversion of preferred shares into common shares and excluding the contingent shares issued to the management members). Shakespeare will contribute to Shakespeare Acquisition Corporation, at or before the merger, funds in an aggregate amount of up to $112.0 million in respect of the amount necessary to pay the merger consideration and all related fees and expenses.

     The equity financing is subject to the following conditions:

     - there not having occurred and be continuing since the date of the equity commitment letter a material disruption of, or a material adverse change in, financial or banking conditions, as determined by Liberty Partners in its reasonable discretion;

     - there being no amendments to the merger agreement without the consent of Liberty Partners, the merger agreement being in full force and effect and the satisfaction of all conditions precedent under the merger agreement to each of Edison's and Shakespeare's obligations to effect the merger (except to the extent such conditions have been waived with the prior written consent of Liberty Partners); and

     - the receipt by Liberty Partners of a legal opinion and closing certificates.

     The Merger. Following the equity financing described above, Shakespeare Acquisition Corporation will merge with and into Edison, and Edison will be the surviving corporation. In connection with the merger:

     - each share of Edison common stock issued and outstanding at the effective time (other than shares held by dissenting stockholders who perfect their appraisal rights under Delaware law) will be converted into the right to receive $1.76 in cash;

     - each share of Edison common stock that is held by Edison as treasury stock, any of Edison's subsidiaries, Shakespeare or Shakespeare Acquisition Corporation immediately before the merger becomes effective, will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for those shares; and

     - immediately before the merger becomes effective, all options and warrants to purchase shares of Edison common stock will become fully vested and exercisable, and at the time the merger becomes effective, all options and warrants not then exercised will be cancelled. Each holder of an option or warrant to purchase shares of Edison common stock that is cancelled at the time the merger becomes effective will be entitled to receive for each option or warrant held a cash payment equal to $1.76 minus the exercise price multiplied by the number of shares underlying such option or warrant. Options and warrants with a per share exercise price greater than or equal to $1.76 will be cancelled without any consideration being paid for those options and warrants.

     Following, and as a result of, the merger:

     - the stockholders of Edison (other than Mr. Whittle and the management members) will no longer have any interest in, and will no longer be stockholders of, Edison and will not participate in any future earnings or growth of Edison;

     - the total number of outstanding shares of Edison common stock will decrease from approximately 54.1 million to 100, all of which will be owned by Shakespeare;

     - Liberty Partners will own approximately 96.27% of the outstanding shares of Shakespeare and Mr. Whittle will own the remaining 3.73% of the outstanding shares of Shakespeare (assuming the conversion of preferred shares into common shares and excluding contingent shares issued to the management members);

     - Mr. Whittle and the other management members will own contingent shares (vesting ratably over a period of 60 months) that will potentially represent the right to receive up to 10.5% and 9%, respectively, of the residual distributions of Shakespeare after priority distributions to senior shares, including distributions to senior holders of their capital contributions plus a preferred return and in the case of Mr. Whittle's contingent shares, distributions related to the contingent shares held by Mr. Cerf and other management members, subject to significant additional dilution and certain other contingencies as further described in "Special Factors -- Post-Closing Arrangements Among Liberty Partners and the Management Members" and "Special Factors -- Capitalization"; and

     - shares of Edison Class A common stock will no longer be listed on the NASDAQ national market and price quotations with respect to sales of shares of Edison in the public market will no longer be available. The registration of Edison common stock under the Exchange Act will be terminated, and Edison will cease filing reports with the SEC.

     The Debt Refinancing. Pursuant to a written commitment, Liberty Partners will lend Edison funds in an aggregate amount of $70.0 million in the form of a senior secured credit facility in order to refinance the existing credit facilities with each of Merrill Lynch Mortgage Capital Inc. and Schools Services LLC.

     The debt refinancing is subject to the following conditions:

     - there not having occurred and be continuing since the date of the debt commitment letter a material disruption of, or a material adverse change in, financial or banking conditions, as determined by Liberty Partners in its reasonable discretion;

     - the execution and delivery of definitive documentation, including the senior secured revolving loan agreement, senior secured term loan agreement, promissory notes, security agreements and all other related agreements and documentation, all in form and substance customary for transactions of this type and reasonably satisfactory to Liberty Partners, and such documentation and the merger agreement not having been amended without the consent of Liberty Partners, such documentation and the merger agreement being in full force and effect and the satisfaction of all conditions precedent to the consummation of the debt refinancing under such documentation (except to the extent such conditions shall have been waived with the prior written consent of Liberty Partners);

     - the receipt by Liberty Partners of customary legal opinions and closing certificates;

     - the satisfaction of each of the conditions to Edison's and Shakespeare's obligations to effect the merger; and

     - the consummation of the merger.

     Management and Board of Directors of Edison. Following the merger, it is currently expected that Edison will continue to be managed by its existing management team. The board of directors of Edison after the completion of the merger will include three of Edison's current directors, Mr. Whittle, Mr. Cerf and Benno C. Schmidt, Jr., and four affiliates of Liberty Partners, Peter E. Bennett, Michael S. Levine, Yvonne V. Marsh and G. Michael Stakias.

     In addition, Edison will enter into employment agreements with Messrs. Whittle and Cerf and potentially other management members that will become effective upon completion of the merger.

     For additional details regarding the terms and structure of the equity financing, merger, debt refinancing and interests of the management members in the transaction, see "Financing for the Merger," "The Merger Agreement" and "-- Interests of Certain Persons in the Merger."

CAPITALIZATION

     The common stock equity capitalization of Edison is expected to consist of the following after giving effect to all of the transactions described under "-- Structure of the Transaction":

                                                              SHARES OF EDISON
STOCKHOLDER                                                     COMMON STOCK     OWNERSHIP
-----------                                                   ----------------   ---------
Shakespeare Acquisition LLC.................................        100            100%

     Immediately following the merger, the equity capitalization of Shakespeare is expected to consist of the following owners after giving effect to all of the transactions described under "-- Structure of the Transaction":

                                       OWNERSHIP OF SHAKESPEARE
-------------------------------------------------------------------------------------------------------
                                                                                    OWNERSHIP
                                                                             (ASSUMING CONVERSION OF
                                                      SHARES OF            SERIES A PREFERRED SHARES TO
STOCKHOLDER                                          SHAKESPEARE             SERIES A COMMON SHARES)
-----------                                   --------------------------   ----------------------------
Liberty Partners............................  258,333 shares of Series A              96.27%
                                              Preferred Shares
                                              516,667 shares of Series A
                                              Common Shares
H. Christopher Whittle......................  30,000 shares of Series A                3.73%
                                              Common Shares

                        CONTINGENT SHARES ISSUED TO MANAGEMENT MEMBERS
-----------------------------------------------------------------------------------------------
CONTINGENT SHARES HOLDER                                   CONTINGENT SHARES OF SHAKESPEARE
------------------------                                ---------------------------------------
Christopher Cerf......................................  20,000 shares of Series B Common Shares
Management Members Not Yet Determined.................  70,000 shares of Series B Common Shares
H. Christopher Whittle................................  50,000 shares of Series C Common Shares
                                                        55,000 shares of Series D Common Shares

     No distributions will be made to the holders of the contingent shares until 100% of the initial capital contributions for the Series A preferred shares (including any paid-in-kind dividends on them) and Series A common shares (including Mr. Whittle's deemed pro rata contribution for his Series A common shares), collectively the "Initial Capital Contributions," have been returned. Distributions to the contingent shareholders, assuming, among other things, all such contingent shares are fully vested and the conversion of all Series A preferred shares into Series A common shares, will be made as follows:

     Series B Contingent Shares

     Distributions will be made as set forth on the following schedule after the Series A common shareholders (including the holders of the converted Series A preferred shares) have received distributions equal to 100% of the Initial Capital Contributions until the Series A common shareholders have received distributions equal to 150% of the Initial Capital Contributions, subject to pro rata dilution by any paid-in-kind dividends on the Series A preferred shares:

Series A preferred shares - Liberty Partners................    258,333   28.9%
Series A common shares - Liberty Partners...................    516,667   57.7%
Series A common shares - Mr. Whittle........................     30,000    3.4%
Series B common shares - Mr. Cerf...........................     20,000    2.2%
Series B common shares - other management members...........     70,000    7.8%
Series C common shares - Mr. Whittle........................     50,000      0%
Series D common shares - Mr. Whittle........................     55,000      0%
                                                              ---------   ----
                                                              1,000,000    100%

     Series C Contingent Shares

     Distributions will be made as set forth on the following schedule after the Series A common shareholders (including the holders of the converted Series A preferred shares) have received distributions equal to 150% of the Initial Capital Contributions until the Series A common shareholders have received distributions equal to 300% of the Initial Capital Contributions, subject to pro rata dilution by any paid-in-kind dividends on the Series A preferred shares:

Series A preferred shares - Liberty Partners................    258,333   27.3%
Series A common shares - Liberty Partners...................    516,667   54.7%
Series A common shares - Mr. Whittle........................     30,000    3.2%
Series B common shares - Mr. Cerf...........................     20,000    2.1%
Series B common shares - other management members...........     70,000    7.4%
Series C common shares - Mr. Whittle........................     50,000    5.3%
Series D common shares - Mr. Whittle........................     55,000      0%
                                                              ---------   ----
                                                              1,000,000    100%

     Series D Contingent Shares

     Distributions will be made as set forth on the following schedule after the Series A common shareholders (including the holders of the converted Series A preferred shares) have received distributions equal to 300% of the Initial Capital Contributions, subject to pro rata dilution by any paid-in-kind dividends on the Series A preferred shares:

Series A preferred shares - Liberty Partners................    258,333   25.8%
Series A common shares - Liberty Partners...................    516,667   51.7%
Series A common shares - Mr. Whittle........................     30,000    3.0%
Series B common shares - Mr. Cerf...........................     20,000    2.0%
Series B common shares - other management members...........     70,000    7.0%
Series C common shares - Mr. Whittle........................     50,000    5.0%
Series D common shares - Mr. Whittle........................     55,000    5.5%
                                                              ---------   ----
                                                              1,000,000    100%

     The distribution percentages set forth on the foregoing schedules are based upon many assumptions and are subject to many contingencies that may affect the percentages, including but not limited to:

     - 8% Dividend on Series A Preferred Shares. The Series A preferred shares will accrue a dividend of 8% per year, payable quarterly by Shakespeare in either cash or additional Series A preferred shares. Dividends paid by Shakespeare in the form of additional Series A preferred shares and the subsequent conversion of all Series A preferred shares into Series A common shares would have the effect of increasing the aggregate distribution percentage set forth above related to Liberty Partners and decreasing the distribution percentages related to all other shareholders of Shakespeare, including the contingent shareholders. For a description of the 8% dividend of the Series A preferred shares and terms of the equity of Shakespeare, see "-- Post-Closing Arrangements Among Liberty Partners and the Management Members -- Post-Merger Ownership and Operating Agreement of Shakespeare."

     - Vesting of Contingent Shares. The contingent Series B, C and D common shares will vest ratably over 60 months, subject to the acceleration of vesting under certain circumstances. To the extent any of the contingent shares are not vested at the time distributions are made by Shakespeare, those unvested contingent shares will not be entitled to receive any distributions from Shakespeare.

     - Put and Call Rights regarding Mr. Whittle's Series A Common Shares. The exercise by Mr. Whittle of his put rights, or the exercise by Shakespeare of its call rights, with respect to Mr. Whittle's Series A common shares, would have the effect of increasing the aggregate distribution percentage set forth above related to Liberty Partners and decreasing the distribution percentage related to Mr. Whittle's Series A common shares. For a description of these put and call rights, see "-- Interests of Certain Persons in the Merger -- Mr. Whittle's Equity Participation Following the Merger."

PURPOSES OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

     The management members and Shakespeare considered the following factors in reaching their decision to enter into the merger agreement.

     Customer Perceptions of Stock Price. Edison's stock price has been inaccurately perceived by school districts, charter schools and others as indicative of the Company's ability to perform its obligations. Starting in the Spring of 2002, this perception, the decline in Edison's stock price, and the lack of significant improvement in the stock price despite positive developments in the Company's business contributed to a difficult operational environment. The management members and Shakespeare believe that the Company's ability to execute its educational mission will be enhanced if school districts, charter schools and others are not distracted by perceived implications of Edison's stock price.

     Stock Market Emphasis on Short-Term Outlook. The management members and Shakespeare believe that the general business and stock market climates have exacerbated stock market investors' emphasis on a short-term rather than a long-term outlook with respect to the growth and profitability of Edison. Management's ability to develop the long-term growth and profitability of Edison has been limited by the need to respond to recent declines in Edison's stock price. Management's ability to execute a long-term strategy will be enhanced if Edison is no longer a public company.

     Limited Access to Capital Markets. Edison's access to the capital markets to finance further growth is currently limited due to the decline in Edison's stock price and the lack of significant improvement in the stock price despite positive developments in Edison's business. The number of analysts who reported EPS projections for Edison to First Call has declined from a peak of 10 analysts in 2002 to one analyst as of June 30, 2003. If Edison is not able to raise additional equity financing on reasonably acceptable terms, one of the primary benefits of being a public company is not available. If Edison is unable to realize this benefit, Edison's educational mission would be better served by being a private company where access to funding is believed to be more efficient from Edison's view point. In addition, if Edison remains a public company, debt financing sufficient to satisfy Edison's working capital needs or to finance an expansion of its charter schools may be costly or difficult to obtain.

     Development Stage Businesses. In the process of executing its school management and summer school businesses, Edison has identified related businesses that are currently at an early development stage. Edison's student achievement products and services, after-school programs, supplemental educational services and program development in the United Kingdom require significant additional development. Due to the unpredictability of the time required to bring these businesses to the point of generating earnings, and the stock market's emphasis on the ability to predict earnings in the short-term, further development of these new businesses will be better accomplished in a private company. Moreover, if Edison remains a public company, Edison's ability to access the funds necessary to develop these assets may be limited. With its current capitalization, it may be costly or difficult for Edison to obtain debt financing for the development of these businesses. It is unlikely that the public markets would be receptive to the issuance of additional shares of Edison common stock or the sale of a portion of these businesses to raise the funds necessary to develop these businesses. Even if Edison were able to obtain the necessary financing, there could be no assurance that these businesses would be successful, or that any dilution in stockholders' interest in Edison due to any issuance of additional stock would be offset by growth in these businesses.

     Cost Savings. The expenses incurred by Edison by virtue of being a public company are significant, particularly in light of the additional compliance requirements imposed by the Sarbanes-Oxley Act of 2002. These costs include legal costs, insurance costs, the cost of annual meetings, the cost of preparing, printing and mailing corporate reports and proxy statements, the expense of a transfer agent, the cost of investor relations activities, and NASDAQ national market listing expenses. As a private company, Edison will eliminate these out-of-pocket expenses and achieve additional savings by eliminating management and employee time devoted to the compliance and regulatory requirements of being a public company.

     Management Incentives. Edison's ability to motivate and incentivize management and other employees through employee stock options has been impaired due to the decline in Edison's stock price and the lack of significant improvement in the stock price despite positive developments in Edison's business. The value to employees of vesting in stock options that have strike prices that are significantly higher than the range of current stock prices is limited, in comparison to stock options that have strike prices within the range of current stock prices.

     For a description of the factors that the special committee has considered in reaching its decision to approve and recommend the merger agreement, see
"-- Recommendation of the Special Committee and the Board of Directors; Reasons for Recommending the Approval of the Merger."

     Benefits and Detriments to Edison Stockholders. On the one hand, the merger presents several benefits to Edison's stockholders. In particular, if the merger is consummated, Edison's stockholders (other than dissenting stockholders who perfect their appraisal rights under Delaware law) will receive $1.76 in cash, without interest, for each share of Edison common stock they own, which represents an approximate 66% premium over the $1.06 per share closing price of Edison common stock on May 6, 2003, the last full trading day prior to rumors in the marketplace that management might seek to purchase all of the outstanding shares of Edison common stock that they did not already own, an approximate 39% premium over the $1.27 per share closing price of Edison common stock on May 7, 2003, the last full trading day prior to the public announcement that management was considering making an offer to purchase all of the outstanding shares of Edison common stock that they did not already own and an approximate 12.8% premium over the $1.56 per share closing price of Edison common stock on July 11, 2003, the last trading day before the public announcement of the execution of the merger agreement. The merger will provide a source of liquidity not otherwise available to Edison's stockholders and will eliminate Edison's stockholders' future exposure to fluctuations in the market value of the shares of Edison common stock.

     On the other hand, there are certain potential detriments to Edison's stockholders that are inherent in the merger. In particular, if the merger is consummated, Edison's stockholders will no longer have an equity interest in Edison and will no longer have the opportunity to participate in any future earnings and growth of Edison.

     In contrast to Edison's stockholders, if the merger is consummated, the management members and Liberty Partners will have the opportunity to participate in Edison's future growth and earnings, if any. In addition, the management members, Liberty Partners and current senior management of Edison will receive a variety of other benefits. For a description of these benefits, see "-- Interests of Certain Persons in the Merger."

BACKGROUND OF THE MERGER

     The board of directors and management review, on a continuing basis, Edison's strategic focus in light of conditions in the industry in which Edison operates and the long-term interests of Edison. The board of directors and management have explored various strategic alternatives, including transactions with potential partners, to enhance Edison's growth.

     Over the past year, members of Edison's current senior management, including Mr. Whittle, became concerned that the price of Edison's publicly traded common stock did not accurately reflect the value of the Company. The decline in Edison's stock price, the lack of significant improvement in the stock price despite positive developments in Edison's business, and the perception of school districts, charter schools and others that Edison's stock price was indicative of its ability to perform its obligations contributed to a difficult operational environment. Mr. Whittle began to question whether Edison benefited from being a public company or whether Edison's educational mission would be better served by being a private company.

     On October 17, 2002, Edison announced a stock repurchase plan. The stock repurchase plan was adopted in connection with Edison's goal of maintaining the stock price at least at the minimum level required for listing on the NASDAQ national market. Although Edison remains listed, Mr. Whittle did not view a stock repurchase plan as an alternative that would increase the stock price enough to address the perception of school districts, charter schools and others that Edison's decreased stock price was indicative of its ability to perform its obligations.

     In December 2002 and January 2003, Mr. Whittle discussed with Mr. Cerf financial advisers who could assist in evaluating the feasibility of and in implementing a going-private transaction. In this connection, Mr. Whittle interviewed four U.S. investment banking firms, including Bear Stearns & Co. ("Bear Stearns"), a highly regarded investment bank headquartered in New York where Mr. Cerf's brother is a senior managing director. Subsequent to these meetings, on February 13, 2003, Mr. Whittle engaged Bear Stearns because, among other factors, Bear Stearns demonstrated a greater belief than the other firms in its ability to locate a suitable partner for management in a going-private transaction.

     From the signing of the engagement letter through the beginning of March 2003, Bear Stearns prepared a list of potential partners comprised of private equity investors with the financial capability to complete a transaction, including investors with a demonstrated interest in education-related companies. During this period, Mr. Whittle prepared and discussed with Bear Stearns an introductory presentation describing the Company and its business. Mr. Whittle reviewed the list of potential partners prepared by Bear Stearns (which included Liberty Partners) and made additional suggestions. Bear Stearns and Mr. Whittle endeavored to include all candidates they believed had the financial wherewithal to execute the potential transaction and could reasonably be expected to be interested in doing so.

     Strategic investors were not included among the candidates because, in discussions with strategic investors over the years with respect to potential joint ventures or other transactions, Mr. Whittle's experience was that they were not interested in involvement with Edison due to the political nature of the Company's business. However, Bear Stearns did include private equity firms that own or have a significant interest in one or more education-related companies.

     During the week of March 18, 2003, Mr. Whittle contacted each of the independent members of the board of directors to inform them that he was considering making an acquisition proposal for Edison and that he had retained Bear Stearns and Cadwalader, Wickersham and Taft LLP ("Cadwalader") to advise him.

     Between March 18 and March 31, 2003, Bear Stearns contacted 76 potential partners. The purpose of this contact was to determine if the identified potential partners were in fact willing and able to make an investment on the order of magnitude necessary to take the Company private (either alone or in combination with one or two others) and were willing to explore the possibility of a going-private transaction involving

Edison and Mr. Whittle. As there was ample publicly available information about Edison, no written materials were distributed. The potential partners were invited to review the publicly available information and consider an introductory meeting with Mr. Whittle and other members of management.

     Of the 76 potential partners initially contacted, 19 expressed an interest in obtaining further information. Bear Stearns obtained confidentiality agreements from these 19 and arranged introductory meetings, including with Liberty Partners, which began the week of March 24, 2003 and concluded the week of April 14, 2003. At each of these meetings, Mr. Whittle and either or both of Mr. Cerf and John Chubb, Edison's chief education officer, were present. Mr. Whittle and the other member(s) of management made the introductory presentation, and the potential partners asked questions.

     After these meetings, Bear Stearns contacted the participants. Of the 19 that participated, nine (including Liberty Partners) were interested in doing subsequent due diligence on the Company. Based upon this initial response, on April 10, 2003, in a telephonic meeting of Edison's board of directors, Mr. Whittle indicated that there was a real possibility of making an offer to purchase the outstanding shares of the Company. At this meeting, the board of directors authorized Mr. Whittle and other members of management to share information regarding Edison, on a confidential basis, with potential partners.

     After the introductory meetings, Mr. Whittle discussed with the nine potential partners their respective level of interest in pursuing the transaction. Mr. Whittle's discussion with Liberty Partners occurred on April 14, 2003.

     To facilitate the process of providing information about Edison, Mr. Whittle and other members of management organized multi-day information sessions for each of the potential partners, including Liberty Partners. Each of the nine potential partners conducted due diligence during the weeks of April 21 and/or April 28, 2003. During this period, Liberty Partners and Mr. Whittle discussed the current status of Liberty Partners' interest in the transaction and Liberty Partners' due diligence needs to complete a transaction. Mr. Whittle had similar discussions with the other nine potential partners.

     Each of the potential partners, including Liberty Partners, was also given access to a "virtual data room" prepared by Bear Stearns and Edison that included Edison's constituent documents, financial information and data, projections, certain material contracts, Edison's agreements with school districts and charter schools, agreements and documents relating to Edison's real estate assets, minutes of stockholder, board and committee meetings, employee stock options plans and other information. The virtual data room was accessible via the internet with a secure password. Each had the opportunity to request and receive additional documents and materials and each discussed remaining questions with management. In addition, Liberty Partners asked management to arrange to make the regional managers of the schools available by telephone. These additional interviews were conducted during the period from April 29 through May 1, 2003.

     In light of Mr. Whittle's indication that he intended to make an acquisition proposal, on April 15, 2003, the non-management members of the board of directors, which consisted of John B. Balousek, Joan Ganz Cooney, Reverend Floyd H. Flake, Ronald F. Fortune, Edward S. Harris, Lowell W. Robinson and Timothy P. Shriver, held a telephonic meeting. Also present by invitation of the non-management directors were representatives of the law firm of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. The purpose of the meeting was to discuss the possible formation of a special committee of independent directors that would evaluate any acquisition proposal from Mr. Whittle and his partners. At this meeting, the non-management members of the board of directors determined that it would be in the best interests of Edison's stockholders to establish a special committee consisting of all of the non-management members of the board of directors other than Reverend Flake, who was determined to be ineligible because he served as a paid consultant to Edison. The non-management members of the board of directors determined to recommend that the board of directors formally establish such a special committee and that once established, the special committee should select its own financial advisor and legal counsel.

     On April 21, 2003, the non-management members of the board of directors held a telephonic meeting and selected Mr. Robinson to be the chairman of the special committee, if such committee were formed.

     On April 29, 2003, the board of directors met telephonically. At this meeting, Mr. Whittle reiterated that he intended to make an acquisition proposal for Edison and recommended that the board of directors establish an independent committee to evaluate such proposal. The board of directors established a special committee consisting of Ms. Ganz Cooney and Messrs. Balousek, Fortune, Harris, Robinson and Shriver. The board of directors granted the special committee the authority to review, evaluate and negotiate the terms and conditions of, and make a recommendation to the board of directors with respect to, any possible transaction whereby at least a majority of the shares of Edison's capital stock outstanding was to be acquired. It also granted the special committee the authority to retain its own independent legal and financial advisors at the expense of Edison and to take any other actions the special committee deemed necessary or desirable relating to the retention.

     During the week of May 5, 2003, Mr. Robinson, on behalf of the special committee, met with three law firms and three financial advisors to discuss their possible engagement to represent the special committee. Subsequently, during the week of May 12, 2003, members of the special committee interviewed three law firms to serve as special counsel to the special committee. As a result of these interviews and based on the experience of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden Arps") in representations involving special committees where management members working with a financial sponsor offered to buy the interests of the unaffiliated stockholders, the special committee selected Skadden Arps as its legal advisor.

     After the nine remaining potential partners concluded their due diligence investigations, Mr. Whittle and Bear Stearns asked if they were willing to pay at least $1.40 per share. By May 7, 2003, four of the nine remaining potential partners, including Liberty Partners, advised Mr. Whittle that they were interested at the $1.40 per share price. The stock was then trading at around $1.00 per share. Between May 1 and May 20, 2003, Mr. Whittle had multiple discussions with the four remaining potential partners, and they continued their due diligence on the Company.

     Between May 7 and May 9, 2003, Mr. Whittle provided a term sheet to each of the four remaining potential partners describing his proposed employment and equity participation terms and the portion of the equity of Edison that he desired would be reserved for management. Each of the potential partners discussed these terms with Mr. Whittle. Two of the four potential partners, including Liberty Partners, negotiated the terms Mr. Whittle proposed for his employment and equity participation the most actively, and Mr. Whittle agreed to eliminate or revise certain terms from his proposal. Mr. Whittle also advised the potential partners that he would sell all of his current equity interest in Edison in a possible transaction.

     On May 8, 2003, Edison issued a press release announcing that it had been informed by Mr. Whittle that he and other members of management were considering making an offer to purchase all of the outstanding shares of Edison's common stock that they did not already own. The press release stated that Edison had not yet received an offer, or any indication of what a possible price per share might be with respect to any such offer, and that Mr. Whittle had told Edison that no financing for such offer had yet been arranged. The press release also stated that Edison had formed a special committee for the purpose of receiving and/or evaluating any offers.

     During the week of May 12, 2003, members of the special committee also interviewed three possible financial advisors. Each of Evercore and the two other firms made an oral presentation to the special committee and presented the special committee with written material that addressed the following subjects, among other things:

     - the candidate firm's experience in representations involving the education industry, with particular focus on recent representations;

     - the candidate firm's experience in representations involving special committees where a management group working with a financial sponsor offered to buy the interests of the unaffiliated stockholders, with particular focus on recent representations;

     - the candidate firm's familiarity with Edison; and

     - the approach that the candidate firm would take in representing Edison, including expected valuation methodologies, staffing, fees and timing.

     Based upon, among other things, Evercore's industry expertise and its ability to commit the necessary resources to the engagement, the special committee selected Evercore as its financial advisor.

     Between May 18, 2003 and May 20, 2003, Mr. Whittle contacted each of the four remaining potential partners to discuss their level of interest, the extent of additional due diligence needed for any of them to commit, whether there were major issues outstanding, the terms of their financing structures, whether additional internal approvals would be needed by any of them, and what their view was of Edison's strategy for its business. One potential partner dropped out. Mr. Whittle told the other three that he would make a selection from among them by 5:00 p.m. on May 20, 2003.

     Mr. Whittle selected Liberty Partners on the basis of a number of factors, including their track record of closing transactions, the lack of a financing contingency (although Liberty Partners' equity and debt commitments do have customary conditions), the fact that Liberty Partners would be willing to provide both the equity and the debt financing required without the involvement of a third party, the completeness of their business diligence relative to other potential partners, their stated confidence on satisfactorily completing all final diligence and making a firm offer, and his and their shared vision for the educational mission of Edison. In making his selection, Mr. Whittle believed that Liberty Partners was the strongest candidate to complete the transaction at a fair price. Mr. Whittle notified Mr. Robinson and subsequently the special committee on May 20, 2003 that he had selected a financial partner.

     Between May 21, 2003 and July 8, 2003, representatives of Liberty Partners and its legal and accounting advisors conducted due diligence on Edison's business, including meetings and telephone conferences with Edison's management and reviews of financial and legal documents provided by the Company. Also during this period, representatives of Liberty Partners and Mr. Whittle met to discuss the structure of the transaction, including the price to be paid to Edison's stockholders, certain arrangements with respect to Mr. Whittle and the equity participation of management with respect to the transaction.

     On June 2, 2003, the special committee held an organizational meeting with representatives from Skadden Arps and Evercore. Representatives of Skadden Arps advised the special committee about their fiduciary duties in evaluating an acquisition proposal, should one be delivered. Representatives of Evercore reviewed with the special committee structural and timing issues associated with an acquisition proposal.

     On June 3-4, 2003, representatives of Evercore and Skadden Arps, on behalf of the special committee, met with representatives of Edison, including Messrs. Whittle and Cerf and other members of Edison's executive management. Prior to the meeting, the representatives of Evercore and Skadden Arps were provided with access to the virtual data room prepared by Bear Stearns and Edison in connection with discussions Mr. Whittle had with numerous potential financial partners. At the series of meetings held over the two-day period, the representatives of Evercore reviewed information regarding Edison's business and industry, strategic plans, competitors and potential challenges facing Edison. Mr. Whittle also reviewed the process that he had conducted with the assistance of Bear Stearns that resulted in his selection of Liberty Partners as the financial sponsor for the proposed transaction and provided background information on Liberty Partners.

     On June 5, 2003, the special committee held a telephonic meeting with representatives of Evercore and Skadden Arps. Evercore updated the special committee on the financial due diligence it had performed on Edison. Skadden Arps updated the special committee on the process that Mr. Whittle had conducted with the assistance of Bear Stearns that resulted in his selection of Liberty Partners as the financial sponsor. Evercore also provided the special committee with background information on Liberty Partners.

     On June 6, 2003, Mr. Whittle sent a letter to the special committee indicating that he was considering an offer in the range of $1.58 to $1.65 in cash per share, depending on the course of market conditions, the availability of financing and other factors. Mr. Whittle's letter indicated that he was not making a formal offer at such time but reporting to the special committee on the direction in which he was headed.

Mr. Whittle stated that he anticipated that the transaction would be structured as a merger of a newly formed company into Edison.

     During the week of June 9, 2003, representatives of Skadden Arps and Cadwalader, Mr. Whittle's legal advisor, had numerous conversations regarding the timing of a transaction should one occur. The representatives of Cadwalader indicated that Mr. Whittle desired to finalize the terms of a transaction by the end of June, 2003. On numerous occasions, representatives of Skadden Arps, at the direction of the special committee, stated that the special committee would only be prepared to move forward to negotiate the terms of a transaction, if at all, once its financial advisor and legal counsel had completed their respective due diligence and the special committee had sufficient time to meet with its advisors and determine whether a transaction of the nature being discussed was in the best interests of Edison's stockholders.

     On June 13, 2003, representatives of Evercore and Skadden Arps met with Mr. Whittle and representatives of Bear Stearns. At this meeting, the representatives of Bear Stearns reviewed in detail the process that Bear Stearns, on behalf of Mr. Whittle, had performed that resulted in the selection of Liberty Partners as the financial sponsor of the transaction. The representatives of Bear Stearns stated that Liberty Partners and another potential financial partner had submitted proposals to Bear Stearns that were approximately equivalent in value. The representatives of Bear Stearns declined to disclose the amount of those two proposals.

     On June 16, 2003, Cadwalader distributed to Skadden Arps an initial draft of the merger agreement. The draft merger agreement provided for a one-step merger transaction whereby an acquisition corporation formed by the acquiring group would merge with and into Edison with Edison continuing as the surviving corporation. Outstanding shares of Edison's common stock would be converted into the right to receive a cash payment; however, the amount of the cash payment and other material terms were not specified. The draft merger agreement contained a non-solicitation provision that permitted the board of directors to provide information to, and negotiate with, a third party who has made an unsolicited acquisition proposal or to recommend such acquisition proposal in the event that:

     - the board of directors or the special committee determined after consultation with its outside legal counsel that taking such action is required in order to comply with their fiduciary duty; and

     - the board of directors or the special committee determined after consultation with its financial advisor that such acquisition proposal, if consummated, would result in a transaction more favorable to Edison's stockholders from a financial point of view than the transaction contemplated by the merger agreement.

     The draft merger agreement provided for the payment by Edison to the acquiring group of a termination fee plus their uncapped expenses in the event that the merger agreement was terminated in certain circumstances; however, the amount of the termination fee was not specified in the draft merger agreement. Skadden Arps provided a summary of the draft merger agreement to the special committee before its next meeting.

     On June 20, 2003, representatives of Evercore met with members of Edison's management team to conduct further financial due diligence, including with respect to the allocation of overhead among Edison's main business lines. Representatives of Evercore and Skadden Arps also met with Mr. Whittle to discuss Mr. Whittle's proposed employment arrangements with Edison in the event a transaction with Mr. Whittle and Liberty Partners was consummated.

     On June 20, 2003, Cadwalader distributed to Skadden Arps initial drafts of the Liberty Partners commitment letter and other documents relating to the proposed capitalization and ownership of Shakespeare. The draft of the Liberty Partners commitment letter contained numerous conditions to Liberty Partners' obligation to commit funds to Shakespeare to pay the per-share merger consideration and to refinance Edison's existing indebtedness.

     On June 23, 2003, Cadwalader distributed to Skadden Arps a term sheet of Mr. Whittle's proposed employment arrangements with Edison in the event a transaction with Mr. Whittle and Liberty Partners was consummated. Among other things, the term sheet provided for:

     - a cash payment to Mr. Whittle at the consummation of the transaction of unreimbursed documented business expenses for the prior three years totaling approximately $900,000; and

     - Mr. Whittle to sell in the transaction all his existing Edison shares, including 725,000 shares of Edison common stock that Mr. Whittle had pledged previously to Edison as collateral and sole recourse for a personal loan from Edison to Mr. Whittle.

     Also on June 23, 2003, the special committee held a telephonic meeting with representatives of Skadden Arps and Evercore. At the meeting, the representatives of Skadden Arps and Evercore updated the special committee on the due diligence that they had performed to date. The representatives of Evercore provided additional information to the special committee on the process that Bear Stearns had conducted, on behalf of Mr. Whittle, that resulted in Liberty Partners being chosen as financial partner for the proposed transaction. The representatives of Evercore also summarized the terms of Mr. Whittle's proposed employment arrangements with Edison in the event a merger transaction was consummated, as such terms were explained to Evercore by Mr. Whittle. Representatives of Skadden Arps then reviewed the material terms of the draft merger agreement distributed by Cadwalader. The special committee then instructed the representatives of Skadden Arps and Evercore to request from Mr. Whittle the range of values that Liberty Partners and the other potential financial partner had stated they would be willing to pay to acquire Edison and additional information regarding Mr. Whittle's proposed employment arrangements with Edison in the event a merger transaction was consummated. The special committee also instructed its advisors to obtain additional background information on Liberty Partners and to attempt to arrange an in-person meeting with representatives of Liberty Partners to conduct further due diligence on Liberty Partners.

     After the special committee's meeting on June 23, 2003, the representatives of Evercore and Skadden Arps communicated to the representatives of Bear Stearns and Cadwalader that the special committee expected to be informed of the range of values that Liberty Partners and the other potential financial partner had stated they would be willing to pay to acquire Edison. In response to this request, representatives of Bear Stearns informed representatives of Evercore that Liberty Partners and the other potential financial partner had indicated to Mr. Whittle during the week of May 19, 2003, that they each would be willing to pay between $1.60 and $2.00 per share to acquire Edison, subject to additional due diligence.

     On June 26, 2003, Mr. Whittle and his legal advisors at Cadwalader held a telephonic meeting with representatives of Evercore and Skadden Arps to review Mr. Whittle's proposed employment terms with Edison in the event a merger transaction was consummated. During this meeting, and on other occasions, Mr. Whittle stated that other than his intention to sell the shares that served as collateral for his outstanding loan from Edison, he had no agreement, arrangement or understanding with Liberty Partners regarding this loan.

     On June 26, 2003, the special committee met with representatives of Evercore and Skadden Arps. At this meeting, the representatives of Evercore made a presentation to the special committee that addressed the following subjects:

     - a review of the offer price range indicated by Mr. Whittle and the circumstances that resulted in the discussions with Mr. Whittle and Liberty Partners;

     - a preliminary financial analysis;

     - alternatives to a transaction with the management members and Liberty Partners; and

     - an overview of Liberty Partners.

     On June 27, 2003, representatives of Evercore and Skadden Arps met with representatives of Liberty Partners in order to permit the advisors to the special committee to conduct further background due diligence on Liberty Partners. At this meeting, representatives of Liberty Partners discussed Liberty Partners' history, the identity of its limited partner, the size of its fund, past transactions and its current portfolio of companies.

Liberty Partners' representatives emphasized while discussing their record that they had never publicly announced a transaction that had not been consummated. Representatives of Liberty Partners confirmed that the terms of their arrangements with Mr. Whittle were as Mr. Whittle had previously described to the representatives of the special committee and that, other than as Mr. Whittle had explained, they had no agreement, arrangement or understanding with Mr. Whittle regarding his outstanding loan from Edison. After the meeting with Liberty Partners, representatives of Skadden Arps had a telephonic meeting with representatives of Blank Rome LLP, counsel to Liberty Partners ("Blank Rome"), and Cadwalader to discuss open issues in the merger agreement.

     On June 30, 2003, representatives of Evercore and Skadden Arps updated the special committee on their meeting with Liberty Partners. Representatives of Skadden Arps also updated the special committee on the open issues in the merger agreement and the other transaction documents. After discussion and review of the terms of the transaction, the special committee instructed its advisors, among other things, to express to Mr. Whittle and Liberty Partners the special committee's position that Liberty Partners' proposed cash payment to Mr. Whittle in the event of a merger covering Mr. Whittle's unreimbursed business expenses for the prior three years and Mr. Whittle's plan to sell the 725,000 shares of Edison common stock that Mr. Whittle had previously pledged to Edison as collateral and sole recourse for a personal loan to Mr. Whittle would have the effect of diverting value away from Edison's stockholders because it would likely decrease the per-share consideration that Liberty Partners would pay to acquire Edison. The special committee also believed that permitting Mr. Whittle to sell the pledged shares would effectively result in the forgiveness of Edison's outstanding loan to Mr. Whittle.

     During the week of June 30, 2003, the legal advisors continued to engage in negotiations concerning the terms of a possible merger. The significant open issues during this period included, among other things:

     - the conditions to Liberty Partners' obligation to commit funds to Shakespeare to pay the per-share merger consideration and to refinance Edison's existing indebtedness;

     - the circumstances under which the board of directors or the special committee would be permitted to negotiate with third parties and change their recommendations;

     - the amount of the termination fee and expense reimbursement to Shakespeare; and

     - the expense reimbursement to Mr. Whittle.

The representatives of Skadden Arps regularly updated the special committee regarding these negotiations.

     On July 2, 2003, representatives of Bear Stearns informed representatives of Evercore that Liberty Partners was willing to offer $1.58 per share and also proposed that the merger agreement contain a termination fee equal to 3.5% of Edison's enterprise value (meaning the aggregate value paid for Edison's common stock plus the principal amount of outstanding indebtedness) and provide that Edison would reimburse all of Shakespeare's expenses, without limitation, in the event the merger agreement was terminated in certain circumstances.

     Later on July 2, 2003, the special committee held a telephonic meeting with representatives of Evercore and Skadden Arps. The representatives of Evercore updated the special committee on Liberty Partners' offer price and their proposal on the termination fee and expense reimbursement. After an extensive discussion, the special committee directed the representatives of Evercore to contact representatives of Bear Stearns to explain that in light of Liberty Partners' insufficient offer, the special committee was unwilling to continue discussions with Liberty Partners unless it significantly increased its offer and that the special committee was considering alternatives to a transaction with Liberty Partners. The special committee also directed its advisors to arrange for a meeting between Messrs. Fortune, Robinson and Whittle, if discussions ever resumed, in order to discuss Mr. Whittle's proposed employment arrangements with Edison in the event a merger was consummated.

     On July 5, 2003, representatives of Bear Stearns informed representatives of Evercore that Liberty Partners would be willing to offer $1.66 per share. The representatives of Evercore responded that while $1.66 was still an insufficient price, in light of the increased offer, the legal advisors should attempt to resolve the outstanding contract issues before continuing with price negotiations. The representatives of Evercore regularly updated and obtained input from Mr. Robinson, the chairman of the special committee, regarding these negotiations.

     On July 7, 2003, Messrs. Fortune, Robinson and Whittle met in order to discuss Mr. Whittle's proposed employment arrangements with Edison in the event a merger transaction was consummated. Messrs. Fortune and Robinson informed Mr. Whittle that the special committee believed that Liberty Partners' proposed cash payment to Mr. Whittle of Mr. Whittle's unreimbursed business expenses for the prior three years and Mr. Whittle's plan to sell the 725,000 shares of Edison common stock that Mr. Whittle had previously pledged to Edison as collateral and sole recourse for a personal loan to Mr. Whittle would have the effect of diverting value away from Edison's stockholders because it would likely decrease the per-share consideration that Liberty Partners would pay to acquire Edison. Messrs. Fortune and Robinson also explained that the special committee would not agree to permit Mr. Whittle to sell the pledged shares because permitting Mr. Whittle to do so would effectively result in the forgiveness of the loan. Mr. Whittle informed Messrs. Fortune and Robinson that he would contact Liberty Partners to attempt to address the special committee's concerns.

     On July 7, 2003, representatives of Evercore sent to Mr. Delaney and Christopher Scarlata, Edison's chief financial officer, a sensitivity analysis that Evercore had performed, based on Evercore's due diligence, on the projections that had been prepared by Messrs. Whittle and Cerf (these projections, which were the same as were presented by Bear Stearns to Liberty Partners and the other financial sponsors considered by Bear Stearns before Mr. Whittle selected Liberty Partners, are referred to in this proxy statement as the "Plan Case" projections).

     On July 8, 2003, representatives of Evercore discussed the sensitivity analysis that Evercore had performed on the Plan Case projections with Messrs. Delaney and Scarlata as well as the projected future financial performance of Edison.

     On July 8, 2003, the special committee met with representatives of Evercore and Skadden Arps. At the meeting, representatives of Skadden Arps reviewed the special committee's legal duties under Delaware law in evaluating the terms of the proposed transaction. Thereafter, representatives of Evercore updated the special committee on the negotiations with Liberty Partners and Mr. Whittle that resulted in the offer price of $1.66 per share. The representatives of Evercore then made a presentation regarding the preliminary financial analyses it had performed based on an offer price for Edison of $1.66 per share.

     Later on July 8, 2003, Mr. Robinson and representatives of Bear Stearns, Blank Rome, Cadwalader, Evercore, Liberty Partners and Skadden Arps met to negotiate the open issues in the merger agreement and the related transaction documents.

     On July 9, 2003, representatives of Evercore and Skadden Arps updated the special committee on the status of negotiations with representatives of Liberty Partners and Mr. Whittle. The representatives of Skadden Arps informed the special committee that Mr. Whittle and Liberty Partners had revised the terms of Mr. Whittle's proposed employment arrangements with Edison in the event a transaction with Mr. Whittle and Liberty Partners was consummated to address the special committee's concerns. Instead of being paid in cash for his unreimbursed business expenses, Mr. Whittle would receive a full recourse loan from Edison in the amount of $1.685 million. In addition, Mr. Whittle would replace the existing collateral for his outstanding loan from Edison, which consisted of 725,000 shares of Edison common stock, with collateral of equivalent value. At the meeting, the members of the special committee discussed their respective views on whether a transaction with Liberty Partners and Mr. Whittle was in the best interests of Edison's stockholders. After a lengthy discussion of potential alternatives to a transaction with Liberty Partners and Mr. Whittle, the members of the special committee determined to continue negotiations with Liberty Partners and Mr. Whittle. However, the special committee determined that an offer of $1.66 was insufficient. The special committee determined that it would agree to an offer price of no less than $1.70 per share but instructed the representatives of Evercore to attempt to obtain an offer price of at least $1.80 per share. Also, on July 9, 2003, additional financial projections were requested from senior management by the special committee in connection with the potential merger.

     On July 10, 2003, Messrs. Whittle and Cerf provided Evercore with a draft of three additional sets of projections based on different assumptions, with a final version being delivered to Evercore on July 11, 2003. Evercore discussed the underlying assumptions behind the three additional sets of projections with Mr. Whittle on July 11, 2003. The special committee asked Messrs. Delaney and Scarlata not to opine on the reasonableness or accuracy of these business assumptions but rather to confirm that the assumptions placed into the model from an income statement perspective were properly reflected in the accompanying balance sheet and cash flow statement. On July 11, 2003, Messrs. Delaney and Scarlata did so. Evercore also discussed subsequently that day with Mr. Delaney and Mr. Scarlata their views on the projected future financial performance of Edison. Following the separate discussions with Messrs. Delaney and Scarlata and Mr. Whittle, Evercore reviewed the new sets of projections with Mr. Robinson, the chairman of the special committee. The three new sets of projections and Plan Case projections formed the basis of the financial analyses of Evercore presented to the special committee on July 13, 2003.

     On July 11, 2003, Mr. Robinson spoke with Michael Stakias, managing director of Liberty Partners, to discuss the status of the negotiations on price. Mr. Robinson told Mr. Stakias that an offer of $1.66 was insufficient and that the special committee was considering the benefits of entering into a transaction with Liberty Partners against the benefits of other alternatives, such as remaining a public company or possibly beginning a process whereby other parties interested in entering into a transaction with Edison could be located. The parties agreed to continue their discussions the next day. Mr. Robinson indicated to Mr. Stakias that the special committee expected Liberty Partners to increase its offer price to $1.85 per share.

     During the evening of July 11, 2003, Mr. Stakias informed Mr. Robinson that Liberty Partners was willing to increase the per-share offer price to $1.68 per share.

     On July 12, 2003, representatives of Evercore had several conversations with Mr. Stakias. During these conversations, Evercore initially made a counteroffer of $1.81 per share. Subsequently, Mr. Stakias agreed on behalf of Liberty Partners to increase the per-share offer price first to $1.73, then to $1.75 and then to a final offer of $1.76.

     Later, on July 12, 2003, Mr. Stakias confirmed with representatives of Evercore that Liberty Partners was willing to increase the per-share offer price to $1.76 per share and was also willing to agree to a termination fee of $3.0 million plus expenses capped at $1.5 million and to modify in a manner acceptable to the special committee the circumstances under which the board of directors or the special committee would be permitted to negotiate with third parties and change their recommendations. Liberty Partners also agreed to remove certain conditions to its obligation to commit funds to Shakespeare to pay the per-share merger consideration and to refinance Edison's existing indebtedness.

     Throughout the days of July 11-12, 2003, the representatives of Evercore were in regular contact with Mr. Robinson.

     On July 13, 2003, the special committee held a telephonic meeting with representatives from Skadden Arps and Evercore. At the meeting, the representatives of Skadden Arps reviewed the special committee's legal duties under Delaware law in evaluating the terms of the transaction proposal. Representatives of Skadden Arps also reviewed the terms of the final merger agreement and the employment arrangements and other employee benefits that members of Edison's management would receive in connection with the transaction. Afterwards, the representatives of Evercore made a presentation regarding the financial analyses it had performed and the fairness of an offer price of $1.76 per share to Edison's stockholders. Evercore then delivered its oral opinion to the special committee, which was subsequently confirmed in a written opinion dated July 13, 2003, that as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the offer price of $1.76 per share in cash to be received by Edison's stockholders pursuant to the merger agreement was fair from a financial point of view to Edison's stockholders. Following a review of the Evercore presentation, a discussion and consideration of those factors deemed relevant by the members of the special committee, the special committee unanimously:

     - determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable, fair to, and in the best interests of, Edison's stockholders;

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

     - approved the merger agreement and the related agreements; and

     - resolved to recommend to Edison's stockholders that they vote in favor of the adoption and approval of the merger agreement and the transactions contemplated by it, including the merger.

     The special committee also unanimously resolved to recommend to the board of directors that it:

     - determine that the merger agreement and the related agreements and the transactions contemplated by them, including the merger, are advisable, fair to, and in the best interests of, Edison's stockholders;

     - approve and declare advisable the merger agreement and the related agreements and the transactions contemplated by them, including the merger; and

     - take all actions necessary so that the merger agreement and the transactions contemplated by it, including the merger, will not be subject to Section 203 of the Delaware General Corporation Law.

     Immediately following the meeting of the special committee, the board of directors held a special meeting, with Mr. Whittle and Mr. Cerf recused due to their participation in the transaction and Reverend Flake absent due to a scheduling conflict. At the special board meeting, the special committee, with its legal and financial advisors participating, reported its review of the merger agreement, findings and recommendation to the board of directors. Representatives of Skadden Arps reviewed the legal duties of the board of directors under Delaware law in evaluating the terms of the transaction proposal. Representatives of Skadden Arps also reviewed the terms of the final merger agreement and the employment arrangements and other employee benefits that members of Edison's management would receive in connection with the transaction. Evercore made a presentation regarding the financial analyses it had performed and reviewed its oral opinion to the special committee that, as of that date and based upon and subject to the factors and assumptions set forth in its opinion, the offer price of $1.76 per share in cash to be received by Edison's stockholders pursuant to the merger agreement was fair from a financial point of view to Edison's stockholders. The board of directors reviewed the terms of the various agreements and considered, among other things, the report of the special committee and the opinion of Evercore and resolved:

     - that the merger agreement and the transactions contemplated by it, including the merger, are advisable, fair to, and in the best interests of, Edison's stockholders;

     - to approve and declare advisable the merger agreement and related agreements and the transactions contemplated by them, including the merger;

     - to recommend that Edison's stockholders vote in favor of the adoption and approval of the merger agreement and the transactions contemplated by it, including the merger; and

     - to approve the merger agreement and related agreements and the transactions contemplated by them, including the merger, so they will not be subject to Section 203 of the Delaware General Corporation Law.

     Following the meeting of the board of directors, Mr. Robinson called Mr. Whittle to inform him that the board of directors had approved the merger agreement. Representatives from Blank Rome, Cadwalader and Skadden Arps also finalized the terms of the merger and the related agreements. Definitive agreements to effectuate the merger were then executed on July 13, 2003.

     On July 14, 2003, Edison issued a press release announcing the execution of the definitive agreements to effectuate the merger.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS; REASONS FOR RECOMMENDING THE APPROVAL OF THE MERGER

     The Special Committee. At a meeting of the special committee held on July 13, 2003, the members of the special committee unanimously determined that the merger agreement and the transactions contemplated by it, including the merger, are advisable, fair to, and in the best interests of, Edison's stockholders and unanimously resolved to recommend to the board of directors that it approve the merger agreement and

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

related agreements. At a special meeting of the board of directors held later in the day on July 13, 2003, the board of directors, after considering the recommendation of the special committee, approved and declared advisable the merger agreement and the related agreements and the transactions contemplated by them, including the merger, and resolved to recommend to Edison's stockholders that they vote in favor of the adoption and approval of the merger agreement and the transactions contemplated by it, including the merger.

     In reaching its determination, the special committee considered:

     - the opinion of Evercore that, as of July 13, 2003, based upon and subject to the factors and assumptions set forth in the opinion, the merger consideration of $1.76 per share was fair from a financial point of view to Edison's stockholders, as described in the Evercore opinion and the analysis presented to the special committee by Evercore on July 13, 2003,
       which are described on pages [     ] to [     ] of this proxy statement;

     - the fact that the merger consideration of $1.76 per share to be received by Edison's stockholders represents an approximate 66% premium over the $1.06 per share closing price of Edison common stock on May 6, 2003, the last full trading day prior to rumors in the marketplace that management might seek to purchase all of the outstanding shares of Edison common stock that they did not already own, an approximate 39% premium over the $1.27 per share closing price of Edison common stock on May 7, 2003, the last full trading day prior to the public announcement that management was considering making an offer to purchase all of the outstanding shares of Edison common stock that they did not already own and an approximate 12.8% premium over the $1.56 per share closing price of Edison common stock on July 11, 2003, the last trading day before the public announcement of the execution of the merger agreement;

     - the fact that during the 12 months prior to July 13, 2003, on a cumulative basis, 67% of Edison's shares of common stock have traded below $1.50 per share and 86% of Edison's shares of common stock have traded below $1.75 per share;

     - the fact that Edison had announced that Mr. Whittle and other members of management were considering making an offer to purchase all of Edison's outstanding common stock that they did not already own on May 8, 2003 and no other solicitations from third parties were received;

     - the special committee's belief that the low price of Edison's publicly traded common stock did not accurately reflect the value of Edison;

     - the special committee's belief that the increase in the market price of Edison's common stock following the announcement by Edison that the management members were considering making an offer to acquire the outstanding shares of Edison common stock they did not already own probably largely reflected anticipation of a possible acquisition by Mr. Whittle and his partners rather than a perception of higher intrinsic value for Edison's common stock;

     - the special committee's belief that based on a comparison of the risks and benefits of the merger agreement and the transactions contemplated by it, including the merger, with the risks and benefits of the other strategic alternatives available to Edison, including continuing as an independent public entity, the merger was more favorable to Edison's stockholders because Edison would continue to experience significant competitive and margin pressures within the education business, and would better be able to realize additional value and growth as a private company with greater operating flexibility to focus on long-term goals without the constraint of the public market's emphasis on near-term earnings;

     - the active and direct role of the members of the special committee and their representatives in the negotiations with respect to the merger, and the consideration of the transaction by the special committee at numerous special committee meetings;

     - the arm's-length negotiations that took place between the special committee and its representatives, on the one hand, and Liberty Partners and its representatives, on the other hand, with respect to:

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

      - the increase in the merger consideration from the initial indication of interest at $1.58 per share to $1.76 per share and the belief by the members of the special committee that $1.76 per share was the highest price that the acquiring group would agree to pay to Edison's stockholders; and

      - a reduction in the termination fee and expenses payable by Edison in certain circumstances in the event the merger agreement is terminated;

     - the liquidity that the merger will offer to Edison's stockholders;

     - the fact that Bear Stearns, on behalf of Mr. Whittle, had contacted 76 potential financial partners, including two private equity investors that have significant investments in education-related companies, and made presentations to 19 potential partners regarding their interest in a transaction with Edison and that Liberty Partners and one other potential partner had demonstrated the greatest interest in a transaction with Edison;

     - the fact that nine potential financial partners performed advanced due diligence on Edison, of which only four indicated that a value of $1.40 per share could be supported;

     - the absence of reasonably achievable alternatives that would provide greater value to stockholders sooner than the merger consideration;

     - the terms of the merger agreement that permit the board of directors and the special committee to explore, under certain circumstances, unsolicited acquisition proposals and to terminate the merger agreement if the board of directors or the special committee determines that the acquisition proposal is reasonably likely to result in a superior proposal and that the failure to take action is reasonably likely to result in a breach of the fiduciary duties of the board of directors or the special committee;

     - the condition of the capital markets and equity markets in the United States, which continues to be volatile and negatively affected by the United States' low economic growth, lack of consumer confidence and investors' continued lack of confidence in executive management teams and the effectiveness of corporate governance generally;

     - the experience and success of Liberty Partners in closing similar transactions and the terms and conditions of the commitment letters providing for Liberty Partners' obligation to commit funds to Shakespeare to pay the aggregate merger consideration and to refinance, if necessary, Edison's existing indebtedness;

     - the belief that given the condition of the capital markets and political climate, the costs to Edison stockholders associated with operating Edison as a public company outweigh the benefits; and

     - the availability of appraisal rights under Delaware law to holders of shares of Edison common stock who dissent from the merger, which provides stockholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares.

     Each of these factors favored the special committee's conclusion that the merger is advisable, fair to, and in the best interests of, Edison's stockholders.

     The special committee, as well as the board of directors, relied on Edison's management to provide Evercore with accurate and complete financial information, projections and assumptions and did not independently verify the accuracy or completeness of the information provided.

     The special committee did not consider it significant that Evercore's restructuring group had previously represented Liberty Partners in an advisory capacity. The special committee believed that it was well advised by Evercore in its financial analysis of Edison and well represented in Evercore's negotiations with Liberty Partners and Mr. Whittle.

     The special committee also considered a variety of risks and other potentially negative factors concerning the merger agreement and the transactions contemplated by it, including the merger. These factors included:

     - the fact that, following the merger, Edison's stockholders will cease to participate in any future earnings of Edison or benefit from any future increase in Edison's value;

     - the fact that certain parties, including the management members, may have interests that are different from those of Edison's stockholders as described under "-- Interests of Certain Persons in the Merger";

     - the limitations contained in the merger agreement on Edison's ability to solicit other offers, as well as the possibility that Edison may be required to pay a termination fee of $3.0 million and reimburse up to $1.5 million of Shakespeare's expenses;

     - the fact that in materials presented to the special committee on July 13,
       2003 described on pages [       ] to [       ] of this proxy statement,
       the bottom end of the range of values indicated by certain analyses was greater than the $1.76 per share merger consideration that Edison's stockholders will receive, although the achievement of such values was subject to a number of risks and uncertainties, including Edison achieving its financial projections and improving its market valuations (please note that selecting portions of Evercore's analyses or the
       summary set forth on pages [       ] to [       ] of this proxy
       statement, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Evercore). In arriving at its fairness determination, Evercore considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses;

     - the fact that the obligation of Liberty Partners to commit funds to Shakespeare Acquisition Corporation to pay the merger consideration and refinance Edison's existing indebtedness, if necessary, is subject to certain conditions outside of Edison's control;

     - the fact that the failure to close the merger may make it more difficult for Edison to refinance its indebtedness;

     - the fact that the special committee did not solicit third-party indications of interest for the acquisition of Edison;

     - the fact that, for U.S. federal income tax purposes, the merger consideration may be taxable to Edison's stockholders receiving the consideration; and

     - the risk that the only recourse Edison would have in the event of willful breach of the merger agreement would be against Shakespeare, a company without any material assets, and in the event of Liberty Partners' material breach of the commitment letter, Edison's recourse would be to enforce its rights to require Shakespeare to assert any claims it may have against Liberty Partners.

     In evaluating the merger, the special committee did not consider:

     - the net book value of Edison because it believed that net book value is not a material indicator of the value of Edison as a going concern but rather is indicative of historical costs; or

     - the liquidation value of Edison because the special committee considered Edison to be a viable, going-concern business and therefore did not consider the liquidation value as a relevant valuation methodology.

     In the view of the special committee, the principal advantage of Edison continuing as a public company would be to allow public stockholders to continue to participate in any growth in the value of Edison's equity. The disadvantages of Edison being a public company that were considered by the special committee included the exposure to the risks and uncertainties attendant to continuing as a public company in light of the state of the United States economy generally and the competitive and market pressures on the education industry specifically. The special committee concluded that under all of the relevant circumstances and in light of the proposed $1.76 per share price, the disadvantages of Edison continuing as a public company significantly outweighed the advantages and accordingly rejected that alternative.

     This discussion of the information and factors considered by the special committee in reaching its conclusions and recommendation includes all of the material factors considered by the special committee but is not intended to be exhaustive. In view of the wide variety of factors considered by the special committee in evaluating the merger agreement and the transactions contemplated by it, including the merger, and the complexity of these matters, the special committee did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the special committee may have given different weight to different factors.

     The special committee believes that sufficient procedural safeguards were and are present to ensure the fairness of the merger and to permit the special committee to represent effectively the interests of Edison's stockholders. These procedural safeguards include the following:

     - the special committee consists of independent directors who represented solely the interests of Edison's stockholders (other than the management members) and negotiated with Mr. Whittle and Liberty Partners on behalf of such stockholders;

     - no member of the special committee has an interest in the merger different from that of Edison's stockholders (other than the management members) and certain members of the special committee hold existing stock options that will be "cashed-out" in the merger at the same price that Edison's stockholders will receive as consideration for their shares of Edison common stock;

     - the special committee retained and received the advice and assistance of Evercore, as its financial advisor, and Skadden Arps, as its legal advisor, and requested and received from Evercore an opinion with respect to the fairness from a financial point of view of the merger consideration to be received by Edison's stockholders. Each of these advisors has extensive experience in transactions similar to the merger;

     - the recognition by the special committee that it had no obligation to recommend the merger; and

     - the availability of appraisal rights under Delaware law for Edison's stockholders who oppose the merger, which rights are described under "-- Appraisal Rights of Stockholders."

     In light of the creation of the special committee and the other procedural safeguards described above, the special committee did not consider it necessary to require adoption and approval of the merger agreement and the transactions contemplated by it, including the merger, by at least a majority of Edison's unaffiliated stockholders.

     The Board of Directors. After learning of the management members' intent to acquire all the outstanding shares of Edison's common stock that they did not already own, the members of the Edison board of directors voted to form the special committee to act on behalf of Edison's stockholders.

     In reaching its determination that the terms of the merger agreement and the transactions contemplated by it, including the merger, are advisable, fair to, and in the best interests of, Edison's stockholders, the board of directors adopted the analysis of the special committee as to the fairness of the merger consideration of $1.76 per share to be received by Edison's stockholders. In adopting the special committee's analysis, the board of directors considered and relied upon:

     - the process conducted by the special committee in considering the merger;

     - the special committee's unanimous recommendation and approval of the merger agreement and the transactions contemplated by it, including the merger;

     - the special committee's declaration of the merger agreement's advisability; and

     - the opinion of Evercore that, as of the date of that opinion, based upon and subject to the assumptions made, matters considered and limits of review set forth in that opinion, the $1.76 per share in cash to be received by Edison's stockholders pursuant to the merger was fair from a financial point of view to Edison's stockholders.

     The board of directors also believes that sufficient procedural safeguards were present to ensure the fairness of the transaction and to permit the special committee to represent effectively the interests of Edison's stockholders. The board of directors reached this conclusion based on, among other things:

     - the fact that the special committee consisted of independent directors whose sole purpose was to represent the interests of Edison's stockholders (other than the management members);

     - the selection and retention by the special committee of its own financial advisor and legal counsel;

     - the fact that the merger was approved by members of the Edison board of directors who are not affiliated with the management members or Liberty Partners;

     - the fact that an independent special committee is well recognized under Delaware law as an effective way to promote fairness in transactions of this kind; and

     - the fact that the negotiations that had taken place between the management members and Liberty Partners and their respective representatives, on the one hand, and the special committee and its representatives, on the other hand, were designed to result in arm's-length agreements.

     The board of directors determined that it did not need to retain an unaffiliated representative to act on behalf of Edison's stockholders other than the management members in light of the formation of the special committee and the special committee's retention of its own advisors. The board of directors took this factor into account in its assessment of the fairness of the transaction but determined that sufficient procedural safeguards were in place to ensure the fairness of the transaction.

     In view of the wide variety of factors considered by the board of directors in evaluating the merger and the complexity of these matters, the board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the board of directors may have given different weight to different factors.

     BASED IN PART UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD OF DIRECTORS, INCLUDING A MAJORITY OF THE DIRECTORS WHO ARE NOT EMPLOYEES OF EDISON, (WITH MESSRS. WHITTLE AND CERF RECUSING THEMSELVES) APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGER, AND RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGER.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

     Evercore. Edison retained Evercore to act as financial advisor to the special committee and to render a fairness opinion, from a financial point of view to Edison's stockholders, in connection with the merger. On July 13, 2003, Evercore delivered its oral opinion, which was subsequently confirmed in writing, to the special committee that, as of that date and based upon and subject to the factors and assumptions set forth in the opinion, the consideration to be received by Edison's stockholders in the transaction was fair, from a financial point of view, to Edison's stockholders.

     The full text of Evercore's written opinion is attached as Appendix B to this proxy statement and incorporated by reference in this proxy statement, and it describes the assumptions made, general procedures followed, matters considered and limits on the review undertaken by Evercore. Evercore's opinion is directed only to whether the consideration to be received by Edison's stockholders in connection with the transaction is fair, from a financial point of view, to Edison's stockholders and does not constitute a recommendation to any of Edison's stockholders as to how such stockholder should vote with respect to the transaction or any related matter. The summary of Evercore's written opinion below is qualified in its entirety by reference to the full text of the opinion, attached as Appendix B. EDISON'S STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

     In connection with rendering its opinion, Evercore, among other things:

     - analyzed certain publicly available financial statements and other information relating to Edison;

     - analyzed certain internal financial statements and other non-public financial and operating data relating to Edison that were prepared and furnished to Evercore by the management of Edison;

     - analyzed certain financial projections relating to Edison that were prepared and furnished to Evercore by the management of Edison;

     - discussed the past and current operations, financial projections and current financial condition of Edison with the management of Edison;

     - reviewed certain internal presentations that the management of Edison had previously made to the board of directors and the special committee describing Edison's customers, competition and strategy;

     - reviewed the reported prices, trading activity and valuation multiples of the Edison common stock;

     - compared the financial performance of Edison and the prices, trading activity and valuation multiples of Edison's common stock with that of certain other publicly traded companies and their securities that Evercore deemed relevant;

     - reviewed the financial terms, to the extent available, of certain transactions that Evercore deemed comparable and compared them to the proposed financial terms of the merger;

     - participated in discussions and negotiations among representatives of Shakespeare and Edison, and their advisors;

     - reviewed the merger agreement in substantially final form and assumed that the final form of the merger agreement will not vary in any respect material to Evercore's analysis; and

     - performed other examinations and analyses and considered other factors that Evercore deemed appropriate.

     For purposes of its analysis and opinion, Evercore assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly available, and the information supplied or otherwise made available to, discussed with, and reviewed by or for Evercore. With respect to the financial projections of Edison that were furnished to Evercore, discussed with Evercore or reviewed for Evercore by the management of Edison, Evercore assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Edison. In performing its analyses, Evercore further assumed that, in all material respects, each such financial projection would be realized in the amounts and times indicated by each such projection. Evercore expresses no view as to such financial projections, or the assumptions on which they are based.

     Evercore did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities of Edison, nor was Evercore furnished with any such appraisals. Evercore did not evaluate the solvency or fair value of Edison under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore's opinion is necessarily based on economic, market and other conditions as in effect on, and the information and the merger agreement made available to Evercore as of, the date of the opinion. Evercore did not evaluate, nor did Edison request Evercore to evaluate, alternative transaction structures or other financial alternatives other than the merger. Evercore relied on the description provided by management and Bear Stearns of the auction process undertaken by Bear Stearns to find a buyer for Edison that ultimately resulted in only Liberty Partners making an acquisition proposal to Edison. Evercore's opinion does not address Edison's underlying business decision to effect the merger or constitute a recommendation to any of Edison's stockholders as to how such holders should vote with respect to the merger.

     For purposes of rendering its opinion, Evercore assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all the covenants and agreements required under the merger agreement, and that all conditions to the consummation of the merger will be satisfied without waiver of such conditions. Evercore also assumed that in the course of obtaining the necessary regulatory or other approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments and modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

     In connection with a presentation to the board of directors on July 13, 2003, Evercore advised the special committee that, in evaluating the fairness of the consideration to be received by Edison's stockholders, Evercore performed a variety of financial analyses with respect to Edison. The following is a summary of the material analyses contained in the presentation. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses performed by Evercore, the tables must be read together with the full text of each summary.

     Copies of Evercore's July 13, 2003 presentation to the special committee are available for inspection and copying at Edison's principal executive office during regular business hours by any stockholder or its representative who has been so designated in writing and will be provided to any stockholder or such representative upon written request at the expense of the requesting party. The July 13, 2003 presentation is filed as an exhibit to the Schedule 13E-3 filed by Edison, Shakespeare, Shakespeare Acquisition Corporation, Mr. Whittle and Mr. Cerf, copies of which may be obtained from the SEC. See "Miscellaneous Other Information."

     Premiums Paid Analysis. Evercore analyzed the premiums paid relative to public market pre-announcement trading prices for a selected group of transactions that Evercore deemed to be comparable to the merger and compared these premiums to the premium implied for Edison common stock based on the terms of the merger.

     Evercore identified and analyzed 10 transactions that occurred since 1998 in the education industry involving companies that Evercore deemed to be similar to Edison for the purposes of this analysis. Evercore also identified and analyzed a group of 13 management buyout acquisitions that were announced since January 1, 2002. Additionally, Evercore identified and analyzed a group of 54 acquisitions with equity values between $100.0 million and $250.0 million in all industries that were announced since January 1, 2001.

     Evercore calculated and compared the premiums paid in these transactions based on the value of the per share consideration received in the transaction relative to the closing stock price of the target company one day, one week and four weeks prior to the respective dates of announcement of the transactions. The premium calculations for Edison based on the terms of the merger, are based upon the closing prices of May 6, 2003, the last full trading day prior to rumors in the marketplace that management might seek to acquire all the outstanding shares of Edison common stock ("Unaffected") and July 11, 2003 ("Market"), the last trading before the oral delivery of the fairness opinion and public announcement of the merger agreement. This analysis produced the following results:

                                                                      PREMIUMS
                                                              ------------------------
                                                              1 DAY   1 WEEK   4 WEEKS
                                                              PRIOR   PRIOR     PRIOR
                                                              -----   ------   -------
The Edison Merger -- Unaffected.............................  66.0%    64.8%    69.8%
The Edison Merger -- Market.................................  12.8%    12.2%    13.6%

Education Transactions Since 1998
Mean........................................................  31.8%    33.6%    44.7%
Median......................................................  33.9%    36.4%    39.9%

Management Buyout Acquisitions Since 2002
Mean........................................................  47.5%    47.0%    45.3%
Median......................................................  25.0%    31.1%    31.6%

Transactions with Equity Value Between $100.0 million and
  $250.0 million since 2001
Mean........................................................  41.1%    47.7%    54.5%
Median......................................................  31.3%    33.1%    50.8%

     Evercore noted that no transaction used in the premiums paid analysis summarized above is identical to the merger. Accordingly, the analysis performed by Evercore involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable transactions and other factors in relation to the acquisition values of the comparable companies.

     Public Market Trading Analysis. Evercore compared selected financial, market and operating information of Edison with corresponding data of a selected publicly traded company with operations Evercore deemed to be similar to those of Edison, in order to compare the valuation implied by the consideration to be received by Edison's stockholders in connection with the transaction to a public company with operations Evercore deemed to be similar to those of Edison. Evercore compared the implied enterprise value to sales multiples, the implied enterprise value to EBITDA multiples and the implied price to earnings multiples of Edison (the "Edison Multiples") to the enterprise value to sales multiples, the enterprise value to EBITDA multiples and implied price to earnings multiples of a selected publicly traded education company that Evercore deemed to be comparable to Edison. Implied enterprise value for Edison was defined as the consideration per share times the implied fully diluted shares of Edison common stock, plus the assumption of debt and minority interest less cash outstanding as of June 30, 2003. Enterprise value for the selected comparable company was defined as equity market value plus total debt, minority interest and preferred stock, less cash and cash equivalents. Evercore used Nobel Learning Communities as the comparable publicly traded education company in this analysis.

     Evercore selected this education company because Evercore considered it to have operations similar to the operations of Edison. All multiples were calculated based on closing prices on July 11, 2003. For Edison, sales, EBITDA and earnings projections were based on Edison's estimates and adjusted to reflect a calendar year end. For Nobel Learning Communities, sales, EBITDA and earnings projections were based on publicly available Wall Street research estimates and, where appropriate, were adjusted to reflect a calendar year end.

     To illustrate, Evercore highlighted the following multiples of enterprise value to last 12 months ("LTM") and projected calendar year 2003 sales, enterprise value to LTM and projected calendar year 2003 EBITDA and price to LTM and projected calendar year 2003 earnings:

                                   ENTERPRISE   ENTERPRISE   ENTERPRISE   ENTERPRISE
                                    VALUE /      VALUE /      VALUE /      VALUE /     PRICE /    PRICE /
                                      LTM          2003         LTM          2003        LTM        2003
                                     SALES        SALES        EBITDA       EBITDA     EARNINGS   EARNINGS
                                   ----------   ----------   ----------   ----------   --------   --------
The Edison Merger................     0.3x         0.4x         6.6x         5.4x         NM+        NM
Nobel Learning Communities.......     0.5x          NA*         7.3x           NA         NM         NA

---------------

* Not applicable

+ Not meaningful

     Evercore noted that Nobel Learning Communities was not identical to Edison. Accordingly, any analysis of the fairness, to Edison's stockholders, of the consideration to be received by Edison's stockholders in connection with the transaction involved complex considerations and judgments concerning differences in financial and operational characteristics of Edison that could affect their financial information and value relative to the comparable company.

     Precedent Transactions Analysis. Evercore reviewed the implied transaction multiples paid in certain merger and acquisition transactions that Evercore deemed to be comparable to the merger and compared these multiples to the multiples implied by the consideration to be received by Edison's stockholders in the merger. Evercore analyzed the Edison Multiples and compared these multiples to the multiples of sales and the multiples of EBITDA paid in selected mergers and acquisitions of education companies. The following selection of mergers and acquisitions of education companies was used for purposes of this analysis:

     - Nobel Learning Communities Management Buyout (Terminated)

     - Knowledge Beginnings/Children's Discovery Centers

     - Knowledge Universe/Nobel Education Dynamics

     Evercore selected these transactions because they involved companies in business segments in which Edison has operations. Evercore noted that the implied multiples as of July 11, 2003 were within the range of multiples paid in comparable transactions.

                                                              ENTERPRISE   ENTERPRISE
                                                               VALUE TO     VALUE TO
                                                              LTM SALES    LTM EBITDA
                                                              ----------   ----------
The Edison Merger...........................................     0.3x         6.6x
Education Transactions
  Mean......................................................     0.7x         7.0x
  Median....................................................     0.6x         6.5x

     Evercore noted that no transaction used in the comparable transaction analysis summarized above is identical to the merger. Accordingly, any analysis of the fairness to Edison's stockholders of the consideration to be received by Edison's stockholders in connection with the merger involves complex considerations and judgments concerning differences in financial and operational characteristics of Edison's businesses that could affect the acquisition value relative to the transactions to which it was being compared.

     Present Value of Future Stock Price Analysis. Evercore performed a present value of future stock price analysis for Edison. This analysis was based upon forecasts provided by Edison's management. Evercore calculated a range of implied per share values for the Edison common stock. The implied per share values were determined by: (1) calculating the terminal value by multiplying the EBITDA estimated for fiscal year 2004 for Edison, as provided by Edison's management, by a range of enterprise value to EBITDA multiples of 4.0x to 6.0x, less debt plus cash outstanding in 2004 as per management estimates, (2) using the result of (1) to calculate the implied price per share on June 30, 2004 based on the number of fully diluted shares currently outstanding as of June 30, 2003, as provided by Edison's management, and (3) calculating the present value of the implied share price on June 30, 2003 by discounting the result over a one-year period using a range of discount rates between 19% and 21%. This analysis yielded implied per share present values of the Edison common stock ranging from $1.61 to $2.51.

     This compares to the consideration per share price of Edison common stock of $1.76.

     Discounted Cash Flow Analysis. Based on estimates provided by Edison's management, the Lower Case, the Moderate Case A, the Moderate Case B, and the Plan Case, Evercore calculated the present value of the future stand-alone, unlevered free cash flows that could be produced by Edison. Such analysis is performed to determine the value that Edison's businesses might be worth based on various assumptions, certain of which are set forth below. The net present value ranges were calculated by applying perpetual growth rates ranging from 2% to 4% to the projected normalized 2009 free cash flow of the Edison businesses and discount rates ranging from 16% to 18%. Perpetual growth rates were based on both current public and private market-based valuations. The discount rates were determined based on estimates of weighted average cost of capital for Edison. This analysis indicated a value per share of Edison common stock as set forth below:

                                                            LOWER   MODERATE   MODERATE   PLAN
                                                            CASE     CASE A     CASE B    CASE
                                                            -----   --------   --------   -----
Low.......................................................  $1.91    $1.91      $2.21     $2.63
High......................................................  $2.39    $2.45      $2.91     $3.73

     This compares to the consideration per share price of Edison common stock of $1.76.

     Leveraged Buyout Analysis. Based on estimates provided by management, the Lower Case, the Moderate Case A, the Moderate Case B, and the Plan Case, Evercore calculated the share prices that an equity investor might be willing to pay for Edison in a leveraged buyout. Such analysis is performed to determine the value that Edison's businesses might be worth based on various assumptions, including the future projections for Edison, the capital structure for such a transaction, the required rate of return for the investor and the terminal value exit multiple, which are set forth below. Evercore's analysis takes into account that the merger and acquisition transaction environment varies over time because of the macroeconomic factors such as interest rate and equity market fluctuations and microeconomic factors such as industry results and growth expectations.

     Evercore assumed a capital structure for the merger. Evercore calculated the amount of debt in the capital structure for the transaction by multiplying estimated fiscal year 2003 EBITDA of Edison by an assumed debt to EBITDA multiple of 3.0x. Evercore assumed a range of required rates of return for the equity investor of 25% to 30% based on Evercore's judgment of the returns expected by equity investors in leveraged transactions of this type. The return was calculated over a five-year time horizon with a range of assumed exit valuations of 4.0x - 6.0x fiscal year 2008 EBITDA. The analysis yielded the following implied equity values per share:

                                                            LOWER   MODERATE   MODERATE   PLAN
                                                            CASE     CASE A     CASE B    CASE
                                                            -----   --------   --------   -----
Low.......................................................  $1.00    $1.13      $1.31     $2.39
High......................................................  $1.77    $2.09      $2.40     $4.54

     This compares to the consideration per share price of Edison common stock of $1.76.

     The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the opinion of Evercore. In arriving at its fairness determination, Evercore considered the results of all these constituent analyses and did not attribute any particular weight to any particular factor or analysis considered by it; rather Evercore made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. No company or transaction used in any of the above analyses as a comparison is directly comparable to Edison or the contemplated transaction. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Evercore's opinion to the special committee was among the many factors taken into consideration by the special committee in making its determination to approve the merger agreement. The parties to the merger agreement determined the amount of consideration to be paid pursuant to the merger agreement as the result of arms' length negotiations, and Evercore was not asked to, and did not, propose any amount to the special committee.

     Evercore is a nationally recognized investment banking firm that is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. The special committee retained Evercore based on these qualifications as well as its familiarity with Edison. In the past, the Evercore Restructuring Group has represented, and may in the future represent, Liberty Partners in an advisory capacity for which it has received, and may receive, customary advisory fees.

     Under the terms of an engagement letter with Evercore, Edison agreed to pay Evercore a financial advisory fee ("Retainer Fee") equal to $50,000 a month for a minimum three month term upon the signing of the engagement letter, $600,000 upon the rendering the fairness opinion ("Opinion Fee") and 0.75% of the fully diluted aggregate value upon the closing of the transaction ("Transaction Fee"). The Retainer Fee and the Opinion Fee are both creditable towards the Transaction Fee. Whether or not the transaction is completed, Edison has agreed under the engagement letter to reimburse Evercore for all its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, incurred in connection with its engagement by Edison, and to indemnify Evercore against liabilities and expenses in connection with its engagement.

POSITION OF THE MANAGEMENT MEMBERS AND SHAKESPEARE AS TO THE FAIRNESS OF THE MERGER TO DISINTERESTED STOCKHOLDERS

     The management members and Shakespeare believe that the terms and conditions of the merger are substantively and procedurally fair to Edison and its stockholders who are unaffiliated with the management members or Shakespeare. As described in more detail under "-- Background of the Merger" the terms of the merger agreement were negotiated on an arms' length basis between the special committee and its representatives, on the one hand, and the management members, Liberty Partners, and their respective representatives, on the other hand. The management members and Shakespeare independently considered the fairness of the merger consideration to Edison's stockholders in light of their view of the prospects of the Company as a public and private company, the stock price over the last year and their view of the near and long-term prospects for the economy and stock prices generally. The management members' and Shakespeare's belief regarding the fairness of the merger is based on the following factors:

     Substantive Factors

     Current Market Price. The price of $1.76 per share to be paid in the merger represents an approximate 66% premium over the $1.06 per share closing price of Edison common stock on May 6, 2003, the last full trading day prior to rumors in the marketplace that management might seek to purchase all of the outstanding shares of Edison common stock that they did not already own, an approximate 39% premium over the $1.27 per share closing price of Edison common stock on May 7, 2003, the last full trading day prior to the public announcement that management was considering making an offer to purchase all of the outstanding shares of Edison common stock that they did not already own and an approximate 12.8% premium over the $1.56 per share closing price of Edison common stock on July 11, 2003, the last trading day before the public announcement of the execution of the merger agreement. The price of $1.76 per share also represents a premium of approximately 53.4% over the reported average closing price for the three months ended May 6, 2003, approximately 33.7% over the average reported closing price for the six months ended May 6, 2003 and approximately 60.4% over the average reported closing price for the 12 months ended May 6, 2003. During the six month period ended May 6, 2003, the stock had traded at a price as low as 15 cents per share. After the precipitous decline of the Company's stock price over the previous 18 to 24 months, the stock price failed to gain significant trading strength above $1.00, notwithstanding various stock buyback announcements and other efforts by management to restore interest and confidence in the stock. In addition, over the previous 18 to 24 months there has been a substantial exit of conventional institutional investors and the stock was increasingly held by more short-term speculative investors.

     Cash Consideration. The merger will provide consideration to Edison's stockholders entirely in cash, which will allow them to pursue other investment alternatives. Furthermore, the merger will provide a vehicle by which the outstanding indebtedness of Edison Receivables Company LLC, which has been extended twice on a short-term basis to a date not later than November 15, 2003, will be refinanced at the closing of the transaction.

     Opinion of Evercore. Before the special committee approved the merger, Evercore, the financial advisor to the special committee, delivered its opinion to the special committee, which was subsequently confirmed in writing, that as of the date of its opinion and based upon and subject to the factors and assumptions set forth in its opinion, the consideration of $1.76 per share to be received by Edison's stockholders under the merger agreement was fair from a financial point of view to such stockholders.

     Price at Top of Range Proposed by Other Sources. After an extensive search for potential partners with the assistance of Bear Stearns, which included contacting 76 potential private investors, including those with related strategic holdings, meeting with 19 of those potential partners and holding serious discussions with nine of them, none of these potential partners expressed interest in a range above that expressed by Liberty Partners.

     Risks Related to the Ongoing Operations of the Company. Investment in Edison's stock is subject to significant risks, which are described in Edison's periodic reports. These risks include the fact that Edison has incurred net losses in every fiscal period since it began its operations, that its school management contracts generally have a term of five years and might not be renewed, that its largest school management contract is terminable at will, that its school management contracts involve financial risk and that Edison has not entered into any significant new contracts recently and has lost an existing contractual relationship that accounted for approximately half of its projected EBITDA for fiscal year 2003. In addition, the weak economy and local budget deficits have increased the risk that the Company may not be able to enter new management contracts or maintain existing relationships.

     Procedural Factors

     Unaffiliated Representative. The management members and Shakespeare felt that there was no need to retain any additional unaffiliated representatives to act on behalf of Edison's stockholders, because the independent status of the members of the special committee and the retention by the special committee of its own independent legal counsel, Skadden Arps, and financial advisor, Evercore, permitted the special committee to effectively represent the interests of the stockholders without any conflict of interest.

     The management members and Shakespeare also have considered the fact that, although the merger is conditioned upon the approval of the affirmative vote of a majority of the votes represented by shares of Edison common stock, the merger agreement does not require the approval of a majority of the votes entitled to be cast by stockholders unaffiliated with the management members or Shakespeare. The transaction does not require the approval of a majority of the votes entitled to be cast by stockholders unaffiliated with the management members or Shakespeare because such approval is not required under Delaware law and because the parties believed that the fairness of the transaction was established by substantive and procedural factors.

     Opportunity to Change Recommendation. Although the merger agreement requires Edison to stop seeking other proposals, it permits a change in the recommendation of the special committee and the board of directors in certain circumstances, as described in "The Merger Agreement -- Covenants." In addition, the merger agreement contains termination fee and expense reimbursement obligations that the management members and Shakespeare believe would not discourage competing third party offers to acquire Edison and does not contain a financing condition to the obligation of the management members and Shakespeare to complete the merger.

     Approval of Directors. The merger agreement and the merger were approved by the members of Edison's board of directors, with Mr. Whittle and Mr. Cerf recused due to their participation in the transaction and Reverend Flake absent due to a scheduling conflict. In addition, the special committee, which consisted of directors who are not, and have not, been officers or employees of Edison or its affiliates, and which was represented by its own independent legal counsel and advised by its own independent financial advisor, unanimously determined that the terms of the merger are fair to the stockholders from a financial point of view and recommended to Edison's board of directors that the merger be approved. In addition, the management members and Shakespeare and their respective representatives have reviewed, considered and agreed with the analysis of the special committee as to the fairness of the merger consideration to be received by Edison's stockholders and believe that the terms of the merger agreement are advisable, fair to, and in the best interests of, Edison's stockholders.

     In evaluating the merger, the management members and Shakespeare considered, but did not assign any weight to:

     - the net book value of Edison because they believed that net book value is not a material indicator of the value of Edison as a going concern but rather is indicative of historical costs; and

     - the liquidation value of Edison because they considered Edison to be a viable, going-concern business and, therefore, did not consider the liquidation value as a relevant valuation methodology.

     The management members and Shakespeare have not assigned any relative or specific weights to the foregoing factors. However, the management members and Shakespeare believe that each of the factors is material to its determination that the transaction is fair, and have characterized as positive each of the factors characterized as positive by the special committee.

     The management members also considered the fact that there were no firm offers for the merger or consolidation of Edison, the sale or other transfer of all or substantially all of the assets of Edison or purchases of Edison's securities that would enable the holder to exercise control of Edison in the last two years.

CERTAIN FINANCIAL PROJECTIONS

     In the course of discussions between Edison and Liberty Partners, Edison provided to Liberty Partners selected, non-public, financial projection scenarios prepared by its senior management. Edison does not as a matter of course make public any projections as to future financial performance or earnings, and the projections set forth below are included in this proxy statement only because this information was provided to Liberty Partners and other potential partners on a confidential basis. The information was also provided to the special committee and Evercore in connection with their evaluations of the merger.

     Management of Edison does not normally project earnings and is especially wary of making projections for extended earnings periods due to the unpredictability of earnings. Edison advised the recipients of the projection scenarios that its internal financial forecasts, upon which the projections were based, are subjective in many respects. The projection scenarios reflect numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and beyond Edison's control. The projection scenarios also reflect numerous estimates and assumptions related to the business of Edison (including with respect to the growth and viability of certain segments of Edison's business) that are inherently subject to significant economic, political, and competitive uncertainties, all of which are difficult to predict and many of which are beyond Edison's control.

     THE PROJECTIONS SET FORTH BELOW WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE SEC, ANY STATE SECURITIES COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PREPARATION AND PRESENTATION OF PROSPECTIVE FINANCIAL INFORMATION. THE PROJECTIONS WERE PREPARED BY, AND ARE THE RESPONSIBILITY OF, EDISON. PRICEWATERHOUSECOOPERS LLP HAS NEITHER COMPILED NOR EXAMINED THE COMPANY'S PROJECTIONS, AND, ACCORDINGLY, PRICEWATERHOUSECOOPERS LLP DOES NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS. THE PRICEWATERHOUSECOOPERS LLP REPORT INCLUDED IN THIS PROXY STATEMENT RELATES TO EDISON'S HISTORICAL FINANCIAL INFORMATION. IT DOES NOT EXTEND TO THE PROSPECTIVE FINANCIAL

INFORMATION AND SHOULD NOT BE READ TO DO SO. THE PROJECTIONS REFLECT NUMEROUS ASSUMPTIONS, ALL MADE BY MANAGEMENT OF EDISON, WITH RESPECT TO INDUSTRY PERFORMANCE, GENERAL BUSINESS, ECONOMIC, MARKET AND FINANCIAL CONDITIONS AND OTHER MATTERS, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND EDISON'S CONTROL. THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS MADE IN PREPARING THE PROJECTIONS SET FORTH BELOW WILL PROVE ACCURATE, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR LESS THAN THOSE CONTAINED IN THE PROJECTIONS SET FORTH BELOW.

     THE INCLUSION OF THE PROJECTIONS IN THIS PROXY STATEMENT SHOULD NOT BE REGARDED AS AN INDICATION THAT EDISON OR ITS OFFICERS AND DIRECTORS CONSIDER SUCH INFORMATION TO BE AN ACCURATE PREDICTION OF FUTURE EVENTS OR NECESSARILY ACHIEVABLE. IN LIGHT OF THE UNCERTAINTIES INHERENT IN FORWARD-LOOKING INFORMATION OF ANY KIND, EDISON CAUTIONS YOU AGAINST RELIANCE ON SUCH INFORMATION. NEITHER EDISON NOR ITS RESPECTIVE OFFICERS AND DIRECTORS INTEND TO UPDATE OR REVISE THE PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EXCEPT TO THE EXTENT REQUIRED BY LAW. SEE "CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION."

     The financial projections set forth below include EBITDA. Edison defined "EBITDA" for purposes of the projections as net income (loss) before income tax expense (benefit), other expense/income, interest income (expense), net and depreciation and amortization. Other expense/income consists primarily of the write-off of original issue discount related to the debt that was projected to be repaid in fiscal year 2003. EBITDA is a non-GAAP measure and should not be considered an alternative to any other measure of performance presented in accordance with GAAP. You should not consider EBITDA in isolation from, or as a substitute for, net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. EBITDA is presented in the projections because management believes that it could be useful for investors in assessing projected operating performance and projected performance relative to financial obligations. Additionally, EBITDA is a measure commonly used by financial analysts because of its usefulness in evaluating operating performance. EBITDA, as used by Edison in these projections, is not necessarily comparable with similarly titled measures of other companies because all companies do not calculate EBITDA in the same fashion.

     In May 2003, Edison furnished to potential partners, including Liberty Partners, the Plan Case projections prepared by Messrs. Whittle and Cerf in connection with the evaluation of a potential transaction involving Edison. These projections showed substantial growth in the Company's current managed school and summer school segments, as well as strong growth in new business initiatives such as after-school programs, student achievement products and services, supplemental educational services, and program development in the United Kingdom. The key financial projections provided to Liberty Partners and others in May 2003 were as follows:

PLAN CASE (IN MILLIONS)

                              FISCAL 2003   FISCAL 2004   FISCAL 2005   FISCAL 2006   FISCAL 2007   FISCAL 2008
                              -----------   -----------   -----------   -----------   -----------   -----------
Net Sales...................    $447.9        $401.5        $486.0        $596.6        $733.6        $887.9
EBITDA......................     $27.1         $35.1         $51.1         $74.4        $105.7        $138.7
Net Income..................    ($27.3)         $6.0         $15.8         $33.3         $54.8         $74.8
Capital Expenditures and New
  Charter School Loans......       N.A*       ($15.9)       ($45.0)       ($57.5)       ($74.2)       ($91.1)
Total Debt..................     $68.9         $27.9         $21.4         $27.1         $26.9         $11.2

Reconciliation from Net Income to EBITDA for the above table

                               Fiscal 2003   Fiscal 2004   Fiscal 2005   Fiscal 2006   Fiscal 2007   Fiscal 2008
                               -----------   -----------   -----------   -----------   -----------   -----------
Net Income...................     ($27.3)        $6.0         $15.8         $33.3         $54.8         $74.8
Income Tax (Expense)
  Benefit....................       (1.3)        (2.8)         (8.1)        (17.6)        (29.1)        (39.9)
Other Expense/Income.........      (14.3)         0.0           0.0           0.0           0.0           0.0
Interest Income (Expense),
  net........................       (3.8)         4.3           2.9           3.5           5.2           8.5
Depreciation and
  Amortization...............      (35.1)       (30.6)        (30.1)        (27.0)        (27.1)        (32.5)
                                 -------       ------         -----         -----        ------        ------
EBITDA.......................      $27.1        $35.1         $51.1         $74.4        $105.7        $138.7
                                 =======       ======         =====         =====        ======        ======

     The following projections involve three scenarios based on differing growth assumptions in our various business channels. These assumptions are described below. The key financial projections provided to the special committee and shared with Evercore and then subsequently shared with Liberty Partners, are as follows:

LOWER CASE (IN MILLIONS)

                              FISCAL 2003   FISCAL 2004   FISCAL 2005   FISCAL 2006   FISCAL 2007   FISCAL 2008
                              -----------   -----------   -----------   -----------   -----------   -----------
Net Sales...................    $447.9        $389.2        $406.1        $427.6        $449.6        $476.7
EBITDA......................     $24.3         $24.5         $29.0         $33.5         $38.2         $44.8
Net Income..................    ($30.2)        ($2.7)         $1.1          $8.3         $13.5         $17.3
Capital Expenditures and New
  Charter School Loans......      N.A.*       ($11.1)       ($26.2)       ($27.7)       ($34.4)       ($43.3)
Total Debt..................     $68.9         $27.9          $8.8          $8.8          $9.1          $9.3

Reconciliation from Net Income to EBITDA for the above table

                               Fiscal 2003   Fiscal 2004   Fiscal 2005   Fiscal 2006   Fiscal 2007   Fiscal 2008
                               -----------   -----------   -----------   -----------   -----------   -----------
Net Income...................     ($30.2)       ($2.7)         $1.1          $8.3         $13.5         $17.3
Income Tax (Expense)
  Benefit....................       (1.3)         0.2          (0.8)         (4.1)         (6.9)         (8.9)
Other Expense/Income.........      (14.3)         0.0           0.0           0.0           0.0           0.0
Interest Income (Expense),
  net........................       (3.8)         2.9           1.2           1.9           2.1           2.8
Depreciation and
  Amortization...............      (35.1)       (30.3)        (28.3)        (23.0)        (19.9)        (21.5)
                                 -------       ------        ------        ------         -----         -----
EBITDA.......................      $24.3        $24.5         $29.0         $33.5         $38.2         $44.8
                                 =======       ======        ======        ======         =====         =====

MODERATE CASE A (IN MILLIONS)

                              FISCAL 2003   FISCAL 2004   FISCAL 2005   FISCAL 2006   FISCAL 2007   FISCAL 2008
                              -----------   -----------   -----------   -----------   -----------   -----------
Net Sales...................    $447.9        $392.2        $429.8        $475.3        $525.8        $581.0
EBITDA......................     $24.3         $27.2         $33.2         $40.1         $48.2         $58.3
Net Income..................    ($30.2)        ($1.0)         $3.8         $11.7         $18.6         $24.1
Capital Expenditures and New
  Charter School Loans......      N.A.*       ($13.0)       ($33.0)       ($36.9)       ($46.8)       ($56.8)
Total Debt..................     $68.9         $28.0          $8.8          $8.8          $9.1          $9.3

Reconciliation from Net Income to EBITDA for the above table

                               Fiscal 2003   Fiscal 2004   Fiscal 2005   Fiscal 2006   Fiscal 2007   Fiscal 2008
                               -----------   -----------   -----------   -----------   -----------   -----------
Net Income...................     ($30.2)       ($1.0)         $3.8         $11.7         $18.6         $24.1
Income Tax (Expense)
  Benefit....................       (1.3)        (0.7)         (1.7)         (5.9)         (9.6)        (12.6)
Other Expense/Income.........      (14.3)         0.0           0.0           0.0           0.0           0.0
Interest Income (Expense),
  net........................       (3.8)         2.9           1.5           2.4           3.0           4.3
Depreciation and
  Amortization...............      (35.1)       (30.5)        (29.2)        (24.9)        (22.9)        (25.8)
                                 -------       ------        ------         -----         -----         -----
EBITDA.......................      $24.3        $27.2         $33.2         $40.1         $48.2         $58.3
                                 =======       ======        ======         =====         =====         =====

MODERATE CASE B (IN MILLIONS)

                              FISCAL 2003   FISCAL 2004   FISCAL 2005   FISCAL 2006   FISCAL 2007   FISCAL 2008
                              -----------   -----------   -----------   -----------   -----------   -----------
Net Sales...................    $447.9        $392.2        $435.3        $486.3        $545.7        $608.3
EBITDA......................     $24.3         $27.2         $32.5         $41.1         $53.1         $65.9
Net Income..................    ($30.2)        ($1.0)         $3.4         $12.3         $21.8         $29.1
Capital Expenditures and New
  Charter School Loans......      N.A.*       ($13.0)       ($33.0)       ($36.9)       ($46.8)       ($56.8)
Total Debt..................     $68.9         $28.0          $8.8          $8.8          $9.1          $9.3

Reconciliation from Net Income to EBITDA for the above table

                               Fiscal 2003   Fiscal 2004   Fiscal 2005   Fiscal 2006   Fiscal 2007   Fiscal 2008
                               -----------   -----------   -----------   -----------   -----------   -----------
Net Income...................     ($30.2)       ($1.0)         $3.4         $12.3         $21.8         $29.1
Income Tax (Expense)
  Benefit....................       (1.3)        (0.7)         (1.4)         (6.2)        (11.4)        (15.3)
Other Expense/Income.........      (14.3)         0.0           0.0           0.0           0.0           0.0
Interest Income (Expense),
  net........................       (3.8)         2.9           1.5           2.4           3.0           4.3
Depreciation and
  Amortization...............      (35.1)       (30.5)        (29.2)        (24.9)        (22.9)        (25.8)
                                 -------       ------        ------         -----         -----         -----
EBITDA.......................      $24.3        $27.2         $32.5         $41.1         $53.1         $65.9
                                 =======       ======        ======         =====         =====         =====

---------------

* This data was not included for fiscal year 2003 in the projections.

     Each set of projections made differing assumptions on the growth of the business over time. The Lower Case projections assumed that the Company's managed school and summer school businesses would grow at a lesser rate than the rate assumed by the Plan Case projections and that Edison's new business initiatives would not prove successful. The Moderate Case A projections assumed a higher rate of growth in Edison's managed school and summer school businesses than the rate assumed by the Lower Case projections, but again assumed that the Company's new business initiatives would not prove successful. The Moderate Case B projections utilized the same managed school and summer school growth assumptions of Moderate Case A, with growth in the Company's new business initiatives assumed at a more moderate rate than was incorporated in the Plan Case projections.

     The projections set forth above should be read together with "Edison Selected Historical Consolidated Financial Data" included in this proxy statement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the board of directors, you should be aware that certain of Edison's executive officers and directors have interests in the transaction that are different from, or are in addition to, the interests of Edison's stockholders generally. The board of directors appointed a special committee, consisting solely of directors who are not and have not been current or former officers or employees of Edison and who will not retain an economic interest in Edison following the merger, to evaluate and negotiate the terms of the offer to acquire Edison. The special committee was aware of these differing interests and considered them, among other matters, in recommending the approval of the merger agreement to Edison's board of directors and to Edison's stockholders.

     Treatment of Directors' and Executive Officers' Equity Interests. Edison's directors and executive officers will receive cash in the merger for the shares of Edison common stock owned by them and for certain options to purchase shares of Edison common stock held by them. The shares of Edison common stock owned by Edison's directors and executive officers will be converted as of the completion of the merger into the right to receive $1.76 per share. Prior to the completion of the merger, all unvested options for Edison common stock held by each of Edison's directors and executive officers will become fully vested and exercisable. Each of Edison's directors and executive officers who holds an option for Edison common stock with a per share exercise price less than $1.76 will receive upon the completion of the merger, in consideration for the cancellation of the option, cash in an amount equal to the product of $1.76 minus the applicable exercise price per share of the option, multiplied by the number of shares of Edison common stock subject to the option. Options held which have a per share exercise price equal to or greater than $1.76 per share will be cancelled in the merger for no value. The shares and options owned by Edison's directors and executive officers are to be treated under the merger agreement in the same manner as all other shares of Edison common stock held by stockholders generally and all other options to purchase shares of Edison common stock held by holders of options generally.

     The following table indicates, with respect to each of Edison's executive officers and directors, (1) the number of shares of Edison common stock owned by such executive officer or director as of August 15, 2003, (2) the number of shares subject to options with a per share exercise price less than $1.76 held by such executive officer or director as of August 15, 2003, (3) the weighted average exercise price of each of such options and (4) the number of unvested shares of restricted common stock of Edison held by such executive officer or director as of August 15, 2003 (except as otherwise noted):

                                                        (2)
                                                 ------------------
                                                  SHARES OF EDISON           (3)
                                                    COMMON STOCK      -----------------          (4)
                                   (1)           SUBJECT TO OPTIONS   WEIGHTED AVERAGE    ------------------
                            ------------------     WITH PER SHARE     EXERCISE PRICE OF   UNVESTED SHARES OF
                             SHARES OF EDISON      EXERCISE PRICE      EDISON OPTIONS     EDISON RESTRICTED
NAME                        COMMON STOCK OWNED    LESS THAN $1.76       IN COLUMN(2)         COMMON STOCK
----                        ------------------   ------------------   -----------------   ------------------
John B. Balousek..........         91,618
Christopher D. Cerf.......        200,600             600,000               $1.17
John E. Chubb.............                            100,000               $1.43
Joan Ganz Cooney..........            400              15,000               $1.43
Charles J. Delaney........   1,146,667(1)                                                   853,333(2)
Reverend Floyd H. Flake...
Ronald F. Fortune.........
Edward S. Harris..........                             15,000               $1.09
Paul A. Lincoln...........
Lowell W. Robinson........
Christopher J. Scarlata...                             68,000               $1.43
Benno C. Schmidt, Jr. ....        373,369
Timothy P. Shriver........                             15,000               $1.43
H. Christopher Whittle....      2,384,788

---------------

(1) The number shown for Mr. Delaney includes 196,667 shares attributable to restricted stock awards that are expected to become vested between July 31, 2003 and November 1, 2003, the date assumed for completion of the merger for purposes of this chart.

(2) This number represents the number of shares of restricted common stock of Edison owned by Mr. Delaney as of August 15, 2003 less the number of restricted shares (reflected in column (1)) that are expected to vest between July 31, 2003 and November 1, 2003. Assuming the merger is completed on November 1, 2003 and Mr. Delaney's employment agreement is not extended, as described below, an additional 520,000 shares of Mr. Delaney's restricted common stock will vest in accordance with the terms of his employment agreement and the remainder of Mr. Delaney's restricted shares, 333,333 shares, will be forfeited.

     Edison's Management and Board of Directors Following the Merger. It is expected that the current management of Edison will hold the same positions after the completion of the merger and that, except as described below, any employment agreements in place will be unaffected by the merger. Shakespeare has the right to enter into other employment agreements with other management members that will be effective upon completion of the merger. The board of directors of Edison after the completion of the merger will include three of Edison's current directors, Mr. Whittle, Mr. Cerf and Benno C. Schmidt, Jr., and four affiliates of Liberty Partners, Peter E. Bennett, Michael S. Levine, Yvonne
V. Marsh and G. Michael Stakias.

     Indemnification and Insurance. Under the merger agreement, Edison, as the surviving corporation, and Shakespeare have agreed to indemnify and hold harmless to the fullest extent permitted under applicable law (and advance expenses to) each current and former director, officer and employee of Edison and its subsidiaries for acts or omissions existing or occurring at any time before completion of the merger by such individuals in such capacities. For five years after the merger, Edison, as the surviving corporation, has also agreed to provide directors' and officers' liability insurance for acts or omissions occurring before the effective time covering each person currently covered by Edison's directors' and officers' liability insurance policy on terms, and with respect to coverage and amount, not less favorable than provided in Edison's policy in effect on the date of the merger agreement. The merger agreement also provides that all rights to indemnification existing in favor of any of such indemnified persons under Edison's certificate of incorporation and by-law provisions (or under such or similar organizational documents of Edison's subsidiaries), under Delaware or other applicable law or provided in an agreement between any such indemnified party and Edison (or any of its subsidiaries), will continue in full force and effect after the completion of the merger to the extent relating to events occurring before the completion of the merger.

     Agreements with Mr. Whittle. Mr. Whittle has agreed to enter into several agreements with Shakespeare and Edison that will govern Mr. Whittle's relationship with Shakespeare and Edison following the completion of the merger. The key terms of these agreements are described below.

     Mr. Whittle's Equity Participation Following the Merger. Upon completion of the merger, Mr. Whittle will receive 30,000 fully vested Series A common shares of Shakespeare and will also receive 50,000 Series C common shares of Shakespeare and 55,000 Series D common shares of Shakespeare. The Series C and Series D common shares of Shakespeare held by Mr. Whittle will each vest ratably, on a monthly basis, over the five-year period immediately following the completion of the merger. In the event that any person other than Liberty Partners acquires 50% or more of the outstanding equity of Edison (determined by either value or voting power) or all or substantially all of the assets of Edison are sold to any person other than Liberty Partners, the Series C and Series D common shares of Shakespeare held by Mr. Whittle will become fully vested and non-forfeitable. The Series C and Series D common shares also vest and become non-forfeitable upon certain qualifying terminations of Mr. Whittle's employment, as described below.

     Mr. Whittle will have the right to sell a portion of his equity to Shakespeare over the next five years under two separate arrangements. Under Optional Put (A), Mr. Whittle will be able to require Shakespeare to purchase up to $2.4 million of his Series A common shares after each of the Company's fiscal years 2004, 2005, 2006 and 2007 and up to $400,000 of his Series A common shares after the Company's fiscal year 2008 for total aggregate proceeds of up to $10.0 million. By agreement with Shakespeare, Mr. Whittle may increase the annual amount of his equity put to Shakespeare to up to $2.667 million for each of the first three years, with the incremental amount first reducing the putable amount for year five and any remainder reducing the putable amount for year four. The number of shares to be sold by Mr. Whittle under each annual put will be based on Edison's operating performance under a formula calculation. Edison's operating performance may not be sufficient to permit Mr. Whittle to exercise Optional Put (A) in whole.

     Under Optional Put (B), Mr. Whittle will be able to require Shakespeare to purchase up to $1.4 million of his Series A common shares after each of the Company's fiscal years 2004, 2005, 2006, 2007 and 2008 for total aggregate proceeds of up to $7.0 million. The number of shares to be sold by Mr. Whittle under each annual put will be calculated in the same manner as under Optional Put (A). Edison's operating performance may not be sufficient to permit Mr. Whittle to exercise Optional Put
(B) in whole. Upon completion of the merger, Shakespeare will deposit $7.0 million in an escrow account to secure the amounts potentially due to Mr. Whittle upon his exercise of Optional Put (B).

     To the extent that Mr. Whittle does not exercise his right to require Shakespeare to purchase his Series A common shares under Optional Put (A) and Optional Put (B), Shakespeare will have the right to purchase such Series A common shares at 110% of the price at which Mr. Whittle could have sold the shares to Shakespeare.

     Employment Agreement for Mr. Whittle. Mr. Whittle, who is employed by Edison pursuant to an employment agreement dated December 18, 2001, as amended, has agreed to enter into a new employment agreement with Edison that will become effective upon completion of the merger.

     The new employment agreement will have a five-year term, renewable for successive one-year terms unless Edison provides Mr. Whittle with written notice of its intent not to renew the agreement at least six months prior to the end of the original term or three months prior to the end of any successive term. The new employment agreement will provide that Mr. Whittle will serve as Edison's chief executive officer and a member of Edison's board of directors. Mr. Whittle will also serve as a member of the board of managers of Shakespeare for so long as he remains Edison's chief executive officer.

     Mr. Whittle's base annual salary during the employment term will be not less than $600,000. Mr. Whittle will have an annual bonus potential of 275% of his base salary, to be paid in quarterly installments, based on the attainment of annual EBITDA targets mutually determined by Edison and Mr. Whittle prior to the start of each fiscal year.

     In addition, Mr. Whittle will be entitled to reimbursement for 100% of his future business expenses and will be eligible to participate in, and receive benefits under, Edison's welfare benefit plans, including Edison's medical, dental and life insurance plans.

     Upon completion of the merger, Edison will pay Mr. Whittle an amount equal to the difference between the base salary Edison paid to Mr. Whittle with respect to the period between July 1, 2003 and the completion of the merger and the base salary that Mr. Whittle would have been paid had his new employment agreement been in effect during such period.

     In satisfaction of outstanding Edison notes held by WSI Inc., a corporation wholly owned by Mr. Whittle, Edison will also pay an aggregate of $587,968.12 plus accrued and unpaid interest to WSI Inc. upon completion of the merger.

     Mr. Whittle's employment may be terminated at any time by Edison. If Mr. Whittle's employment is terminated without cause or if Mr. Whittle terminates his employment for "good reason," Edison will be obligated to continue to pay Mr. Whittle his base salary and his maximum potential bonus, and provide him with continued employee benefits, until the earlier of two years from the date of his termination of employment and the expiration of the term of the new employment agreement. In addition, upon such termination, the Series C and Series D common shares held by Mr. Whittle will fully vest and become non-forfeitable, and Optional Put (A) and Optional Put (B) will remain in full force and effect. If Mr. Whittle's employment is terminated with cause or if Mr. Whittle terminates his employment without "good reason," Edison will only be obligated to pay Mr. Whittle his accrued salary and a pro-rata bonus for the calendar quarter in which the termination occurs. In addition, upon such termination, any unvested Series C and Series D common shares held by Mr. Whittle will be forfeited and Optional Put (A) will terminate (although Optional Put (B) will remain in effect).

     Mr. Whittle is generally viewed as the creator of the business concept of private management of public schools. To induce Liberty Partners to participate in this transaction, Mr. Whittle has agreed not to compete with Edison for seven years following the completion of the merger, whether Mr. Whittle is employed by Edison or not. For each of the first five years immediately following the completion of the merger (whether Mr. Whittle is employed by Edison or not), Mr. Whittle will be entitled to a non-compete payment equal to the excess, if any, of $1.4 million minus the highest amount for which Mr. Whittle could exercise "Optional Put (B)" in such year, regardless of whether Mr. Whittle actually exercises "Optional Put (B)."

     Loans to Mr. Whittle. Mr. Whittle borrowed $6.6 million from Edison on November 15, 1999 and $1.2 million from Edison on April 13, 2000. These loans are secured by, and limited in recourse to, 59,205 shares of Class A common stock and 665,795 shares of Class B common stock owned by Mr. Whittle. Payment of the principal amount and accrued interest on the November 1999 loan is due in full in November 2004 and payment of the principal amount and accrued interest on the April 2000 loan is due in full in April 2005. The balance of principal and interest outstanding under these loans was $7.9 million and $2.5 million, respectively, as of June 30, 2003. In the merger, the collateralized shares will be converted into the right to receive $1.76 per share (an aggregate of $1.276 million). Upon the merger, the loans will remain outstanding and will be collateralized, up to a total value of $1.276 million, by a first lien on Series C common shares of Shakespeare owned by Mr. Whittle.

     New Loan to Mr. Whittle. Upon completion of the merger, Mr. Whittle will receive a full-recourse loan from Edison in the amount of $1.685 million. The loan will bear interest at the prime rate plus four percentage points, with payment of the principal amount and accrued interest due in full on the fifth anniversary of the completion of the merger. The loan will accelerate in the event that Liberty Partners ceases to own at least 51% of the capital stock of Shakespeare entitled to vote or upon the bankruptcy of Mr. Whittle. The loan will be secured by a first lien on 5,000 Series D common shares of Shakespeare owned by Mr. Whittle.

     Payment of Mr. Whittle's Fees and Expenses. Shakespeare has agreed to pay Mr. Whittle's reasonable out-of-pocket fees and expenses directly relating to the merger, including the fees and expenses of Mr. Whittle's legal counsel and Bear Stearns.

     Agreements with Mr. Schmidt. Mr. Schmidt is expected to continue as a member and chairman of Edison's board of directors following the merger. On June 26, 2003, the term of Mr. Schmidt's current employment agreement, originally dated June 20, 2000, was extended until December 31, 2003. Pursuant to this agreement, Mr. Schmidt is entitled to an annual base salary of $298,080, subject to annual increases or decreases. The agreement provides that Mr. Schmidt may also receive incentive bonuses at the discretion of Edison's board of directors. Under the agreement, Edison maintains term life insurance in the amount of $5.0 million for Mr. Schmidt, proceeds of which will first be used to offset loans Edison has made to Mr. Schmidt, with any excess amount for his benefit. If Edison terminates Mr. Schmidt's employment without cause or if Mr. Schmidt terminates his employment for "good reason," he is entitled to receive his base salary and the bonus he earned from the prior fiscal year for 12 months following the effective date of his termination and an additional lump sum payment of $3.2 million. The lump sum payment may be used to offset any outstanding balance on the two loans Edison has made to Mr. Schmidt.

     Agreements with Mr. Cerf. Mr. Cerf will continue as president and chief operating officer of Edison and a member of Edison's board of directors following the merger. Shakespeare and Mr. Cerf have agreed that Mr. Cerf will be issued 20,000 Series B common shares of Shakespeare upon the consummation of the merger. In addition, Shakespeare and Mr. Cerf have agreed to extend Mr. Cerf's existing employment agreement with Edison for a period of one year following the consummation of the merger, on the same terms and conditions described below. Pursuant to his current employment agreement with Edison, Mr. Cerf is entitled to a minimum annual base salary of $295,000 and is eligible for an annual bonus of up to 150% of his base salary.

     Agreements with Mr. Delaney. Edison and Mr. Delaney entered into an employment agreement in October 2002 in which Edison agreed to employ Mr. Delaney until June 2004 with an annual base salary of $295,000. As of July 31, 2003, Edison amended its current employment agreement with Mr. Delaney, as described below. Under the amended agreement, Mr. Delaney is eligible for a bonus of up to $450,000 for fiscal year 2004 based on Edison's achievement of specified financial goals, with such bonus to be paid within 60 days of the end of fiscal year 2004. Mr. Delaney received an additional grant of 1,000,000 shares of restricted stock for services to be rendered during fiscal year 2004, including 440,000 shares ("Time Vested Restricted Stock") which will vest ratably over 12 months. The remaining 560,000 shares

("Performance Vested Restricted Stock") vest at the end of fiscal year 2004 to the same extent as the percentage of annual bonus awarded to Mr. Delaney for fiscal year 2004. If, prior to a change in control, Mr. Delaney's employment is terminated without cause or if he terminates his employment for "good reason" during fiscal year 2004, Edison's board of directors shall, as of the termination date, evaluate Mr. Delaney's performance and determine what portion of the annual bonus for fiscal year 2004 to award to Mr. Delaney and what portion of the Performance Vested Restricted Stock will vest. Vesting of the Time Vested Restricted Stock will cease on the termination date. In the event of a change in control prior to June 30, 2004 (the consummation of the merger will be a change in control for purposes of Mr. Delaney's employment agreement), Mr. Delaney's employment agreement will terminate automatically unless extended by mutual agreement. In connection with such termination, Edison will accelerate the vesting of (1) 50% of the unvested portion of the Time Vested Restricted Stock, (2) a pro-rata portion, based solely on the passage of time, of the Performance Vested Restricted Stock and (3) 50% of that portion of the Performance Vested Restricted Stock that did not vest as a result of the pro-rata acceleration described in (2). Any unvested shares of restricted stock remaining after the accelerated vesting described above will be forfeited. In addition, upon such termination, Edison will pay Mr. Delaney, at Edison's option in either a lump sum or in equal installments over the remaining pay periods in fiscal year 2004, the sum of (1) 50% of Mr. Delaney's remaining salary for fiscal year 2004 and (2) the total of (A) a pro-rata portion, based solely on the passage of time, of Mr. Delaney's bonus potential for fiscal year 2004 and
(B) 50% of Mr. Delaney's bonus potential remaining after calculation of the pro-rata bonus portion. If the merger is completed on November 1, 2003 and his employment agreement is not extended, Mr. Delaney will be entitled to a cash payment of approximately $400,000. Mr. Delaney has agreed not to compete against Edison during his term of employment and for one year thereafter.

     Additional Equity Grants. In addition to the 20,000 Series B common shares of Shakespeare that Shakespeare anticipates issuing to Mr. Cerf (as described above), Shakespeare contemplates issuing up to 70,000 Series B common shares of Shakespeare to other senior members of Edison's management.

POST-CLOSING ARRANGEMENTS AMONG LIBERTY PARTNERS AND THE MANAGEMENT MEMBERS

     Post-Merger Ownership and Operating Agreement of Shakespeare. After giving effect to the merger, Shakespeare will own all of the outstanding capital stock of Edison. The principal terms of Liberty Partners' and the management members' agreements with Shakespeare are as follows:

     - Capitalization/Ownership. Assuming a post-merger total equity capitalization of Shakespeare of 1.0 million shares, it is currently contemplated that:

       - Liberty Partners will be issued:

         + 258,333 Series A preferred shares; and

         + 516,667 Series A common shares.

       - Mr. Whittle will be issued:

         + 30,000 Series A common shares;

         + 50,000 Series C common shares which vest ratably over 60 months; and

         + 55,000 Series D common shares which vest ratably over 60 months.

       - Mr. Cerf will be issued 20,000 Series B common shares which vest ratably over 60 months.

       - other members of Edison's management, excluding Messrs. Whittle and Cerf, will be issued 70,000 Series B common shares which vest ratably over 60 months.

     - Series A Preferred Shares General Terms. At the effective time of the merger, it is currently contemplated that Liberty Partners will provide approximately $37.3 million of capital in consideration for the Series A preferred shares. The Series A preferred shares will:

       - accrue dividends at a rate of 8% per annum, compounded quarterly, and such dividends accumulate (including on unpaid dividends) and are payable quarterly, in arrears, in cash or additional Series A preferred shares;

       - be senior in rights and payment to all other equity securities;

       - be convertible into Series A common shares on a one-to-one basis, subject to accretion to the extent of any dividends paid-in-kind;

       - be convertible at the option of the holders of the Series A preferred shares and subject to automatic conversion upon consummation of a "Qualified Public Offering," as such term is defined in the agreements;

       - be redeemable at the option of the holders of the Series A preferred shares upon certain events; and

       - be subject to customary weighted average anti-dilution provisions.

     - Series A Preferred Shares Liquidation Preference. In the event of any liquidation or winding up of Shakespeare, the holders of the Series A preferred shares will be entitled to receive in preference to the holders of all other equity securities, an amount equal to the greater of:

       - the original purchase price plus accrued but unpaid dividends; or

       - the amount that the holders of the Series A preferred shares would be entitled to receive in such liquidation in respect of the Series A common shares into which the Series A preferred shares are then convertible.

     - Series A Preferred Shares Voting Rights/Covenants. The Series A preferred shares will have voting rights equal to the number of shares of Series A common shares issuable upon conversion of the Series A preferred shares. In addition, the Series A preferred shares will have certain customary rights, preferences and privileges, including the restriction of certain fundamental changes to Shakespeare and certain other actions by Shakespeare without the consent of the holders of a majority of the Series A preferred shares.

     - Common Shares General Terms. At the effective time of the merger, it is currently contemplated that Liberty Partners will provide approximately $74.7 million of capital in consideration for the Series A common shares. Mr. Whittle, with regard to his Series A common shares, will be deemed to have made an initial capital contribution equal to his pro-rata share of Series A common shares based upon Liberty Partners' initial capital contribution for its pro-rata share of Series A common shares.

     - Common Shares Distribution. Distributions on the common shares will be made as follows:

       - to the holders of Series A common shares on a pro-rata basis until the unreturned capital contributions of the Series A common shareholders has been reduced to zero;

       - then to the holders of Series A common shares and vested Series B common shares on a pro-rata basis until all of the Series A common shareholders have received distributions totaling 150% of their initial capital contributions;

       - then to the holders of Series A common shares, vested Series B common shares and vested Series C common shares on a pro-rata basis until all of the Series A common shareholders have received distributions totaling 300% of their initial capital contributions; and

       - then to the holders of Series A common shares, vested Series B common shares, vested Series C common shares and vested Series D common shares on a pro-rata basis.

     - Other Rights.

       - Liberty Partners will be entitled to purchase securities offered by Shakespeare in future financings in order to maintain its pro-rata ownership of Shakespeare.

       - Liberty Partners will have the right to participate in any sale of Shakespeare securities by existing principal shareholders to unaffiliated third parties with its pro-rata number of securities on the same terms and conditions as the other sellers.

       - Liberty Partners will have the right to require a sale of Shakespeare to an unaffiliated third party by requiring all other shareholders to sell their securities for cash or liquid securities on the same terms and conditions as Liberty Partners.

       - Shakespeare will have first offer rights on any securities offered by the members of Shakespeare, other than Liberty Partners, to any unaffiliated third parties subject to customary exceptions. All principal holders of Shakespeare's equity securities, other than Liberty Partners, will be subject to a right of first refusal on transfers to unaffiliated third parties in favor of Liberty Partners.

       - Liberty Partners will be entitled to representation on Shakespeare's board of managers and committees proportionate to its ownership of Shakespeare's equity.

       - Liberty Partners will have certain registration rights with regard to all common shares and common share equivalents. The cost of such registrations will be borne by Shakespeare.

       - Liberty Partners will be entitled to an annual monitoring fee paid quarterly in cash and reimbursement of its fees and expenses.

       - Liberty Partners will have certain inspection and access rights with respect to Shakespeare and its properties, business affairs, finances, accounts and personnel.

     Post-Merger Member Agreement between Shakespeare and Mr. Whittle. For a description of certain put and call rights that Mr. Whittle has with respect to the common shares of Shakespeare that he will be issued, see "-- Interests of Certain Persons in the Merger -- Mr. Whittle's Equity Participation Following the Merger."

     Employment Arrangement with Mr. Whittle. For a description of this arrangement, see "-- Interests of Certain Persons in the Merger -- Employment Agreement for Mr. Whittle."

     Employment Arrangement with Mr. Cerf. For a description of this arrangement, see "-- Interests of Certain Persons in the Merger -- Agreements with Mr. Cerf."

PLANS FOR EDISON FOLLOWING THE MERGER

     Except as described in this proxy statement, Edison has not, and Edison has been advised by Liberty Partners, Shakespeare and the management members that they have not, approved any:

     - plans or proposals for any extraordinary corporate transaction involving Edison or any of its subsidiaries;

     - purchase, sale or transfer of a material amount of assets currently held by Edison or any of its subsidiaries after the completion of the merger;

     - plans or arrangements regarding the dividend rate or policy, indebtedness or capitalization of Edison; or

     - other material change in Edison's corporate structure or business.

     If the merger is completed, it is expected that the Edison common stock will be removed from registration and that Edison will cease to be a reporting company under the Exchange Act, and the Edison common stock will cease to be quoted through the NASDAQ national market or any other interdealer quotation system.

     Immediately after the merger, the Edison board of directors will consist of seven members, including the following current members of Edison's board: Mr. Schmidt who will continue to be chairman of the board, Mr. Whittle and Mr. Cerf; and four affiliates of Liberty Partners: Peter E. Bennett, Michael S. Levine, Yvonne V. Marsh and G. Michael Stakias.

     Mr. Whittle and Liberty Partners have an agreement whereby Mr. Whittle shall enter into a new employment agreement with Edison, to be effective as of the completion of the merger. For a description of Mr. Whittle's proposed employment agreement, see "-- Interests of Certain Persons in the Merger -- Employment Agreement for Mr. Whittle." Additionally, Mr. Cerf and Shakespeare have a verbal agreement to extend Mr. Cerf's existing employment agreement with Edison for a period of one year following the consummation of the merger, on the same terms and conditions that exist today.

     Although Liberty Partners, Shakespeare and the management members believe it is unlikely that they will do so, they reserve the right to change their plans at any time. Accordingly, they may elect to sell, transfer or otherwise dispose of all or any portion of the shares of capital stock of Edison owned by them after the merger or may decide that, in lieu of the continuation of the business plan, Edison should sell, transfer or otherwise dispose of all or any portion of its assets, in any case, to one or more of Edison's affiliates or to any other parties as warranted by future conditions. Although Liberty Partners, Shakespeare and Mr. Whittle believe it is unlikely that they will do so, they also reserve the right to make whatever personnel changes to the present management of Edison they deem necessary after completion of the merger.

PLANS FOR EDISON IF THE MERGER IS NOT COMPLETED

     If the merger is not completed, the Edison board of directors expects to retain the current management team, although there can be no assurance that it will be successful in doing so. In the event the merger is not completed, we expect that management will operate the business in a manner similar to the manner in which it is operated today. From time to time, Edison will evaluate and review its business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger agreement is not approved and adopted or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Edison will be offered or that Edison's operations will not be adversely impacted.

FEES AND EXPENSES

     Edison estimates that it will incur, and will be responsible for paying, transaction-related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, fees and expenses of attorneys and accountants
and other related charges, totaling approximately $[     ] million. This amount
consists of the following estimated fees and expenses:

                                                               AMOUNT
                                                              (DOLLARS
                                                                 IN
DESCRIPTION                                                   MILLIONS)
-----------                                                   ---------
Financial advisory fees and expenses........................     [  ]
Legal fees and expenses.....................................     [  ]
Accounting fees and expenses................................     [  ]
SEC filing fees.............................................     [  ]
Printing, proxy solicitation and mailing costs..............     [  ]
Miscellaneous...............................................     [  ]
                                                                -----
Total.......................................................    $[  ]

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the material federal income tax consequences to stockholders from the receipt of cash in exchange for Edison common stock pursuant to the merger. This discussion is for general information only and does not purport to consider all aspects of federal income taxation that may be relevant to stockholders. The discussion is based on the provisions of the Internal Revenue Code, treasury regulations promulgated under it, judicial decisions and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. The following does not address the federal income tax consequences to Edison's stockholders in light of their particular circumstances or that may be subject to special rules (for example, dealers in securities, brokers, banks, insurance companies, tax-exempt organizations and financial institutions, stockholders that have acquired Edison common stock as part of a straddle, hedge, conversion transaction or other integrated investment or stockholders that acquired Edison common stock pursuant to the exercise of an employee stock option or otherwise as compensation), nor does it address the federal income tax consequences to stockholders that do not hold Edison common stock as "capital assets" within the meaning of the Internal Revenue Code (generally, property held for investment). The tax consequences to stockholders that hold Edison common stock through a partnership or other pass-through entity will generally depend on the status of the stockholder and the activities of the partnership. This discussion does not consider the effect of any state, local or foreign income or other tax law.

     For purposes of this discussion, (1) a "U.S. holder" means a beneficial owner of Edison common stock that, for federal income tax purposes, is (A) an individual who is a citizen or resident of the United States, (B) a corporation, or other entity treated as a corporation for federal income tax purposes, created or organized under the laws of the United States or any state or any political subdivision thereof, (C) an estate the income of which is subject to federal income taxation regardless of its source or (D) a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control the substantial decisions of the trust, and (2) a "non-U.S. holder" means a beneficial holder of Edison common stock that is not a "U.S. holder."

     Treatment of U.S. Holders. The receipt of cash in exchange for Edison common stock pursuant to the merger will be a taxable transaction for federal income tax purposes. A U.S. holder that receives cash in exchange for Edison common stock pursuant to the merger will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash paid to the U.S. holder and the U.S. holder's adjusted tax basis in the Edison common stock surrendered in the merger. Gain or loss will be determined separately for each block of Edison common stock (for example, Edison common stock acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the Edison common stock for more than one year at the time of the consummation of the merger. The deductibility of capital losses is subject to limitations.

     Treatment of Non-U.S. Holders. Any gain realized by a non-U.S. holder on the receipt of cash in exchange for Edison common stock pursuant to the merger will generally not be subject to federal income tax unless such gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States or the non-U.S. holder is an individual that is present in the United States for 183 days or more in the taxable year that the merger is consummated and certain other conditions are satisfied.

     Backup Withholding. A U.S. holder of Edison common stock may be subject to backup withholding at the applicable rate (currently 28%) on the cash received pursuant to the merger unless such U.S. holder is an exempt recipient (for example, a corporation) or provides its correct taxpayer identification number and certifies that it is exempt from, or otherwise not subject to, backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder's federal income tax liability provided that the required information is furnished to the Internal Revenue Service.

     EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE RECEIPT OF CASH FOR ITS EDISON COMMON STOCK PURSUANT TO THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.

APPRAISAL RIGHTS OF STOCKHOLDERS

     If the merger is consummated, a holder of shares of Edison common stock is entitled to appraisal rights under Section 262 of the Delaware General Corporation Law ("Section 262"), provided that such stockholder complies with the conditions established by Section 262. Except as set forth in this proxy statement, including the appendices, a holder of shares of Edison common stock will not be entitled to appraisal rights in connection with the merger.

     Section 262 is reprinted in its entirety as Appendix C to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified completely by reference to Appendix C. Any holder of shares of Edison common stock who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so should review this discussion and Appendix C carefully because failure to comply with the procedures set forth in this section and Appendix C will result in the loss of appraisal rights. All references in this summary of appraisal rights to a "stockholder" or "holder of shares of Edison common stock" are to the holder of record of shares of Edison common stock.

     A stockholder who makes the demand described below and in Appendix C with respect to shares of Edison common stock, who continuously holds such shares through the effective date of the merger (the "Effective Date"), who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the merger nor consents to the merger in writing, will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of such stockholder's shares of Edison common stock.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the special meeting, not less than 20 days prior to the meeting, a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that appraisal rights are available and include in each notice a copy of Section 262. This proxy statement constitutes such notice to the holders of shares of Edison common stock and
Section 262 is attached to this proxy statement as Appendix C.

     Holders of shares of Edison common stock who desire to exercise their appraisal rights must not vote in favor of the merger. A stockholder who signs and returns a proxy card without expressly directing that his or her shares of common stock be voted against the merger agreement will effectively waive his, her or its appraisal rights because such shares represented by the proxy card will be voted for the approval and adoption of the merger agreement and the merger. Accordingly, a stockholder who desires to exercise and perfect appraisal rights with respect to any of his or her shares of common stock must check either the "against" or the "abstain" box next to the proposal to approve and adopt the merger agreement and the merger on such card or affirmatively vote in person against the proposal or register in person an abstention with respect to such proposal or timely revoke any proxy in favor of the approval and adoption of the merger agreement and the merger. In addition, holders of shares of Edison common stock who desire to exercise their appraisal rights must deliver to Edison, before the vote on the proposal to approve and adopt the merger agreement and the merger, a written demand for appraisal of such stockholder's shares of common stock. A proxy or vote against the merger agreement and the merger will not by itself constitute a demand for appraisal. The demand for appraisal must be executed by or on behalf of the stockholder and must reasonably inform Edison of the stockholder's identity and that such stockholder intends to demand appraisal of the shares of Edison common stock. Within 10 days after the Effective Date, Edison must provide notice of the Effective Date to all stockholders who have complied with Section 262 and who have not voted in favor of, or consented to, the merger.

     A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand for appraisal of such stockholder's shares before the taking of the vote on the merger to: Edison Schools Inc., 521 5th Avenue, 11th Floor, New York, New York 10175, Attention: Investor Relations.

     A person having a beneficial interest in shares of Edison common stock that are held of record in the name of another person, such as a broker, bank, fiduciary, depositary or other nominee, must act promptly and in a timely manner to cause the record holder to follow the steps summarized here and set forth in greater detail in Appendix C properly and in a timely manner to perfect appraisal rights. If the shares of Edison common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, the demand must be executed by or for the record owner. If the shares of Edison common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder; however, the agent must identify the record owner and expressly disclose the fact that, in executing the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Edison common stock through a broker, who in turn holds the shares through a central securities depositary nominee such as Cede & Co., a demand for appraisal of the shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Edison common stock as a nominee for several beneficial owners, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Edison common stock held in the name of the record holder.

     Within 120 days after the Effective Date, either Edison or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court, with a copy served on Edison in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Edison to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Edison will file an appraisal petition or that Edison will initiate any negotiations with respect to the fair value of the shares. Accordingly, holders of Edison common stock who desire to have their shares appraised should initiate any petitions necessary to perfect their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Date, any stockholder who has complied with the applicable provisions of Section 262 by then will be entitled, upon written request, to receive from Edison a statement setting forth the aggregate number of shares of Edison common stock not voting in favor of the merger with respect to which demands for appraisal were received by Edison and the number of holders of such shares. The statement must be mailed within 10 days after the written request for the statement has been received by Edison or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

     If a petition for an appraisal is timely filed, at the hearing on the petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation on them of the pendency of the appraisal proceedings; and if any stockholder fails to comply with the direction, the Delaware Court may dismiss the proceedings as to that stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Edison common stock, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

     Although Edison believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court, and stockholders should recognize that an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, Edison does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Edison common stock is less than the merger consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that the exclusion is a

"narrow exclusion [that] does not encompass known elements of value," but rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting Edison stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro-rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of Edison common stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Date, be entitled to vote for any purpose any shares subject to the demand or to receive payment of dividends or other distributions on the shares, except for dividends or distributions payable to stockholders at a date before the Effective Date.

     At any time within 60 days after the Effective Date, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the terms offered in the merger by delivering to Edison a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration; after this period, the stockholder may withdraw the demand for appraisal only with the written approval of Edison. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Date, stockholders' rights to appraisal shall cease, and all holders of shares of Edison common stock will be entitled to receive the consideration offered pursuant to the merger agreement. Inasmuch as Edison has no obligation to file a petition for appraisal, and Edison has no present intention to do so, any holder of shares of Edison common stock who desires a petition for appraisal to be filed is advised to file it on a timely basis. No appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

REGULATORY APPROVALS AND REQUIREMENTS

     In connection with the merger, Edison will be required to make certain filings with, and comply with certain laws of, various federal and state governmental agencies, including:

     - filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law after the adoption and approval of the merger agreement and the merger by Edison stockholders; and

     - complying with U.S. federal securities laws.

     It is currently expected that no regulatory approvals will be required in order to complete the merger.

LITIGATION RELATED TO THE MERGER

     Edison is aware of a number of purported class action complaints that have been filed in the Court of Chancery of the State of Delaware (the "Delaware Complaints") and the Supreme Court of the State of New York County of New York (the "New York Complaints") challenging the merger. Thus far, 12 Delaware Complaints have been filed, including: Golombuski v. Whittle, et al., Del. Ch., C.A. No. 20421; Scala v. Whittle, et al., Del. Ch., C.A. No. 20422; Merullo v. Whittle, et al., Del. Ch., C.A. No. 20423; Jones v. Whittle, et al., Del. Ch., C.A. No. 20424; Gail K. Fischmann Trust v. Whittle, et al., Del. Ch. C.A. No. 20427; Jotkovitz v. Whittle, et al., Del. Ch., C.A. No. 20428; Young v. Balousek, et al., Del. Ch., C.A. No. 20426; Divino v. Edison Schools Inc., et al., Del. Ch., C.A. No. 20431; Kern v. Edison Schools Inc. et al., Del. Ch., C.A. No. 20435; Kochalka v. Whittle, et al., Del. Ch., C.A. No. 20437; Carter v. Whittle, et al., Del. Ch., C.A. No. 20446; and Khan v. Whittle, et al., Del. Ch., C.A. No. 20460. All of the Delaware Complaints name Edison, and certain members of the Company's board of directors, as defendants. Some of the Delaware Complaints name Liberty Partners as a defendant. As of the date of this proxy statement, only the complaints in C.A. Nos. 20421 and 20435 have been served on the Company.

     In addition, Edison is aware of three New York Complaints that have been filed thus far, including: Lee v. Edison Schools Inc., et al., Index No. 03/602236; Devine v. Edison Schools Inc., et al., Index No. 03/602295; and Borghesi v. Whittle, et al., Index No. 03/602420. All of the New York Complaints name Edison, and certain members of the Company's board of directors as defendants. Two of the New York Complaints name Liberty Partners as a defendant. As of the date of this proxy statement, only the complaint in Index No. 03/602295 has been served on the Company.

     Both the Delaware Complaints and the New York Complaints allege, among other things, that the defendants purportedly breached duties owed to Edison's stockholders in connection with the transaction by failing to: (1) appropriately value Edison's worth as a merger candidate; (2) expose Edison to the marketplace in an effort to obtain the best transaction reasonably available; and (3) adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value. Plaintiffs seek, among other things: (1) an order that the complaints are properly maintainable as a class action; (2) a declaration that defendants have breached their fiduciary duties and other duties to the plaintiffs and other members of the purported class; (3) injunctive relief; (4) monetary damages; (5) attorneys' fees, costs and expenses; and (6) such other and further relief as the court may deem just and proper. Edison plans to defend these lawsuits, as well as any other similar lawsuits that may be filed, vigorously.

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

                            FINANCING FOR THE MERGER

REQUIREMENTS

     Completion of the merger will require total funding by Edison and Shakespeare of approximately $174.0 million for the following uses:

     - the payment of the merger consideration and the underlying value of the outstanding stock options and warrants;

     - the repayment of existing indebtedness of Edison and Edison Receivables Company LLC, the current principal balance of which is approximately $47.7 million;

     - the payment of equity and debt commitment fees of approximately $3.6 million; and

     - the payment of other fees and expenses of approximately $8.1 million related to the merger.

SOURCES OF FINANCING

     Edison and Shakespeare currently expect that the funds necessary to finance the merger and refinance the existing indebtedness and the related fees and expenses will come from the following sources:

     - Shakespeare has received a written commitment from Liberty Partners to provide approximately $112.0 million in cash through an equity investment in Shakespeare;

     - Shakespeare has received a written commitment from Liberty Partners with respect to its providing a $70.0 million senior secured credit facility to Edison, which they anticipate will consist of a $60.0 million revolving credit facility and $10.0 million term loan (the "debt commitment"); and

     - cash and cash equivalents on hand at Edison at the time of the merger.

     No alternative financing arrangements or alternative financing plans have been made in the event that the financing commitments do not materialize as anticipated. Both the equity commitment and the debt commitment of Liberty Partners expire at noon (Eastern time) on December 31, 2003.

EQUITY COMMITMENT

     The commitment of Liberty Partners to make its equity investment in Shakespeare of approximately $112.0 million is conditioned upon the following:

     - consummation of the transactions contemplated by the merger agreement;

     - there not having occurred and be continuing since July 13, 2003 a material disruption of, or a material adverse change in, financial or banking conditions, in each case as determined by Liberty Partners in its reasonable discretion;

     - there being no amendments to the merger agreement without the prior written consent of Liberty Partners, the full force and effect of the merger agreement and the satisfaction of all conditions precedent under the merger agreement to each of Edison's and Shakespeare Acquisition Corporation's obligations to effect the merger (except to the extent such conditions have been waived with the prior written consent of Liberty Partners); and

     - receipt by Liberty Partners of the legal opinion from counsel to Edison in the form contemplated by the equity commitment letter and customary closing certificates signed by an executive officer of Edison.

     The equity investment of Liberty Partners in Shakespeare in connection with, and in consideration of, the equity commitment of Liberty Partners is subject to various terms and conditions described in "Special
Factors -- Post-Closing Arrangements among Liberty Partners and the Management Members -- Post-Merger Ownership and Operating Agreement of Shakespeare."

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DEBT COMMITMENT

     Commitment; Structure; Amortization; Interest; Maturity. In connection with the merger, Shakespeare received a written commitment from Liberty Partners to provide an aggregate of $70.0 million in senior secured credit facilities to Edison. We expect that the senior secured credit facilities will consist of a revolving credit facility and a term loan, as follows:

     - a $60.0 million senior revolving credit facility governed by a borrowing base consisting of up to 85% of Edison eligible accounts receivable that satisfy Liberty Partners' eligibility and reserve requirements, consisting of receivables from government agencies and local charter school boards generated from the operation of both full-school year programs and summer school programs. This senior revolving credit facility, which will mature three years after completion of the merger, will be amortized on a schedule to be agreed upon by Edison and Liberty Partners. The loan will bear interest at the prime rate plus 4.5% per annum.

     - a $10.0 million senior term loan, which will mature three years after the completion of the merger and will be amortized in quarterly installments equal to 33.0% per annum for the first two years and 34.0% for the third year. In addition to the scheduled payments, Edison would be required to make an annual prepayment in an amount equal to 75% of its "excess cash flow" (to be defined in the term loan documentation) and to make prepayments with the proceeds resulting from the disposition of assets (other than the sale of inventory in the ordinary course of business), insurance settlements from casualty losses and the sale of equity securities. Any such prepayments would be applied to the scheduled installments of the term loan in the inverse order of maturity. The loan will bear interest at the adjusted London inter-bank offered rate plus 5.0% per annum.

     We expect that the $60.0 million available under the revolving credit facility will be available to be drawn upon for general corporate purposes.

     Guarantees; Security. Edison's obligations under the term loan and the revolving credit facility will be guaranteed by Shakespeare and each of Edison's subsidiaries. Edison's obligations under the term loan and the revolving credit facility and the guarantee obligations referred to above will be secured by:

     - a first priority perfected lien on, and pledge of, all outstanding capital stock or other beneficial interest of Edison (including all direct and indirect operating subsidiaries); and

     - a first priority perfected lien on, and security interest in, all presently owned and after acquired assets (personal property and real estate) of Edison and each of the guarantors.

     Other liens on such stock and assets would be prohibited.

     Availability. The availability of the term loan and the revolving credit facility is conditioned upon the consummation of the transactions contemplated by the merger agreement and will be subject to various conditions precedent including:

     - there not having occurred and be continuing since July 13, 2003 a material disruption of, or a material adverse change in, financial or banking conditions, in each case as determined by Liberty Partners in its reasonable discretion;

     - the execution and delivery of definitive documentation, including the senior secured revolving loan agreement, senior secured term loan agreement, promissory notes, security agreements and all other related agreements and documentation, all in form and substance customary for transactions of the type contemplated and reasonably satisfactory to Liberty Partners, and there being no amendments to such documentation or the merger agreement without the prior written consent of Liberty Partners, and such documentation and the merger agreement being in full force and effect and the satisfaction of all conditions precedent under such documentation and the merger agreement, as the case may be, (except to the extent such conditions have been waived with the prior written consent of Liberty Partners);

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     - the receipt by Liberty Partners of such customary legal opinions for transactions of this type from counsel to Edison as Liberty Partners may reasonably request and customary closing certificates signed by an executive officer of Edison; and

     - the satisfaction of each of the conditions to each of Edison's and Shakespeare Acquisition Corporation's obligations to effect the merger.

     Collections. Edison shall, at Liberty Partners' request, transfer to a concentration account at a bank acceptable to Liberty Partners all cash receipts of Edison. All funds in the concentration account would be transferred to Liberty Partners and would be applied, at the direction of Liberty Partners, to reduce the outstanding principal and interest on loans under the revolving credit facility and/or collateralized letters of credit issued in connection with the loans.

     Representations and Warranties; Covenants; Events of Default. The term loan and the revolving credit facility will contain customary representations and warranties and customary financial covenants, including covenants related to maximum leverage, minimum EBITDA and minimum interest coverage. The term loan and the revolving credit facility will contain customary default provisions, including the nonpayment of principal or interest when due, cross defaults, non-compliance with covenants, breach of representations and warranties, bankruptcy and changes of control. Additionally, the senior secured credit facilities will be the only funded debt permitted to be incurred by Edison other than the indebtedness specified in the senior secured credit facility documentation.

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                              THE MERGER AGREEMENT

     On July 13, 2003, Edison entered into the merger agreement with Shakespeare and Shakespeare Acquisition Corporation. The following is a brief summary of the material provisions of the merger agreement. The following description may not contain all of the information that is important to you. The following summary is qualified in its entirety by reference to the merger agreement, which we have attached as Appendix A to this proxy statement and which we incorporate by reference into this document. We encourage you to read the merger agreement in its entirety because it, not the proxy statement, is the legal document that governs the merger.

THE MERGER

     At the effective time of the merger, Shakespeare Acquisition Corporation, a wholly owned subsidiary of Shakespeare, will merge with and into Edison, and Edison will continue as the surviving corporation. As the surviving corporation in the merger, Edison will have all the properties, rights, privileges, powers and franchises of Edison and Shakespeare Acquisition Corporation before the merger and it will be liable for all debts, liabilities and duties of both Edison and Shakespeare Acquisition Corporation before the merger. At the effective time, Edison will become a wholly owned subsidiary of Shakespeare and the separate existence of Shakespeare Acquisition Corporation will cease. The merger agreement provides that the officers of Edison immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. At the effective time of the merger, the directors of the surviving corporation will be the individuals identified as directors in the merger agreement.

TIME OF CLOSING

     The merger will close as soon as practicable following satisfaction or waiver of the conditions to the merger. To complete the merger, the parties will file a certificate of merger with the Secretary of State of the State of Delaware. The merger will be effective at the time the certificate of merger is filed, unless another time is agreed upon and specified in the certificate of merger.

CONVERSION OF CAPITAL STOCK IN THE MERGER

     At the effective time of the merger:

     - each outstanding share of Edison common stock (other than shares held by Edison, its subsidiaries, Shakespeare or Shakespeare Acquisition Corporation and shares as to which stockholders exercise appraisal rights) will be converted into the right to receive $1.76 in cash;

     - each share of Edison common stock held by Edison, its subsidiaries, Shakespeare or Shakespeare Acquisition Corporation will be cancelled; and

     - each outstanding share of Shakespeare Acquisition Corporation will be converted into one share of Edison common stock.

EXCHANGE AND PAYMENT PROCEDURES

     Shakespeare Acquisition Corporation will appoint a paying agent to handle the exchange of stock certificates in the merger for cash. Soon after the merger becomes effective, the paying agent will mail you a letter of transmittal and instructions explaining how to exchange your stock certificate(s) for cash. Upon surrender to the paying agent of a valid stock certificate and a properly completed letter of transmittal, along with such other documents as the paying agent may reasonably require, you will be entitled to receive $1.76 in cash per share. Until surrender in this manner, each stock certificate will only represent the right to receive the merger consideration.

     You should not send your stock certificates now. You should send them only after you receive a letter of transmittal from the paying agent. A letter of transmittal will be mailed to you soon after the merger becomes effective.

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     Any merger consideration made available to the paying agent that Edison stockholders do not claim for nine months after the merger becomes effective will be returned to Edison, as the surviving corporation in the merger, and any Edison stockholder who has not by that time made an exchange must then look directly to Edison for payment of its merger consideration.

TRANSFER OF SHARES

     No transfers of shares of Edison common stock will be made on Edison's stock transfer books after the merger becomes effective.

TREATMENT OF STOCK OPTIONS AND WARRANTS

     Immediately prior to the effective time of the merger, all outstanding options and warrants to purchase Edison common stock will become fully vested and exercisable on an accelerated basis and, at the time the merger becomes effective, all options and warrants not previously exercised will be cancelled. Each holder of an option or warrant to purchase shares of Edison common stock with a per share exercise price less than $1.76 that is so cancelled at the time the merger becomes effective will be entitled to a cash payment in an amount equal to $1.76 minus the exercise price per share of such option or warrant. The cash payment will be made by Edison, as the surviving corporation, as soon as practicable after the surrender of the cancelled options or warrants or delivery of a written agreement or acknowledgement that all options or warrants held by the holder have been cancelled as a result of the merger in exchange for the cash payment. Options and warrants with a per share exercise price greater than or equal to $1.76 will be cancelled without any consideration being paid for those options and warrants.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, Shakespeare and Shakespeare Acquisition Corporation have represented and warranted certain matters to Edison, including with respect to:

     - their incorporation, standing and similar corporate matters;

     - ownership and capital structure of Shakespeare Acquisition Corporation;

     - their authority to enter into the merger agreement and perform their obligations under that agreement;

     - non-contravention and compliance with applicable laws and other agreements to which they are parties;

     - required consents and regulatory filings;

     - Liberty Partners' equity and debt commitments;

     - agreements or arrangements between Shakespeare or Shakespeare Acquisition Corporation, on the one hand, and any officer or director of Edison or any of its subsidiaries, on the other hand, relating to the transactions contemplated by the merger agreement;

     - broker fees;

     - outstanding litigation or proceedings; and

     - accuracy of the information provided for inclusion in this proxy statement or the Schedule 13E-3 Transaction Statement pursuant to Section 13(e) and Rule 13e-3 of the Exchange Act.

     The merger agreement also contains representations and warranties of Edison to Shakespeare and Shakespeare Acquisition Corporation, including with respect to:

     - the incorporation, standing and similar corporate matters of Edison and its subsidiaries;

     - its capital structure, including options and warrants;

     - its authorization to enter into the merger agreement and perform its obligations under that agreement;

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     - non-contravention and compliance with its agreements and applicable laws;

     - required consents and regulatory filings;

     - material contracts;

     - completeness and accuracy of its SEC filings and financial statements;

     - absence of material undisclosed liabilities;

     - absence of certain changes and events since June 30, 2002;

     - absence of pending or threatened material litigation and governmental orders;

     - compliance with applicable laws and permits;

     - matters relating to state takeover laws;

     - accuracy and completeness of information provided for inclusion in this proxy statement or the Schedule 13E-3 Transaction Statement pursuant to
       Section 13(e) and Rule 13e-3 of the Exchange Act;

     - environmental matters and compliance with environmental laws;

     - filing of tax returns, payment of taxes and absence of pending or threatened litigation relating to these matters;

     - compliance with employment laws and absence of labor disputes affecting Edison;

     - insurance matters;

     - intellectual property matters;

     - affiliate transactions;

     - existence of benefit plans, employment matters and absence of pending or threatened litigation relating to these matters; and

     - broker fees.

     The foregoing representations and warranties are subject, in some cases, to specified exceptions and qualifications. The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.

COVENANTS

     Conduct of Business. Edison has agreed that, until the merger becomes effective or the merger agreement is terminated, it will conduct its business in the ordinary course and consistent with past practice. Edison also has agreed to use its reasonable best efforts to preserve its present business, employees and existing business relationships. Any exceptions to this agreed-to-conduct will require Shakespeare's prior written consent.

     Edison also has agreed to certain specific restrictions during the period before the merger becomes effective or is terminated, which are subject to exceptions described in the merger agreement, including restrictions on:

     - amending its organizational documents;

     - allowing or authorizing any stock dividend, stock split, reverse stock split, division or subdivision, exchange or readjustment, consolidation, reclassification, recapitalization or other similar transaction involving its stock;

     - declaring any dividends or redeeming or otherwise acquiring any share of its capital stock or the stock of any of its subsidiaries;

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     - authorizing, issuing or selling any shares of its common stock or any options other than upon the exercise of Company stock options and warrants outstanding on the date of the merger agreement;

     - merging, combining or consolidating with another person;

     - acquiring another business organization or any assets or entering into any contract, commitment or transaction outside the ordinary course of business (other than any acquisition or purchase in an amount not to exceed $1.0 million);

     - selling, transferring or encumbering or otherwise disposing of or allowing any lien upon any of its assets outside the ordinary course of business (other than any disposition of such assets in an amount not to exceed $1.0 million);

     - incurring, assuming, modifying or prepaying any indebtedness, obligation or liabilities outside the ordinary course of business;

     - assuming, guaranteeing, endorsing or otherwise becoming liable for the obligations of any other person other than its subsidiaries outside the ordinary course of business;

     - making any loans, advances or capital contributions to, or investments in, any other person other than its subsidiaries;

     - paying, satisfying, discharging or settling any material claim, liabilities or obligations outside the ordinary course of business;

     - modifying or amending, or waiving any material benefit under any material contract;

     - authorizing or making capital expenditures in excess of $1.0 million in the aggregate;

     - permitting any material insurance policy naming Edison or its subsidiaries as a beneficiary to be cancelled or terminated;

     - adopting, entering into, or terminating or amending any employee plan, agreement, contract, arrangement or other employee benefit plan;

     - increasing in any material manner the compensation or fringe benefits of, or paying any material bonus to, any director, officer or employee;

     - taking any action to fund, secure, accelerate or otherwise remove restrictions with respect to payments or benefits under any employee benefit plan outside the ordinary course of business;

     - making any material change in its accounting or tax policies except as required by changes in GAAP or as required by law;

     - settling any material proceeding; and

     - entering into any contract, agreement, commitment or arrangement with respect to each item listed above.

     Edison has agreed that its subsidiaries will adhere to similar restrictions.

     No Solicitation. The merger agreement provides that, until the effective time of the merger or termination of the merger agreement, Edison will not, and will not permit its subsidiaries or any of Edison's or its subsidiaries' respective officers or representatives, to:

     - initiate, solicit, encourage or otherwise take any action to facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Proposal (as defined below);

     - engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or afford access to any of the properties, assets or books and records of Edison or any of its subsidiaries to any person relating to, an Acquisition Proposal; or

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     - enter into any agreement, commitment or arrangement with any person relating to an Acquisition Proposal.

     However, Edison may furnish information pursuant to a confidentiality agreement, or enter into discussions or negotiations, with any person if:

     - such person has made an unsolicited bona fide written Acquisition Proposal involving a majority of the voting power of Edison common stock or a substantial portion of Edison's assets; and

     - the board of directors with the authorization of the special committee determines in good faith based on such matters as it deems relevant (after consultation with outside legal counsel), that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the directors under applicable law.

     Edison also may (1) withdraw or modify its recommendation in favor of the merger in a manner adverse to Shakespeare and Shakespeare Acquisition Corporation or (2) recommend to Edison's stockholders an unsolicited bona fide written Acquisition Proposal involving a majority of the voting power of Edison common stock or substantially all of Edison's assets if:

     - the board of directors with the authorization of the special committee determines in good faith based on the matters it deems relevant (after consultation with outside legal counsel), that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the directors under applicable law; and

     - the board of directors or the special committee determines in good faith based on the matters it deems relevant (after consultation with its financial advisor) that such Acquisition Proposal, if consummated, would be reasonably likely to result in a Superior Proposal (as defined below).

     The merger agreement requires Edison to promptly advise Shakespeare of any inquiries, proposals, offers, requests for information, discussions or negotiations in connection with any Acquisition Proposal, including the material terms and conditions of any Acquisition Proposal and the identity of the person making any Acquisition Proposal.

     For the purposes of the merger agreement, the term "Acquisition Proposal" means any proposal or offer with respect to:

     - a merger, reorganization, recapitalization, share exchange, consolidation, sale, purchase, tender offer, exchange offer or similar transaction involving 10% or more of any class of equity securities (or any securities exercisable or exchangeable for or convertible into such equity securities) issued by Edison, including the Class A common stock and Class B common stock, or any of its subsidiaries, or any substantial portion of Edison's or any such subsidiary's assets.

     For the purposes of the merger agreement, the term "Superior Proposal" means:

     - any unsolicited bona fide written Acquisition Proposal involving a majority of the voting power of Edison common stock or all or substantially all of Edison's assets, that, if consummated, would be reasonably likely to result in a transaction more favorable to Edison's stockholders from a financial point of view than the transaction contemplated by the merger agreement (including taking into account the financing thereof).

     Nothing in the merger agreement prohibits Edison, the board of directors or the special committee from taking and disclosing to Edison's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act or from taking any other action or making any disclosures as required by applicable law.

     Access to Information. Edison will give Shakespeare access, upon reasonable advanced notice and during normal business hours, to books, environmental and other correspondence, documents, studies, reports and records and properties and personnel of Edison and its subsidiaries.

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     Stockholders Meeting to Vote on Merger Agreement.  Edison has agreed to call a meeting of its stockholders promptly to vote on the merger agreement and the merger. Edison will submit the merger agreement to the stockholders of Edison for approval and adoption whether or not the board of directors at any time changes or modifies its recommendation in favor of the merger agreement (unless the merger agreement is terminated). Except as otherwise permitted by the merger agreement, the special committee and the board of directors will recommend adoption and approval of the merger agreement and the merger by Edison's stockholders.

     Proxy Statement. Edison must prepare and mail promptly this proxy statement and take all reasonable action necessary to obtain stockholder adoption and approval of the merger agreement and the merger. The proxy statement will include a recommendation of Edison's board of directors in favor of the merger, unless its recommendation has been modified or withdrawn in accordance with the merger agreement. Edison and Shakespeare must promptly prepare and file, and use their reasonable best efforts to have cleared by the SEC, a Rule 13e-3 Transaction Statement on Schedule 13E-3.

     Additional Agreements. The parties to the merger agreement have agreed to use their reasonable best efforts to do or cause to be done anything necessary, proper or advisable to consummate the merger. The parties to the merger agreement have also agreed to cooperate with each other in relation to certain matters, including making the necessary SEC filings and providing each other with the information required in connection with those filings, obtaining regulatory and other consents and making public announcements.

     Indemnification and Insurance of Edison's Directors and Officers. After the merger, Edison, as the surviving corporation, and Shakespeare will indemnify and hold harmless to the fullest extent permitted under applicable law (and advance expenses to) the current and former officers and directors of Edison and its subsidiaries for acts or omissions existing or occurring at any time before the completion of the merger. After the merger, Edison, as the surviving corporation, will maintain the existing director and officer indemnification provisions in its certificate of incorporation and by-laws to the extent relating to acts or omissions occurring at any time before the completion of the merger. For five years after the merger, Edison, as the surviving corporation, will be required to provide officers' and directors' liability insurance coverage for acts or omissions occurring before the merger covering each person currently covered by Edison's officers' and directors' liability insurance policy on the terms, and with respect to coverage and amount, not less favorable than provided in the policy in effect on the date of the merger agreement. If, following the merger, Edison, as the surviving corporation, merges into another person and is not the surviving corporation of such merger, or transfers all or substantially all of its assets to any person, then a proper provision will be made so that Edison's indemnification and insurance obligations will be performed by such surviving corporation or transferee in such event.

CONDITIONS

     The obligations of the parties to consummate the merger are subject to the satisfaction or, if legally permissible, waiver, at or before the time the merger becomes effective, of the following conditions:

     - the adoption and approval by Edison stockholders of the merger agreement; and

     - the absence of any governmental order or proceeding preventing, or seeking to prevent, completion of the merger.

     The obligation of Edison to complete the merger is subject to the following additional conditions:

     - Shakespeare's and Shakespeare Acquisition Corporation's performance of their agreements and obligations under the merger agreement in all material respects; and

     - Shakespeare's and Shakespeare Acquisition Corporation's representations and warranties (1) that are qualified with reference to materiality or Material Adverse Effect (as defined below) shall be true and correct, and
       (2) that are not so qualified, shall be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger.

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     The obligation of Shakespeare and Shakespeare Acquisition Corporation to
complete the merger is subject to the following additional conditions:

     - Edison's performance of its agreements and obligations under the merger agreement in all material respects;

     - Edison's representations and warranties (1) that are qualified with reference to materiality or Material Adverse Effect, shall be true and correct, and (2) that are not so qualified, shall be true and correct in all material respects, in each case as of the date of the merger agreement and as of the effective time of the merger;

     - the absence of an event that since the date of the merger agreement has or would reasonably be expected to have a Material Adverse Effect on Edison;

     - the absence of any proceeding by any governmental entity that would be reasonably expected to have a Material Adverse Effect on Shakespeare or Edison, as the surviving corporation, render the merger or transactions contemplated by the merger agreement illegal, or materially impair the ability of Edison, as the surviving corporation, to conduct its business; and

     - receipt of the consent of certain third parties.

     For the purposes of the merger agreement, the term "Material Adverse Effect" means:

     a material adverse effect on the business, financial condition, results of operations, assets, liabilities or other properties of such person and its subsidiaries, taken as a whole; provided that the following does not constitute a Material Adverse Effect: (1) any changes or effects which are substantially due to changes in the U.S. economy or financial markets generally, (2) any changes or effects which are substantially due to changes in the industry in which Edison and its subsidiaries operate that affect all persons active in such industry substantially in the same manner and to the same extent, (3) the expiration at the end of its stated term of any material Edison contract or management contract in accordance with its terms, or (4) any changes resulting from the announcement of the merger and other transactions contemplated by the merger agreement or the identity of Shakespeare or from the performance of the merger agreement and compliance with the covenants in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time before the effective time of the merger in any of the following ways:

     - by mutual written consent of Edison and Shakespeare.

     - by either Edison or Shakespeare if:

      - the merger is not consummated by December 31, 2003; or

      - Edison's stockholders do not approve and adopt the merger upon the taking of a vote at the stockholders' special meeting or any adjournment of that meeting.

     - by Edison if:

      - Shakespeare or Shakespeare Acquisition Corporation breaches any of their representations, warranties or covenants that would give rise to the failure of a condition to Edison's obligations to consummate the merger, and the breach is not cured within 30 days following notice of such breach; or

      - the board of directors or the special committee authorizes Edison to enter into a definitive acquisition, merger or similar agreement with respect to any Superior Proposal. However, Edison can only terminate the merger agreement in these circumstances if it has notified Shakespeare in writing of the material terms of the alternative transaction and the identity of the bidder at least three business days before terminating the merger agreement and has reasonably cooperated with

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        Shakespeare with the intent of enabling Shakespeare to modify the merger agreement so that the merger may be effected and Edison delivers to Shakespeare the applicable termination fee and reimbursement of certain fees and expenses.

     - by Shakespeare if:

      - Edison breaches any of its representations, warranties or covenants that would give rise to the failure of a condition to Shakespeare's obligations to consummate the merger, and the breach is not cured within 30 days following notice of the breach;

      - the Edison board of directors or the special committee withdraws, modifies or amends its recommendation of the merger agreement and the merger in a manner adverse to Shakespeare or Shakespeare Acquisition Corporation or fails to reconfirm such recommendation after a request by Shakespeare, or resolves to take any of these actions;

      - the Edison board of directors or the special committee approves or recommends any Superior Proposal, or resolves to take this action; or

      - the Edison board of directors or the special committee fails to recommend against the acceptance of any tender or exchange offer that constitutes an Acquisition Proposal within 10 business days from the commencement of the proposal (including by means of taking no position with respect to the acceptance of the proposal by Edison's stockholders).

     If the merger agreement is terminated, it will become void. However, termination will not relieve any party from liability for any willful breach of the merger agreement. In addition, the obligation to pay the expenses described under "-- Fees and Expenses" survives termination of the merger agreement and rights to fees described under "-- Fees and Expenses" may become payable following termination of the merger agreement.

FEES AND EXPENSES

     Edison has agreed to pay Shakespeare a termination fee equal to $3.0 million in cash and reimburse Shakespeare for Shakespeare's and Shakespeare Acquisition Corporation's reasonable fees incurred in connection with the merger agreement (including those incurred by Mr. Whittle on their behalf) up to $1.5 million upon the termination of the merger agreement under the following circumstances:

     - Shakespeare has terminated the merger agreement because:

      - the Edison board of directors or the special committee withdraws, modifies or amends its recommendation of the merger agreement and the merger in a manner adverse to Shakespeare or Shakespeare Acquisition Corporation or fails to reconfirm such recommendation after a request by Shakespeare, or resolves to take any of these actions;

      - the Edison board of directors or the special committee approves or recommends any Superior Proposal, or resolves to take this action;

      - the Edison board of directors or the special committee fails to recommend against the acceptance of any tender or exchange offer that constitutes an Acquisition Proposal within 10 business days from the commencement of the proposal (including by means of taking no position with respect to the acceptance of the proposal by the stockholders); or

      - Edison intentionally breaches (and fails to cure within 30 days) any of its representations, warranties or covenants that would give rise to the failure of a condition to Shakespeare's obligations to consummate the merger, and on or before the date of termination of the merger agreement, an Acquisition Proposal involving 25% or more of any class of equity securities (or any securities exercisable or exchangeable for or convertible into such equity securities) issued by Edison or any of its subsidiaries, or 25% or more of Edison's or any such subsidiary's assets, shall have been publicly announced or disclosed and within 12 months after termination of the merger

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        agreement Edison enters into a definitive acquisition, merger or similar agreement to effect any such Acquisition Proposal, or effects any such Acquisition Proposal.

     - Edison has terminated the merger agreement because:

      - the board of directors or the special committee authorizes Edison to enter into a definitive acquisition, merger or similar agreement with respect to any Superior Proposal; or

      - the merger is not consummated by December 31, 2003, or the approval of Edison's stockholders of the merger is not obtained, and on or before the date of termination of the merger agreement, an Acquisition Proposal involving 25% or more of any class of equity securities (or any securities exercisable or exchangeable for or convertible into such equity securities) issued by Edison or any of its subsidiaries, or 25% or more of Edison's or any such subsidiary's assets, shall have been publicly announced or disclosed and within 12 months after termination of the merger agreement Edison enters into a definitive acquisition, merger or similar agreement to effect any such Acquisition Proposal, or effects any such Acquisition Proposal.

     In all other circumstances, the merger agreement provides that all fees and expenses relating to the merger will be paid by the party incurring them.

AMENDMENTS; WAIVERS

     The merger agreement may be amended at any time before the effective time by an instrument in writing signed by all of the parties; provided that any amendment is authorized by Edison's board of directors with the authorization of the special committee. Following the adoption and approval of the merger agreement and the merger by Edison's stockholders, the parties may not amend the merger agreement in a manner that by law requires further approval by Edison's stockholders without the further approval of Edison's stockholders.

     At any time prior to the effective time of the merger, any party may:

     - extend the time for the performance of any of the obligations or other acts of another party;

     - waive any inaccuracies in the representations and warranties of another party contained in the merger agreement; or

     - waive compliance by another party with any of the agreements or conditions contained in the merger agreement,

provided that, after approval of the merger agreement by Edison's stockholders, the parties may not make any waiver or extension that by law requires further approval by Edison's stockholders without the further approval of Edison's stockholders.

             EDISON SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The following selected historical financial data should be read in conjunction with our consolidated financial statements and the related notes attached to this proxy statement as Appendix F and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" that has been
filed with the SEC and is included in pages [       ] to [       ] of this proxy
statement.

     The selected historical consolidated financial data as of and for each of the fiscal years ended June 30, 1998, 1999, 2000, 2001 and 2002 have been derived from our audited consolidated financial statements. The selected historical financial data as of March 31, 2003 and for each of the nine months ended March 31, 2002 and 2003 have been derived from our unaudited historical condensed consolidated financial statements. In the opinion of the management of Edison, the unaudited historical condensed consolidated financial statements from which the data below are derived contain all adjustments, which consist only of normal recurring adjustments, necessary to present fairly our financial position and result of operations as of the applicable dates and for the applicable periods. Historical results are not necessarily indicative of any results to be expected in the future.

     Please see Note 2 of the notes to our historical consolidated financial statements for (1) information on direct site expenses which are paid by our clients on our behalf and (2) information concerning the calculation of basic and diluted net loss per share.

     The following table includes EBITDA and a subsequent table provides a reconciliation of EBITDA to net loss, the most directly comparable GAAP financial measure for each of the periods indicated. EBITDA is defined as net income (loss) before income tax expense (benefit), interest expense, interest income, and depreciation and amortization. EBITDA is a non-GAAP measure and should not be considered an alternative to any other measure of performance presented in accordance with GAAP. You should not consider EBITDA in isolation from, or as a substitute for, net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. EBITDA is presented because management believes that it could be useful for investors in assessing operating performance and performance relative to financial obligations. Additionally, EBITDA is a measure commonly used by financial analysts because of its usefulness in evaluating operating performance. EBITDA, as used by Edison, is not necessarily comparable with similarly titled measures of other companies because all companies do not calculate EBITDA in the same fashion.

                                                     FISCAL YEARS ENDED JUNE 30,                          NINE MONTHS ENDED
                                  -----------------------------------------------------------------           MARCH 31,
                                                               2000          2001                     -------------------------
                                     1998         1999      (RESTATED*)   (RESTATED*)      2002          2002          2003
                                  ----------   ----------   -----------   -----------   -----------   -----------   -----------
                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND STUDENT DATA)
STATEMENT OF OPERATIONS DATA:
Net Revenue.....................  $   65,630   $  125,085   $   208,971   $   350,508   $   465,058   $   327,286   $   291,054
                                  ----------   ----------   -----------   -----------   -----------   -----------   -----------
Education and operating
  expenses:
  Direct site expenses:
    Company paid................      27,420       49,905        93,087       162,028       211,438       142,043       131,253
    Client paid.................      28,379       56,515        83,909       129,172       178,702       134,395       106,439
  Administration, curriculum and
    development.................      18,258       49,984        54,232        57,851        71,230        50,048        51,125
  Impairment charges............          --           --            --            --        36,878            --            --
  Depreciation and
    amortization................       7,232       12,526        20,906        33,595        37,396        27,014        26,092
  Pre-opening expenses..........       2,486        5,457         8,372         8,641         6,153         5,608         3,422
  Design team compensation......       2,724           --            --            --            --            --            --
                                  ----------   ----------   -----------   -----------   -----------   -----------   -----------
    Total education and
      operating expenses........      86,499      174,387       260,506       391,287       541,797       359,108       318,331
                                  ----------   ----------   -----------   -----------   -----------   -----------   -----------
Loss from operations............     (20,869)     (49,302)      (51,535)      (40,779)      (76,739)      (31,822)      (27,277)
Other income (expense), net.....      (1,046)        (131)          905         2,870        (8,261)       (4,459)       (7,369)
                                  ----------   ----------   -----------   -----------   -----------   -----------   -----------
Loss before provision for
  taxes.........................     (21,915)     (49,433)      (50,630)      (37,909)      (85,000)      (36,281)      (34,646)
Provision for state and local
  taxes.........................          --           --            --          (603)       (1,040)         (835)         (540)
                                  ----------   ----------   -----------   -----------   -----------   -----------   -----------
Net loss........................     (21,915)     (49,433)      (50,630)      (38,512)      (86,040)      (37,116)      (35,186)
Dividends on preferred stock....      (4,290)          --            --            --            --            --            --
Preferred stock accretion.......        (278)      (1,027)           --            --            --            --            --
                                  ==========   ==========   ===========   ===========   ===========   ===========   ===========
Net loss attributable to common
  stockholders..................  $  (26,483)  $  (50,460)  $   (50,630)  $   (38,512)  $   (86,040)  $   (37,116)  $   (35,186)
Basic and diluted net loss per
  share attributable to common
  stockholders..................  $    (8.52)  $   (16.24)  $     (1.83)  $     (0.80)  $     (1.61)  $     (0.69)  $     (0.66)
                                  ==========   ==========   ===========   ===========   ===========   ===========   ===========
Weighted average number of
  common shares outstanding used
  in computing basic and diluted
  net loss per share
  attributable to common
  stockholders..................   3,107,356    3,107,356    27,685,203    47,966,741    53,564,244    53,477,215    53,529,116
                                  ==========   ==========   ===========   ===========   ===========   ===========   ===========
Deficiency in earnings to fixed
  charges.......................          --           --            --   $    38,512   $    86,040   $    37,116   $    35,186
                                  ==========   ==========   ===========   ===========   ===========   ===========   ===========
STUDENT AND PER STUDENT DATA:
Student enrollment(1)...........      12,600       23,900        37,500        57,000        74,000        74,000        80,000
Total revenue per student.......  $    5,209   $    5,234   $     5,573   $     6,149   $     6,285   $     4,423   $     3,638
Net Loss per student............  $   (1,739)  $   (2,068)  $    (1,350)  $      (676)  $    (1,163)  $      (502)  $      (440)
EBITDA per student..............  $   (1,092)  $   (1,554)  $      (870)  $      (150)  $      (687)  $      (156)  $       (10)
Cash used in operating
  activities per student........  $     (837)  $     (673)  $    (1,105)  $      (469)  $      (320)  $      (251)  $        40
Cash used in investing
  activities per student........  $   (1,594)  $   (1,269)  $    (2,376)  $    (1,358)  $      (650)  $      (576)  $      (117)
Cash provided by financing
  activities per student........  $    1,776   $    2,797   $    (4,140)  $     2,591   $       219   $       138   $       (23)

OTHER OPERATING DATA:
Capital expenditures............  $   21,181   $   34,023   $    75,899   $    68,348   $    33,163   $    28,397   $    14,669
EBITDA..........................  $  (13,763)  $  (37,143)  $   (32,607)  $    (8,555)  $   (50,839)  $   (11,540)  $      (825)
Cash used in operating
  activities....................  $  (10,550)  $  (17,624)  $   (41,429)  $   (26,710)  $   (23,706)  $   (18,550)  $     3,218
Cash used in investing
  activities....................  $  (20,082)  $  (28,783)  $   (89,115)  $   (77,410)  $   (48,064)  $   (42,618)  $    (9,374)
Cash provided by financing
  activities....................  $   22,383   $   66,838   $   155,266   $   147,670   $    16,223   $    10,229   $    (1,802)

Total number of schools.........          25           51            79           113           133           133           149

                                                                 AS OF JUNE 30,
                                            ---------------------------------------------------------   AS OF MARCH 31,
                                                                    2000          2001                  ---------------
                                             1998       1999     (RESTATED*)   (RESTATED*)     2002          2003
                                            -------   --------   -----------   -----------   --------   ---------------
                                               (DOLLARS IN THOUSANDS, EXCEPT BOOK VALUE PER SHARE)
BALANCE SHEET DATA:
Cash and cash equivalents.................  $ 7,492   $ 27,923    $ 52,644      $ 96,195     $ 40,648      $ 32,690
Working capital...........................   (2,316)    18,554      57,351       111,731       12,328        24,295
Total assets..............................   58,294    106,870     245,010       394,498      381,376       340,931
Total debt, including current portion.....   17,151     21,535      36,280        45,524       68,775        77,300
Total stockholders' equity................   24,190     58,962     172,367       298,367      232,384       201,927
Book value per share(2)...................       --         --          --            --           --          3.82

---------------

(1) Does not include students enrolled in our summer school program.

(2) Computed by dividing total stockholders' equity by 52,862,087 total shares outstanding at March 31, 2003. If 11,087,485 vested in-the-money warrants and options (based on the closing price for Edison common stock on March 31, 2003) were included in total shares outstanding, book value per share would be $3.16 at March 31, 2003.

    NON-GAAP FINANCIAL MEASURE

     The following table presents a reconciliation of the non-GAAP financial measure of EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

RECONCILIATION FROM NET INCOME (LOSS) TO EBITDA

                                                                                                          NINE MONTHS
                                                        FISCAL YEARS ENDED JUNE 30,                          ENDED
                                         ----------------------------------------------------------        MARCH 31,
                                                                  2000          2001                  -------------------
                                           1998       1999     (RESTATED*)   (RESTATED*)     2002       2002       2003
                                         --------   --------   -----------   -----------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net loss...............................  $(21,915)  $(49,433)   $(50,630)     $(38,512)    $(86,040)  $(37,116)  $(35,186)
Add back (subtract):
Provision for state and local taxes....        --         --          --           603        1,040        835        540
Interest expense (income), net.........       920       (236)     (2,883)       (4,241)      (3,235)    (2,273)     7,729
Depreciation and amortization..........     7,232     12,526      20,906        33,595       37,396     27,014     26,092
                                         --------   --------    --------      --------     --------   --------   --------
EBITDA.................................  $(13,763)  $(37,143)   $(32,607)     $ (8,555)    $(50,839)  $(11,540)  $   (825)
                                         ========   ========    ========      ========     ========   ========   ========

---------------

* The selected financial data has been restated for fiscal years 2000 and 2001 to reflect the adjustments more fully described in Note 3 to the consolidated financial statements.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The following discussion and analysis of the financial condition and results of operations of Edison should be read in conjunction with our unaudited consolidated condensed financial statements and the related notes attached to this proxy statement as Appendix F. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements.

OVERVIEW

     We are the nation's largest private operator of public schools serving students from kindergarten through 12th grade. We contract with local school districts and public charter school boards to assume educational and operational responsibility for individual schools in return for per-pupil funding that is generally comparable to that spent on other public schools in the area. We opened our first four schools in August 1995 and have grown rapidly in every subsequent year. In the 2002-2003 school year we served approximately 80,000 students in 149 schools located in 22 states and the District of Columbia.

     From our formation in 1992 until opening our first schools in fiscal year 1996, we were a development stage company focused on research, development and marketing of the Edison school design and curriculum and raising capital to support our business plan. From 1992 until 1995, Edison's team of leading educators and scholars developed an innovative, research-backed curriculum and school design. We operated as a partnership prior to November 1996, when we converted to a corporation. As of March 31, 2003, our accumulated deficit since November 1996 was approximately $291.8 million. In addition, prior to November 1996, we incurred losses of approximately $61.8 million, which are reflected in our additional paid-in capital.

     Edison's curriculum expenses include the ongoing costs to maintain and support Edison's educational design. These expenses include the salaries and wages of trained educators in our central office curriculum department, the costs of providing professional training to our staff and teachers, including materials, and the ongoing costs of maintaining and updating the teaching methods and educational content of our program.

     We make a significant investment in each school we open. The investment generally includes:

     - initial staff training and professional development;

     - technology, including laptop computers for teachers;

     - books and other materials to support the Edison curriculum and school design; and

     - upgrades in facilities.

NET REVENUE

     Revenues are principally earned from contractual agreements to manage and operate contract and charter schools ("managed schools"). Edison also earns revenue from summer school, after-school program fees and the offering of its Achievement Management System. Edison recognizes revenue for each managed school pro rata over the 11 months from August through June, typically the period over which we perform our services, in accordance with Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements."

     Most of our management agreements provide that we earn a fee based upon the number of children that attend our schools and, therefore, we only earn revenue to the extent students attend our schools. In most instances, there is a "base" fee per pupil and several "categorical" fee components paid only for students in certain categories (for example, low-income, English as a second language, etc.). In some of our charter schools, our fee has a fixed component and variable component. Even in contracts where we have a fixed fee component, we have generally agreed to forego or reduce our fee if there is a budget shortfall at the charter school.

     Edison is generally responsible to its clients for all aspects of the management of its schools including, but not limited to, the academic achievement of the students; selection, training and compensation of school personnel; procurement of curriculum and equipment necessary for operations of the school; and the safe operation of the school facilities. Edison follows the guidance of EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent," and EITF 01-14, "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred" regarding classification of revenues. Specifically, Edison recognizes revenues net of expenses that the Company is not primarily obligated to pay.

     The Company recognizes per-pupil funding from local, state and federal sources, including Title I and special education funding. Significant management estimates and assumptions are required to determine these funding levels, particularly in interim periods. On a quarterly basis, Edison records adjustments to revenue, if necessary, for enrollment fluctuations, changes to per-pupil funding estimates, and changes to estimates for federal and state categorical grant funding. Anticipated losses on contracts are charged to earnings when identified.

     In January 2002, the Emerging Issues Task Force ("EITF") issued EITF 01-14 "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred." EITF 01-14 clarifies EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent," which provides guidance on whether revenues should be presented gross or net of certain costs. After consultation with its independent auditors, Edison believes that EITF 01-14 should be interpreted to require Edison to present as revenue and expense only those direct site expenses that the Company is primarily obligated to pay. In accordance with the transition provisions of EITF 01-14, the Company adopted EITF 01-14, effective January 1, 2002, and has reclassified all historical periods to conform with the new presentation.

     In November 2001, the EITF issued EITF 01-09, "Accounting for Consideration Given by a Vendor to a Customer." EITF 01-09 addresses the appropriate income statement characterization of consideration given by a vendor to a customer, specifically whether that consideration should be presented in the vendor's income statements as a reduction of revenue or as an expense. In consultation with its independent auditors, Edison determined that consideration given to two customers was, in effect, an adjustment of Edison's contract price and should be accounted for as a reduction in revenue rather than as an expense subsequent to the promulgation of EITF 01-09. In accordance with the transition provisions of EITF 01-09, the Company adopted EITF 01-09, effective January 1, 2002, and has reclassified all historical periods to conform with the new presentation.

DIRECT SITE EXPENSES

     Direct site expenses include most of the expenses incurred on-site at our schools. The largest component of this expense is salaries and wages, primarily for principals and teachers, which are often paid for by our clients on our behalf, in which case they are disclosed as "direct site expense -- client paid." The remaining direct site expenses include on-site administration, facility maintenance, utilities and, in some cases, student transportation. Once staffing levels for the school year are determined, most of these expenses are fixed and, accordingly, variations in enrollment will generally not change the overall cost structure of a school for that year. Direct site expenses do not include teacher training and other pre-opening expenses associated with new schools, financing costs or depreciation and amortization related to technology, including computers for teachers and students, curriculum materials and capital improvements to school buildings.

ADMINISTRATION, CURRICULUM AND DEVELOPMENT EXPENSES

     Support from our central office is important for the successful delivery of our curriculum and school design. Administration, curriculum and development expenses include those amounts related to the creation and enhancement of our curriculum, and our general, administrative and sales and marketing functions. These costs include costs for curriculum, assessment and training professionals, sales and marketing personnel, financial reporting, legal, technological support, travel expenses and other development activities.

PRE-OPENING EXPENSES

     Pre-opening expenses consist principally of various administrative and personnel costs incurred prior to the opening of a new school or the expansion of an existing school, particularly the costs for the initial training and orientation of professional staff, recruitment and travel expenses and expenses for temporary offices and staff. In connection with the establishment of a new school, we seek to hire the school's principal several months in advance of the school's opening. This allows the principal to hire staff, most of whom receive substantial professional training in the Edison education design prior to the first day of school. Pre-opening expenses generally are first incurred in the fourth quarter of the fiscal year prior to the school's opening or expansion and generally continue into the first or second quarter of the fiscal year in which the school opens. These costs are expensed as incurred.

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization relates primarily to the investments we make in each school for books and other educational materials, including enrollment fees for the Success for All program, computers and other technology, and facility improvements. These investments support the Edison curriculum and school design and relate directly to our provision of educational services. The depreciation and amortization of investments in our central office is also included.

ENROLLMENT

     Our annual budgeting process establishes site-specific revenue and expense objectives, which include assumptions about enrollment and anticipated per-student funding. Our budgets are designed to achieve both financial and academic goals, both of which we believe are critical to the success of our business. Therefore, our budgets are designed to achieve the proper balance between financial performance and academic standards. We implement various strategies to achieve optimal enrollment, including local recruiting, media advertising, and coordinating with our school district partners and community groups. Since some site costs are partially fixed, incremental enrollment can positively affect profitability. Further, due to the closely correlated relationship of site revenue and expenses, school personnel closely manage expenses based upon actual enrollment.

REENGINEERING

     On August 21, 2002, Edison announced several initiatives emerging from a company-wide "reengineering" effort. The initiatives are intended to redesign Edison's infrastructure to improve service delivery to its schools; increase student achievement and customer satisfaction; and accelerate Edison's path to profitability. Among other changes, the Company announced significant improvements in its headquarters operations, including an enhanced customer service function; strengthening of its financial reporting and facilities financing unit; a ramp up of its communications function; a more efficient organization of its general financial function; and an alignment of its internal functions with a consolidated and streamlined regional structure. Edison has incurred expenses related to this reengineering in the first, second and third quarters of approximately $2.3 million.

LOANS TO EXECUTIVE

     Mr. Schmidt borrowed $1.6 million from Edison on June 5, 1992 and $200,000 from Edison on January 23, 1996, as evidenced by promissory notes. The loans were recourse and were collateralized by a life insurance policy on Mr. Schmidt. The amounts due from Mr. Schmidt under these loans could be offset by Edison against the amount owed by Edison to Mr. Schmidt under his severance agreement. In October 1999, the promissory notes were amended to change the interest rate to the prime rate in effect from time to time and to extend the date for payment of all principal and accrued interest until the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with Edison. Prior to this amendment, the notes bore interest at an annual compound rate of 5.83%, and all principal and accrued interest payable under the notes were due on the earlier of February 15, 2002 or the termination of Mr. Schmidt's employment with Edison. In February 2002, the term of the loans was extended to June 15, 2002. In June 2002, the term of the loans was extended to August 31, 2002. Mr. Schmidt made a payment of $1.1 million in October 2002, which was applied toward outstanding interest. Edison has given notice to Mr. Schmidt that the remainder of the loans is due, and with his cooperation is working to expedite collection of the outstanding balance of principal and interest under the loans, which totaled $1.8 million and $0.2 million, respectively.

NON-GAAP FINANCIAL MEASURE

     The following table presents a reconciliation of the non-GAAP financial measure of EBITDA to net loss, the most directly comparable GAAP financial measure for each of the periods indicated. EBITDA is defined as net income
(loss) before income tax expense (benefit), interest expense, interest income, depreciation and amortization. EBITDA is a non-GAAP measure and should not be considered an alternative to any other measure of performance presented in accordance with GAAP. You should not consider EBITDA in isolation from, or as a substitute for, net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. EBITDA is presented because management believes that it could be useful for investors in assessing operating performance and performance relative to financial obligations. Additionally, EBITDA is a measure commonly used by financial analysts because of its usefulness in evaluating operating performance. EBITDA, as used by Edison, is not necessarily comparable with similarly titled measures of other companies because all companies do not calculate EBITDA in the same fashion.

                RECONCILIATION FROM NET INCOME (LOSS) TO EBITDA

                                                                 NINE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 2003         2002
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net loss....................................................   $(35,186)    $(37,116)
Add back (subtract):
Provision for state and local taxes.........................        540          835
Interest expense (income), net..............................      7,729       (2,273)
Depreciation and amortization...............................     26,092       27,014
                                                               --------     --------
EBITDA......................................................   $   (825)    $(11,540)
                                                               ========     ========

RESULTS OF OPERATIONS

     The Nine Months Ended March 31, 2003 Compared to The Nine Months Ended March 31, 2002

     Net Revenue. Our net revenue decreased to $291.1 million for the nine months ended March 31, 2003 from $327.3 million for the same period in the prior year, a decrease of 11.1%. The decrease in revenue was primarily due to (1) the ending of certain unprofitable relationships and the deferral of revenue for a certain unsigned contract, together totaling approximately $28.4 million, (2) a non-recurring fee of $2.7 million, in connection with a consulting engagement in fiscal year 2002 and (3) a change in three management contracts from gross or net accounting to fixed fee arrangements totaling approximately $27.7 million. These decreases in revenues are primarily offset by revenue from new and existing clients of approximately $23.1 million from an 8.1% increase in student enrollment (excluding summer school students) from approximately 74,000 in the 2001-2002 school year to approximately 80,000 in the 2002-2003 school year, reflecting both the opening of new schools and the expansion of existing schools.

     Direct Site Expenses. Our direct site expenses decreased to $237.7 million for the nine months ended March 31, 2003 from $276.4 million for the same period in the prior year, a decrease of 14.0%. The decrease in direct site expenses was primarily due to the ending of certain unprofitable relationships and the deferral of expenses for a certain unsigned contract, together totaling approximately $26.1 million, and a change in three management contracts from gross or net accounting to fixed fee arrangements totaling approximately $30.9 million. These decreases in expenses are primarily offset by increased expenses of $18.2 million related to new schools opened and the expansion of existing schools.

     Administration, Curriculum and Development Expenses. Our administration, curriculum and development expenses increased to $51.1 million for the nine months ended March 31, 2003 from $50.0 million for the nine months ended March 31, 2002, an increase of 2.2%. Excluding non-cash, stock-based compensation charges of $0.6 million in fiscal year 2003 and credits of $5.7 million in fiscal year 2002, our administration, curriculum and development expenses decreased to $50.5 million for the nine months ended March 31, 2003 from $55.7 million for the nine months ended March 31, 2002, a decrease of 9.3%. The decrease was due primarily to charges in connection with a consulting engagement incurred in fiscal year 2002 only and the general reduction in expenses resulting from our re-engineering effort.

     Depreciation and Amortization. Our depreciation and amortization decreased to $26.1 million for the nine months ended March 31, 2003 from $27.0 million for the nine months ended March 31, 2002, a decrease of 3.3%. The decrease of $0.9 million resulted from lower capital expenditures for our curriculum materials, computers and related technology, and facility improvements.

     Pre-Opening Expenses. Our pre-opening expenses decreased to $3.4 million for the nine months ended March 31, 2003 from $5.6 million for the nine months ended March 31, 2002, a decrease of 39.3%. This decrease was associated primarily with opening new schools, of which all but two were in Philadelphia. As all training was conducted in Philadelphia, Edison spent significantly less in airfare, hotels and meals as compared to the same period for the prior year.

     Education and Operating Expenses. Our total education and operating expenses decreased to $318.3 million for the nine months ended March 31, 2003 from $359.1 million for nine months ended March 31, 2002. The decrease primarily resulted from the reductions in both direct site expenses of $38.7 million and pre-opening expenses of $2.2 million.

     Loss from Operations. Our loss from operations decreased to $27.3 million for the nine months ended March 31, 2003 from $31.8 million for the nine months ended March 31, 2002, a decrease of 14.2%. Excluding the non-cash, stock-based compensation charges and credits, as mentioned above in Administration, Curriculum and Development Expenses, our loss from operations decreased to $26.7 million for the first nine months of fiscal year 2003 from $37.5 million for the first nine months of fiscal year 2002, an improvement of 28.8%.

     Other Income and Expense. Other expense, net, was $7.4 million for the nine months ended March 31, 2003 compared to $4.5 million for the nine months ended March 31, 2002. Excluding a charge for the write-down of our investment in APEX of $6.8 million in fiscal year 2002, the decline was primarily due to a $9.4 million increase in interest expense as a result of a more expensive financing arrangement in fiscal year 2003.

     Net Loss and Net Loss Attributable to Common Stockholders. Our net loss decreased to $35.2 million for the nine months ended March 31, 2003 from $37.1 million for the nine months ended March 31, 2002, a decrease of 5.1%. Excluding the non-cash, stock-based compensation charges and credits, as mentioned above, our net loss decreased to $34.6 million for the nine months ended March 31, 2003 from $42.8 million for the nine months ended March 31, 2002, a decrease of 19.2%.

     EBITDA. EBITDA, means the net gain or loss we would have shown if we did not take into consideration our interest expense, interest income, income tax expense, depreciation and amortization. These costs are discussed above. EBITDA for the nine months ended March 31, 2003 was a negative $0.8 million compared to negative $11.5 million for the nine months ended March 31, 2002. Included in EBITDA are non-cash, stock-based compensation charges of $0.5 million in fiscal year 2003 and credits of $5.7 million in fiscal year 2002 and a charge for the write-down of our investment in APEX in fiscal year 2002 of $6.8 million. Excluding the effect of these charges and credits, the increase in EBITDA resulted primarily from site-based operational improvements and lower pre-opening costs. On a per-student basis (excluding summer school students), EBITDA improved to negative $10 in the nine months ended March 31, 2003 compared to negative $156 for the same period of the prior year.

LIQUIDITY AND CAPITAL RESOURCES

     We have historically operated in a negative cash flow position. To date, we have financed our cash needs through a combination of equity and debt financing. We have also utilized debt and equipment leasing arrangements to finance computers and other technology investments in our schools.

     On October 3, 2001, the Company formed Edison Receivables Company LLC for the purpose of purchasing and financing certain receivables of Edison. Edison owns all of the membership interests in Edison Receivables Company LLC, a Delaware limited liability company with a separate legal existence from the Company. Edison has sold or contributed certain accounts receivable arising from the Company's provision of school management services in the ordinary course of its business and related security to Edison Receivables Company LLC. Edison Receivables Company LLC has its own separate creditors who are entitled to be satisfied out of Edison Receivables Company LLC's assets prior to any value in it becoming available to Edison. Edison has no right, title or interest in Edison Receivables Company LLC's assets, including the accounts receivable assigned to it by Edison.

     In November 2001, Edison Receivables Company LLC entered into a $35.0 million revolving credit facility (the "MLMCI Facility") with Merrill Lynch Mortgage Capital Inc. ("MLMCI"), collateralized by certain accounts receivable purchased from or contributed by Edison. Borrowings are limited to specified percentages of eligible accounts receivable, as defined. The MLMCI Facility originally had a term of one year, with interest determined on a Eurodollar or prime rate basis at Edison's option and a commitment fee of .50% per annum on the unused portion of the commitment.

     On July 31, 2002, the revolving credit agreement with MLMCI was amended to add School Services, LLC as an additional lender and MLMCI as agent of the lenders, increase the line to $55.0 million, and extend the term of the agreement and the line of credit provided under it to June 30, 2003. The agreement and the line of credit were subsequently extended to July 15, 2003. As of March 31, 2003, $41.8 million was outstanding under this line of credit bearing interest at LIBOR plus 7.0% and was collateralized by receivables of $65.5 million that were sold in a true sale to Edison Receivables Company LLC by Edison. The agreement requires Edison to observe certain financial covenants and restrictions including a minimum consolidated tangible net worth and a maximum consolidated debt to equity ratio. For a description of recent developments concerning this agreement, see "-- Recent Developments."

     In addition, Edison separately entered into a Credit and Security Agreement, dated as of July 31, 2002, with School Services, LLC, pursuant to which Edison had the right to borrow up to $20.0 million, at an interest rate of 12% per annum, net of certain fees and costs which Edison paid School Services, LLC and its affiliates. The agreement provided for a $10.0 million term loan collateralized by certain real property owned by Edison, and a $10.0 million revolving line of credit collateralized by notes receivable from charter schools and other debtors of Edison. Such borrowings are also collateralized by substantially all the other assets of Edison. The facility matures on June 30, 2004 but has prepayment obligations tied to refinancings of the notes receivable from charter schools and such other debtors and to any sale or transfer of the real property. The agreement requires Edison to meet certain financial covenants, including a minimum consolidated tangible net worth, a maximum consolidated debt to equity ratio and a minimum EBITDA requirement for fiscal year 2003 (as defined in such agreement).

     Edison was not in compliance with the minimum consolidated tangible net worth covenant at March 31, 2003, as defined in the MLMCI and School Services, LLC agreements. In May 2003, Edison received a waiver of default from both MLMCI and School Services, LLC with respect to compliance with this covenant at March 31, 2003. Edison expects to be back in compliance with this covenant at June 30, 2003, the next measurement date. The Company expects to regain compliance based on projected fourth quarter operating results.

     In December 2002, a note receivable in the amount of $7.5 million was refinanced, Edison maintains a $2.2 million subordinated note. Proceeds from this refinancing were paid directly to School Services, LLC and applied to amounts outstanding under the revolving line of credit. Of this amount, $1.3 million represented a permanent reduction in the line of credit and $4.0 million was subsequently re-borrowed by

Edison. In addition, Edison made a $1.0 million payment on the revolving line of credit pursuant to an amendment to reduce the line of credit commitment by $1.0 million to obtain the release of certain collateral. As of March 31, 2003, $17.7 million was outstanding under these facilities reflecting the maximum amount available under the terms of the facilities. For a description of recent developments concerning these facilities, see "-- Recent Developments."

     Edison has entered into a written agreement to sell the real property (Harlem) for $9.2 million. The closing is scheduled to take place on June 30, 2003, however, the buyer may exercise its right under New York law to extend the close within a reasonable period post June 30, 2003. Edison recorded an impairment charge of $750,000 to reduce the carrying value of the property to its net realizable value based on this agreement. Proceeds from the sale will be used to pay down outstanding debt under the School Services, LLC term loan. There are no assurances that the sale will close by June 30, 2003, if at all. For a description of recent developments concerning the sale of the real property (Harlem), see "-- Recent Developments."

     In connection with the establishment of the amended MLMCI Facility and the School Services, LLC Facility, Edison also issued warrants for the purchase of up to 10,710,973 shares of Edison Class A common stock, which at such time equaled 16.6% of the total outstanding shares of Edison common stock, including the shares issuable upon exercise of the warrants. The warrants have an exercise price of $1.00 per share and are exercisable at any time following their issuance and prior to July 31, 2007.

     For the nine months ended March 31, 2003, we generated approximately $3.2 million of cash from operating activities. This positive cash flow resulted from $35.2 million of net loss offset by $36.4 million of depreciation and amortization and $2.0 million of other non-cash operating charges, including the changes in the working capital accounts.

     For the nine months ended March 31, 2003, we used approximately $9.4 million in investing activities. During this period, we invested approximately $11.3 million in our schools and central office. This amount includes the investments we made in technology and curriculum in each of the schools we opened. We have also advanced funds of $8.8 million to our charter board clients or their affiliates to help obtain, renovate and complete school facilities. During this same period, we received proceeds of $2.2 million from disposals of property and equipment, primarily from a certain sale lease back transaction related to certain technology equipment. We also received approximately $7.4 million of proceeds from notes receivable and advances due from charter schools. In October 2002, we received a $1.1 million payment toward an executive's loan.

     For the nine months ended March 31, 2003, we used approximately $1.8 million in our financing activities. This amount includes borrowings under our lines of credit of $15.5 million and borrowings under our term loan of $10.0 million. These proceeds were partially offset by costs in connection with our debt financing of $7.3 million and the repayment of notes payable and capital lease obligations totaling $15.3 million and purchases of treasury stock of $2.6 million. Edison also increased the amount of restricted cash by $2.1 million to comply with certain agreements.

     Our debt obligations as of June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003 are summarized in the table below:

                  DEBT FACILITIES                     JUN. 2002    SEPT. 2002   DEC. 2002   MAR. 2003
                  ---------------                     ----------   ----------   ---------   ---------
Capital leases and notes payable....................   $28,171      $23,384      $16,168     $14,989
School Services term loan...........................        --       10,000       10,000      10,000
School Services revolving loan......................        --       10,000        7,666       7,666
MLMCI revolving loan................................    34,000       49,325       49,325      41,844
Stockholders notes payable..........................     6,604        6,604        6,604       6,604
                                                       -------      -------      -------     -------
                                                        68,775       99,313       89,763      81,103
Unamortized original issue discount in relation to
  the warrant issuance attached to the financing....        --       (6,276)      (4,895)     (3,803)
                                                       -------      -------      -------     -------
     Total debt.....................................   $68,775      $93,037      $84,868     $77,300
                                                       =======      =======      =======     =======

     We expect that our cash on hand, together with borrowings under financing arrangements, as mentioned above, expected reimbursements of advances we have made to charter boards and acceleration of collections of our accounts receivable, will be sufficient to meet our working capital needs to operate our existing schools through fiscal year 2003. Our near-term capital needs for managed schools, summer school and other new lines of business are generally dependent upon our rate of growth and our mix of charter schools and contract schools, as charter schools usually require us to advance funds to help charter boards obtain, renovate and complete school facilities. Our plan for fiscal year 2003 is to continue to refinance, with third-party lenders, a minimum of $17.0 million of loans we have made to charter boards to support our current growth plans for the 2003-2004 school year. While we have completed such financings in the past, we cannot be certain we will obtain such financing on favorable terms, if at all. To the extent we cannot raise sufficient funds through the refinancing of our loans to charter boards with third-party lenders, we may seek to expand our financing arrangements. Depending on the terms of any financing arrangements, such funding may be dilutive to existing stockholders, and we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. Notwithstanding the above statements, management does not presently have any intention of issuing any substantial incremental equity in the near term other than equity associated with management compensation plans. Additionally, our $55.0 million revolving credit facility expires on July 15, 2003 and we intend to refinance this debt with a new asset based facility. If Edison is unable to refinance its revolving credit facility, the Company may be forced to issue additional equity or restructure existing debt. For a description of recent developments regarding these facilities see "-- Recent Developments." We expect to meet our working capital needs to operate our schools in fiscal year 2004 through cash generated from operations, borrowings under financing arrangements, and reimbursement of advances we have made to the charter boards.

     Our longer term cash requirements are to fund capital expenditures related to growth, anticipated working capital needs and general corporate purposes. We expect to fund such expenditures and other longer term liquidity needs with cash generated from operations, the proceeds from offerings of debt or equity securities and expanded financing arrangements. Depending on the terms of any financing arrangements, such funding may be dilutive to existing stockholders, and we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all.

     We managed summer school programs for 51 districts in the state of Missouri during May, June and July of 2002. The payment terms of the related billings ranged from 12 to 18 months, therefore, cash receipts of revenue will lag outlay of cash for expenditures by more than one year. As of December 31, 2002, we had accounts receivables of $59.0 million for managed schools and $16.0 million for our summer school program. As of March 31, 2003, our accounts receivables were $60.2 million for managed schools and $15.4 million for our summer school program.

     In general, our ability to achieve positive cash flows will depend on the volume of schools with positive contributions to offset central office and overhead expenses. Since a site's contribution is the difference between site revenue and site expenditures, positive contributions may be achieved at a range of enrollment levels. While higher enrollment tends to have a positive effect on a site's contribution, our growth and cash flows do not depend totally on 100% enrollment.

     Capital expenditures through March 31, 2003 have been approximately $14.0 million, which includes approximately $4.0 million for computers and other technology at our schools, approximately $8.0 million for curriculum materials, approximately $1.0 million for the purchase and improvement of property at our schools, and $1.0 million for technology, leasehold improvements, and other capital items at our headquarters. Additionally, we have made additional advances or loans approximating $3.1 million to new charter board clients to help secure and renovate school properties during the 2002-2003 school year. Pursuant to our philanthropic commitments, a portion of which we expect will be refinanced through third parties, we expect to make charitable donations of approximately $1.3 million to benefit certain clients over the remainder of the 2003 fiscal year.

RECENT DEVELOPMENTS

     On July 15, 2003, Edison Receivables Company LLC signed an agreement extending its $55.0 million revolving credit agreement with MLMCI and School Services, LLC until November 15, 2003 in order to, among other reasons, facilitate the consummation of the merger.

     The sale of the Harlem property to the Museum for African Art closed on August 1, 2003 for a net sales price of $8.8 million. Proceeds from the sale were used to pay down outstanding debt under the School Services, LLC term loan, reducing the total outstanding debt under the School Services, LLC loan facilities to $8.9 million.

               COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

     Edison's Class A common stock began trading on the NASDAQ national market on November 11, 1999 and the initial public offering of Edison's Class A common stock was completed on November 17, 1999. In August 2000, Edison completed a secondary public offering in which Edison sold 3,350,000 shares of Class A common stock at a price of $21.675 per share for net proceeds to Edison of approximately $71.0 million and in March 2001 Edison completed another secondary public offering of an additional 3,531,026 shares of Class A common stock at a price of $23.2725 per share for net proceeds to Edison of approximately $81.0 million. Shares of Edison Class A common stock are traded under the symbol "EDSN." The following table sets forth, for the quarters ended September 30, 2001, December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002,
December 31, 2002, March 31, 2003 and June 30, 2003, the high and low prices as reported by the NASDAQ national market:

QUARTER                                                        HIGH     LOW
-------                                                       ------   ------
July 1, 2001 through September 30, 2001.....................  $22.84   $13.37
October 1, 2001 through December 31, 2001...................  $19.65   $11.60
January 1, 2002 through March 31, 2002......................  $21.05   $11.97
April 1, 2002 through June 30, 2002.........................  $13.60   $ 0.85
July 1, 2002 through September 30, 2002.....................  $ 1.07   $ 0.27
October 1, 2002 through December 31, 2002...................  $ 2.05   $ 0.15
January 1, 2003 through March 31, 2003......................  $ 1.76   $ 0.90
April 1, 2003 through June 30, 2003.........................  $ 2.00   $ 0.88

     As of [               ], 2003, there were [               ] shares of
Edison Class A common stock, par value $0.01 per share, outstanding with
[               ] owners of record.

     Edison also had [               ] shares of its Class B common stock, par
value $0.01 per share, outstanding with [               ] owners of record as of
[            ], 2003. The Class B common stock is not traded on an exchange or in an over-the-counter market.

     The price of $1.76 per share to be paid in the merger represents an approximate 66% premium over the $1.06 per share closing price of Edison common stock on May 6, 2003, the last full trading day prior to rumors in the marketplace that management might seek to purchase all of the outstanding shares of Edison common stock that they did not already own, an approximate 39% premium over the $1.27 per share closing price of Edison common stock on May 7, 2003, the last full trading day prior to the public announcement that management was considering making an offer to purchase all of the outstanding shares of Edison common stock that they did not already own and an approximate 12.8% premium over the $1.56 per share closing price of Edison common stock on July 11, 2003, the last trading day before the public announcement of the execution of the merger agreement. The price of $1.76 per share also represents a premium of approximately 53.4% over the reported average closing price for the three months ended May 6, 2003, approximately 33.7% over the average reported closing price for the six months ended May 6, 2003 and approximately 60.4% over the average reported closing price for the 12 months ended May 6, 2003. On
[               ], 2003, the most recent practicable date before the printing of this document, the closing price of Edison Class A common stock was
$[               ].

     YOU SHOULD OBTAIN CURRENT MARKET PRICE QUOTATIONS FOR EDISON COMMON STOCK IN CONNECTION WITH THE VOTING OF YOUR EDISON COMMON STOCK.

     Dividend Information. Since becoming a public company, Edison has never paid a dividend on its shares of common stock. The merger agreement prohibits Edison from declaring, setting aside or paying dividends or distributions until the effective date of the merger without the prior written consent of Shakespeare and Shakespeare Acquisition Corporation. In addition, pursuant to the terms of the Credit and Security Agreement, dated as of July 31, 2002, among Edison, as borrower, School Services LLC, as lender, 110th and 5th Associates, LLC, as guarantor, and Bayard Rustin Charter School, LLC, as guarantor, Edison is prohibited from paying dividends on its common stock without the prior written consent of School Services LLC.

             INFORMATION REGARDING EDISON COMMON STOCK TRANSACTIONS

PURCHASES BY EDISON

     Except as set forth below, Edison has not purchased any shares of its common stock during the past two years.

                                                AMOUNT OF SHARES   RANGE OF PURCHASE   AVERAGE PURCHASE
QUARTER ENDED                                      PURCHASED          PRICES ($)          PRICE ($)
-------------                                   ----------------   -----------------   ----------------
December 31, 2002.............................     1,374,000         1.219 - 1.82           1.489
March 31, 2003................................       337,900         1.648 - 1.751          1.709

PURCHASES BY SHAKESPEARE, SHAKESPEARE ACQUISITION CORPORATION, LIBERTY PARTNERS, MR. WHITTLE AND MR. CERF

     Except as set forth below, none of Shakespeare, Shakespeare Acquisition Corporation, Liberty Partners, Mr. Whittle and Mr. Cerf has purchased any shares of Edison common stock during the past two years.

                                                 AMOUNT OF SHARES   RANGE OF PURCHASE   AVERAGE PURCHASE
PURCHASER                     QUARTER ENDED         PURCHASED          PRICES ($)          PRICE ($)
---------                   ------------------   ----------------   -----------------   ----------------
Christopher D. Cerf.......  September 30, 2002       200,000          0.34 - 0.477           0.408

SECURITIES TRANSACTIONS WITHIN 60 DAYS

     None of Edison, any executive officer or director of Edison, any person controlling Edison, any executive officer or director of any corporation ultimately in control of Edison, any pension, profit-sharing or similar plan of Edison or any associate or majority owned subsidiary of Edison has effected any transactions with respect to Edison common stock during the past 60 days, except for the restricted stock awarded to Mr. Delaney on July 31, 2003 in connection with Mr. Delaney's amended employment agreement. See "Special
Factors -- Interests of Certain Persons in the Merger -- Agreements with Mr. Delaney."

     None of Shakespeare, Shakespeare Acquisition Corporation and Liberty Partners or any of their respective executive officers, directors, controlling persons, pension, profit-sharing or similar plans or any associate or majority owned subsidiary, has effected any transactions with respect to Edison common stock during the past 60 days.

               CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF EDISON

     The following persons are the executive officers and directors of Edison as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the board of directors or until the earlier of his resignation or removal. Neither any of these persons nor Edison has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. The directors and executive officers of Edison are citizens of the United States and can be reached c/o Edison, 521 Fifth Avenue, 11th Floor, New York, NY, 10175, and their telephone number is (212) 419-1600.

     Our executive officers and directors, and their ages as of June 30, 2003, are as follows:

NAME                                        AGE                    POSITION
----                                        ---                    --------
H. Christopher Whittle....................  55    Chief Executive Officer and Director
Benno C. Schmidt, Jr. ....................  61    Chairman of the Board of Directors
Christopher D. Cerf.......................  48    President, Chief Operating Officer and
                                                  Director
Charles J. Delaney........................  43    Vice Chairman and Director
Christopher J. Scarlata...................  34    Chief Financial Officer and Executive Vice
                                                    President
John E. Chubb, Ph.D.......................  49    Chief Educational Officer and Executive
                                                    Vice President
John B. Balousek..........................  55    Director
Joan Ganz Cooney..........................  73    Director
Reverend Floyd H. Flake...................  58    Director
Ronald F. Fortune.........................  54    Director
Edward S. Harris..........................  46    Director
Lowell W. Robinson........................  54    Director
Timothy P. Shriver........................  43    Director

     The following are the names and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Edison:

     H. Christopher Whittle, Edison's founder, has served as chief executive officer since July 1998. He served as president from March 1997 through July 2002. He has served as a director since 1992 and also served as our chairman of the board of directors from 1992 until March 1995. He is the president and sole stockholder of WSI Inc., a corporation wholly owned by Mr. Whittle with the current primary purpose of holding Mr. Whittle's personal investments. From 1986 to 1994, Mr. Whittle was chairman and chief executive officer of Whittle Communications L.P., which developed magazines and other print publications, as well as Channel One, an advertising-supported daily news and information television program for schools. Before that, Mr. Whittle was the founder of 13-30 Corporation, the predecessor of Whittle Communications L.P., and served as the publisher of Esquire magazine from 1979 to 1986.

     Benno C. Schmidt, Jr. has served as chairman of the board of directors since March 1997. He also served as our chief executive officer from 1992 to June 1998, our president from 1992 to February 1997 and our chief education officer from July 1998 through April 1999. Mr. Schmidt served as president of Yale University from 1986 to 1992. He also served as dean of the Columbia University School of Law from 1984 to 1986. He is currently chairman of the board of trustees of the City University of New York.

     Christopher D. Cerf has served as president since July 2002 and as chief operating officer since May 1999. He has also served as a director since November 2000. He also served as our general counsel from June 1997 to April 2000. Prior to joining us, he was a partner in the law firm of Wiley, Rein and Fielding from 1991 to 1994 and from May 1996 to May 1997. Between 1994 and May 1996, he served in the White House as Associate Counsel to the President. Mr. Cerf is also a former high school history teacher.

     Charles J. Delaney has served as our vice chairman since July 2002 and as a director since July 1999. Prior to joining Edison, Mr. Delaney was the president of UBS Capital Americas, which is the manager for two private equity funds that make investments in the U.S. and Latin America, from January 2000 through June 2002. Mr. Delaney served as president of UBS Capital LLC or its predecessor companies from May 1989 to June 2002. UBS Capital Americas and UBS Capital LLC are affiliated with UBS AG.

     Christopher J. Scarlata has served as chief financial officer and executive vice president since August 1, 2002. From April 2001 through July 2002, he was our controller. Prior to joining us, he served as controller for Walker Digital LLC from March 2000 through December 2000 and as assistant controller for Mitchell Madison Group LLC from 1996 through February 2000. Before that, Mr. Scarlata was an auditor for PricewaterhouseCoopers LLP.

     John E. Chubb has served as our chief education officer and executive vice president since May 1999. Prior to that, he served as Edison's executive vice president of Curriculum, Instruction and Assessment from 1992 to April 1999.

     John B. Balousek has been a director since December 2002. He currently serves on the boards of directors of Central Garden & Pet Company, Aptimus, Inc. and Interland, Inc. From 1998 to 1999, Mr. Balousek served as executive vice president and a founder of PhotoAlley.com, a San Francisco-based start-up company providing electronic commerce services. From March 1996 to July 1996, he served as chairman and chief executive officer of True North Technologies, a digital and interactive services company of True North Communications. From 1991 to February 1996, Mr. Balousek served as president, chief operating officer and director of Foote Cone & Belding Communications, Inc. ("FCB") a global advertising and communications company. From 1979, he served in various positions at FCB, and earlier he worked in brand management at Procter & Gamble.

     Joan Ganz Cooney has served as a director since November 2000. She is the chairman, executive committee, of the Sesame Workshop, formerly the Children's Television Workshop. Ms. Cooney co-founded the Children's Television Workshop as its executive director in 1968 and was named its president-chief executive officer in 1970 and chairman-chief executive officer in 1988. She assumed her present responsibilities in 1990. Ms. Cooney is a trustee of the Museum of Television and Radio and The New York and Presbyterian Hospitals, Inc. She is a life trustee of the National Child Labor Committee and of WNET, Channel 13.

     Reverend Floyd H. Flake has served as a director since November 2000. He served as president of Edison Charter Schools from May 2000 until September 2002 and currently serves the Company as a consultant. Reverend Flake has served as the president of Wilberforce University since July 2002. From January 1986 to December 1997, Reverend Flake served as a member of the United States House of Representatives, representing the 6th district of New York. He has also been the senior pastor of the Allen African Methodist Episcopal Church in Jamaica, Queens since 1976. Reverend Flake currently serves on the board of directors of the Fannie Mae Foundation, The Princeton Review, The New York City Investment Fund Civic Capital Corporation, The Initiative for a Competitive Inner City, and the Federal Deposit Insurance Corporation Advisory Committee on Banking Policy. Reverend Flake is also a senior fellow at the Manhattan Institute for Social and Economic Policy, an adjunct fellow on the advisory board of the Brookings Institute Center on Urban and Metropolitan Policy and a member of the NYC 2012 Olympic Committee.

     Ronald F. Fortune has served as a director since December 2002. He is the founder of Edumetrics Learning, an early stage startup focused on building educational content for students at schools and home. From 1990 until December 1999, Mr. Fortune was the president and chief executive officer of Computer Curriculum Corporation ("CCC"), an educational software company. Prior to becoming chief executive officer of CCC, he was CCC's chief operating officer (1988-1990), vice president of sales (1986-1988) and sales representative (1979-1986). Mr. Fortune has served as president of CEO Forum, a Washington, D.C. based organization advocating the use of technology in schools, and is currently a senior advisor to Project Pipeline, a nonprofit teacher recruitment and credentialing institution. He has served as a classroom teacher and as an administrator.

     Edward S. Harris has served as a director since March 2003. From December 2002, Mr. Harris has been an independent financial consultant. From December 1998 to December 2002, Mr. Harris was director of investment management for Vulcan Ventures Inc., a private equity firm founded and controlled by Paul Allen, the co-founder of Microsoft. From 1992 to 1998, Mr. Harris was chief financial officer for three technology companies: Claircom Communications Group, L.P., an affiliate of McCaw Cellular Incorporated and provider of specialized air-to-ground wireless communications services; Starwave Incorporated, a leading internet company; and Mirror Software, Inc., a provider of medical imaging software. Mr. Harris was an investment banker with Salomon Brothers Inc. from 1985 to 1990 and with Sumishin Capital from 1990 to 1992. Mr. Harris is on the board of directors of two other public companies: Click2Learn.com, a Bellevue, Washington provider of online learning solutions, and First Virtual Communications, a Santa Clara, California company that provides rich media communications products worldwide.

     Lowell W. Robinson has served as a director and chairman of the audit committee since November 2002. Mr. Robinson is special counsel to the president of Polytechnic University. He was senior executive vice president and chief financial officer for HotJobs.com from 2000 to February 2002, when the company was sold to YAHOO Inc. From 1997 until 1999, Mr. Robinson was executive vice president, Global Business Services and chief financial officer of PRT Group Inc. From 1994 until 1997, Mr. Robinson was executive vice president and chief financial officer at ADVO, Inc. Mr. Robinson spent eight years at Citigroup (1986-1993) where he was vice president and chief financial officer for The Traveler's Managed Care and Employee Benefits Operations from 1991 to 1993; the chief financial officer for Citicorp's Global Insurance and Capital Investments Divisions from 1988 to 1991; and the controller for Citicorp's Consumer Services Group -- International from 1986-1988. Prior to joining Citigroup, Mr. Robinson was director of Finance and Operations for Uncle Ben's Inc., the domestic and international rice subsidiary of Mars, Inc. From 1973 to 1983, Mr. Robinson held senior financial positions at Kraft/General Foods. Mr. Robinson is on the board of directors of Financial Executives International, New York City Chapter and is on the Forbes Magazine CFO Advisory Board.

     Timothy P. Shriver has served as a director since September 2001. He has served as president and chief executive officer of Special Olympics, Inc. since July 1996, and on June 22, 2002, he was named chairman of the board of Special Olympics, Inc. Mr. Shriver serves on the boards of directors for the Education Compact for Learning and Citizenship, the Frank Porter Graham Child Development Center at the University of North Carolina and the American Association for Retarded Citizens (AAMR). In 1994, Shriver helped launch and currently chairs the Collaborative for Academic, Social & Emotional Learning (CASEL), a national organization promoting effective school-based prevention programming.

             CURRENT EXECUTIVE OFFICERS AND MANAGERS OF SHAKESPEARE

     The following persons are the executive officers and managers of Shakespeare as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the board of managers or until the earlier of his resignation or removal. None of these persons nor Shakespeare has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons or Shakespeare has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. The executive officers and managers of Shakespeare are citizens of the United States and, except as otherwise indicated below, can be reached c/o Liberty Partners, 1370 Avenue of the Americas, 34th and 35th Floors, New York, NY 10019, and their telephone number is (212) 541-7676:

NAME                                                   AGE                POSITION
----                                                   ---                --------
H. Christopher Whittle...............................  55    Chief Executive Officer and Manager
G. Michael Stakias...................................  53    Chairman, Secretary and Manager
Peter E. Bennett.....................................  62    Manager
Yvonne V. Marsh......................................  42    Manager

     The following are the names and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years, of each executive officer and member of the board of managers of Shakespeare:

     H. Christopher Whittle, Shakespeare's chief executive officer since its formation in connection with the merger in July 2003, is the founder of Edison Schools Inc. and has served as Edison's chief executive officer since July 1998. He served as Edison's president from March 1997 through July 2002. He has served as a director of Edison since 1992 and also as its chairman of the board of directors from 1992 until March 1995. He is the president and sole stockholder of WSI Inc., a corporation wholly owned by Mr. Whittle with the current primary purpose of holding Mr. Whittle's personal investments. From 1986 to 1994, Mr. Whittle was chairman and chief executive officer of Whittle Communications L.P., which developed magazines and other print publications, as well as Channel One, an advertising-supported daily news and information television program for schools. Before that, Mr. Whittle was the founder of 13-30 Corporation, the predecessor of Whittle Communications L.P., and served as the publisher of Esquire magazine from 1979 to 1986. Mr. Whittle can be reached c/o Edison Schools Inc. 521 Fifth Avenue, New York, NY 10175, and his telephone number is
(212) 419-1600.

     G. Michael Stakias, Shakespeare's chairman and secretary since its formation in connection with the merger in July 2003, joined Liberty Partners in 1998 after 18 years in the private practice of law. Mr. Stakias was a senior partner and chairman of the Corporate and Business Department at the Philadelphia law firm of Blank Rome, where he practiced law in the securities, mergers and acquisitions, technology, and emerging growth company arenas. Mr. Stakias joined Blank Rome from the Division of Corporation Finance at the SEC in Washington D.C.

     Peter E. Bennett, has been a manager of Shakespeare since its formation in connection with the merger in July 2003. Mr. Bennett founded Liberty Partners in September 1992, after 21 years with Merrill Lynch & Co., where he served in several capacities including manager of private financing activities, managing director of Merrill Lynch Capital Markets, and senior vice president of Merrill Lynch Interfunding Inc. While at Interfunding, he executed 30 investments, several recapitalizations, portfolio mergers and acquisitions, and the sale of 14 portfolio companies.

     Yvonne V. Marsh, a manager of Shakespeare since its formation in connection with the merger in July 2003, joined Liberty Partners as a managing director in 2001. Prior to joining Liberty Partners, Ms. Marsh spent 12 years in the buyout arena, executing over 15 buyout transactions. Prior to that, Ms. Marsh was involved in investment banking, specializing in corporate finance and mergers and acquisitions. She was a general partner at Joseph Littlejohn & Levy, as well as a managing director at Chase Manhattan, Merrill Lynch, Drexel Burnham Lambert, and McKinsey & Co.

CURRENT EXECUTIVE OFFICERS AND DIRECTORS OF SHAKESPEARE ACQUISITION CORPORATION

     The following persons are the executive officers and directors of Shakespeare Acquisition Corporation as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the board of directors or until the earlier of his resignation or removal. Neither of these persons nor Shakespeare Acquisition Corporation has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and neither of these persons nor Shakespeare Acquisition Corporation has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. The directors and executive officers of Shakespeare Acquisition Corporation are citizens of the United States and can be reached c/o Edison Schools Inc., 521 Fifth Avenue, New York, NY 10175, and their telephone number is (212) 419-1600:

NAME                                                          AGE             POSITION
----                                                          ---             --------
H. Christopher Whittle......................................  55    President and Treasurer
Laura Eshbaugh..............................................  55    Vice President and Secretary

     The following are the names and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Shakespeare Acquisition Corporation:

     H. Christopher Whittle, Shakespeare Acquisition Corporation's president and treasurer since its formation in connection with the merger in July, 2003, is the founder of Edison Schools Inc. and has served as Edison's chief executive officer since July 1998. He served as Edison's president from March 1997 through July 2002. He has served as a director of Edison since 1992 and also as its chairman of the board of directors from 1992 until March 1995. He is the president and sole stockholder of WSI Inc., a corporation wholly owned by Mr. Whittle with the current primary purpose of holding Mr. Whittle's personal investments. From 1986 to 1994, Mr. Whittle was chairman and chief executive officer of Whittle Communications L.P., which developed magazines and other print publications, as well as Channel One, an advertising-supported daily news and information television program for schools. Before that, Mr. Whittle was the founder of 13-30 Corporation, the predecessor of Whittle Communications L.P., and served as the publisher of Esquire magazine from 1979 to 1986.

     Laura K. Eshbaugh has served in a variety of roles since joining Edison at its inception in 1992, most recently serving as executive vice president since July 1998. She was a director of Edison from 1992 to November 2000. From 1989 to September 1994, Ms. Eshbaugh was a vice chairman of Whittle Communications L.P.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Edison's common stock as of August 15, 2003 by each person known to the Company to beneficially own more than 5% of the outstanding shares of either class of Edison's common stock; each director of the Company; each executive officer of the Company; and all executive officers and directors of the Company as a group. Unless otherwise set forth in this proxy statement, the business address of the named beneficial owner is c/o Edison Schools Inc., 521 Fifth Avenue, 11th Floor, New York, New York 10175 and the beneficial owners named in the table have, to the knowledge of Edison, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws.

                                                                               PERCENTAGE OF SHARES
                                             SHARES BENEFICIALLY OWNED        BENEFICIALLY OWNED(2)
                                          -------------------------------  ----------------------------
                                           CLASS A    CLASS B     TOTAL    CLASS A   CLASS B    TOTAL
                                           COMMON     COMMON     COMMON    COMMON    COMMON     COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER        STOCK      STOCK    STOCK(1)    STOCK     STOCK    STOCK(1)
------------------------------------      ---------  ---------  ---------  -------   -------   --------
Gruber and McBaine Capital
Management(3)...........................  2,778,400         --  2,778,400    5.3        --        5.1
  50 Osgood Place, Penthouse
  San Francisco, CA 94133
J.W. Childs Equity Partners, L.P.(4) ...  1,983,126    301,737  2,284,863    3.8      18.5        4.2
  111 Huntington Avenue
  Boston, MA 02199
RWJ Education Company I, L.L.C.(5)......      2,170    143,879    143,879      *       8.8          *
  One Maritime Plaza, Suite 1400
  San Francisco, CA 94111
School Services LLC(6)..................  8,558,014         --  8,558,014   14.0        --       13.7
  660 Madison Avenue, 15th Floor
  New York, NY 10021
Waddell & Reed Financial, Inc.(7).......  3,893,575         --  3,893,575    7.4        --        7.2
  6300 Lamar Avenue
  Overland Park, KS 66202
WSI Inc.(8).............................  2,635,009    463,394  3,098,403    4.9      26.9        5.6
  800 South Gay Street
  Knoxville, TN 37929
Benno C. Schmidt, Jr.(9)................  1,162,256    114,144  1,276,400    2.2       6.7        2.3
H. Christopher Whittle(10)..............  7,523,909  1,519,206  8,571,903   12.9      72.0       15.0
John E. Chubb(11).......................    242,036     18,041    260,077      *       1.1          *
Christopher D. Cerf(12).................    808,950     38,150    847,100    1.5       2.3        1.5
Charles J. Delaney(13)..................  2,014,167         --  2,014,167    3.8        --        3.7
Christopher J. Scarlata(14).............     52,583         --     52,583      *         *          *
John B. Balousek(15)....................     98,166        265     98,431      *         *          *
Joan Ganz Cooney(16)....................     17,900         --     17,900      *        --          *
Reverend Floyd H. Flake(17).............     78,167      1,000     79,167      *         *          *
Ronald F. Fortune(18)...................      4,167         --      4,167      *        --          *
Edward S. Harris(19)....................      2,500         --      2,500      *        --          *
Lowell W. Robinson(20)..................      4,167         --      4,167      *        --          *
Timothy P. Shriver(21)..................     12,500         --     12,500      *        --          *
Laura K. Eshbaugh(22)...................    141,536     13,500    155,036      *         *          *
All executive officers and directors, as
  a group (14 persons)(23)..............  12,163,004 1,704,306  13,867,310 20.24      76.0      22.25

---------------

 * Less than 1%.

 (1) Assumes all shares of Class B common stock were converted into Class A common stock.

 (2) Percentage ownership is based on 52,484,154 shares of Class A common stock and 1,627,933 shares of Class B common stock outstanding on August 15, 2003. Shares of common stock subject to stock options and warrants which are currently exercisable or will become exercisable within 60 days after August 15, 2003 are deemed outstanding for computing the percentage ownership of the person or group holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person or group.

 (3) Based on holdings reported on a Schedule 13G filed with the SEC on March 31, 2003.

 (4) Based on holdings reported on a Schedule 13G/A filed with the SEC on July 23, 2003.

 (5) Based on information provided by Edison's transfer agent and Edison's records. Includes 2,170 shares of Class A common stock and 242 shares of Class B common stock issuable upon exercise of an option that will be exercisable within 60 days of August 15, 2003.

 (6) Consists of 8,558,014 shares of Class A common stock issuable upon exercise of warrants held by School Services LLC that are presently exercisable.

 (7) Based on holdings reported on a Schedule 13G filed with the SEC on February 14, 2003, the shares are beneficially owned by one or more open-end investment companies or other managed accounts that are advised or sub-advised by Waddell & Reed Ivy Investment Company, which is a subsidiary of Waddell & Reed Financial, Inc. ("WDR"), or Waddell & Reed Investment Management Company, which is a subsidiary of Waddell & Reed, Inc. ("WRI"). WRI is a subsidiary of Waddell & Reed Financial Services, Inc., which in turn is a subsidiary of WDR.

 (8) Includes 1,462,501 shares of Class A common stock and 162,501 shares of Class B common stock held of record by WPA Investment L.P., 337,500 shares of Class A common stock and 37,500 shares of Class B common stock held of record by Whittle Leeds Education Company LLC and 832,596 shares of Class A common stock and 92,512 shares of Class B common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

 (9) Includes 7,065 shares of Class A common stock and 685 shares of Class B common stock held of record by Christina W. Schmidt, Mr. Schmidt's daughter. Mr. Schmidt disclaims beneficial ownership of all such shares of common stock. Also includes 828,675 shares of Class A common stock and 74,356 shares of Class B common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

(10) Includes 2,412 shares of Class A common stock and 170,881 shares of Class B common stock held of record by WSI Inc., 1,462,501 shares of Class A common stock and 162,501 shares of Class B common stock held of record by WPA Investment L.P., 337,500 shares of Class A common stock and 37,500 shares of Class B common stock held of record by Whittle Leeds Education Company LLC, 4,829,695 shares of Class A common stock and 390,017 shares of Class B common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003, and 832,596 shares of Class A common stock and 92,512 shares of Class B common stock issuable upon exercise of options held of record by WSI Inc. that will be exercisable within 60 days of August 15, 2003. Mr. Whittle has pledged 59,205 shares of Class A common stock and 665,795 shares of Class B common stock to the Company as collateral for loans (the "Whittle Pledge"). Mr. Whittle and WSI Inc. have pledged all of their shares of Class A common stock and Class B common stock, including all options to acquire Class A common stock and Class B common stock, to JPMorgan Chase Bank to secure personal obligations of Mr. Whittle. 117,500 shares of Class A common stock held by WSI Inc. are also subject to an option held by JPMorgan Chase Bank. JPMorgan Chase Bank's security interest in the shares of Class A and Class B Common stock is subordinate to the shares pledged to the Company pursuant to the Whittle Pledge.

(11) Includes 242,036 shares of Class A common stock and 18,041 shares of Class B common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

(12) Includes 608,350 shares of Class A common stock and 38,150 shares of Class B common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003, and 600 shares of Class A common stock held by a trust for the benefit of Mr. Cerf's children.

(13) Includes 14,167 shares of Class A common stock issuable upon exercise of an option that will be exercisable within 60 days of August 15, 2003.

(14) Consists of 52,583 shares of Class A common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

(15) Includes 6,548 shares of Class A common stock and 265 shares of Class B common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

(16) Includes 17,500 shares of Class A common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

(17) Consists of 78,167 shares of Class A common stock and 1,000 shares of Class B common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

(18) Consists of 4,167 shares of Class A common stock issuable upon exercise of an option that will be exercisable within 60 days of August 15, 2003.

(19) Consists of 2,500 shares of Class A common stock issuable upon exercise of an option that will be exercisable within 60 days of August 15, 2003.

(20) Consists of 4,167 shares of Class A common stock issuable upon exercise of an option that will be exercisable within 60 days of August 15, 2003.

(21) Consists of 12,500 shares of Class A common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

(22) Includes 120,667 shares of Class A common stock and 13,500 shares of Class B common stock issuable upon exercise of options that will be exercisable within 60 days of August 15, 2003.

(23) Includes shares described in footnotes 9 through 22 above.

                 INFORMATION ABOUT THE TRANSACTION PARTICIPANTS

EDISON SCHOOLS INC.

     Edison Schools Inc., a Delaware corporation, is the nation's largest private operator of public schools serving students from kindergarten through twelfth grade in the United States. Edison contracts with local school districts and public charter school boards to assume educational and operational responsibility for individual schools in return for per pupil funding that is generally comparable to that spent on other public schools in the area. For the 2002-2003 school year, the Company operated 149 schools located in 22 states and the District of Columbia, with a combined student enrollment of approximately 80,000. Edison also offers summer school programs which served approximately 46,000 students in the summer of 2003. Edison's Class A common stock trades on the NASDAQ national market. Edison's principal address is 521 Fifth Avenue, New York, NY 10175, and its telephone number is (212) 419-1600.

SHAKESPEARE ACQUISITION LLC

     Shakespeare Acquisition LLC, a Delaware limited liability company, was formed to acquire Edison and has not carried on any activities other than in connection with the merger. The principal business address and principal office address of Shakespeare is c/o Liberty Partners, 1370 Avenue of the Americas, 34th and 35th Floors, New York, NY 10019, and its telephone number is (212) 541-7676. For a description of the current executive officers and managers of Shakespeare, see "Current Executive Officers and Managers of Shakespeare."

SHAKESPEARE ACQUISITION CORPORATION

     Shakespeare Acquisition Corporation, a Delaware corporation, was formed for the purpose of completing the merger. Shakespeare Acquisition Corporation is wholly owned by Shakespeare. The directors and executive officers of Shakespeare Acquisition Corporation are H. Christopher Whittle and Laura K. Eshbaugh. The principal executive office for Shakespeare Acquisition Corporation is c/o Liberty Partners, 1370 Avenue of the Americas, 34th and 35th Floors, New York, NY 10019, and its telephone number is (212) 541-7676. For a description of the current executive officers and directors of Shakespeare Acquisition Corporation, see "Current Executive Officers and Directors of Shakespeare Acquisition Corporation."

LIBERTY PARTNERS

     Liberty Partners, L.P., a Delaware limited partnership ("L.P."), is a private equity fund with over $1.3 billion in assets under management that partners with management of middle market and growth enterprises. L.P. is the general partner of Liberty Partners Holdings 43, L.L.C. ("LLC"), a Delaware limited liability company, and a member of Shakespeare. PEB Associates, Inc. d/b/a Liberty Capital Partners, Inc. ("PEB"), a Delaware Corporation, is the general partner of L.P. It is anticipated that the financing for the merger will be provided by L.P. (or one of its affiliates). The principal business address of L.P., LLC, and PEB is 1370 Avenue of the Americas, 34th and 35th Floors, New York, NY 10019, and their telephone number is (212) 541-7676.

MANAGEMENT MEMBERS

     H. Christopher Whittle, Edison's founder, has served as chief executive officer since July 1998. He served as president from March 1997 through July 2002. He has served as a director since 1992 and also served as our chairman of the board of directors from 1992 until March 1995. He is the president and sole stockholder of WSI Inc., a corporation wholly owned by Mr. Whittle with the current primary purpose of holding Mr. Whittle's personal investments. From 1986 to 1994, Mr. Whittle was chairman and chief executive officer of Whittle Communications L.P., which developed magazines and other print publications, as well as Channel One, an advertising-supported daily news and information television program for schools. Before that, Mr. Whittle was the founder of 13-30 Corporation, the predecessor of Whittle Communications L.P., and served as the publisher of Esquire magazine from 1979 to 1986.

     Christopher D. Cerf has served as president since July 2002 and as chief operating officer since May 1999. He has also served as a director since November 2000. He also served as our general counsel from June 1997 to April 2000. Prior to joining us, he was a partner in the law firm of Wiley, Rein and Fielding from 1991 to 1994 and from May 1996 to May 1997. Between 1994 and May 1996, he served in the White House as associate counsel to the President. Mr. Cerf is also a former high school history teacher.

CRIMINAL PROCEEDINGS AND INJUNCTIONS OR PROHIBITIONS INVOLVING SECURITIES LAWS

     None of Edison, Shakespeare, Shakespeare Acquisition Corporation, L.P., LLC, PEB and their respective directors, officers or managers has been convicted in a criminal proceeding during the past five years (other than traffic violations or similar misdemeanors).

     None of Shakespeare, Shakespeare Acquisition Corporation, L.P., LLC, PEB and their respective directors and officers has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining that person or entity from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

     On May 14, 2002, the SEC issued an Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C, Making Findings, and Imposing a Cease-and-Desist Order pursuant to a Settlement Offer made by Edison. The Cease-and-Desist Order was the result of a confidential informal inquiry instituted by the SEC in February 2002 into the Company's accounting policies and procedures. Specifically, the Cease-and-Desist Order alleged that Edison failed to disclose that a portion of its reported revenues included payments that did not reach it and were made directly by school districts to teachers and other providers of services in Edison's schools. Pursuant to the terms of the Cease-and-Desist Order, the Company neither admitted nor denied the SEC's allegations and agreed to cease and desist from violations of the financial reporting, record keeping and internal controls provisions of the Exchange Act.

PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

     Other than as set forth in this proxy statement, during the past two years, none of Shakespeare, Shakespeare Acquisition Corporation, Liberty Partners or the management members has been involved in a transaction with Edison in which the aggregate value of the transaction exceeded more than 1.0% of Edison's consolidated revenues during the fiscal year when the transaction occurred. Except as described more fully under "Special Factors -- Background of the Merger," there have not been any negotiations, transactions or material contacts during the past two years between Edison or any of its subsidiaries, on the one hand, and Shakespeare, Shakespeare Acquisition Corporation, Liberty Partners or the management members, on the other hand, concerning any merger, consolidation, acquisition, tender offer or other acquisition of any class of Edison's securities, election of Edison's directors or sale or other transfer of a material amount of Edison's assets.

     Edison and Mr. Delaney entered into an employment agreement in October 2002 in which the Company agreed to employ Mr. Delaney until June 2004 with an annual base salary of $295,000. The agreement included a signing bonus of $73,750. Under the agreement, Mr. Delaney was eligible for a bonus of up to $450,000 for fiscal year 2003 based on the Company's achievement of specified financial goals, with such bonus to be paid quarterly upon approval by Edison's board of directors. Additionally, Mr. Delaney was awarded 1,000,000 shares of restricted stock for services to be rendered during fiscal year 2003, of which 950,000 have vested. For a description of Mr. Delaney's amended employment agreement, see "Special Factors -- Interests of Certain Persons in the Merger -- Agreements with Mr. Delaney."

     Edison and Mr. Whittle entered into an agreement as of December 18, 2001 in which Edison agreed to employ Mr. Whittle through June 30, 2004 at an annual base salary of $1.00, retroactive to July 1, 2001. Mr. Whittle received base compensation of $1.00 during fiscal year 2002. The agreement was amended effective November 15, 2002 to increase his annual base salary to $345,000, pro rated from November 15, 2002 for fiscal year 2003, and to provide for an annual performance bonus potential of up to 150% of his base salary, pro rated from November 15, 2002 for fiscal year 2003. Under this agreement, Mr. Whittle was issued an option to acquire 1,000,000 shares of Edison's Class A common stock at a price of $25.00 per share, and Edison accelerated the vesting of three outstanding options to acquire, respectively (1) 149,999 shares of Class A common stock and 16,667 shares of Class B common stock at a price of $22.00 per share, (2) 1,125,000 shares of Class A common stock and 125,000 shares of Class B common stock at a price of $32.00 per share, and (3) 1,260,000 shares of Class A common stock and 140,000 shares of Class B common stock at a price of $56.00 per share, so that Mr. Whittle became entitled to exercise each option in full. Edison also agreed to reimburse Mr. Whittle for 75% of reasonable expenses incurred on Edison's behalf, commensurate with his position, and continued its prior commitment to maintain long-term disability insurance and $800,000 face amount term life insurance for Mr. Whittle's benefit. If Edison were to terminate Mr. Whittle's employment without cause or if Mr. Whittle terminates his employment for "good reason," the unvested portion of any outstanding options would vest in full. Under this agreement, "good reason" is defined as Mr. Whittle's assignment to materially less significant duties, Edison's failure to reappoint Mr. Whittle to his then current position or Edison's failure to perform Edison's material obligations under this agreement. Mr. Whittle has agreed not to compete against Edison during the term of his employment and for one year afterwards and not to solicit the employment or other services of any of Edison's executive employees for one year after his termination. For a description of Mr. Whittle's employment arrangements after completion of the merger, see "Special Factors -- Interests of Certain Persons in the Merger -- Employment Agreement for Mr. Whittle."

     Mr. Whittle has pledged all of his direct and indirect ownership in Edison and certain of his other assets to secure a loan from JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank, successor by merger to Morgan Guaranty Trust Company of New York) ("Morgan"). The lien of the Morgan loan is junior to a lien in favor of Edison with respect to 59,205 shares of Class A common stock and 665,795 shares of Class B common stock owned by Mr. Whittle which have been pledged to secure the loans from Edison to Mr. Whittle (see "Special Factors -- Interests of Certain Persons in the Merger"). The lien of the Morgan loan is a senior lien with respect to all other shares of Class A common stock and Class B common stock owned directly or indirectly by Mr. Whittle. Mr. Whittle believes that the Morgan loan, which was due in February 2003, will be amended and restated to extend the maturity date to the third anniversary of the effective date of the merger, to apply a portion of the proceeds of the sale of his current direct and indirect ownership interest in Edison to the repayment of a portion of the Morgan loan, and to pledge the shares and contingent shares to be issued by Shakespeare to Mr. Whittle upon the merger to secure the Morgan loan (subject to the liens in favor of Edison on a portion of Mr. Whittle's Series C common shares and Series D common shares) (see "Special Factors -- Interests of Certain Persons in the Merger"). Although Mr. Whittle is required to obtain Morgan's consent to vote the pledged shares of Class A common stock and Class B common stock in favor of the merger and to exchange the shares for cash in the merger, Mr. Whittle believes that he will obtain this consent. If Morgan foreclosed on the Class A common stock and Class B common stock pledged to secure the Morgan loan, Morgan would have the sole right to direct the voting and disposition of these shares and the Class B common stock would convert to Class A common stock. In connection with the Morgan loan, WSI Inc., a corporation wholly owned by Mr. Whittle, granted Morgan an option to acquire 117,500 shares of Class A common stock owned by WSI Inc. at a purchase price of $3.00 per share. On the effective date of the merger, this option will terminate.

     Mr. Whittle has granted to seven individuals options to purchase a total of 132,404 shares of Class A common stock owned directly or indirectly by Mr. Whittle at purchase prices ranging from $2.20 to $5.00 per share. These individuals are William Connell, Ms. Eshbaugh, Michael Finnerty, Michael Kennedy, Jan Lippert, Linda Rogers and Kristal Shipe. The options are subject to certain conditions, including vesting and the consent of Morgan to exercise. On the effective date of the merger, these options will terminate.

     In October 2002, Edison entered into an agreement with Empowerment Ministries pursuant to which Reverend Flake, an employee of Empowerment Ministries and a director of Edison, provides consulting services to Edison. Edison pays $6,000 per month for such services.

     For a description of Messrs. Cerf and Schmidt's current employment agreements, see "Special Factors -- Interests of Certain Persons in the
Merger -- Agreements with Mr. Cerf" and "Special Factors -- Interests of Certain Persons in the Merger -- Agreements with Mr. Schmidt."

     Warrants to Purchase Shares of Edison Common Stock. The following table sets forth certain information regarding the outstanding warrants to purchase shares of Edison common stock as of August 15, 2003:

                                                                                    EXERCISE
WARRANT TYPE                                                   CLASS A    CLASS B    PRICE
------------                                                  ---------   -------   --------
Tranche 1 warrants..........................................     63,190    7,033     $16.00
Tranche 2 warrants..........................................    182,679   20,312     $ 3.00
"A" warrants................................................    109,838   12,219     $20.00
WSI Inc. A warrants.........................................    382,500   42,500     $20.00
WSI Inc. B warrants.........................................    450,000   50,000     $40.00
TBCC Funding Trust II warrant...............................     13,500    1,500     $12.30
First School Services LLC warrant...........................  8,079,579        0     $ 1.00
Second School Services LLC warrant..........................    478,435        0     $ 1.00
Merrill Lynch Mortgage Capital Inc. warrant.................  2,152,959        0     $ 1.00

     For additional information regarding the outstanding warrants to purchase shares of Edison common stock, we refer you to notes 9, 13 and 20 to the financial statements included in Edison's annual report on Form 10-K/A for the fiscal year ended June 30, 2002, a copy of which is included in Appendix F to this proxy statement. Copies of these warrants were also filed as exhibits to the Schedule 13E-3 filed by Edison, Shakespeare, Shakespeare Acquisition Corporation, Mr. Whittle and Mr. Cerf, copies of which may be obtained from the SEC. See "Miscellaneous Other Information."

     Options to Purchase Shares of Edison Common Stock. The following table sets forth certain information regarding the outstanding options to purchase shares of Edison common stock as of June 30, 2003:

                                                                                    EXERCISE
OPTION TYPE                                                    CLASS A    CLASS B    PRICE
-----------                                                   ---------   -------   --------
Non-Plan Options(1).........................................  4,285,927   476,214    $28.40(2)
Plan Employee Options with exercise price of $1.76 or
  greater(1)................................................  5,111,033         0    $20.57(3)
Plan Employee Options with exercise price of $1.43(1).......  1,089,071         0    $ 1.43
Plan Employee Options with exercise price of $1.17(1).......    600,000         0    $ 1.17
Plan Employee Options with exercise price of $1.09(1).......     15,000         0    $ 1.09

---------------

(1) Total plan and non-plan options equal 11,577,245 shares of which, as of June 30, 2003: (i) 8,092,223 exercisable for Class A common stock are vested and
    (ii) 476,214 exercisable for Class B common stock are vested.

(2) Weighted-average rounded to nearest whole cent; no such stock option has an exercise price less than $2.50 per share.

(3) Weighted-average rounded to nearest whole cent; no such stock option has an exercise price less than $1.92 per share.

     For additional information regarding the outstanding options to purchase shares of Edison common stock and the stock option plans and non-statutory option agreements under which such stock options were issued, we refer you to note 14 to the financial statements included in Edison's annual report on Form 10-K/A for the fiscal year ended June 30, 2002, a copy of which is included in Appendix F to this proxy statement, and the section entitled "Summary of the 1999 Plan" in the proxy statement for the Annual Meeting of Stockholders on December 5, 2002, which is incorporated by reference in this proxy statement. Copies of Edison's stock option plans and a form of non-statutory option agreement were also filed as exhibits to the Schedule 13E-3 filed by Edison, Shakespeare, Shakespeare Acquisition Corporation, Mr. Whittle and Mr. Cerf, copies of which may be obtained from the SEC. See "Miscellaneous Other Information."

                        MISCELLANEOUS OTHER INFORMATION

STOCKHOLDER PROPOSALS

     Edison has not yet determined when it will hold its 2003 annual meeting of stockholders if the merger is not completed. If the merger is not completed for any reason, stockholder proposals intended to be included in our proxy statement in connection with our 2003 annual meeting of stockholders were required to be received by June 25, 2003. If a stockholder of Edison wishes to present a proposal directly at the 2003 annual meeting, but does not wish to have the proposal considered for inclusion in the proxy statement, the stockholder must give timely notice, which must be delivered to, or mailed and received at, the principal executive offices of Edison not less than 60 days nor more than 90 days prior to the 2003 annual meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the 2003 annual meeting is given or made, notices by the stockholder must be received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Any Edison stockholder desiring to submit a proposal should do so by certified mail, return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements, and other documents with the SEC under the Exchange Act. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC's public reference room located at:

                              450 FIFTH STREET, NW
                              WASHINGTON, DC 20549

     You may also obtain copies of this information by mail from the public reference room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, including Edison, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about Edison at the offices of The NASDAQ Stock Market, Inc.

     Edison, Shakespeare, Shakespeare Acquisition Corporation and Messrs. Whittle and Cerf have filed with the SEC a Rule l3e-3 Transaction Statement on
Schedule 13E-3 with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The
Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above.

INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" information that we file with the SEC in other documents into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. The information contained in this proxy statement and information that we file with the SEC in the future and incorporate by reference in this proxy statement automatically updates and supersedes previously filed information. Such updated and superseded information shall not, except as so modified or superseded, constitute a part of this proxy statement.

     We incorporate by reference into this proxy statement each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the special meeting. We also incorporate by reference into this proxy statement the following documents that we filed with the SEC (File No. 000-27817) under the Exchange Act:

     - our Annual Report on Form 10-K for the years ended June 30, 2001 and June 30, 2002, as amended;

     - our proxy statement for the Annual Meeting of Stockholders on December 5, 2002;

     - our quarterly reports on Form 10-Q for the quarters ended September 30, 2001, December 31, 2001, March 31, 2002, September 30, 2002, December 31,
       2002 and March 31, 2003, as amended; and

     - our current reports on Form 8-K, filed on May 14, 2002, May 15, 2003 and July 14, 2003.

     All subsequent documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting will be deemed to be incorporated by reference in this proxy statement and to be a part of the proxy statement from the date of filing of those documents.

     You should rely only on the information contained in this proxy statement, or to which Edison has referred you, to vote your shares at the special meeting. Edison has not authorized anyone to provide you with information that is
different. This proxy statement is dated [                              ], 2003.
You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

     Documents incorporated by reference in this proxy statement are available from us without charge, excluding all exhibits (unless we have specifically incorporated by reference an exhibit in this proxy statement). You may obtain documents incorporated by reference by requesting them in writing or by telephone as follows:

                              EDISON SCHOOLS INC.
                                521 FIFTH AVENUE
                               NEW YORK, NY 10175
                              ATTENTION: SECRETARY
                           TELEPHONE: (212) 419-1600

     If you would like to request documents from us, please do so by
[                              ], 2003 in order to ensure timely receipt before
the special meeting. You should be sure to include your complete name and address in your request. If you request any incorporated documents, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

                                                                      APPENDIX A

                              EDISON SCHOOLS INC.
                          SHAKESPEARE ACQUISITION LLC
                                      AND
                      SHAKESPEARE ACQUISITION CORPORATION
                          AGREEMENT AND PLAN OF MERGER
                           DATED AS OF JULY 13, 2003

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
                                   ARTICLE I.
                                   DEFINITIONS
SECTION 1.01.  General Definitions.........................................   A-1
SECTION 1.02.  Generic Terms...............................................   A-5

                                   ARTICLE II.
                                   THE MERGER
SECTION 2.01.  The Merger..................................................   A-5
SECTION 2.02.  Closing.....................................................   A-5
SECTION 2.03.  Effective Time..............................................   A-6
SECTION 2.04.  Effects of the Merger.......................................   A-6
SECTION 2.05.  Certificate of Incorporation; Bylaws; Directors and            A-6
               Officers....................................................
SECTION 2.06.  Conversion of Securities....................................   A-6
SECTION 2.07.  Surrender of Shares; Stock Transfer Books...................   A-7
SECTION 2.08.  Options; Warrants...........................................   A-8
SECTION 2.09.  Dissenters' Rights..........................................   A-9

                                  ARTICLE III.
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
SECTION 3.01.  Organization................................................  A-10
SECTION 3.02.  Ownership of Merger Sub.....................................  A-10
SECTION 3.03.  Authority Relative to this Agreement........................  A-10
SECTION 3.04.  No Conflict; Required Filings and Consents..................  A-10
SECTION 3.05.  Funding.....................................................  A-11
SECTION 3.06.  Certain Agreements..........................................  A-11
SECTION 3.07.  Brokers.....................................................  A-11
SECTION 3.08.  Litigation..................................................  A-11
SECTION 3.09.  Information in Disclosure Documents.........................  A-12

                                   ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
SECTION 4.01.  Organization, Good Standing and Qualification;                A-12
               Subsidiaries................................................
SECTION 4.02.  Capitalization..............................................  A-12
SECTION 4.03.  Corporate Authority; Approval and Fairness..................  A-13
SECTION 4.04.  No Conflict; Required Filings and Consents..................  A-14
SECTION 4.05.  Company Contracts...........................................  A-15
SECTION 4.06.  Company Reports; Financial Statements.......................  A-15
SECTION 4.07.  Absence of Certain Changes..................................  A-15
SECTION 4.08.  Litigation and Liabilities..................................  A-16
SECTION 4.09.  Compliance with Laws; Permits...............................  A-16
SECTION 4.10.  Takeover Statutes and Provisions............................  A-16
SECTION 4.11.  Information in Disclosure Documents.........................  A-16
SECTION 4.12.  Environmental Matters.......................................  A-16
SECTION 4.13.  Taxes.......................................................  A-17
SECTION 4.14.  Labor Matters...............................................  A-18
SECTION 4.15.  Insurance...................................................  A-18

                                                                             PAGE
                                                                             ----
SECTION 4.16.  Intellectual Property.......................................  A-18
SECTION 4.17.  Affiliate Transactions......................................  A-19
SECTION 4.18.  Company Benefit Plans.......................................  A-19
SECTION 4.19.  Brokers and Finders.........................................  A-20

                                   ARTICLE V.
                     CONDUCT OF BUSINESS PENDING THE MERGER
SECTION 5.01.  Conduct of Business by the Company Pending the Effective      A-20
               Time........................................................
SECTION 5.02.  No Solicitation.............................................  A-21

                                   ARTICLE VI.
                              ADDITIONAL AGREEMENTS
SECTION 6.01.  Access and Information......................................  A-22
SECTION 6.02.  Shareholders Meeting; Proxy Statement.......................  A-23
SECTION 6.03.  Public Announcements........................................  A-24
SECTION 6.04.  Approvals and Consents; Reasonable Best Efforts;              A-24
               Cooperation.................................................
SECTION 6.05.  Indemnification.............................................  A-25
SECTION 6.06.  Supplemental Disclosure.....................................  A-26

                                  ARTICLE VII.
                              CONDITIONS PRECEDENT
SECTION 7.01.  Conditions to Each Party's Obligations to Effect the          A-27
               Merger......................................................
SECTION 7.02.  Conditions for Obligations of the Company...................  A-27
SECTION 7.03.  Conditions for Obligations of Parent and Merger Sub.........  A-27

                                  ARTICLE VIII.
                        TERMINATION, AMENDMENT AND WAIVER
SECTION 8.01.  Termination.................................................  A-28
SECTION 8.02.  Effect of Termination.......................................  A-29

                                   ARTICLE IX.
                               GENERAL PROVISIONS
SECTION 9.01.  Survival....................................................  A-29
SECTION 9.02.  Enforcement.................................................  A-30
SECTION 9.03.  Notices.....................................................  A-30
SECTION 9.04.  Expenses....................................................  A-31
SECTION 9.05.  Headings....................................................  A-31
SECTION 9.06.  Severability................................................  A-31
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries..............  A-31
SECTION 9.08.  Assignment..................................................  A-31
SECTION 9.09.  Governing Law...............................................  A-31
SECTION 9.10.  Amendment...................................................  A-32
SECTION 9.11.  Extension; Waiver...........................................  A-32
SECTION 9.12.  Counterparts................................................  A-32


EXHIBITS
A              Amended and Restated Certificate of Incorporation
B              Amended and Restated Bylaws
C              Directors of Surviving Corporation
D              Parent Disclosure Letter
E              Company Disclosure Letter

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of July 13, 2003 (this "AGREEMENT"), by and among Edison Schools Inc., a Delaware corporation (the "COMPANY"), Shakespeare Acquisition LLC, a Delaware limited liability company ("PARENT"), and Shakespeare Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent ("MERGER SUB").

                              W I T N E S S E T H:

     WHEREAS, a Special Committee (as defined below) of the board of directors of the Company, subject to the terms and conditions set forth herein, has (i) determined that the merger of Merger Sub with and into the Company, upon the terms and provisions of and subject to the conditions set forth in this Agreement (the "MERGER") is advisable and in the best interests of the Company's stockholders (ii) approved this Agreement and the Merger and the other transactions contemplated hereby and (iii) recommended approval of this Agreement and the Merger by the board of directors of the Company;

     WHEREAS, the board of directors of the Company, subsequent to the recommendation of the Special Committee, subject to the terms and conditions set forth herein, has (i) determined that the Merger is advisable and in the best interests of the Company's stockholders (ii) approved this Agreement and the Merger and (iii) recommended approval and adoption of this Agreement and the Merger by the stockholders of the Company;

     WHEREAS, the board of directors of Merger Sub has (i) determined that the Merger is advisable and in the best interests of its stockholder, (ii) approved this Agreement and the Merger and (iii) recommended approval and adoption of this Agreement and the Merger by its stockholder;

     WHEREAS, by resolutions duly adopted, the board of managers of Parent has approved this Agreement, the Merger and the transactions and other agreements contemplated hereby; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises herein made and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

     SECTION 1.01. General Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

"ACQUISITION PROPOSAL" has the meaning set forth in SECTION 5.02.

"AFFILIATE" has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

"AFFILIATED GROUP" has the meaning set forth in Section 1504 of the Code.

"AGREEMENT" has the meaning set forth in the Preamble.

"APPROVALS" has the meaning set forth in SECTION 6.04(a).

"BOARD OF DIRECTORS" means the Board of Directors of the Company.

"CERTIFICATE OF MERGER" has the meaning set forth in SECTION 2.03.

"CLASS A COMMON STOCK" has the meaning set forth in SECTION 4.02(a).

"CLASS B COMMON STOCK" has the meaning set forth in SECTION 4.02(a).

"CLOSING" has the meaning set forth in SECTION 2.02.

"CLOSING DATE" means the date on which the Closing takes place pursuant to
SECTION 2.02.

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMPANY" has the meaning set forth in the Preamble.

"COMPANY BENEFIT PLAN" means each material bonus, severance, hospitalization, vacation, incentive, deferred compensation, pension, profit-sharing, retirement, payroll savings, stock option, equity compensation, group insurance, death benefit, fringe benefit, and welfare plan, trust, agreement or arrangement and any other employee benefit plan (within the meaning of 3(3) of ERISA) sponsored, maintained, contributed to or to which there is an obligation to contribute by the Company, its Subsidiaries, or any ERISA Affiliate, for the benefit of any current or former employee or director of the Company, or any of its Subsidiaries or any ERISA Affiliate.

"COMPANY COMMON STOCK" means, together, the Class A Common Stock and the Class B Common Stock.

"COMPANY CONTRACTS" means, collectively, all Material Contracts and Management Agreements.

"COMPANY DISCLOSURE LETTER" has the meaning set forth in the Preamble to ARTICLE IV.

"COMPANY INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 4.16(a).

"COMPANY PERMITS" has the meaning set forth in SECTION 4.09.

"COMPANY REPORTS" has the meaning set forth in SECTION 4.06(a).

"COMPANY REQUISITE VOTE" has the meaning set forth in SECTION 4.03(a).

"COMPANY SHAREHOLDERS' MEETING" has the meaning set forth in SECTION 6.02(a).

"COMPANY STOCK OPTIONS" means all options to purchase shares of Class A Common Stock or Class B Common Stock under (i) any Option Plan or (ii) any Non-Plan Option.

"CONSENT" means any consent, clearance, permit, approval or authorization, or any declaration, filing or registration, or any application, notice or report, or any waiver by, to or with, any Person.

"DGCL" means the Delaware General Corporation Law, as amended.

"DISSENTING SHARES" has the meaning set forth in SECTION 2.09(a).

"EFFECTIVE TIME" has the meaning set forth in SECTION 2.03.

"EMPLOYEES" means any and all individuals employed by the Company or any of its Subsidiaries (it being understood that Employees shall not include individuals employed by any school district or charter authority that is a party to any Management Agreement).

"ENVIRONMENTAL LAW" means any Law, together with any principle of common law, pertaining to (A) the protection of health, safety or the environment, (including air, water, soil and natural resources) or (B) the generation, use, storage, handling, transportation, release or disposal of Hazardous Substances.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" means any trade or business, whether or not incorporated that together with the Company or any of its Subsidiaries would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

"EVERCORE" has the meaning set forth in SECTION 4.03(c).

"EXCHANGE ACT" has the meaning set forth in SECTION 3.04(b).

"GAAP" means United States generally accepted accounting principles consistently applied.

"GOVERNMENTAL ENTITY" means any legislative, executive or judicial governmental or regulatory authority, agency, commission, court, arbitration tribunal or other entity, domestic or foreign, whether federal, state or local.

"HAZARDOUS SUBSTANCE" means any waste, material or substance listed, defined, regulated designated or classified as a "pollutant or contaminant," hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof, asbestos or asbestos-containing materials, PCBs and urea formaldehyde.

"INDEMNIFIED PARTIES" has the meaning set forth in SECTION 6.05(a).

"IRS" means the Internal Revenue Service.

"KNOWLEDGE" with respect to any matter relating to the Company, means the knowledge of the executive officers of the Company listed in Section 1.01 of the Company Disclosure Letter after due inquiry of individuals responsible for such matter at the Company or its Subsidiaries and their respective Affiliates, and with respect to any matter relating to Parent and Merger Sub, means the knowledge of Peter Bennett, Michael Stakias and Yvonne Marsh after due inquiry of individuals responsible for such matter at Parent or Merger Sub and their respective Affiliates.

"LABOR LAWS" has the meaning set forth in SECTION 4.14.

"LAW" means any federal, state, local, municipal, foreign or other law, statute, charter, constitution, treaty, ordinance, code, decree, rule or regulation, enacted, adopted or promulgated by or under the authority of any Governmental Entity (or under the authority of any national securities exchange or interdealer quotation service, including the Nasdaq National Market System).

"LIBERTY COMMITMENTS" has the meaning set forth in SECTION 3.05(a).

"LIENS" means any lien, pledge, security interest, option, charge, claim or similar encumbrance of any kind or nature whatsoever.

"MANAGEMENT AGREEMENT" means any written contract, undertaking, commitment or agreement entered into by the Company or any of its Subsidiaries with any school district or charter authority to operate one or more schools (including summer and after-school programs) or to provide student achievement products and services.

"MATERIAL ADVERSE EFFECT" means, with respect to any Person, a material adverse effect on the business, financial condition, results of operations, assets, liabilities or other properties of such Person and its Subsidiaries, taken as a whole; provided, that the following shall not constitute a Material Adverse
Effect: (i) any changes or effects which are substantially due to changes in the U.S. economy or financial markets generally, (ii) any changes or effects which are substantially due to changes in the industry in which the Company and its Subsidiaries operate that affect all Persons active in such industry substantially in the same manner and to the same extent, (iii) the expiration at the end of its stated term of any Company Contract in accordance with its terms, or (iv) any changes resulting from the announcement of the Merger and other transactions contemplated by this Agreement or the identity of Parent or from the performance of this Agreement and compliance with the covenants set forth herein.

"MATERIAL CONTRACTS" has the meaning set forth in SECTION 4.05(a).

"MERGER" has the meaning set forth in the Recitals.

"MERGER SUB" has the meaning set forth in the Preamble.

"NON-PLAN OPTIONS" means the options to purchase shares of Class A Common Stock or Class B Common Stock (other than those options granted under any Option Plan) for which the exercise price and number of shares of Company Common Stock acquirable upon exercise are listed in Section 4.02 of the Company Disclosure Letter.

"OPTION PLANS" means, collectively, the Company's 1998 Site Option Plan, 1999 Key Stock Incentive Plan, 1999 Stock Option Plan and 1999 Stock Incentive Plan.

"ORDER" has the meaning set forth in SECTION 7.01(b).

"PARENT" has the meaning set forth in the Preamble.

"PARENT DISCLOSURE LETTER" has the meaning set forth in the Preamble to ARTICLE III.

"PAYING AGENT" has the meaning set forth in SECTION 2.07(a).

"PERMIT" means any license, certificate, filing, franchise, registration, notice, permit, approval, finding of suitability, Consent, clearance, waiver, exemption, Order, authorization, application, right or privilege of any nature, granted, issued, approved or allowed by any Governmental Entity.

"PER SHARE AMOUNT" has the meaning set forth in SECTION 2.06(a).

"PERSON" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

"PROCEEDING" means any suit, action, litigation, arbitration, administrative hearing or other judicial, administrative or regulatory proceeding.

"PROXY STATEMENT" has the meaning set forth in SECTION 3.08.

"QUALIFIED BENEFIT PLAN" means each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

"REQUIRED PARENT CONSENTS" has the meaning set forth in SECTION 3.04(b).

"REQUIRED COMPANY CONSENTS" has the meaning set forth in SECTION 4.04(b).

"REQUIRED GOVERNMENTAL CONSENTS" means, collectively, the Required Company Consents and the Required Parent Consents.

"REPRESENTATIVE" means any employee, agent or representative, including any investment banker, attorney, accountant, auditor, consultant and financing source (including a lender).

"RESTATED BYLAWS" has the meaning set forth in SECTION 6.02(a).

"RESTATED CERTIFICATE" has the meaning set forth in SECTION 6.02(a).

"SEC" means the United States Securities and Exchange Commission.

"SECURITIES ACT" has the meaning set forth in SECTION 3.04(b).

"SHARES" has the meaning set forth in SECTION 2.06(a).

"SCHEDULE 13E-3" has the meaning set forth in SECTION 3.08.

"SPECIAL COMMITTEE" means the special committee of the Board of Directors formed in connection with the transactions contemplated herein.

"SUBSEQUENT COMPANY REPORTS" has the meaning set forth in SECTION 4.06(a).

"SUBSIDIARY" means, for any Person, any other Person, an amount of the voting securities, other voting ownership or voting partnership interests of which, sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which), is owned directly or indirectly by such Person.

"SUPERIOR PROPOSAL" has the meaning set forth in SECTION 5.02.

"SURVIVING CORPORATION" has the meaning set forth in SECTION 2.01.

"TAX" (including, with correlative meaning, the terms "TAXES", and "TAXABLE") means all domestic and foreign, whether federal, state or local, income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

"TAX RETURN" means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Governmental Entity relating to Taxes.

"TERMINATION FEE" has the meaning set forth in SECTION 8.02(b).

"WARRANT AGREEMENTS" means, collectively, the (1) Class A Common Stock Purchase Warrant issued to School Services LLC by the Company, dated July 31, 2002, for 8,079,579 shares of Class A Common Stock, (2) Class A Common Stock Purchase Warrant issued to School Services LLC by the Company, dated July 31, 2002, for 478,435 shares of Class A Common Stock, (3) Class A Common Stock Purchase Warrant issued to Merrill Lynch Mortgage Capital, Inc. by the Company, dated July 31, 2002, for 2,152,959 shares of Class A Common Stock, (4) Stock Subscription Warrant issued to TBCC Funding Trust II by the Company, dated October 18, 1999, for 13,500 shares of Class A Common Stock, and 1,500 shares of Class B Common Stock, (5) WSI A Warrants issued to WSI by the Company, dated December 30, 1997, for 382,500 shares of Class A Common Stock and 42,500 shares of Class B Common Stock, (6) WSI B Warrants issued to WSI by the Company, dated December 30, 1997, for 450,000 shares of Class A Common Stock and 50,000 shares of Class B Common Stock, (7) "A" Warrants for 109,838 shares of Class A Common Stock and 12,219 shares of Class B Common Stock, (8) Tranche 1 Warrants for 63,190 shares of Class A Common Stock and 7,033 shares of Class B Common Stock, and (9) Tranche 2 Warrants for 182,679 shares of Class A Common Stock and 20,312 shares of Class B Common Stock.

"WARRANTS" means all warrants to purchase shares of Class A Common Stock and Class B Common Stock under any Warrant Agreement.

"WSI" means WSI Inc.

     SECTION 1.02. Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. The words "herein," "hereby," "hereof" and "hereto," and words of similar import refer to this Agreement in its entirety and not to any particular paragraph, clause or subdivision, unless otherwise specified, and Section and Exhibit references are to this Agreement unless otherwise specified. Where used herein, (a) the word "including" shall be deemed followed by the words "without limitation" and (b) the word "dollar" and the symbol "$" refer to the lawful currency of the United States.

                                  ARTICLE II.

                                   THE MERGER

     SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

     SECTION 2.02. Closing. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m., New York City time, as soon as practicable, but in no event later than the first business day, following satisfaction or waiver of the conditions set forth in ARTICLE VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) in accordance with the terms of this Agreement, at the offices of Blank Rome LLP, located at 405 Lexington Avenue, New York, New York 10174 (or such other place or time as Parent and the Company may jointly designate in writing).

     SECTION 2.03. Effective Time. Contemporaneously with or immediately following the Closing, the parties hereto shall (i) file with the Secretary of State of the State of Delaware a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by, and executed and acknowledged in accordance with, the DGCL, including Section 251 thereof, and (ii) make all other filings required under the DGCL to effect the Merger. The Merger shall become effective at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such other time as is agreed upon by the parties and specified in the Certificate of Merger when so filed (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

     SECTION 2.04. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall be a wholly owned Subsidiary of Parent.

     SECTION 2.05.  Certificate of Incorporation; Bylaws; Directors and
Officers.

     (a) From and after the Effective Time, the certificate of incorporation of the Surviving Corporation shall be the certificate of incorporation of the Company as amended and restated as set forth in EXHIBIT A hereto, until thereafter amended as provided by Law and such certificate of incorporation.

     (b) From and after the Effective Time, the bylaws of the Surviving Corporation shall be the bylaws of the Company as amended and restated as set forth in EXHIBIT B hereto, until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws.

     (c) From and after the Effective Time, the directors of the Surviving Corporation shall be the individuals identified as directors on EXHIBIT C hereto, and the officers of the Company immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their successors are duly elected or appointed and qualified as provided by Law, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the board of directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law.

     SECTION 2.06. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any securities of the Company or Merger Sub:

     (a) Except as provided in clause (b) below, each share of Company Common Stock issued and outstanding immediately before the Effective Time (such shares of Company Common Stock are hereinafter referred to as the "SHARES") (other than Dissenting Shares) shall, by virtue of the Merger, be converted into the right to receive from the Surviving Corporation $1.76 (the "PER SHARE AMOUNT") in cash payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share or an affidavit with respect thereto, in each case in accordance with SECTION 2.07. As of the Effective Time, all Shares so converted shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates formerly representing any such Shares shall cease to have any rights with respect thereto, except to receive the aggregate Per Share Amount applicable thereto in accordance with SECTION 2.07.

     (b) Each share of Company Common Stock that is held by the Company as treasury stock or any Subsidiary of the Company or held by Parent or Merger Sub immediately before the Effective Time shall automatically be canceled and retired and shall cease to exist, and no Per Share Amount or other consideration shall be delivered or deliverable in exchange therefor.

     (c) Each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately before the Effective Time shall, by virtue of the Merger, be converted into and become one duly authorized, validly issued, fully paid and non-assessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

     SECTION 2.07.  Surrender of Shares; Stock Transfer Books.

     (a) Before the Effective Time, Merger Sub shall enter into an agreement with a bank or trust company reasonably satisfactory to the Company to act as paying agent in the Merger (the "PAYING AGENT") and to receive the funds necessary to make the payments contemplated by SECTION 2.06(a). Parent shall, or shall cause Merger Sub to, at the Effective Time, deposit, or cause to be deposited, with the Paying Agent, for the benefit of holders of Shares immediately prior to the Effective Time, funds in an amount sufficient to make the payments contemplated by SECTION 2.06(a) in accordance with the procedures set forth in SECTION 2.07(b). In the event such funds shall be insufficient to make all such payments, Parent shall promptly deposit additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount of funds required to make such payments. Funds deposited with the Paying Agent shall be invested by the Paying Agent as directed by Parent; provided, however, that such funds may only be invested in (i) obligations of or guaranteed by the United States, (ii) commercial paper rated A-1, P-1 and (iii) time deposits with, including certificates of deposits issued by, any office located in the United States of any bank or trust company organized under federal Laws of the United States or under the Law of any state of the United States or of the District of Columbia and that has capital and surplus of at least $1,000,000,000. Any net profits resulting from, or interest or income produced by, such investments shall be payable to and the property of the Surviving Corporation.

     (b) As soon as practicable, but in no event later than three business days, after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares immediately prior to the Effective Time at such holder's address of record a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to certificates formerly representing Shares shall pass, subject to SECTION 2.07(d), only upon proper delivery of such certificates to the Paying Agent) and instructions for use in effecting the surrender of the certificates formerly representing the Shares in exchange for the Per Share Amount relating thereto, in such form and with such other provisions as the Company and Merger Sub shall reasonably agree. Each holder of a certificate formerly representing Shares may thereafter deliver such certificate to the Paying Agent, as agent for such holder, to effect the surrender of such certificate on such holder's behalf for a period ending nine months after the Effective Time. Subject to SECTION 2.07(d), upon the surrender of certificates formerly representing the Shares together with a properly executed letter of transmittal and any other documents reasonably required by the Surviving Corporation or the Paying Agent, the Surviving Corporation shall cause the Paying Agent to pay the holder of such certificates in exchange therefor cash in an aggregate amount equal to the Per Share Amount multiplied by the number of Shares formerly represented by such certificates. Following the Effective Time and until so surrendered, each such certificate (other than certificates representing Dissenting Shares or shares of Company Common Stock held by the Company or any Subsidiary of the Company or held by Parent or Merger Sub) shall represent solely the right to receive the aggregate Per Share Amount payable pursuant to this Agreement in respect of the number of Shares formerly represented by such certificate.

     (c) If payment of cash in respect of canceled Shares is to be made to a Person other than the Person in whose name a surrendered certificate is registered in the stock records of the Company, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of such payment in a name other than that of the registered holder of the certificate surrendered or shall have established to the satisfaction of the Paying Agent (or, after the date specified in SECTION 2.07(f), the Surviving Corporation) that such Tax either has been paid or is not payable.

     (d) If any certificate formerly representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may require as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed certificate cash in an aggregate amount equal to the Per Share Amount multiplied by the number of Shares formerly represented by such certificate payable pursuant to this Agreement.

     (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, certificates formerly representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in SECTION 2.06(a) in accordance with the procedures set forth in this SECTION
2.07. No interest shall accrue or be paid on any cash payable upon the surrender of certificates which immediately before the Effective Time represented Shares.

     (f) Promptly following the date which is nine months after the Effective Time, the Surviving Corporation may cause the Paying Agent to deliver to the Surviving Corporation all cash that remains unclaimed, certificates and other documents in its possession relating to the transactions contemplated hereby, and any holder of a certificate formerly representing Shares who has not theretofore complied with this SECTION 2.07 shall thereafter look only to the Surviving Corporation only as general creditors thereof for payment of the Per Share Amount multiplied by the number of Shares formerly represented by such certificate, subject to any applicable abandoned property, escheat or similar Law. Thereafter, each holder of a certificate or certificates formerly representing Shares that did not receive the aggregate Per Share Amount relating thereto may surrender such certificate or certificates or an affidavit in accordance with SECTION 2.07(d) to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar Laws) receive in consideration thereof the Per Share Amount multiplied by the number of Shares formerly represented by such certificate or certificates, without any interest thereon.

     (g) None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, or any employee, officer, director, agent or Affiliate thereof, shall be liable to any Person in respect of cash delivered by the Surviving Corporation to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (h) All cash paid upon the surrender of a certificate formerly representing Shares or an affidavit with respect to a lost, stolen or destroyed certificate in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented thereby.

     (i) The Paying Agent or, after the date specified in SECTION 2.07(f), the Surviving Corporation, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock, Company Stock Options or Warrants, such amounts as the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under any provision of applicable Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock, Company Stock Options or Warrants in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent, as the case may be.

     (j) The Surviving Corporation shall be responsible for the payment of all charges and expenses of the Paying Agent.

     SECTION 2.08.  Options; Warrants.

     (a) Immediately prior to the Effective Time, the Company shall take all actions reasonably necessary so that all Company Stock Options and Warrants to purchase shares of Company Common Stock outstanding on the date hereof under any Option Plan or Warrant Agreement, as the case may be, shall become fully vested and exercisable (whether or not currently exercisable) and, at the Effective Time, each Company Stock Option and each Warrant not theretofore exercised shall be canceled, together with any and all other rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries, or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its

Subsidiaries, including, all Company Stock Options. Subject to the following sentence and SECTION 2.07(i), each holder of a Company Stock Option or a Warrant that is canceled pursuant to the preceding sentence shall be, in respect of each share of Company Common Stock issuable upon the exercise of such Company Stock Option or Warrant, as the case may be, entitled to a cash payment by the Surviving Corporation in an amount equal to the excess, if any, of (i) the Per Share Amount over (ii) the applicable exercise price per share of Company Common Stock issuable upon the exercise of such Company Stock Option or Warrant, as the case may be. The foregoing cash payment shall be made by the Surviving Corporation to any such holder of Company Stock Options or Warrants upon or as soon as practicable after (A) such holder's surrender of all Company Stock Options and Warrants held by such holder or (B) delivery by such holder of such holder's written agreement or acknowledgement that all Company Stock Options and Warrants held by such holder have been canceled as a result of the Merger in exchange for such cash payment.

     (b) Prior to the Effective Time, the Company shall take all reasonable actions that are necessary or appropriate to give effect to the transactions contemplated by SECTION 2.08. Without in any manner limiting the foregoing sentence, prior to the Effective Time, the Company shall use its reasonable best efforts to obtain all necessary Consents from all holders of Company Stock Options and Warrants, to the extent required by the terms of the applicable Option Plans and Warrant Agreements, or pursuant to the terms of any Company Stock Option or Warrant granted thereunder, and take all such other reasonable lawful action as may be necessary to give effect to the transactions contemplated by this Agreement, including the amendment, modification or termination of such Option Plans and Warrant Agreements in order to permit the transactions contemplated by this Agreement.

     SECTION 2.09.  Dissenters' Rights.

     (a) Notwithstanding anything in this Agreement to the contrary, Shares that are held by stockholders that have not voted in favor of the Merger, are entitled to demand and have properly demanded appraisal of their Shares under the DGCL, and have complied in all respects with the requirements of the DGCL concerning the right of a stockholder of the Company to demand appraisal of such Shares and that, as of the Effective Time, have not effectively withdrawn or lost such right to appraisal (the "DISSENTING SHARES") shall not be converted into or represent a right to receive the Per Share Amount, but the holders of such Dissenting Shares shall be entitled only to such rights as are provided under Section 262 of the DGCL. Each holder of Dissenting Shares that becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment for such Dissenting Shares from the Surviving Corporation in accordance with the DGCL; provided, however, that to the extent that any holder of Shares has failed to establish the entitlement to appraisal rights as provided in Section 262 of the DGCL, or shall have failed to perfect or shall have effectively withdrawn or lost such rights, such holder shall forfeit the right to appraisal of such Shares and each such Share shall thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Per Share Amount in accordance with the procedures set forth in SECTION 2.07, without interest thereon.

     (b) The Company shall give the Parent and the Merger Sub (i) notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument served pursuant to Section 262 of the DGCL, received by the Company within one business day after such receipt, and (ii) the opportunity to direct all negotiations and Proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

                                  ARTICLE III.

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure letter of Parent attached hereto as EXHIBIT D (the "PARENT DISCLOSURE LETTER"), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 3.01. Organization. Each of Parent and Merger Sub is duly formed or incorporated, validly existing and in good standing under the Laws of the jurisdiction of its formation or incorporation and has all requisite limited liability company or corporate power and authority to carry on its businesses as now conducted, except where the failure to have such power or authority would not prevent or materially delay the consummation of the transactions contemplated by this Agreement. Liberty Partners Holdings 43, L.L.C. is a limited liability company. A majority of the membership interests in Liberty Partners Holdings 43, L.L.C. are held by the entity set forth in Section 3.01 of the Parent Disclosure Letter.

     SECTION 3.02. Ownership of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, of which all such shares are outstanding on the date hereof. All of the issued and outstanding shares of Merger Sub are owned by Parent. Merger Sub was formed solely for the purpose of engaging in the Merger and has not engaged in any business activities, conducted any operations or incurred any liabilities other than in connection with the Merger. All of the issued and outstanding shares of Merger Sub have been duly authorized and validly issued and are fully paid and nonassessable.

     SECTION 3.03. Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary limited liability company or corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the performance by each of Parent and Merger Sub of its obligations hereunder and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited liability company or corporate action, and no other limited liability company or corporate proceeding is necessary for the execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its obligations hereunder or the consummation by each of Parent and Merger Sub of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of such Person, enforceable against it in accordance with its terms, except to the extent that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting the enforcement of creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any Proceeding therefor may be brought.

     SECTION 3.04.  No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by each of Parent and Merger Sub does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub will not, (i) conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties or assets is bound or subject, (ii) violate or conflict with the certificate of formation or limited liability company agreement, or certificate of incorporation or bylaws or other organizational documents, of Parent or Merger Sub, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any rights of modification, termination or cancellation under, or create or accelerate (alone or upon the occurrence of any subsequent event) any right to payment under, or result in a modification of, or result in the creation of a Lien on any of the property or assets of any of Parent or Merger Sub pursuant to, any loan or credit agreement, note, bond, mortgage, indenture, or any lease or other contract, undertaking, arrangement, agreement or Permit to which any of Parent or Merger Sub is a party or by or to which any of Parent or

Merger Sub or any of their respective properties or assets is bound or subject, other than such conflicts and violations referred to in clause (i) and for such breaches, defaults, modifications, terminations, cancellations, accelerations and payments referred to in clause (ii) as would not, individually or in the aggregate, reasonably be expected to prevent the Parent or Merger Sub from performing its obligations under this Agreement.

     (b) Except for (i) compliance with the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL (the requirements and filings referred to in clauses (i) and (ii) being referred to together as the "REQUIRED PARENT CONSENTS"), neither Parent nor Merger Sub is required to obtain or make any Consent of any Governmental Entity or third party in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than such Consents the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent Parent or Merger Sub from performing its obligations under this Agreement.

     SECTION 3.05.  Funding.

     (a) Parent has received written commitments from Liberty Capital Partners, Inc. (the "LIBERTY COMMITMENTS") (i) to contribute to Parent at or prior to the Effective Time funds in an aggregate amount up to $112 million in respect of the amount necessary to pay the aggregate Per Share Amount in respect of the Shares pursuant to SECTION 2.06 and all related fees and expenses and (ii) to lend to Company funds in an aggregate amount up to $70 million in respect of the repayment of certain outstanding indebtedness of the Company. Parent will contribute to Merger Sub at or prior to the Effective Time funds in an aggregate amount up to $112 million in respect of the amount necessary to pay the aggregate Per Share Amount in respect of the Shares pursuant to SECTION 2.06 and all related fees and expenses.

     (b) The Liberty Commitments are in full force and effect and have not been withdrawn, amended or modified and there is no breach or default existing (or which with notice or lapse of time or both may exist) thereunder. As of the date hereof, to the Knowledge of Parent and Merger Sub, there are no facts or circumstances that are reasonably likely to prevent the conditions described in the Liberty Commitments from being satisfied. A true and correct copy of each Liberty Commitment is included in Section 3.05(b) of the Parent Disclosure Letter.

     (c) As of the date of this Agreement and immediately prior to the Effective Time, Parent has no intention that (x) the Surviving Corporation's indebtedness for borrowed money after the Effective Time shall not consist of indebtedness for borrowed money as of the date of this Agreement which Parent currently intends to refinance in an amount that will not exceed (other than in de minimis amounts) the aggregate principal amount of such indebtedness for borrowed money as of the date of this Agreement or to replace, in whole or in part, with equity and (y) it will replace equity invested to purchase the Shares with newly incurred indebtedness for borrowed money; provided, however, that nothing herein is intended to prevent the Surviving Corporation from incurring indebtedness in the ordinary course of business.

     SECTION 3.06. Certain Agreements. Except as previously disclosed in writing to the Company, to the Knowledge of Parent and Merger Sub, there is no contract, agreement, commitment, arrangement or understanding between (a) Parent or Merger Sub, on the one hand, and (b) any officer or director of the Company or any of its Subsidiaries, on the other hand, relating to the transactions contemplated by this Agreement.

     SECTION 3.07. Brokers. No broker, finder, investment banker or other Person (other than Bear Stearns & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

     SECTION 3.08. Litigation. There are no outstanding Orders of any Governmental Entity against Parent or Merger Sub and no Proceedings are pending or, to the Knowledge of either Parent or Merger Sub, threatened against Parent or Merger Sub, in such case, that, individually or in the aggregate, would reasonably be expected to prevent Parent or Merger Sub from performing its obligations under this Agreement.

     SECTION 3.09. Information in Disclosure Documents. None of the information provided or to be provided in writing by Parent or Merger Sub for inclusion in the proxy statement or any amendments thereof or supplements thereto to be distributed in connection with the Company's meeting of stockholders to vote upon this Agreement (the "PROXY STATEMENT") will, at the time of the first mailing of the Proxy Statement to the Company's stockholders, at the time of the Company Shareholders' Meeting to be held in connection with the Merger and at the time of any amendments thereof or supplements thereto, and none of the information provided by Parent or Merger Sub in writing for inclusion in the Rule 13E-3 Transaction Statement on Schedule 13E-3 to be filed with the SEC (the "SCHEDULE 13E-3") will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Merger Sub with respect to the statements made or omitted in the Proxy Statement or Schedule 13E-3 relating to the Company, its Subsidiaries and their respective Affiliates based on information provided by the Company, its Subsidiaries and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

                                  ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure letter of the Company attached hereto as EXHIBIT E (the "COMPANY DISCLOSURE LETTER") (each Section of which qualifies the numbered representation and warranty only), the Company represents and warrants to Parent and Merger Sub as follows:

     SECTION 4.01.  Organization, Good Standing and Qualification;
Subsidiaries. Each of the Company and each of its Subsidiaries is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is duly qualified to do business and is in good standing in each jurisdiction where the ownership, lease or operation of its properties of its business requires such qualification, except where the lack of such qualification, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has made available to Parent a true, complete and correct copy of the Company's Restated Certificate and Restated Bylaws, and each of its Subsidiaries' certificates of incorporation and bylaws (or comparable organizational documents), each as amended to date. The Company's Restated Certificate and Restated Bylaws and its Subsidiaries' certificates of incorporation and bylaws (or comparable organizational documents) so delivered are in full force and effect. Section 4.01 of the Company Disclosure Letter sets forth a list of each Subsidiary of the Company.

     SECTION 4.02.  Capitalization.

     (a) The authorized capital stock of the Company consists of 150,000,000 shares of Class A Common Stock, par value $.01 per share ("CLASS A COMMON STOCK"), 5,000,000 shares of Class B Common Stock, par value $.01 per share ("CLASS B COMMON STOCK"), and 5,000,000 preferred shares, par value $.01 per share, of which 51,484,154 shares of Class A Common Stock, 1,627,933 shares of Class B Common Stock and no preferred shares are outstanding on the date hereof. All of the outstanding shares of Class A Common Stock and Class B Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, and not subject to any preemptive right. As of the date of this Agreement, the Company has reserved for issuance (1) 11,577,245 shares of Class A Common Stock and 476,214 shares of Class B Common Stock issuable upon exercise of Company Stock Options outstanding on the date hereof, (2) 12,046,244 shares of Class A Common Stock and 133,564 shares of Class B Common Stock issuable upon exercise of Warrants outstanding on the date hereof, and (3) 1,627,933 shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock outstanding on the date hereof. A true and correct list of all Company Stock Options and Warrants is set forth in
Section 4.02 of the Company Disclosure Letter. Each of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries has been duly authorized and validly issued, and is fully paid and non-assessable and are owned, beneficially and of record, by a direct or indirect wholly owned Subsidiary of the Company free and clear of any Lien, and not subject to any preemptive right. There are no proxies with respect to any shares of any such Subsidiary. Other than with respect to the Subsidiaries of the Company, the Company does not own, directly or indirectly, (i) any capital stock or other equity securities of any corporation or (ii) any direct or indirect equity or ownership interest, including interests in partnerships and joint ventures, in any business. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     (b) Except as set forth in SECTION 4.02(a), and except as may result from the exercise, prior to the consummation of the Merger, of Company Stock Options or Warrants outstanding on the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of the Company or its Subsidiaries,
(iii) options, warrants, stock appreciation rights, or other rights to acquire from the Company or its Subsidiaries, or obligations of the Company or its Subsidiaries to issue or sell, any shares of capital stock or other voting securities of the Company or its Subsidiaries, or (iv) equity equivalent interests in the ownership or earnings of the Company or its Subsidiaries or other similar rights.

     (c) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the shares of any capital stock of the Company or any of its Subsidiaries.

     (d) No agreement or other document to which the Company or any of its Subsidiaries is a party grants or imposes on any shares of Company Common Stock any right, preference, privilege or transfer restriction with respect to the transactions contemplated hereby (including any rights of first refusal), except as set forth in the Restated Certificate. All shares of Company Common Stock that may be issued upon the exercise of outstanding Company Stock Options or Warrants will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in the Company, any of its Subsidiaries or any other Person.

     (e) Section 4.02 of the Company Disclosure Letter sets forth a true and correct statement of the material terms and conditions of the Non-Plan Options.

     SECTION 4.03.  Corporate Authority; Approval and Fairness.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to the required approval and adoption of this Agreement by a majority of the outstanding Company Common Stock entitled to vote, voting together as a single class (the "COMPANY REQUISITE VOTE"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than the Company Requisite Vote, and no other corporate action is necessary to authorize the execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that (i) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other Laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defense, and to the discretion of the court before which any Proceeding therefor may be brought.

     (b) Prior to execution and delivery of this Agreement, each of the Board of Directors and the Special Committee (at meetings duly called and held) has (i) approved this Agreement and the Merger and the other transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are advisable and in the best interests of the holders of Company Common Stock and
(iii) determined to recommend this Agreement, the Merger and the other transactions contemplated by this Agreement to the Company's stockholders for approval and adoption at the Company Shareholders' Meeting. The Company Requisite Vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated by this Agreement.

     (c) The Special Committee has received the opinion of Evercore Partners, L.P. ("EVERCORE"), the financial advisor to the Special Committee, to the effect that, as of the date of such opinion, the Per Share Amount to be received in the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view. A true, correct and complete copy of the written opinion delivered by Evercore, which opinion shall be included in the Proxy Statement, will be delivered to Parent by the Company within one business day after its receipt.

     SECTION 4.04.  No Conflict; Required Filings and Consents.

     (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Company will not, (i) except for the Required Company Consents, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets is bound or subject, (ii) violate or conflict with the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries, or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both would become a default) under, or give to others any rights of modification, termination or cancellation under, or create or accelerate (alone or upon the occurrence of any subsequent event) any right to payment under, or result in a modification of, or result in the creation of a Lien on any of the property or assets of any of the Company or any of its Subsidiaries pursuant to, any loan or credit agreement, note, bond, mortgage, indenture, or any lease or other contract, undertaking, arrangement, agreement or Permit to which any such Person is a party or by which any such Person or any of their respective properties or assets is bound or subject, including any Company Contract or Company Permit, other than such conflicts and violations referred to in clause (i) and for such breaches, defaults, modifications, terminations, cancellations, accelerations and payments referred to in clause (ii) as would not, individually or in the aggregate, reasonably be expected to prevent the Company from performing its material obligations under this Agreement or materially impair the ability of the Surviving Corporation to conduct the businesses of the Company and its Subsidiaries after the Effective Time substantially in the manner conducted on the date hereof.

     (b) Except for (i) compliance with the applicable requirements, if any, of the Exchange Act and the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL (the requirements and filing referred to in clauses (i) and (ii) being referred to together as the "REQUIRED COMPANY CONSENTS"), neither the Company nor any of its Subsidiaries is required to obtain or make any Consent of any Governmental Entity or third party in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such Consents the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent the Company from performing its material obligations under this Agreement or materially impair the ability of the Surviving Corporation to conduct the businesses of the Company and its Subsidiaries after the Effective Time substantially in the manner conducted on the date hereof.

     SECTION 4.05.  Company Contracts.

     (a) As of the date hereof, all of the contracts, undertakings, commitments or agreements described in any of Item 601(b)(1), (2), (4), (9) or (10) of Regulation S-K of the rules and regulations issued under the Securities Act to which the Company or its Subsidiaries is a party ("MATERIAL CONTRACTS") have been filed as exhibits to, or incorporated by reference in, the Company Reports.
Section 4.5(a) of the Company

Disclosure Letter sets forth a list of each Management Agreement to which the Company or any of its Subsidiaries is a party.

     (b) There are no contracts, undertakings, commitments or agreements to which any of the Company or its Subsidiaries is a party containing any covenant not to compete with any Person. Neither the Company nor any of its Subsidiaries is a party to any oral contract, undertaking, commitment or agreement with any school district or charter authority to operate one or more schools (including summer and after-school programs) or to provide student achievement products and services.

     (c) Other than such as have been terminated in accordance with their respective terms or fully performed by the parties thereto, each Company Contract is in full force and effect and is a valid and binding obligation of the Company or one or more of its Subsidiaries and, to the Knowledge of the Company, the other parties thereto, enforceable against each such Person in accordance with its terms. None of the Company or its Subsidiaries is in material breach, default or violation (or committed or failed to perform any act which with notice or the lapse of time or both would constitute a material breach, default or violation) of any material term, condition or provision of any Company Contract to which the Company or any of its Subsidiaries is a party.

     SECTION 4.06.  Company Reports; Financial Statements.

     (a) The Company has filed all documents required to be filed on or prior to the date hereof by it with the SEC since June 30, 2002 (including exhibits, annexes and documents incorporated by reference therein and any amendments thereto) (collectively, the "COMPANY REPORTS"). As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, each as in effect on the date so filed, and (ii) did not, and all such documents filed with the SEC after the date hereof (the "SUBSEQUENT COMPANY REPORTS") will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or with respect to the Subsequent Company Reports will fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations and consolidated statements of stockholder's equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or with respect to the Subsequent Company Reports will fairly present, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and its consolidated Subsidiaries for the periods set forth therein (subject, in each case of unaudited financial statements, to notes and normal year-end audit adjustments that are not material in amount), in each case in accordance with GAAP as in effect on the date of such financial statements, except as may be indicated in such financial statements or in the notes thereto and, in each case of unaudited financial statements, as permitted by the rules and regulations of the SEC.

     (b) Except as set forth in the Company Reports, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations (including Tax liabilities) (whether absolute, accrued, contingent or otherwise), other than liabilities or obligations incurred in the ordinary course of business since June 30, 2002, liabilities or obligations under this Agreement, or liabilities or obligations, that, individually or in the aggregate, would not reasonably be expected to materially impair the ability of the Surviving Corporation to conduct the businesses of the Company and its Subsidiaries substantially in the manner conducted on the date hereof.

     SECTION 4.07. Absence of Certain Changes. Except as set forth in the Company Reports and except as contemplated by this Agreement, since June 30, 2002, the Company and its Subsidiaries have conducted their respective businesses and operations in the ordinary course consistent with past practice and, except as set forth in Section 4.07 of the Company Disclosure Letter, there has not occurred (i) any event, condition or occurrence, individually or in the aggregate, having or that would reasonably be expected to have a Material Adverse Effect on the Company or (ii) any action taken by the Company or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01 hereof.

     SECTION 4.08. Litigation and Liabilities. Other than with respect to environmental matters which are governed by SECTION 4.12, there are no outstanding Orders of any Governmental Entity against the Company or any of its Subsidiaries, any of their respective properties, assets or business, or, any of the Company's or its Subsidiaries' current or former directors or officers, in their capacity as such, or any other Person whom the Company or any of its Subsidiaries has agreed to indemnify, as such, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company. Other than with respect to environmental matters which are governed by SECTION 4.12, Taxes which are governed by SECTION 4.13, labor matters which are governed by SECTION 4.14 and Company Benefit Plans which are governed by SECTION 4.18, there are no Proceedings or, to the Knowledge of the Company, investigations or inquiries pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, any of their properties, assets or business, or, any of the Company's or its Subsidiaries' current or former directors or officers, in their capacity as such, or any other Person whom the Company or any of its Subsidiaries has agreed to indemnify, as such, that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.09. Compliance with Laws; Permits. (i) Each of the Company and its Subsidiaries holds, and is in compliance with the terms of, all Permits necessary for the conduct of its businesses ("COMPANY PERMITS"), except for failures to hold or to comply with such Permits, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company; and (ii) other than with respect to environmental matters which are governed by SECTION 4.12, Taxes which are governed by SECTION 4.13, labor matters which are governed by SECTION 4.14 and Company Benefit Plans which are governed by SECTION 4.18, the business of the Company and its Subsidiaries is being conducted in compliance with all applicable Laws and Permits, except for violations or failures to so comply, that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 4.10. Takeover Statutes and Provisions. The Company has taken all steps necessary to approve and irrevocably exempt the transactions contemplated by this Agreement from any applicable takeover Law of any jurisdiction. Without limiting the generality of the foregoing, the Board of Directors has approved this Agreement, the Merger and the transactions contemplated hereby in such manner as is sufficient to render the restrictions of Section 203 of the DGCL inapplicable to this Agreement, the Merger and all transactions contemplated hereby.

     SECTION 4.11. Information in Disclosure Documents. None of the information provided or to be provided by the Company or any of its Subsidiaries for inclusion in the Proxy Statement will, at the time of the mailing of the Proxy Statement to the Company's stockholders, at the time of the Company Shareholders' Meeting to be held in connection with the Merger and at the time of any amendments thereof or supplements thereto, and none of the information provided by the Company or any of its Subsidiaries for inclusion in the Schedule 13E-3, will, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the Schedule 13E-3 will, when filed with the SEC, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to the statements made or omitted in the Proxy Statement or Schedule 13E-3 relating to Parent, Merger Sub and their Affiliates based on information provided by Parent, Merger Sub and their Affiliates for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.

     SECTION 4.12. Environmental Matters. (i) The Company and its Subsidiaries and their respective assets, businesses and operations, and during the time such property was owned, leased, occupied, managed or operated by any of them, their present and former properties ("present or former properties"), and to the Knowledge of the Company, any Person for whose conduct any of them has agreed to be liable, have complied with and are currently in compliance in all materials respects with all applicable Environmental Laws; and (ii) neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any Person for whose conduct any of them has agreed to be liable has received any written notices, demand letters, request for information or any other written communication from any Governmental Entity or any third party claiming that the Company, any Subsidiary or any such Person or their businesses, operations or present or former properties is or may be, in any material respect, in violation of, or liable under or, to the Knowledge of the Company, subject to investigation or inquiry with respect to, any Environmental Law, where such investigation and inquiry relates to a material liability, including liability for off-site disposal, personal injuries or property damages, and to the Knowledge of the Company, no such claims are threatened, except with respect to such matters as have been fully resolved with no further liability to the Company or any of its Subsidiaries. None of the Company, its Subsidiaries and their assets, present or former properties, businesses and operations, nor to the Knowledge of the Company, any Person for whose conduct any of them has agreed to be liable, are subject to any material Proceeding or Order arising under any Environmental Law, except with respect to such matters as have been fully resolved with no further liability to the Company or any of its Subsidiaries; and no Hazardous Substance has been disposed of, spilled, leaked or otherwise released or threatened to be released into the indoor or outdoor environment, including soils, groundwater or surface water at or from or is otherwise present on or at any of the present or former properties where such disposal, spill, leak or release or threat of release or presence would be reasonably likely to result in a material claim under Environmental Law against the Company, any of its Subsidiaries, or any Person for whose conduct any of them has agreed to be liable.

     SECTION 4.13.  Taxes.

     (a) Each of the Company and its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws. All such Tax Returns were correct and complete in all material respects when filed and have been prepared in compliance with all applicable Laws. All material Taxes due and owing by any of the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has been made in writing by any Governmental Entity in a jurisdiction where any of the Company and its Subsidiaries does not file Tax Returns that such Person is or may be subject to taxation by that jurisdiction. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the properties or assets of the Company or any of its Subsidiaries.

     (b) Each of the Company and its Subsidiaries has withheld and, without limiting the generality of SECTION 4.13(a), paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     (c) No Tax Proceedings or audits are pending or, to the Knowledge of the Company, threatened in writing, nor, to the Knowledge of the Company, are there any investigations or inquiries, with respect to the Company or any of its Subsidiaries.

     (d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) Neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that, individually or in the aggregate, has resulted or would result in the payment of (i) any "excess parachute payment" within the meaning of Code sec.280G (or any corresponding provision of Tax Law) or (ii) any amount that will not be fully deductible as a result of Code sec.162(m) (or any corresponding provision of Tax Law). Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated United States federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Reg. sec.1.1502-6 (or any corresponding provision of Tax Law), as a transferee or successor, by contract, or otherwise.

     (f) None of the Company and its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) "closing agreement" as described in Code sec.7121 (or any corresponding provision of income Tax Law) executed on or prior to the Closing Date; or (C) intercompany transactions or any excess loss account described in Treasury Regulations under Code sec.1502 (or any corresponding provision of income Tax Law).

     (g) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code sec.355 or sec.361.

     SECTION 4.14. Labor Matters. The Company and each of its Subsidiaries is in compliance with all applicable Laws relating to employment, including those governing employment practices, the terms and condition of employment, compensation, payment of wages, health and safety, labor relations and plant closings, including the Americans with Disabilities Act, the Age Discrimination in Employment Act, ERISA, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the National Labor Relations Act, the Occupational Safety and Health Act and Title VII of the Civil Rights Act of 1964, as amended (collectively, "LABOR LAWS"), except for violations or failures to so comply, that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company. There is no Proceeding relating to any Employee pending by any Governmental Entity against the Company or any of its Subsidiaries for the enforcement of any such Labor Law; and, to the Knowledge of the Company, there is no other Proceeding, investigation or inquiry pending or threatened by any Governmental Entity against the Company or any of its Subsidiaries for the enforcement of any such Labor Law. To the Knowledge of the Company, there is no notice, activity or Proceeding by any labor union, labor organization or other group seeking to represent Employees of the Company or any of its Subsidiaries or to organize any such Employees. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the subject of any pending, or to the Knowledge of the Company, threatened Proceeding, investigation or inquiry asserting that the Company or any of its Subsidiaries has committed any material unfair labor practice or seeking to compel it to bargain with any labor union, labor organization or other group with respect to the Employees of the Company; nor is there pending, or to the Knowledge of the Company, threatened, any labor strike, material dispute, walk out, work stoppage, slow down or lockout involving any Employees.

     SECTION 4.15. Insurance. All fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are in full force and effect, except for any such failures to maintain insurance policies that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or materially impair the ability of the Surviving Corporation to conduct its business.

     SECTION 4.16.  Intellectual Property.

     (a) The Company and each of its Subsidiaries owns free and clear of any and all Liens, or is licensed or otherwise possesses rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in and are material to its business as presently conducted ("COMPANY INTELLECTUAL PROPERTY").

     (b) Except for such matters as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company: (A) neither the Company nor any of its Subsidiaries is, nor will any such Person be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder or the consummation of the transactions contemplated hereby, in violation of any licenses, sublicenses and other agreements included in the Company Intellectual Property; (B)(i) no Proceedings with respect to any Company Intellectual Property owned by the Company or any of its Subsidiaries are pending or, to the Knowledge of the Company, threatened by any Person, nor, to the Knowledge of the Company, are there any investigations or inquiries with respect to any Company Intellectual Property owned by the Company or any of its Subsidiaries, against the Company or any of its

Subsidiaries, and (ii) to the Knowledge of the Company, no Proceedings, investigations or inquiries with respect to any Company Intellectual Property not owned by the Company or any of its Subsidiaries are pending or threatened by any Person against the Company or any of its Subsidiaries; and (C) to the Knowledge of the Company, there is no unauthorized use, infringement or misappropriation by any Person of any of the Company Intellectual Property owned by the Company or any of its Subsidiaries.

     SECTION 4.17. Affiliate Transactions. Except as set forth in the Company Reports or in the next sentence in this SECTION 4.17, there is no Company Contract or other contract, agreement, commitment or arrangement (whether written or oral) between (a) the Company or any of its Subsidiaries, on the one hand, and (b) any (i) officer or director of the Company or of any of its Subsidiaries, (ii) record or beneficial owner of five percent or more of any class of the voting securities of the Company or (iii) Affiliate of any such officer, director or beneficial owner, on the other hand. Except as set forth in
Section 4.17 of the Company Disclosure Letter, to the Knowledge of the Company, there is no contract, agreement, commitment, arrangement or understanding between (a) the Company or any of its Subsidiaries, on the one hand, and (b) any officer or director of the Company or any of its Subsidiaries, on the other hand, relating to the transactions contemplated by this Agreement.

     SECTION 4.18.  Company Benefit Plans.

     (a) The Company has made available to Parent (i) true, correct and complete copies of each Company Benefit Plan (and all amendments thereto) or an accurate description thereof; (ii) a copy of the most recent annual report, if any, with respect to each Company Benefit Plan; (iii) a copy of the most recent actuarial report, if any, with respect to each Company Benefit Plan; (iv) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if either exists, with respect to each Company Benefit Plan; (v) if the Company Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; (vi) the most recent determination letter received from the IRS with respect to each Qualified Benefit Plan; and (vii) any other form or filing required to be submitted to any Governmental Entity with regard to any Company Benefit Plan that could reasonably be expected to result in a Material Adverse Effect.

     (b) The Company has no formal plan or commitment to create any additional Company Benefit Plan or to amend or change in any material respect any existing Company Benefit Plan.

     (c) Each Qualified Benefit Plan has applied for and received a currently effective determination letter from the IRS stating that it is so qualified, and, to the Knowledge of Company, no event has occurred that could reasonably be expected to cause the loss of such qualification.

     (d) Except as would not result in a Material Adverse Effect, all contributions and premiums required to be paid under the terms of each of the Company Benefit Plans have, to the extent due, been paid in full or properly recorded and accrued on the financial statements or records of Company.

     (e) No Company Benefit Plan is subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and, to the Knowledge of the Company, no condition exists that presents a risk to Company, its Subsidiaries or any ERISA Affiliate of incurring any material liability under such Title.

     (f) All of the Company Benefit Plans are, and have been, operated and administered in compliance in all material respects with their provisions and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. The Company and all fiduciaries of the Company Benefit Plans have complied in all material respects with the provisions of the Company Benefit Plans and with all applicable Laws, including ERISA and the Code and the regulations and rulings thereunder.

     (g) No Company Benefit Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA.

     (h) Except as set forth in the Company Reports, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including, severance, unemployment compensation, golden parachute or otherwise) becoming due from the Company under any Company Benefit Plan, (ii) increase in any material respects any benefit otherwise payable under any Company Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such material benefit to any extent.

     (i) There are no pending material Proceedings involving any Company Benefit Plan, which have been asserted or instituted against any of the Company Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or, to the Knowledge of the Company, against any fiduciary of any of the Company Benefit Plans (other than routine benefit claims) nor, to the Knowledge of the Company, are there facts which could form the basis for any such material Proceeding. To the Knowledge of the Company, there are no investigations or material audits by any Governmental Entity of any of the Company Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or, any fiduciary of any of the Company Benefit Plans which have been instituted or notice of which has been received by the Company or any of its Subsidiaries.

     SECTION 4.19. Brokers and Finders. Neither the Company nor any of its Subsidiaries has retained any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with Merger or the transactions contemplated by this Agreement, except for Evercore.

                                   ARTICLE V.

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.01. Conduct of Business by the Company Pending the Effective Time. Prior to the Effective Time, unless Parent shall otherwise agree in writing, or unless contemplated by this Agreement or set forth in Section 5.01 of the Company Disclosure Letter, the Company shall conduct, and cause each of its Subsidiaries to conduct, its business only in the ordinary course and consistent with past practice, and the Company shall use, and cause each of its Subsidiaries to use, its reasonable best efforts to preserve intact the present business organization, keep available the services of its present officers and key employees, and preserve the existing business relationships of the Company and its Subsidiaries. Without limiting the generality of the foregoing, unless Parent shall otherwise agree in writing, or unless contemplated by this Agreement or set forth in Section 5.01 of the Company Disclosure Letter, prior to the Effective Time the Company shall not, nor shall it permit any of its Subsidiaries to:

     (a) (i) amend its certificate of incorporation, bylaws or other organizational documents, (ii) allow or authorize any stock dividend, stock split, reverse stock split, division or subdivision, exchange or readjustment, consolidation, reclassification, recapitalization or other similar transaction, in each case, with respect to capital stock of the Company, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property, except for dividends or distributions by a direct or indirect wholly owned Subsidiary of the Company to such Subsidiary's parent or to another wholly owned Subsidiary of the Company, or (iv) directly or indirectly redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of its Subsidiaries;

     (b) authorize for issuance, issue (except upon the exercise of Company Stock Options and Warrants outstanding on the date of this Agreement under the Option Plans and Warrant Agreements) or sell or agree to issue or sell any shares of, or any rights to acquire or securities convertible into, or exercisable or exchangeable for, its capital stock or shares of the capital stock of any of its Subsidiaries (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), in each case other than (i) upon the exercise of Company Stock Options and Warrants outstanding on the date of this Agreement under the Option Plans and Warrant Agreements or (ii) issuances by a direct or indirect wholly owned Subsidiary of the Company to such Subsidiary's parent or to another wholly owned Subsidiary of the Company;

     (c) (i) merge, combine or consolidate with another Person, (ii) acquire or purchase any (A) equity interest in or (B) the assets of another corporation, partnership or other business organization or otherwise acquire any assets outside the ordinary course of business and consistent with past practice or otherwise enter into any contract, commitment or transaction outside the ordinary course of business and consistent with past practice (other than any acquisition or purchase of such assets by the Company in an aggregate amount not to exceed $1.0 million) or (iii) sell, lease, license, waive, release, transfer, mortgage, pledge, encumber or otherwise dispose of or allow or cause any Lien upon any of its assets outside the ordinary course of business and consistent with past practice (other than any disposition of such assets by the Company in an aggregate amount not to exceed $1.0 million);

     (d) (i) incur, assume, modify or prepay any indebtedness, obligations or liabilities other than in each case in the ordinary course of business and consistent with past practice, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person other than a Subsidiary of the Company, in each case other than in the ordinary course of business and consistent with past practice or (iii) make any loans, advances (other than for business expenses incurred in the ordinary course of business and consistent with past practice) or capital contributions to, or investments in, any other Person, other than to any Subsidiary of the Company;

     (e) pay, satisfy, discharge or, except as required by Law, settle any material claim, liabilities or obligations (absolute, accrued, contingent or otherwise), other than in the ordinary course of business and consistent with past practice or pursuant to mandatory terms of any Company Contract in effect on the date hereof;

     (f) modify or amend, or waive any material benefit under any material agreement, contract or commitment to which the Company or any of its Subsidiaries is a party or by or to which any of their respective material assets or properties are bound or subject, including any Company Contract;

     (g) authorize or make capital expenditures in excess of $1.0 million in the aggregate;

     (h) permit any material insurance policy naming the Company or any Subsidiary of the Company as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business and consistent with past practice;

     (i) (i) adopt, enter into, terminate or, except as required by Law, amend any employee plan, agreement, contract, arrangement or other Company Benefit Plan (provided that nothing herein is intended to prevent the Company or any of its Subsidiaries from hiring or firing Employees in the ordinary course of business and consistent with past practice), (ii) increase in any material manner the compensation or fringe benefits of, or pay any material bonus to, any director, officer or employee of the Company or any of its Subsidiaries, or
(iii) except in the ordinary course of business and consistent with past practice or other than pursuant to SECTION 2.08 hereof, take any action to fund or in any other way secure, or to accelerate or otherwise remove restrictions with respect to, the payment of compensation or benefits under any Company Benefit Plan;

     (j) make any material change in its accounting or Tax policies or procedures, except as required by changes in GAAP or as required by Law;

     (k) settle any material Proceeding; or

     (l) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     SECTION 5.02. No Solicitation. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors shall, and the Company shall direct and cause its and such Subsidiaries' Representatives not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise take any action to facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, recapitalization, share exchange, consolidation, sale, purchase, tender offer, exchange offer or similar transaction involving 10% or more of any class of equity securities (or any securities exercisable or exchangeable for or convertible into such equity securities) issued by the Company, including Class A Common Stock and Class B Common Stock, or any of its Subsidiaries, or any substantial portion of the Company's or any such Subsidiary's assets (any such inquiry, proposal or offer being hereinafter referred to as an "ACQUISITION PROPOSAL") or (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or afford access to any of the properties, assets or books and records of the Company or any of its Subsidiaries to, or enter into any agreement, commitment or arrangement with, any Person relating to an Acquisition Proposal; provided, however, that, so long as the Company has not breached in any material respect any of its obligations under this SECTION 5.02 or SECTION 6.02, nothing contained in this Agreement shall prevent the Company, its directors, officers, or Representatives from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal involving a majority of the voting power of the Company Common Stock or a substantial portion of the Company's assets if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement and contemporaneously provides such information to Parent; (B) engaging in any negotiations or discussions with any Person who has made an Acquisition Proposal described in clause (A) above; or (C) withdrawing or modifying in a manner adverse to Parent or Merger Sub its recommendation in favor of the Merger and this Agreement or recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal involving a majority of the voting power of the Company Common Stock or all or substantially all of the Company's assets, if and only to the extent that, in each such case referred to in clause (A) or clause (B) above, the Board of Directors with the authorization of the Special Committee determines in good faith based on such matters as it deems relevant (after consultation with outside legal counsel), that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the directors under applicable Law, and in each such case referred to in clause (C) above, (i) the Board of Directors with the authorization of the Special Committee determines in good faith based on such matters as it deems relevant (after consultation with outside legal counsel), that failure to take such action would be reasonably likely to result in a breach of the fiduciary duties of the directors under applicable Law and
(ii) the Board of Directors or the Special Committee determines in good faith based on such matters as it deems relevant (after consultation with its financial advisor) that such Acquisition Proposal referred to in clause (C) above, if consummated, would be reasonably likely to result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (including taking into account the financing thereof) (such more favorable Acquisition Proposal being referred to in this Agreement as a "SUPERIOR PROPOSAL"). The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company or any Subsidiary of the Company, or any of their respective officers, directors or Representatives with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will (y) as promptly as reasonably practicable (but in no event later than the day after receipt) notify Parent if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any such Person and
(z) identify the material terms and conditions of any Acquisition Proposal (including any material subsequent changes, modifications and amendments thereto) and the identity of the Person making such Acquisition Proposal. Nothing contained in this Agreement shall prohibit the Company, the Board of Directors or the Special Committee from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from taking any other action or making any disclosure as required by applicable Law.

                                  ARTICLE VI.

                             ADDITIONAL AGREEMENTS

     SECTION 6.01. Access and Information. The Company shall (and shall cause its Subsidiaries and its and their respective officers and directors, and shall direct its Representatives to) afford to Parent and its officers, managers and Representatives access, upon reasonable advance notice and during normal business hours, throughout the period prior to the Effective Time to all of its books, environmental and other correspondence, documents, studies, reports and records and its properties, plants and personnel to do such investigation and assessments as Parent reasonably deems necessary and, during such period, shall provide promptly to Parent a copy of each report, schedule and other document filed or received by it pursuant to the requirements of United States federal securities Laws and such other documents as Parent may reasonably request; provided, however, that such access shall only be provided to the extent that such access would not violate applicable Laws. Unless otherwise required by Law, each party hereto shall, and it shall cause its

Subsidiaries and its and their respective officers, directors, and Affiliates, and shall direct its Representatives to, hold in confidence all non-public information so acquired and to use such information solely for purposes of effecting the transactions contemplated by this Agreement. No representation or warranty of any party hereto contained in this Agreement or in any certificate or other document delivered pursuant hereto shall be deemed waived or otherwise affected by any investigation made by any other party hereto.

     SECTION 6.02.  Shareholders Meeting; Proxy Statement.

     (a) In accordance with any applicable Law, the Company's Sixth Amended and Restated Certificate of Incorporation ("RESTATED CERTIFICATE") and Second Amended and Restated Bylaws ("RESTATED BYLAWS"), the Company shall call and hold a meeting of its shareholders as promptly as reasonably practicable after the date hereof for the purpose of voting upon the approval and adoption of this Agreement and the transactions contemplated hereby (the "COMPANY SHAREHOLDERS' MEETING"), and the Company shall use its reasonable best efforts to hold such shareholder meeting as promptly as reasonably practicable after the date on which the Proxy Statement is cleared by the SEC. The Board of Directors shall submit this Agreement to the stockholders of the Company for approval and adoption whether or not the Board of Directors at any time changes or modifies its recommendation in favor of the Merger and this Agreement in compliance with this Agreement. The Company shall use its reasonable best efforts to solicit from the stockholders of the Company proxies in favor of the Merger and shall take all other reasonable action necessary or advisable to secure the vote or consent of the stockholders of the Company required by the DGCL and the Restated Certificate and Restated Bylaws to approve and adopt this Agreement and the Merger. Without limiting the generality of the foregoing, the Company agrees that its obligation to duly call, give notice of, convene and hold the Company Shareholders' Meeting, as required by this SECTION 6.02(a), shall not be affected by the withdrawal, amendment or modification of the recommendation of the Board of Directors in favor of the Merger and this Agreement. Except as permitted by and in accordance with the provisions of SECTION 5.02, neither the Board of Directors nor the Special Committee may withdraw or modify in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger or state publicly its intent to do so, or approve or recommend any Acquisition Proposal to the shareholders of the Company or state publicly its intent to do so, or resolve to take any of the foregoing actions.

     (b) As promptly as reasonably practicable after the date of this Agreement, the Company shall prepare and file with the SEC, and shall use its reasonable best efforts to have cleared by the SEC, the Proxy Statement in connection with the Company Shareholders' Meeting, and the parties hereto shall prepare and file with the SEC, and shall use their reasonable best efforts to have cleared by the SEC, the Schedule 13E-3. The Company, Parent and Merger Sub each shall promptly and timely provide all information relating to its respective businesses or operations necessary for inclusion in the Proxy Statement or the Schedule 13E-3 to satisfy all requirements of applicable state and United States federal securities Laws. The Company and Parent (with respect to Parent and Merger Sub) each shall be solely responsible for any statement, information or omission in the Proxy Statement or the Schedule 13E-3 relating to it (and Merger Sub with respect to Parent) or its Affiliates based upon written information provided by it (or Merger Sub with respect to Parent) for inclusion in the Proxy Statement or the Schedule 13E-3.

     (c) The Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and the Schedule 13E-3 and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide a copy of such comments or requests to Parent promptly after receipt, and shall promptly provide to Parent copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the reasonable opportunity to review and comment on any proposed responses to comments, which review shall be concluded as promptly as possible, but in no event more than three (3) business days after the receipt of the Company's proposed responses to comments or other correspondence to the SEC. If at any time after the date the Proxy Statement is mailed to stockholders and prior to the Company Shareholders' Meeting any information relating to the Company, Parent or Merger Sub, or any of their respective Affiliates, officers or directors, is discovered by the Company, Parent or Merger Sub which is required to be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3 will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and to the extent required by applicable Law, disseminated to the stockholders. As promptly as reasonably practicable after the Proxy Statement and Schedule 13E-3 have been cleared by the SEC (or sooner if permitted by applicable Law), the Company shall mail the Proxy Statement to the stockholders of the Company. Unless the Board of Directors with the authorization of the Special Committee shall have withdrawn or modified its approval or recommendation of this Agreement or the Merger as permitted by and in accordance with the provisions of
SECTION 5.02, the Proxy Statement shall include the recommendation of the Board of Directors in favor of the Merger and this Agreement.

     SECTION 6.03. Public Announcements. Contemporaneously with the execution and delivery of this Agreement, the parties hereto shall issue a joint initial press release announcing the execution of this Agreement in such form as has been as mutually agreed. Thereafter, (i) the parties hereto shall consult with one another prior to issuing any press release or otherwise making any public communications (other than required filings addressed in clause (ii) below) in connection with the Merger or the other transactions contemplated by this Agreement and shall provide each other with a meaningful opportunity to review and approve (such approval not to be unreasonably withheld or delayed) any such press releases or other public communications, and (ii) prior to making any required filings with any Governmental Entity, national securities exchange or interdealer quotation service with respect to the Merger or the other transactions contemplated by this Agreement, the parties will consult with one another and will provide each other with a meaningful opportunity to review and comment upon, such filings, except, with respect to clauses (i) and (ii) above, as may be required by Law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service in which event each party hereto shall endeavor, on a basis reasonable under the circumstances, to consult with and provide a meaningful opportunity to the other parties hereto to review, approve or comment as set forth above. Notwithstanding any provision hereof to the contrary, Parent and Merger Sub may disclose any and all information relating to this Agreement and the transactions contemplated hereby, including the Merger, the Company and its Subsidiaries, to their financing sources, including lenders; provided, that such financing sources execute reasonable confidentiality agreements with respect to such information. Notwithstanding anything to the contrary in this Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, each party may disclose to any Person, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement; provided, however, that no party (nor any Representative thereof) may disclose any information that is not necessary to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement (including the identity of the parties and any information that could lead another Person to determine the identity of the parties) or any information to the extent that such disclosure could result in a violation of any federal or state securities Law.

     SECTION 6.04.  Approvals and Consents; Reasonable Best Efforts;
Cooperation.

     (a) Each of the Company, Parent and Merger Sub shall (i) promptly apply for, diligently pursue, and use their respective reasonable best efforts to obtain all material Permits and all material Consents of third parties (including Governmental Entities) required of it to consummate the Merger (collectively, "APPROVALS"), (ii) provide such information and communications as such Persons may reasonably request, and (iii) assist and cooperate with the other parties hereto to obtain all Approvals that are reasonably necessary, and to prepare any document or other information reasonably required of it by any such Persons to consummate the Merger and the other transactions contemplated by this Agreement.

     (b) Each of the Company, Parent and Merger Sub shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective as expeditiously as practicable, the Merger and the other transactions contemplated by this Agreement, including (i) promptly applying for, diligently pursuing, and using reasonable best efforts to obtain all material Approvals, (ii) providing such information and communications to Governmental Entities as they may reasonably request, (iii) effecting all necessary registrations, filings and submissions and using reasonable best efforts to have lifted any Order of a Governmental Entity of competent jurisdiction restraining or prohibiting the consummation of the Merger and the other transactions contemplated by this Agreement (and, in such case, proceeding with the consummation of the Merger as expeditiously as reasonably practicable), including through all possible appeals, unless waived by the Company and Parent,
(iv) assisting and cooperating with each other to obtain all material Approvals that are necessary, and preparing any document or other information reasonably required of it to consummate the Merger, and (v) executing and delivering any additional certificates, agreements, instruments, reports, schedules, statements, Consents, documents and information necessary to consummate the Merger, and fully carrying out the purposes of, this Agreement. Each of the Company, Parent and Merger Sub agrees that, except as otherwise contemplated by this Agreement, it shall not take any action, or fail to take any action, which action or failure to act would reasonably be expected to have a Material Adverse Effect on any of the parties to this Agreement or prevent or materially delay the ability of any of the parties hereto to consummate the Merger and the other transactions contemplated by this Agreement.

     (c) In furtherance of and without limitation of the foregoing, each of the Company, Parent and Merger Sub shall (i) respond as promptly as reasonably practicable to any reasonable inquiries or requests received from any Governmental Entity for additional information or documentation, (ii) promptly notify the other parties hereto of any written communication to that party or its Affiliates from any Governmental Entity and, subject to applicable Law, permit the other parties to review in advance any proposed written communication to any of the foregoing (and consider in good faith the views of the other parties in connection therewith), and (iii) provide the other parties hereto, subject to applicable Law, with copies of all material correspondence, filings, and communications between them and their Affiliates and their respective Representatives on the one hand, and any Governmental Entity of their respective staffs on the other hand, with respect to this Agreement and the Merger; all with a view towards the prompt completion of the Merger and the transactions contemplated by this Agreement.

     SECTION 6.05.  Indemnification.

     (a) In addition to the other rights provided for in this SECTION 6.05 and not in limitation thereof, from and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under applicable Law (and Parent and the Surviving Corporation shall also promptly advance all expenses, including fees and expenses of counsel, as incurred by or on behalf of an Indemnified Party to the fullest extent permitted under applicable Law provided the Person to whom expenses are advanced provides any undertaking required under applicable Law to repay such advances if it is ultimately determined by a final non-appealable judgment of court of competent jurisdiction that such Person is not entitled to indemnification), each present and former director, officer, and employee of the Company or any of its current or former Subsidiaries (including, any members of any committee of the Board of Directors, including the Special Committee) (each, individually, an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") in respect of any acts or omissions existing or occurring prior to the Effective Time, including for acts or omissions occurring in connection with the approval and adoption of this Agreement and the transactions contemplated by this Agreement; provided, however, that Parent and the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when, as and if a court of competent jurisdiction shall determine in a final non-appealable judgment that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Any Indemnified Party which seeks to claim indemnification under this SECTION 6.05, upon learning of any such Proceeding shall promptly notify Parent and the Surviving Corporation thereof; provided, however, that failure to timely give such notification to Parent or Merger Sub shall not affect the indemnification provided hereunder except to the extent that Parent or Merger Sub shall be prejudiced as a result of such failure. The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. In the event any claim for indemnification is made or asserted pursuant to this SECTION 6.05, all rights to indemnification shall continue until the final disposition of such claim. From and after the Effective Time, Parent and the Surviving Corporation shall release each Indemnified Party with respect to each liability and obligation for which Parent and the Surviving Corporation are obligated to indemnify and hold harmless such Person pursuant to this SECTION 6.05(a).

     (b) All rights to indemnification and all limitations on liability existing in favor of any Indemnified Parties as provided in the Restated Certificate or Restated Bylaws and the certificate of incorporation or bylaws or similar organizational documents of each of the Company's Subsidiaries, as in effect as of the date hereof, to the extent relating to acts or omissions occurring prior to the Effective Time, shall continue in full force and effect in accordance with their terms from and after the Effective Time. The certificate of incorporation and bylaws of the Surviving Corporation following the Effective Time (a form of which is attached as Exhibits A and B hereto) shall contain the provisions with respect to indemnification and limitations on liability set forth in the Restated Certificate and Restated Bylaws on the date hereof, which provisions, to the extent relating to acts or omissions occurring on or prior to the Effective Time, shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless, and only to the extent, such modification is required by applicable Law.

     (c) For five years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each Person currently covered by the Company's officers' and directors' liability insurance policy on terms and with respect to coverage and amount not less favorable than those of such policy in effect on the date hereof.

     (d) The obligations of the Company under this SECTION 6.05 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section applies without the written consent of such affected Indemnified Party, it is being expressly agreed that this SECTION 6.05 shall survive the termination of this Agreement. The rights of each Indemnified Party under this SECTION 6.05 shall be in addition to any rights such Person may have under the Restated Certificate or Restated Bylaws and the certificate of incorporation or bylaws or similar organizational documents of each of the Company's Subsidiaries, or under the DGCL or any other applicable Law or under any agreement of any Indemnified Party with the Company or any of its Subsidiaries. All rights to indemnification and all limitations on liability existing in favor of any Indemnified Party as provided in an agreement between any Indemnified Party and the Company or a Subsidiary of the Company as in effect as of the date hereof shall continue in full force and effect in accordance with their terms after the Effective Time.

     (e) If the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or the surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made with respect to the obligations set forth in this
SECTION 6.05 so that such obligations of the Surviving Corporation are performed in accordance with their terms in such event.

     SECTION 6.06. Supplemental Disclosure. Each party hereto shall give prompt notice to the other such parties of, to its Knowledge, (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause (A) any representation or warranty of such party contained in this Agreement to be untrue or incorrect or (B) any covenant, condition or agreement of such party contained in this Agreement not to be complied with or satisfied and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this SECTION 6.06 shall not have any effect for the purpose of determining the satisfaction of the conditions set forth in ARTICLE VII of this Agreement or otherwise limit or affect the remedies available to any such party hereunder.

                                  ARTICLE VII.

                              CONDITIONS PRECEDENT

     SECTION 7.01. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction or, to the extent permitted by applicable Law, the waiver at or prior to the Effective Time of the following conditions:

     (a) This Agreement shall have been approved and adopted by the Company Requisite Vote.

     (b) No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or writ, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) (collectively, an "ORDER") that is then in effect and restrains, enjoins or otherwise prohibits consummation of the Merger, and no Governmental Entity shall have instituted any Proceeding which continues to be pending seeking any such Order.

     SECTION 7.02. Conditions for Obligations of the Company. The obligations of the Company to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions precedent, unless waived, to the extent permitted by applicable Law, in writing by the Company:

     (a) Each of Parent and Merger Sub shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by it prior to or at the Effective Time. The representations and warranties of Parent and Merger Sub set forth in ARTICLE III of this Agreement (i) that are qualified with reference to materiality or Material Adverse Effect shall be true and correct, and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Effective Time as though made as of the Effective Time (or to the extent such representations or warranties speak of a specific date, as of such date). The Company shall have received certificates dated the Closing Date and signed by the Chairman, President or an Executive Vice-President of each of Parent and Merger Sub, certifying that the conditions specified in this SECTION 7.02 have been satisfied.

     SECTION 7.03. Conditions for Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions precedent, unless waived, to the extent permitted by applicable Law, in writing by Parent:

     (a) The Company shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by it prior to or at the Effective Time (including those covenants and agreements set forth in SECTIONS 5.01(e) and (i) (without taking into account any exception in such sections relating to requirements of applicable Law)). The representations and warranties of the Company set forth in ARTICLE IV of this Agreement (i) that are qualified with reference to materiality or Material Adverse Effect shall be true and correct, and (ii) that are not so qualified shall be true and correct in all material respects, in each case as of the date hereof and as of the Effective Time as though made as of the Effective Time (or to the extent such representations or warranties speak of a specific date, as of such date). Parent shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that the conditions specified in this SECTION 7.03(a) have been satisfied.

     (b) Since the date of this Agreement, there shall have been no event or occurrence which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

     (c) There shall not have been instituted or be pending any Proceeding by any Governmental Entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Governmental Entity were to prevail, would reasonably be expected to (i) have a Material Adverse Effect on Parent or the Surviving Corporation, (ii) render the Merger or the transactions contemplated by this Agreement illegal or (iii) materially impair the Surviving Corporation's ability to conduct its business.

     (d) The Company shall have obtained the Consent of each Person listed in
Section 7.03(d) of the Company Disclosure Letter.

                                 ARTICLE VIII.

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action taken or authorized by (i) the board of managers of Parent or (ii) the Special Committee, as the case may be, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company, by written notice by Parent to the Company, or by the Company to Parent and Merger Sub, as the case may be, as follows:

     (a) By the mutual written consent of the Company and Parent.

     (b) By any of Parent or the Company if any Governmental Entity shall have issued an Order or taken any other action (which Order such party hereto shall have used its reasonable best efforts to have lifted, vacated or reversed), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and non-appealable.

     (c) By any of Parent or the Company, if (i) the Merger shall not have been consummated on or before December 31, 2003; or (ii) the shareholders of the Company fail to approve and adopt this Agreement upon the taking of a vote at the Company Shareholders' Meeting or any adjournment thereof; provided, however, that the right to terminate this Agreement under this SECTION 8.01(c) shall not be available to any party whose action, failure to act or breach of any provision of this Agreement has been a principal cause of or resulted in the failure of the shareholders of the Company to approve and adopt this Agreement.

     (d) By the Company, if (i) any of the representations and warranties of Parent and Merger Sub contained in this Agreement shall fail to be true and correct such that the condition set forth in SECTION 7.02 with respect to representations and warranties would not be satisfied, or (ii) Parent or Merger Sub shall have breached or failed to comply with any of their respective obligations under this Agreement such that the condition set forth in SECTION
7.02 with respect to agreements and conditions would not be satisfied (in either case other than as a result of a breach by the Company of any of its obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation shall continue unremedied for a period of thirty days after Parent has received written notice from the Company of the occurrence of such failure or breach.

     (e) By Parent, if (i) any of the representations and warranties of the Company contained in this Agreement shall fail to be true and correct such that the condition set forth in SECTION 7.03 with respect to representations and warranties would not be satisfied, or (ii) the Company shall have breached or failed to comply with any of its obligations under this Agreement such that the condition set forth in SECTION 7.03 with respect to agreements and conditions would not be satisfied (in either case other than as a result of a breach by Parent or Merger Sub of any of their respective obligations under this Agreement) and such failure or breach with respect to any such representation, warranty or obligation shall continue unremedied for a period of thirty days after the Company has received written notice from Parent of the occurrence of such failure or breach.

     (f) By Parent, if prior to the Company Shareholders' Meeting the Board of Directors or the Special Committee (w) withdraws or modifies in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger or states publicly its intent to do so, or fails to reconfirm such recommendation within one business day of a written request by Parent for such reconfirmation, (x) approves or recommends any Superior Proposal to the shareholders of the Company or states publicly its intent to do so, (y) fails to recommend against the acceptance of any tender or exchange offer that constitutes an Acquisition Proposal within ten business days from the commencement thereof (including, by means of taking no position with respect to the acceptance thereof by the shareholders), or (z) resolves to take any of the foregoing actions (but, in the case of a termination solely under clause
(x), only after the three business day period referenced in SECTION 8.01(g) below).

     (g) By the Company, if the Board of Directors or the Special Committee authorizes the Company to enter into a definitive acquisition, merger or similar agreement with respect to any Superior Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this SECTION 8.01(g) unless
(i) three business days shall have elapsed after delivery to Parent of a written notice of such authorization by the Board of Directors or the Special Committee and, during such three business day period, the Company shall have reasonably cooperated with Parent, including informing Parent of the material terms and conditions of such Superior Proposal and the identity of the Person or group making such Superior Proposal, with the intent of enabling Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and (ii) at the end of such three business day period, the Board of Directors or the Special Committee of the Company shall continue reasonably to believe that such Acquisition Proposal constitutes a Superior Proposal and promptly thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect such Superior Proposal; and provided, further, that the Company may only exercise its right to terminate this Agreement pursuant to this SECTION 8.01(g) if the Company has complied with its obligations under SECTION 5.02 and simultaneously paid the amounts payable under SECTION 8.02(b).

     SECTION 8.02.  Effect of Termination.

     (a) In the event of termination of this Agreement by any of the Company or Parent as provided in SECTION 8.01, the Merger shall be deemed abandoned and this Agreement shall forthwith become null and void and have no further force or effect, without any further liability or obligation on the part of the Company, Parent or Merger Sub or any of the officers, directors, managers, shareholders, Affiliates or Representatives of any of them, other than (i) those provisions of this Agreement that survive termination hereof pursuant to SECTION 9.01 and (ii) nothing herein shall relieve any party for willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     (b) If (x) Parent shall have terminated this Agreement pursuant to SECTION 8.01(f), (y) the Company shall have terminated this Agreement pursuant to
SECTION 8.01(g) or (z) (i) either Parent shall have terminated this Agreement pursuant to SECTION 8.01(e) (but only if such termination by Parent is due to an intentional breach or intentional compliance failure by the Company) or the Company shall have terminated this Agreement pursuant to SECTION 8.01(c), (ii) after the date of this Agreement and on or before the date of termination an Acquisition Proposal involving 25% or more of any class of equity securities (or any securities exercisable or exchangeable for or convertible into such equity securities) issued by the Company or any of its Subsidiaries, or 25% or more of the Company's or any such Subsidiary's assets, shall have been publicly announced or disclosed, and (iii) within twelve months after such termination as provided in this clause (z) the Company enters into a definitive acquisition, merger or similar agreement to effect any such Acquisition Proposal, or effects any such Acquisition Proposal, then, in the case of clauses (x), (y) or (z), the Company shall (A) pay Parent a termination fee of $3.0 million ("TERMINATION FEE") plus (B) reimburse to Parent documented fees and expenses reasonably incurred by Parent and Merger Sub (including those incurred by H. Christopher Whittle on their behalf) in connection with this Agreement (including attorneys' fees and fees of financial advisors) in an amount not to exceed $1.5 million. Any amounts payable under this SECTION 8.02(b) shall be paid in same day funds contemporaneously with a termination described in either clause (x) or (y) of this SECTION 8.02(b), and contemporaneously with the Company entering into an agreement or effecting an Acquisition Proposal described in clause (z), and no notice of termination pursuant to such sections shall be effective and this Agreement shall not terminate, until such Termination Fee is received by Parent.

                                  ARTICLE IX.

                               GENERAL PROVISIONS

     SECTION 9.01. Survival. ARTICLE II, this ARTICLE IX and the covenants and agreements of the Company, Parent and Merger Sub contained in SECTION 6.05 shall survive the consummation of the Merger.

This ARTICLE IX and the covenants and agreements of the Company, Parent and Merger Sub contained in the penultimate sentence of SECTION 6.01, SECTION 6.03,
SECTION 8.02 shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     SECTION 9.02. Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any United States federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a United States federal or state court sitting in the State of Delaware. Each party hereto irrevocably waives its right to a jury trial in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     SECTION 9.03. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be delivered personally or by facsimile, and shall be deemed to have been duly given or made (i) on the business day of such delivery as evidenced by the receipt of the personal delivery service, if personally delivered, or as evidenced by the confirmation of receipt generated by the sending party's facsimile, if sent by facsimile, or
(ii) on the next business day as evidenced by the receipt of the overnight courier, if delivered by nationally recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

     (a)  if to Parent or Merger Sub:

          Shakespeare Acquisition LLC
          c/o Liberty Partners
          1370 Avenue of the Americas
          34th Floor
          New York, NY 10019
          Attn: G. Michael Stakias
          Facsimile: 212-649-6076

          with copies to:

          Blank Rome LLP
          One Logan Square
          Philadelphia, PA 19103
          Attn: Richard J. McMahon, Esquire
          Facsimile: 215-569-5555

          and

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, NY 10038
          Attn: John F. Fritts, Esquire
          Facsimile: 212-504-6666

     (b)  if to the Company:

          Edison Schools Inc.
          521 Fifth Avenue
          11th Floor
          New York, NY 10175
          Attn: H. Christopher Whittle
          Facsimile: 212-419-1706

          with copies to:

          Lowell W. Robinson
          c/o Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, NY 10036
          Attn: Nancy A. Lieberman, Esquire
          Facsimile: 212-735-2000

          and

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, NY 10036
          Attn: Nancy A. Lieberman, Esquire
          Facsimile: 212-735-2000

     SECTION 9.04. Expenses. Except as set forth in SECTION 8.02(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such fees, costs and expenses.

     SECTION 9.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, public policy or otherwise then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits hereto) constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement shall inure to the sole benefit of the parties hereto, and their respective successors and permitted assigns, and is not intended to confer upon any Person (other than the parties hereto) any rights, interests or remedies hereunder; provided, however, that the Indemnified Parties referred to in SECTION 6.05 hereof shall be third party beneficiaries entitled to enforce the provisions of such Section.

     SECTION 9.08. Assignment. Neither this Agreement nor any rights, interests, remedies or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Parent may assign any or all of its rights, interests, remedies, or obligations hereunder to any of its wholly owned Subsidiaries without the prior written consent of the other parties hereto.

     SECTION 9.09. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to principles of conflicts of Laws.

     SECTION 9.10. Amendment. This Agreement may be amended by the parties hereto at any time in a writing executed and delivered by all such parties, whether before or after the Company Requisite Vote has been obtained; provided, however, that (i) no such amendment by the Company shall be effective unless it is authorized by the Board of Directors with the authorization of the Special Committee and (ii) after the Company Requisite Vote has been obtained, there shall be made no amendment that by Law requires further approval by stockholders of the Company without the further approval of such stockholders.

     SECTION 9.11. Extension; Waiver. At any time prior to the Effective Time, either the Company (acting through the Board of Directors with the authorization of the Special Committee), on one hand, or Merger Sub and Parent, on the other hand, may (a) extend the time for performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto or (c) waive compliance by any other party or parties with any of the covenants, agreements or conditions contained herein, including any of those set forth in SECTION 5.01; provided, however, that after the Company Requisite Vote has been obtained, there shall be made no waiver or extension that by Law requires further approval by stockholders of the Company without the further approval of such stockholders. Any agreement on the part of a party hereto to any such extension or waiver shall be valid and enforceable against such party only if set forth in an instrument in writing signed by such party. The failure or delay by any party hereto to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

     SECTION 9.12. Counterparts. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be duly executed and delivered as of the date first written above by its duly authorized officer.

                                          EDISON SCHOOLS INC.

                                          By:    /s/ H. CHRISTOPHER WHITTLE
                                            ------------------------------------
                                              Name:     H. Christopher Whittle
                                              Title:   Chief Executive Officer

                                          SHAKESPEARE ACQUISITION LLC

                                          By:    /s/ H. CHRISTOPHER WHITTLE
                                            ------------------------------------
                                              Name:     H. Christopher Whittle
                                              Title:   Chief Executive Officer

                                          SHAKESPEARE ACQUISITION CORPORATION

                                          By:    /s/ H. CHRISTOPHER WHITTLE
                                            ------------------------------------
                                              Name:     H. Christopher Whittle
                                              Title:   President

                                                                      APPENDIX B

[EVERCORE GROUP]

                                                                   July 13, 2003

Special Committee of the Board of Directors
Edison Schools Inc.
521 Fifth Avenue, 11(th) Floor
New York, NY 10175

Members of the Special Committee of the Board of Directors:

     You have informed us that Edison Schools Inc. ("Edison"), Shakespeare Acquisition LLC and Shakespeare Acquisition Corporation, a wholly owned subsidiary of Shakespeare Acquisition LLC ("Merger Sub"), plan to enter into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Edison (the "Merger") and each outstanding share of Edison Common Stock, par value $0.01 per share (the "Edison Common Stock"), will be converted into the right to receive $1.76 per share in cash (the "Merger Consideration").

     You have asked us for our opinion as to whether the Merger Consideration is fair, from a financial point of view, to Edison shareholders.

     In connection with rendering our opinion, we have, among other things:

          (i) Analyzed certain, publicly available financial statements and other publicly available information relating to Edison;

          (ii) Analyzed certain internal financial statements and other non-public financial and operating data relating to Edison that were prepared and furnished to us by the management of Edison;

          (iii) Analyzed certain internal financial projections relating to Edison that were prepared and furnished to us by the management of Edison;

          (iv) Discussed the past and current operations, financial projections and current financial condition of Edison with the management of Edison;

          (v) Reviewed certain internal presentations, financial management of Edison has previously made to the Board of Directors of Edison and the Special Committee of the Board of Directors describing Edison's customers, competitors and strategy;

          (vi) Reviewed the reported prices, trading activity and valuation multiples of Edison Common Stock;

          (vii) Compared the financial performance of Edison and the prices, trading activity and valuation multiples of the Edison Common Stock with that of certain other publicly-traded companies and their securities that we deemed relevant;

          (viii) Reviewed the financial terms, to the extent available, of certain comparable transactions and compared them to the proposed financial terms of the Merger;

          (ix) Participated in discussions and negotiations among representatives of Merger Sub and Edison and their advisors;

          (x) Reviewed the Merger Agreement in substantially final form and assumed that the final form of such Merger Agreement will not vary in any respect material to our analysis; and

          (xi) performed other examinations and analyses and considered other factors that we deemed appropriate.

     For purposes of our analysis and opinion, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information publicly

July 13, 2003
Page 2

available, and the information supplied or otherwise made available to, discussed with, reviewed by or for us. With respect to the financial projections of Edison which were furnished to us, discussed with us or reviewed for us by the management of Edison, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future competitive, operating and regulatory environments and related financial performance of Edison. We have further assumed that, in all material respects, such financial projections will be realized in the amounts and times indicated thereby. We express no view as to such financial projections, or the assumptions on which they are based.

     We have not made nor assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities of Edison, nor have we been furnished with any such appraisals, nor have we evaluated the solvency or fair value of Edison under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and Merger Agreement made available to us as of, the date hereof. We did not evaluate, nor did Edison request us to evaluate, alternative transaction structures or other financial alternatives other than the Merger. We relied on the description provided by management and their advisor, Bear, Stearns & Co. Inc., of the auction process undertaken by Bear, Stearns & Co. Inc., to find a buyer for Edison which ultimately resulted in only Liberty Partners LLC ("Liberty Partners"), the parent of Shakespeare Acquisition LLC, making an acquisition proposal to Edison. Our opinion does not address Edison's underlying business decision to effect the Merger nor constitute a recommendation to any Edison shareholder as to how such holder should vote with respect to the Merger.

     For purposes of rendering out opinion, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all the covenants and agreements required under the Merger Agreement, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that in the course of obtaining the necessary regulatory or other approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments and modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We have acted as financial advisor to the Special Committee of the Board of Directors of Edison in connection with the Merger and will receive a fee for our services, including for rendering this opinion. Payment of a portion of our fee is contingent upon the consummation of the Merger. In addition, Edison has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, the Evercore Restructuring Group has represented, and may in the future represent, Liberty Partners in an advisory capacity for which it has received, and may receive, customary advisory fees.

     It is understood that this letter and the opinion expressed herein is for the information of the Special Committee of the Board of Directors of Edison only and may not be quoted or referred to or relied upon or used for any other purpose without our prior written consent, provided that we hereby consent to the inclusion in full of the text of this opinion in any document delivered to the stockholders of Edison in connection with the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Edison shareholders.

                                          Very truly yours,

                                          EVERCORE GROUP INC.

                                          By:          /s/ EVERCORE GROUP INC.
                                            ------------------------------------

                                                                      APPENDIX C

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262 -- APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251
(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated -- as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or
     (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the date next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period of delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro-rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                      APPENDIX F

                              EDISON SCHOOLS INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
UNAUDITED QUARTERLY FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets as of March 31, 2003
  and June 30, 2002.........................................   F-2
Condensed Consolidated Statements of Operations for the Nine
  Months Ended March 31, 2003 and 2002......................   F-3
Condensed Consolidated Statements of Cash Flows for the Nine
  Months Ended March 31, 2003 and 2002......................   F-4
Notes to Condensed Consolidated Financial Statements........   F-5
AUDITED ANNUAL FINANCIAL STATEMENTS
Report of Independent Accountants...........................  F-13
Consolidated Balance Sheets as of June 30, 2001 (restated)
  and 2002..................................................  F-14
Consolidated Statements of Operations for the years ended
  June 30, 2000 (restated), 2001 (restated) and 2002........  F-15
Consolidated Statements of Changes in Stockholders' Equity
  for the years ended June 30, 2000 (restated), 2001
  (restated) and 2002.......................................  F-16
Consolidated Statements of Cash flows for the years ended
  June 30, 2000 (restated), 2001 (restated) and 2002........  F-17
Notes to Consolidated Financial Statements..................  F-19

                              EDISON SCHOOLS INC.

               CONDENSED CONSOLIDATED BALANCE SHEETS -- UNAUDITED
                             (DOLLARS IN THOUSANDS)

                                                              MARCH 31, 2003   JUNE 30, 2002
                                                              --------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  32,690        $  40,648
  Accounts receivable.......................................       75,621           68,589
  Notes receivable, net.....................................       20,350           12,481
  Other receivables.........................................        8,052            9,551
  Other current assets......................................       10,227            8,666
                                                                ---------        ---------
     Total current assets...................................      146,940          139,935
Property and equipment, net.................................       92,852          111,106
Restricted cash.............................................        8,854            6,715
Notes receivable, net, less current portion.................       61,975           68,412
Other receivables, less current portion.....................        3,281              231
Long-term receivables.......................................           --           26,461
Investment..................................................        1,250            1,250
Other assets................................................       25,779           27,266
                                                                ---------        ---------
     Total assets...........................................    $ 340,931        $ 381,376
                                                                =========        =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.....................................    $  47,455        $  34,000
  Current portion of long-term debt.........................       19,286           18,364
  Accounts payable..........................................       16,139           24,686
  Accrued expenses..........................................       39,815           50,557
                                                                ---------        ---------
     Total current liabilities..............................      122,695          127,607
Long-term debt, less current portion........................        3,955            9,807
Stockholders' notes payable.................................        6,604            6,604
Other liabilities...........................................        3,316            2,487
                                                                ---------        ---------
     Total liabilities......................................      136,570          146,505
                                                                ---------        ---------
Minority interest in subsidiary.............................        2,434            2,487
                                                                ---------        ---------
Stockholders' Equity:
Class A common, par value $.01; 150,000,000 shares
  authorized; 53,196,054 shares issued and 51,234,154
  outstanding at March 31, 2003 and 52,018,555 shares issued
  and outstanding at June 30, 2002..........................          532              520
Class B common, par value $.01; 5,000,000 shares authorized;
  1,627,933 and 1,805,132 shares issued and outstanding at
  March 31, 2003 and at June 30, 2002, respectively.........           16               18
Additional paid-in capital..................................      496,005          489,279
Unearned stock-based compensation...........................         (213)            (823)
Accumulated deficit.........................................     (291,796)        (256,610)
Treasury stock, 1,711,900 shares of Class A Common Stock at
  cost......................................................       (2,617)              --
                                                                ---------        ---------
     Total stockholders' equity.............................      201,927          232,384
                                                                ---------        ---------
     Total liabilities and stockholders' equity.............    $ 340,931        $ 381,376
                                                                =========        =========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                              EDISON SCHOOLS INC.

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -- UNAUDITED
               FOR THE NINE MONTHS ENDED MARCH 31, 2003 AND 2002
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                     NINE MONTHS ENDED
                                                              -------------------------------
                                                              MARCH 31, 2003   MARCH 31, 2002
                                                              --------------   --------------
Net revenue.................................................     $291,054         $327,286
                                                                 --------         --------
Education and operating expenses:
  Direct site expenses
     Company paid...........................................      131,253          142,043
     Client paid............................................      106,439          134,395
  Administration, curriculum and development................       51,125           50,048
  Depreciation and amortization.............................       26,092           27,014
  Pre-opening expenses......................................        3,422            5,608
                                                                 --------         --------
     Total education and operating expenses.................      318,331          359,108
                                                                 --------         --------
Loss from operations........................................      (27,277)         (31,822)
Other income (expense):
Interest income.............................................        6,465            7,061
Interest expense............................................      (14,194)          (4,788)
Other.......................................................          360           (6,732)
                                                                 --------         --------
     Total other............................................       (7,369)          (4,459)
                                                                 --------         --------
Loss before provision for state and local taxes.............      (34,646)         (36,281)
Provision for state and local taxes.........................         (540)            (835)
                                                                 --------         --------
Net loss....................................................     $(35,186)        $(37,116)
                                                                 ========         ========
Per common share data:
  Basic and diluted net loss per share......................     $  (0.66)        $  (0.69)
                                                                 ========         ========
  Weighted average shares of common stock outstanding used
     in computing basic and diluted net loss per share......       53,529           53,477
                                                                 ========         ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                              EDISON SCHOOLS INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS -- UNAUDITED
               FOR THE NINE MONTHS ENDED MARCH 31, 2003 AND 2002
                             (DOLLARS IN THOUSANDS)

                                                                2003       2002
                                                              --------   --------
Cash flows from operating activities:
  Net loss..................................................  $(35,186)  $(37,116)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................    25,983     26,419
     Amortization of contracts and deferred costs...........     2,797        980
     Amortization of original issue discount on notes
      receivable............................................      (113)      (102)
     Amortization of debt issuance costs and original issue
      discount on indebtedness..............................     7,742         --
     Stock-based compensation...............................       589     (5,727)
     Provision for notes receivable.........................       594         --
     Provision for property and equipment and other
      assets................................................     1,080         --
     Loss on disposal of property and equipment.............       407      2,569
     Interest on notes receivable...........................       265     (2,216)
     Impairment of investment in unconsolidated entity......        --      6,774
     Changes in working capital accounts....................      (887)   (10,089)
     Other..................................................       (53)       (42)
                                                              --------   --------
       Cash provided by (used in) operating activities......     3,218    (18,550)
                                                              --------   --------
Cash flows from investing activities:
  Additions to property and equipment.......................   (11,335)   (16,588)
  Proceeds from disposition of property and equipment,
     net....................................................     2,263         --
  Proceeds from notes receivable and advances due from
     charter schools........................................     7,450     11,674
  Notes receivable and advances due from charter schools....    (8,762)   (36,029)
  Proceeds received from a stockholder loan.................     1,100         --
  Business acquisition, net.................................        --        149
  Other assets..............................................       (90)    (1,824)
                                                              --------   --------
     Cash (used in) investing activities....................    (9,374)   (42,618)
                                                              --------   --------
Cash flows from financing activities:
  Net borrowings under lines of credit......................    15,510     20,000
  Proceeds from term loan, included in short-term
     borrowings.............................................    10,000         --
  Payments on notes payable and capital leases..............   (15,293)   (14,340)
  Costs in connection with debt financing...................    (7,263)      (840)
  Proceeds from issuance of stock and warrants..............        --      1,811
  Purchase of treasury stock................................    (2,617)        --
  (Increase) decrease in restricted cash....................    (2,139)     3,598
                                                              --------   --------
     Cash (used in) provided by financing activities........    (1,802)    10,229
                                                              --------   --------
Decrease in cash and cash equivalents.......................    (7,958)   (50,939)
Cash and cash equivalents at beginning of period............    40,648     96,195
                                                              --------   --------
Cash and cash equivalents at end of period..................  $ 32,690   $ 45,256
                                                              ========   ========
Supplemental disclosure of cash flow information:
  Cash paid during the periods for:
     Interest...............................................  $  5,909   $  4,025
     State and local taxes..................................  $    232   $    712
Supplemental disclosure of non-cash investing and financing
  activities:
  Obligations assumed in connection with new contracts......             $  9,700
  Property and equipment acquired under capital lease
     obligations............................................  $  2,111   $  7,530
  Additions to property and equipment included in accounts
     payable................................................  $  1,223   $  4,279

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                              EDISON SCHOOLS INC.

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.  BASIS OF PRESENTATION

     The unaudited condensed consolidated financial statements have been prepared by Edison Schools Inc. (the "Company") in accordance with generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments, consisting of normal recurring items necessary to present fairly the financial position and results of operations have been included. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such SEC rules and regulations. These financial statements should be read in conjunction with the financial statements and related notes included in the Company's Annual Report on Form 10-K/A for the year ended June 30, 2002. The June 30, 2002 financial statements shown in the condensed consolidated financial statements in this Form 10-Q were derived from the audited financial statements included in the Company's Form 10-K/A filed on October 2, 2002.

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include revenues, certain district paid school expenses, recoverability of long-lived assets and notes receivable, liabilities incurred from workers' compensation, commercial and other claims and losses on school contracts. Other estimates include useful lives of property and equipment and the valuation allowance on deferred income taxes. Actual results could differ from these estimates.

     Because new schools are opened in the first fiscal quarter of each year, trends in the Company's business, whether favorable or unfavorable, will tend not to be reflected in the Company's quarterly financial results, but will be evident primarily in year-to-year comparisons. The first quarter of our fiscal year has historically reflected less revenue and lower expenses than the other three quarters. The Company generally has a lower profit from sites in the first fiscal quarter than in the remaining fiscal quarters. The Company also recognizes pre-opening costs primarily in the first and fourth quarters. Summer school revenues and expenses are also recognized in the first and fourth quarters.

     Since inception, the Company has incurred annual losses from operations and has had annual negative cash flows from operations. The cash needs of the business have been financed through a combination of debt and equity financing. In the first quarter of fiscal 2003, the Company entered into additional financings (see Note 6). The Company's $55.0 million revolving credit facility expires July 15, 2003 and we intend to refinance this debt with a new asset based facility. If the Company is unable to refinance its revolving credit facility, the Company may be forced to issue additional equity or restructure existing debt.

     In fiscal year 2003, the Company has continued to improve its site profitability while maintaining education quality and continuing to reduce operating expenses as a percentage of net revenue. The Company continues its "reengineering" process to increase efficiency and help attain profitability while improving client service. Part of this initiative includes the streamlining of processes within the Company, reductions in personnel and the implementation of cost control measures.

     In addition to the above, the Company is dependent upon the continuation of its school management agreements for recurring revenues and growth. Some of the management agreements may be terminated at will by the school district or charter board. The Company may also seek the early termination of, or not seek to renew, a limited number of management agreements in any year.

2.  DESCRIPTION OF BUSINESS

     The Company primarily manages elementary and secondary public schools under contracts with school districts and charter schools located in 22 states, and Washington, D.C. The Company opened its first four

                              EDISON SCHOOLS INC.

schools in the fall of 1995 and, as of March 31, 2003, is operating 149 schools with approximately 80,000 students.

     The Company provides the education program, recruits and manages personnel, and maintains and operates the facilities at each school it manages. The Company also assists charter schools in obtaining facilities and related financing for such facilities.

     As compensation for its services, the Company earns revenue comparable to the funding spent on other public schools in the school district in which the school is located.

3.  RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 2002, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("FAS") No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("FAS 146"). FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by FAS 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations or other exit or disposal activities. FAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002.

     In November 2002, the FASB issued Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 clarifies the accounting for, and disclosure of, the issuance of certain types of guarantees, including the requirement that a liability be recorded in the guarantor's balance sheet at the fair value of the guarantee upon issuance or substantial modification. The initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The Company has not issued or modified any guarantees affected by FIN 45 (see note
9).

     In December 2002, the FASB issued FAS 148, "Accounting For Stock Based Compensation - Transition And Disclosure - An Amendment of FAS 123" ("FAS 148"). FAS 148 does not change the provisions of FAS 123 that permit the Company to continue to apply the intrinsic value method of APB 25, Accounting For Stock Issued To Employees ("APB 25"). Under FAS 148, companies that choose to adopt the accounting provisions of FAS 123 may choose from three transition methods: the prospective method, modified prospective method and retroactive restatement method. The Company continues to account for stock compensation under APB 25, and therefore under FAS 148 is required to disclose the net income and earnings per share (basic and diluted), the compensation expense net of tax included in net income, compensation that would have been included in net income had the Company adopted FAS 123 for all awards granted, modified or settled since December 14, 1994 and pro forma net income and earnings per share beginning with the quarter ended March 31, 2003.

     In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The Company does not anticipate that the adoption of FIN 46 will have a material impact on its financial statements.

                              EDISON SCHOOLS INC.

4.  STOCK-BASED COMPENSATION

     For financial reporting purposes, the Company accounts for stock-based compensation in accordance with the intrinsic value method of accounting prescribed by APB 25. In accordance with this method, no compensation expense is recognized in the accompanying financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the fair value of the Company's stock, as of the grant date, is not greater than the amount an employee must pay to acquire the stock as defined. To the extent that stock options are granted to employees with variable terms or if the fair value of the Company's stock as of the measurement date is greater than the amount an employee must pay to acquire the stock, then the Company will recognize compensation expense.

     In October 2002, the board of directors approved an amendment to the Incentive Plan to increase the number of shares reserved for issuance to 8,500,000 Shares of Class A common stock. The Company's stockholders approved this amendment in December 2002.

     During the quarter ended March 31, 2003, 1,134,500 options on shares of Class A common stock were issued. As of March 31, 2003, the Company had approximately 3.0 million shares of Class A common stock reserved for future grants under the Stock Incentive Plan. Any unused portion, in addition to shares allocated to awards that are cancelled or forfeited, is available for grant or award in later years. Restricted stock grants vest as specified in the respective grants.

     In accordance with FAS 148, the table below summarizes the effect of compensation costs for the nine months ended March 31, 2003 and March 31, 2002 for the Company's stock option issuances, if such stock options had been accounted for based in the fair values at the grant date pursuant to the provisions of FAS 123. If the Company adopted FAS 123, the Company's net loss and basic and diluted net loss per share would have been adjusted to the pro forma amounts below (in thousands, except for per share amounts):

                                                                NINE MONTHS       NINE MONTHS
                                                              ENDED MARCH 31,   ENDED MARCH 31,
                                                                   2003              2002
                                                              ---------------   ---------------
Net loss -- as reported.....................................     $(35,186)         $(37,116)
Adjustment to net loss for pro forma stock based
  compensation expense net of related tax effect............     $(12,037)         $(14,780)
Net loss -- pro forma basis.................................     $(47,175)         $(51,896)
Basic and diluted net loss per share -- as reported.........     $  (0.66)         $  (0.69)
Basic net loss per share -- pro forma basis.................     $  (0.88)         $  (0.97)

5.  NET LOSS PER SHARE

     In accordance with FAS 128, "Earnings per Share", basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares, such as convertible preferred stock, stock options, and warrants, have been excluded from the computation, as their effect is antidilutive for all periods presented.

                              EDISON SCHOOLS INC.

     The calculations of basic and fully diluted net loss per share for the nine-month periods ended March 31, 2003 and 2002 are as follows (in thousands, except for per share amounts):

                                                                NINE MONTHS       NINE MONTHS
                                                              ENDED MARCH 31,   ENDED MARCH 31,
                                                                   2003              2002
                                                              ---------------   ---------------
Net Loss....................................................     $(35,186)         $(37,116)
                                                                 ========          ========
Class A Common Stock outstanding at beginning of period.....       52,019            49,249
Class B Common Stock outstanding at beginning of period.....        1,805             2,433
Add:
Issuance of Class A Common Stock (on a weighted average
  basis)....................................................          493             2,423
Conversion of Class B Common Stock (on a weighted average
  basis)....................................................         (177)             (628)
Less:
Treasury stock acquired (on a weighted average basis).......         (611)               --
                                                                 --------          --------
Weighted average shares of common stock outstanding used in
  computing basic and fully diluted net loss per share......       53,529            53,477
                                                                 ========          ========
Basic and fully diluted net loss per share..................     $  (0.66)         $  (0.69)
                                                                 ========          ========

6.  FINANCING

     On October 3, 2001, the Company formed Edison Receivables Company LLC ("Edison Receivables"), for the purpose of purchasing and financing certain receivables of the Company. The Company owns all of the membership interests in Edison Receivables, a Delaware limited liability company with a separate legal existence from the Company. The Company has sold or contributed certain accounts receivable arising from the Company's provision of school management services in the ordinary course of its business and related security to Edison Receivables. Edison Receivables has its own separate creditors who are entitled to be satisfied out of Edison Receivables' assets prior to any value in it becoming available to the Company. The Company has no right, title or interest in Edison Receivables' assets, including the accounts receivable assigned to it by the Company.

     In November 2001, Edison Receivables entered into a $35.0 million revolving credit facility with Merrill Lynch Mortgage Capital Inc. ("MLMCI"), collateralized by certain accounts receivable purchased from or contributed by the Company. Borrowings are limited to specified percentages of eligible accounts receivable, as defined. The line of credit had a term of one year. Interest is determined on a Eurodollar or prime rate basis at the Company's option. The Company pays a commitment fee of .50% per annum on the unused portion of the commitment.

     On July 31, 2002, the revolving credit agreement with MLMCI was amended to add School Services, LLC ("School Services") as an additional lender and MLMCI as agent of the lenders, increase the line to $55.0 million, and extend the term of the agreement and the line of credit provided thereunder to June 30, 2003. The agreement and the line of credit were subsequently extended to July 15, 2003. As of March 31, 2003, $41.8 million was outstanding under this line of credit bearing interest at LIBOR plus 7.0% (at March 31, 2003 the rate was 8.28%) and was collateralized by receivables of $65.5 million that were sold in a true sale to Edison Receivables by the Company. The agreement requires the Company to observe certain financial covenants and restrictions including a minimum consolidated tangible net worth and a maximum consolidated debt to equity ratio.

     In addition, the Company separately entered into a Credit and Security Agreement, dated as of July 31, 2002, with School Services, pursuant to which the Company had the right to borrow up to $20.0 million, at

                              EDISON SCHOOLS INC.

an interest rate of 12% per annum, net of certain fees and costs which the Company paid School Services and its affiliates. The agreement provided for a $10 million term loan collateralized by certain real property owned by the Company, and a $10 million revolving line of credit collateralized by notes receivable from charter schools and other debtors of the Company. Such borrowings are also collateralized by substantially all the other assets of the Company. The facility matures on June 30, 2004 but has prepayment obligations tied to refinancings of the notes receivable from charter schools and such other debtors and to any sale or transfer of the real property. The agreement requires the Company to meet certain financial covenants including a minimum consolidated tangible net worth, a maximum consolidated debt to equity ratio and a minimum EBITDA requirement for fiscal 2003.

     The Company was not in compliance with the minimum consolidated tangible net worth covenant at March 31, 2003 as defined in the MLMCI and School Services agreements. In May 2003, the Company received a waiver of default from both MLMCI and School Services with respect to compliance with this covenant at March 31, 2003. The Company expects to be back in compliance with this covenant at June 30, 2003, the next measurement date. The Company expects to regain compliance based on projected fourth quarter operating results.

     In December 2002, a note receivable in the amount of $7.5 million was refinanced, and the Company maintains a $2.2 million subordinated note. Proceeds from this refinancing were paid directly to School Services and applied to amounts outstanding under the revolving line of credit. Of this amount, $1.3 million represented a permanent reduction in the line of credit and $4.0 million was subsequently re-borrowed by the Company. In addition, the Company made a $1.0 million payment on the revolving line of credit pursuant to an amendment to reduce the line of credit commitment by $1.0 million to obtain the release of certain collateral. As of March 31, 2003, $17.7 million was outstanding under these facilities reflecting the maximum amount available under the terms of the facilities.

     Edison has entered into a written agreement to sell the real property (Harlem) for $9.2 million. The closing is scheduled to take place on June 30, 2003, however, the buyer may exercise its right under New York law to extend the closing within a reasonable period post June 30, 2003. Edison recorded an impairment charge of $750,000 to reduce the carrying value of the property to its net realizable value based on this agreement. Proceeds from the sale will be used to pay down outstanding debt under the School Services term loan. There are no assurances that the sale will close by June 30, 2003, if at all.

     In connection with the establishment of the credit facilities described above, the Company also issued warrants for the purchase of up to an aggregate of 10,710,973 shares of Class A common stock of the Company, which at such time equaled 16.6% of the total outstanding shares of common stock of the Company, including the shares issuable upon exercise of the warrants. The warrants have an exercise price of $1.00 per share and are exercisable at any time following their issuance and prior to July 31, 2007. The value of the warrants on the date of issuance, determined using the Black Scholes model, amounted to approximately $6.6 million. This amount has been credited to additional paid-in capital and deducted and reflected as a discount in the related indebtedness. The discount will be amortized over the respective terms of the related financing agreements, under the interest method.

     Also in connection with the establishment of the credit facilities, the Company paid or agreed to pay approximately $9.3 million in fees and costs associated with the facility, including a $1.6 million payment due upon maturity of the School Services facility. Such fees and costs have been deferred and are being amortized over the respective term of the facilities under the interest method.

7.  STOCK REPURCHASE PLAN

     During the quarter ended December 31, 2002, the Company commenced a stock repurchase plan to buy back up to 5.4 million shares representing approximately 10% of the common stock outstanding. As of

                              EDISON SCHOOLS INC.

March 31, 2003, the Company had repurchased approximately 1.7 million shares at a cost of $2.6 million representing 32% of the total authorized under the repurchase plan.

8.  NOTES RECEIVABLE

     The Company provides financing in the form of interest and non-interest bearing loans and advances to charter school boards to assist in the purchase or renovation of charter school facilities. Certain of the loans are evidenced by notes and other advances which are made in concert with a management contract or without fixed repayment terms. In order for the notes to be repaid, the Company generally assists charter school boards in obtaining third party lender financing. Often third party financing requires the Company to guarantee loans on behalf of these charter schools. A default by any charter school under a credit facility that is guaranteed by the Company may result in a claim against the Company for the full amount of the borrowings.

     Of the approximately $82.3 million of notes receivable, net at March 31, 2003, approximately $61.6 million was collateralized and the remaining balance of $20.7 million balance was uncollateralized and in some cases subordinated to other senior debt. Of the approximately $80.9 million in notes receivable, net at June 30, 2002, approximately $61.1 million was collateralized and the remaining balance of $19.8 million was uncollateralized and, in some cases, subordinated to other senior debt. The notes receivable, net are reported in the balance sheet in accordance with their respective terms. The Company intends to refinance certain of these notes (short-term and or long-term notes) at or prior to their respective scheduled maturity dates. Although the Company intends to refinance many of these notes, should the Company be required to foreclose on the collateral to these notes, it might not be able to liquidate such collateral for proceeds sufficient to cover the notes.

Notes receivable consist of the following:

                                                              MARCH 31,   JUNE 30,
                                                                2003        2002
                                                              ---------   --------
Notes receivable from charter schools.......................  $ 88,461    $ 86,435
Allowance for loan losses...................................    (6,136)     (5,542)
                                                              --------    --------
                                                                82,325      80,893
Less, current portion, net..................................   (20,350)    (12,481)
                                                              --------    --------
Notes receivable non-current, net...........................  $ 61,975    $ 68,412
                                                              ========    ========

     The Company has a note receivable outstanding in the amount of $8.5 million (net of an approximately $1.5 million allowance), which is collateralized by the facility built from the note proceeds. The borrower has failed to make interest payments in accordance with the note and therefore is in default. The Company may initiate foreclosure proceedings on the facility in order to recover the asset. At the current time, all available information indicates that the carrying value of the note approximates fair value of the facility. The Company will continue to assess the carrying value of the note as the foreclosure proceedings progress.

9.  COMMITMENTS AND CONTINGENCIES

     Guarantees

     The Company has guaranteed certain debt obligations of charter school boards with which it has management agreements. As of March 31, 2003, the Company had provided guarantees totaling approximately $27.1 million. These debt obligations mature from June 2003 to December 2005. All of the guarantees were issued or modified prior to the effective date of FIN 45, therefore the fair value of the guarantees is not recorded on the balance sheet or disclosed in the notes.

                              EDISON SCHOOLS INC.

     As of March 31, 2003, the charter school boards were current on their debt obligations and not in default of their covenants. Under the guarantor agreements, the Company is also required to maintain minimum cash balances that may increase under certain circumstances, as well as satisfy certain financial covenants. The Company was not in compliance with certain financial covenants under the guarantees of specific charter school board debt obligations with an aggregate outstanding balance of approximately $8.6 million at March 31, 2003. The Company has received notification from the lenders that they will not be immediately making demand under the guarantees and will work with the Company to execute a waiver or amend the aforementioned agreements. Notwithstanding the foregoing, the lenders reserve all rights and remedies under their respective guarantees. At the present time, the Company does not expect to be required to make any debt payments under these obligations. The Company's debt obligations and underlying covenants are unaffected by the above defaults.

     The Company has an agreement to indemnify a charter board lender from any liability or obligations related to the presence of any hazardous substance at a charter school site. The Company does not expect that any sums it may have to pay in connection with this liability would have a material adverse affect on its consolidated financial position, results of operations, or cash flows.

     Employment Agreements

     The Company has entered into employment agreements with certain of its executives. Such agreements may be terminated by either the executive or the Company at any time and provide, among other things, certain termination benefits. As of March 31, 2003, the aggregate termination benefits of the executives and certain other employees approximated $2.5 million.

     Additionally, the Company has a severance arrangement with its Chairman that provides for the Chairman to receive a payment if his employment is terminated without cause or if he terminates his employment for good reason, including not being reappointed to the position of Chairman. The Chairman would not receive payment in the case of death, disability, or termination for cause. Included in accrued expenses at March 31, 2003 and June 30, 2002 is $3.2 million related to this severance arrangement.

     Litigation

     Between May 15, 2002 and July 3, 2002, ten class action lawsuits were filed against the Company and certain of its officers and directors in the United States District Court for the Southern District of New York. On October 29, 2002, the Court consolidated all ten actions and appointed Hawaii Electricians Annuity Fund as lead plaintiff and Milberg Weiss Bershad Hynes & Lerach LLP as lead counsel. On April 7, 2003, plaintiffs filed a consolidated amended class action complaint. The lawsuit alleges that the Company and certain of its officers and directors violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Sections 11, 12(a)(2) and 15 of the Securities Act of 1933. The lawsuit seeks an unspecified amount of compensatory damages, rescission and/or rescissory damages, costs and expenses related to bringing the action, and injunctive relief. Plaintiffs allege that the Company's public disclosures from November 1999 to May 2002 regarding its financial condition were materially false and misleading because the Company allegedly improperly inflated its total revenues by including certain payments, including payments for teacher salaries, that were paid directly to third parties by local school districts and charter school boards that contracted with the Company, accelerated revenues on an unexecuted contract with one school district, and failed to timely recognize losses related to contracts with two school districts. The lawsuit further alleges that the Company lacked adequate internal accounting controls, manipulated the test scores of its students in order to demonstrate improvement in the students' academic performance, and failed to disclose that the Company agreed to fulfill the final two years of its contract with the Sherman, Texas school district without pay. The lawsuit also mentions three restatements of the Company's financial statements: one regarding a warrant purchased in 1998 by a philanthropic organization, one regarding a severance agreement between the

                              EDISON SCHOOLS INC.

Company and one of its senior officers, both of which were made by the Company as a result of the May 14, 2002 cease-and-desist order, and another regarding stock based compensation the Company granted to one of its senior officers. The Company has negotiated a stipulation in this consolidated action that allows defendants until August 1, 2003 to file a responsive pleading. The Company believes that it has strong defenses to the claims raised by these lawsuits, however the outcome of this litigation cannot be determined at this time. If the Company were not to prevail, the amounts involved could be material to the financial position, results of operations and cash flows of the Company.

     In addition, between May 15, 2002, and July 19, 2002, three lawsuits were filed derivatively on behalf of the Company against certain of the Company's officers and directors in the Supreme Court for the State of New York, County of New York. Plaintiffs in these lawsuits contend that the Company's officers and directors committed various common law torts against the Company in connection with the allegedly improper inflation of the Company's total revenues by including certain expenses, including teacher salaries, that were paid directly by local school districts and charter school boards. In particular, the plaintiffs allege that the officers and directors named as defendants violated their fiduciary duties to the Company by failing to implement and maintain an adequate internal accounting control system, causing the Company to conceal from the public its true financial condition, and using material non-public information to sell shares of the Company common stock and thereby reap millions of dollars in illegal insider trading gains. These lawsuits seek compensatory damages in the amount of the profits that the individual defendants allegedly made, as well as a constructive trust over such profits. On November 14, 2002, the Court consolidated these actions. The Company has negotiated a stipulation in this consolidated action that allows (1) plaintiffs until May 23, 2003 to file a consolidated amended complaint and (2) defendants until July 22, 2003 to file a responsive pleading. The Company believes that the Company's officers and directors also have strong defenses to these lawsuits. See "Additional Risk Factors That May Affect Future Results -- We have been named in a consolidated shareholder class action and a few shareholder derivative lawsuits."

     The Company is also involved in various legal proceedings from time to time incidental to the conduct of its business. For example, we are currently involved in lawsuits filed in Baltimore, Maryland and Peoria, Illinois questioning the authority of these school districts to enter into management agreements with the Company. In addition, the school district of York, Pennsylvania has appealed the decision of the state charter-granting authority to grant a charter to one of the Company's customers. We currently believe that any ultimate liability arising out of such proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of Edison Schools Inc.:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Edison Schools Inc. (the "Company") at June 30, 2001 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2002, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully discussed in Note 3, the Company has restated its consolidated financial statements for fiscal 2000 and 2001.

                           PricewaterhouseCoopers LLP

New York, New York
September 5, 2002, except for Note 20,
for which the date is September 30, 2002

                              EDISON SCHOOLS INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                        JUNE 30,
                                                              -----------------------------
                                                                  2001
                                                               (RESTATED)         2002
                                                              -------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  96,195,471   $  40,647,746
  Accounts receivable.......................................     62,925,703      68,589,011
  Notes receivable, net.....................................      7,761,724      12,480,667
  Other receivables.........................................      8,751,450       9,551,760
  Other current assets......................................      3,067,695       8,665,897
                                                              -------------   -------------
          Total current assets..............................    178,702,043     139,935,081
Property and equipment, net.................................    119,231,169     111,105,656
Restricted cash.............................................      8,523,630       6,714,733
Notes receivable, net, less current portion.................     53,811,652      68,411,821
Other receivables, less current portion.....................      3,389,757         231,335
Long-term receivables.......................................      4,002,719      26,460,798
Investments.................................................      7,768,342       1,250,000
Other assets................................................     19,068,868      27,266,647
                                                              -------------   -------------
          Total assets......................................  $ 394,498,180   $ 381,376,071
                                                              =============   =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.....................................  $          --   $  34,000,000
  Current portion of long-term debt.........................     17,669,020      18,363,640
  Accounts payable..........................................     19,498,283      24,686,391
  Accrued expenses..........................................     29,803,715      50,556,576
                                                              -------------   -------------
          Total current liabilities.........................     66,971,018     127,606,607
Long-term debt, less current portion........................     21,244,179       9,806,955
Stockholders' notes payable.................................      6,610,594       6,604,220
Other liabilities...........................................        825,492       2,487,570
                                                              -------------   -------------
          Total liabilities.................................     95,651,283     146,505,352
                                                              -------------   -------------
Minority interest in subsidiary.............................        479,460       2,486,499
                                                              -------------   -------------
Commitments and contingencies (Note 17)
Stockholders' Equity:
     Class A common, par value $.01; 150,000,000 shares
       authorized; 49,249,005 and 52,018,855 shares issued
       and outstanding in 2001 and 2002, respectively.......        492,490         520,189
     Class B common, par value $.01; 5,000,000 shares
       authorized; 2,433,126 and 1,805,132 shares issued and
       outstanding in 2001 and 2002, respectively...........         24,331          18,051
  Additional paid-in capital................................    470,807,570     489,279,231
  Unearned stock-based compensation.........................     (2,386,678)       (823,123)
  Accumulated deficit.......................................   (170,570,276)   (256,610,128)
                                                              -------------   -------------
          Total stockholders' equity........................    298,367,437     232,384,220
                                                              -------------   -------------
          Total liabilities and stockholders' equity........  $ 394,498,180   $ 381,376,071
                                                              =============   =============

  The accompanying notes are an integral part of these consolidated financial statements.

                              EDISON SCHOOLS INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED JUNE 30
                                                     ------------------------------------------
                                                         2000           2001
                                                      (RESTATED)     (RESTATED)        2002
                                                     ------------   ------------   ------------
Net revenue........................................  $208,971,421   $350,507,972   $465,058,357
                                                     ------------   ------------   ------------
Education and operating expenses:
  Direct site expenses
     Company paid..................................    93,086,901    162,028,426    211,438,141
     Client paid...................................    83,908,636    129,171,906    178,702,235
  Administration, curriculum and development.......    54,232,425     57,850,701     71,230,002
  Impairment charges...............................            --             --     36,878,442
  Depreciation and amortization....................    20,905,833     33,594,738     37,395,770
  Pre-opening expenses.............................     8,371,923      8,641,021      6,152,694
                                                     ------------   ------------   ------------
          Total education and operating expenses...   260,505,718    391,286,792    541,797,284
                                                     ------------   ------------   ------------
Loss from operations...............................   (51,534,297)   (40,778,820)   (76,738,927)
Other income (expense):
  Interest income..................................     6,317,432      9,657,904      9,434,911
  Interest expense.................................    (3,433,759)    (5,417,357)    (6,200,307)
  Equity in loss of unconsolidated entity..........    (1,975,257)      (291,400)            --
  Loss on investment...............................            --             --     (6,774,742)
  Loss on disposal of fixed assets.................            --     (1,149,263)    (4,783,616)
  Other............................................        (3,962)        70,540         62,475
                                                     ------------   ------------   ------------
          Total other..............................       904,454      2,870,424     (8,261,279)
                                                     ------------   ------------   ------------
Loss before provision for state and local taxes....   (50,629,843)   (37,908,396)   (85,000,206)
Provision for state and local taxes................            --       (603,328)    (1,039,646)
                                                     ------------   ------------   ------------
Net loss...........................................  $(50,629,843)  $(38,511,724)  $(86,039,852)
                                                     ============   ============   ============
Per common share data:
  Basic and diluted net loss per share.............  $      (1.83)  $      (0.80)  $      (1.61)
                                                     ============   ============   ============
  Weighted average shares of common stock
     outstanding used in computing basic and
     diluted net loss per share....................    27,685,203     47,966,741     53,564,244
                                                     ============   ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              EDISON SCHOOLS INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 2000, 2001 AND 2002

                                                           PREFERRED STOCK                         COMMON STOCK
                                                       ------------------------   ----------------------------------------------
                                                              SERIES A-G               SERIES A-I                CLASS A
                                                       ------------------------   ---------------------   ----------------------
                                                         SHARES        AMOUNT       SHARES      AMOUNT      SHARES       AMOUNT
                                                       -----------   ----------   ----------   --------   -----------   --------
Balances, June 30, 1999..............................   28,211,173   $1,586,269    3,107,356   $ 31,074
Issuance of stock warrants...........................
Issuance of Series F preferred stock, net............    3,393,619       33,936
Issuance of Series I common stock, net...............                                      1          0
Issuance of Class A common stock in an initial public
 offering............................................                                                       6,800,000     68,000
Stock warrants exercised.............................                                                         597,528      5,976
Stock options exercised..............................                                                         824,426      8,245
Deferred compensation related to stock options.......
Stock-based compensation.............................
Variable stock-based compensation charge.............
Conversion of the Series A through G preferred stock
 and Series A through I common stock to Class A and
 Class B common stock................................  (31,604,792)  (1,620,205)  (3,107,357)   (31,074)   31,240,934    312,409
Fractional Class A and Class B common shares issued
 due to rounding during conversion...................                                                          15,319        153
Conversion of Class B to Class A common stock........                                                          80,539        805
Net loss for the year ended June 30, 2000............
                                                       -----------   ----------   ----------   --------   -----------   --------
Balances, June 30, 2000..............................           --           --           --         --    39,558,746   $395,588
Issuance of stock warrants...........................
Issuance of Class A common stock in secondary
 offerings...........................................                                                       6,881,026     68,810
Stock warrants exercised.............................                                                         842,426      8,425
Stock options exercised..............................                                                         951,687      9,516
Conversion of Class B to Class A common stock........                                                       1,015,120     10,151
Deferred compensation related to stock options.......
Stock-based compensation charge......................
Variable stock-based compensation credit.............
Net loss for the year ended June 30, 2001............
                                                       -----------   ----------   ----------   --------   -----------   --------
Balances, June 30, 2001..............................           --           --           --         --    49,249,005   $492,490
Business acquisition.................................                                                       1,360,954     13,610
Adjustment of secondary offerings cost...............
Stock warrants exercised.............................                                                         563,455      5,634
Stock options exercised..............................                                                         217,447      2,175
Conversion of Class B to Class A common stock........                                                         627,994      6,280
Reduction in deferred compensation related to stock
 options, net........................................
Stock-based compensation.............................
Variable stock-based compensation credit.............                                                              --         --
Net loss for the year ended June 30, 2002............
                                                       -----------   ----------   ----------   --------   -----------   --------
Balances, June 30, 2002..............................           --   $       --           --   $     --    52,018,855   $520,189
                                                       ===========   ==========   ==========   ========   ===========   ========

                                                            COMMON STOCK
                                                       ----------------------    ADDITIONAL
                                                              CLASS B             PAID-IN        UNEARNED      ACCUMULATED
                                                       ----------------------     CAPITAL      STOCK-BASED       DEFICIT
                                                         SHARES       AMOUNT     (RESTATED)    COMPENSATION    (RESTATED)
                                                       -----------   --------   ------------   ------------   -------------
Balances, June 30, 1999..............................                           $144,610,176   $(5,836,556)   $ (81,428,709)
Issuance of stock warrants...........................                                400,489
Issuance of Series F preferred stock, net............                             41,707,771
Issuance of Series I common stock, net...............
Issuance of Class A common stock in an initial public
 offering............................................                            109,632,298
Stock warrants exercised.............................                                 43,893
Stock options exercised..............................       72,500        725        746,813
Deferred compensation related to stock options.......                              1,260,645    (1,260,645)
Stock-based compensation.............................                                            3,937,197
Variable stock-based compensation charge.............                              7,895,250
Conversion of the Series A through G preferred stock
 and Series A through I common stock to Class A and
 Class B common stock................................    3,471,215     34,712      1,304,158
Fractional Class A and Class B common shares issued
 due to rounding during conversion...................      (15,172)      (152)            (1)
Conversion of Class B to Class A common stock........      (80,539)      (805)
Net loss for the year ended June 30, 2000............                                                           (50,629,843)
                                                       -----------   --------   ------------   -----------    -------------
Balances, June 30, 2000..............................    3,448,004   $ 34,480   $307,601,492   $(3,160,004)   $(132,058,552)
Issuance of stock warrants...........................                                582,722
Issuance of Class A common stock in secondary
 offerings...........................................                            151,661,865
Stock warrants exercised.............................          242          2      5,083,787
Stock options exercised..............................                              5,033,677
Conversion of Class B to Class A common stock........   (1,015,120)   (10,151)
Deferred compensation related to stock options.......                              1,097,778    (1,097,778)
Stock-based compensation charge......................                                            1,871,104
Variable stock-based compensation credit.............                               (253,751)
Net loss for the year ended June 30, 2001............                                                           (38,511,724)
                                                       -----------   --------   ------------   -----------    -------------
Balances, June 30, 2001..............................    2,433,126   $ 24,331   $470,807,570   $(2,386,678)   $(170,570,276)
Business acquisition.................................                             31,296,743
Adjustment of secondary offerings cost...............                                261,167
Stock warrants exercised.............................                                431,436
Stock options exercised..............................                              1,434,108
Conversion of Class B to Class A common stock........     (627,994)    (6,280)
Reduction in deferred compensation related to stock
 options, net........................................                               (567,788)      567,788
Stock-based compensation.............................                                              995,767
Variable stock-based compensation credit.............           --         --    (14,384,005)
Net loss for the year ended June 30, 2002............                                     --            --    $ (86,039,852)
                                                       -----------   --------   ------------   -----------    -------------
Balances, June 30, 2002..............................    1,805,132   $ 18,051   $489,279,231   $  (823,123)   $(256,610,128)
                                                       ===========   ========   ============   ===========    =============


                                                          TOTAL
                                                        (RESTATED)
                                                       ------------
Balances, June 30, 1999..............................  $ 58,962,254
Issuance of stock warrants...........................       400,489
Issuance of Series F preferred stock, net............    41,741,707
Issuance of Series I common stock, net...............            --
Issuance of Class A common stock in an initial public
 offering............................................   109,700,298
Stock warrants exercised.............................        49,869
Stock options exercised..............................       755,783
Deferred compensation related to stock options.......            --
Stock-based compensation.............................     3,937,197
Variable stock-based compensation charge.............     7,895,250
Conversion of the Series A through G preferred stock
 and Series A through I common stock to Class A and
 Class B common stock................................
Fractional Class A and Class B common shares issued
 due to rounding during conversion...................            --
Conversion of Class B to Class A common stock........
Net loss for the year ended June 30, 2000............   (50,629,843)
                                                       ------------
Balances, June 30, 2000..............................  $172,813,004
Issuance of stock warrants...........................       582,722
Issuance of Class A common stock in secondary
 offerings...........................................   151,730,675
Stock warrants exercised.............................     5,092,214
Stock options exercised..............................     5,043,193
Conversion of Class B to Class A common stock........            --
Deferred compensation related to stock options.......
Stock-based compensation charge......................     1,871,104
Variable stock-based compensation credit.............      (253,751)
Net loss for the year ended June 30, 2001............   (38,511,724)
                                                       ------------
Balances, June 30, 2001..............................  $298,367,437
Business acquisition.................................    31,310,353
Adjustment of secondary offerings cost...............       261,167
Stock warrants exercised.............................       437,070
Stock options exercised..............................     1,436,283
Conversion of Class B to Class A common stock........            --
Reduction in deferred compensation related to stock
 options, net........................................            --
Stock-based compensation.............................       995,767
Variable stock-based compensation credit.............   (14,384,005)
Net loss for the year ended June 30, 2002............  $(86,039,852)
                                                       ------------
Balances, June 30, 2002..............................  $232,384,220
                                                       ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              EDISON SCHOOLS INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED JUNE 30,
                                                      ------------------------------------------
                                                          2000           2001
                                                       (RESTATED)     (RESTATED)        2002
                                                      ------------   ------------   ------------
Cash flows from operating activities:
  Net loss..........................................  $(50,629,843)  $(38,511,724)  $(86,039,852)
  Adjustments to reconcile net loss to net cash used
     in operating activities:
     Depreciation and amortization..................    19,310,639     31,561,703     37,291,909
     Amortization of contract and deferred charter
       costs........................................     1,579,061      2,793,035      2,653,022
     Amortization of original issue discount........    (1,763,254)    (2,015,164)      (109,245)
     Write-off of accounts receivable...............            --        769,643             --
     Stock-based compensation.......................    11,832,447      1,617,353    (13,337,960)
     Write-off of notes receivable..................            --             --      4,079,108
     Provision for notes receivable.................            --             --      5,542,192
     Provision for fixed asset write-off............      (153,000)      (154,115)            --
     Curriculum and equipment write-off.............       309,741      4,187,079        623,040
     Loss (gain) on disposal of property and
       equipment....................................          (268)     1,149,263      4,783,616
     Interest on notes receivable...................      (123,913)      (418,129)    (1,872,539)
     Equity loss and write-down of investment in
       unconsolidated entity........................     1,975,257        291,400      6,774,742
     Impairment charges.............................            --             --     36,878,441
     Minority interest in net loss of subsidiary....            --        (70,540)       (62,475)
     Changes in operating assets and liabilities:
       Accounts and other receivables...............   (22,976,095)   (38,001,934)   (29,692,923)
       Other current assets.........................    (2,180,627)       340,852     (2,315,611)
       Accounts payable and accrued expenses........     1,294,561      9,500,208      9,436,232
       Other liabilities............................        95,902        251,462      1,662,078
                                                      ------------   ------------   ------------
          Cash used in operating activities.........   (41,429,392)   (26,709,608)   (23,706,225)
                                                      ------------   ------------   ------------
Cash flows from investing activities:
  Additions to property and equipment...............   (57,462,036)   (46,950,918)   (17,123,302)
  Proceeds from disposition of property and
     equipment, net.................................     2,057,664     10,700,785        446,254
  Proceeds from notes receivable and advances due
     from charter schools...........................     2,782,474     14,840,866     15,037,975
  Notes receivable and advances due from charter
     schools........................................   (18,725,412)   (46,355,359)   (41,943,392)
  Investment in unconsolidated entity...............   (10,000,000)            --             --
  Business acquisition, net.........................            --     (3,035,000)       149,257
  Other assets......................................    (7,767,634)    (6,609,939)    (4,631,167)
                                                      ------------   ------------   ------------
          Cash used in investing activities.........   (89,114,944)   (77,409,565)   (48,064,375)
                                                      ------------   ------------   ------------

                                                                 YEAR ENDED JUNE 30,
                                                      ------------------------------------------
                                                          2000           2001
                                                       (RESTATED)     (RESTATED)        2002
                                                      ------------   ------------   ------------
Cash flows from financing activities:
  Net borrowings under line of credit...............            --             --     34,000,000
  Proceeds from issuance of stock and warrants......   165,609,859    173,011,926      1,823,073
  Costs in connection with equity financing.........   (13,362,202)   (11,145,844)            --
  Costs in connection with debt financing...........            --             --     (1,301,666)
  Cash from minority investee.......................            --        550,000      2,069,514
  Proceeds from notes payable.......................    13,001,328      8,898,445             --
  Payments on notes payable and capital leases......    (9,027,134)   (18,507,760)   (21,032,184)
  Restricted cash...................................      (955,887)    (5,136,327)       664,138
                                                      ------------   ------------   ------------
          Cash provided by financing activities.....   155,265,964    147,670,440     16,222,875
                                                      ------------   ------------   ------------
Increase (decrease) in cash and cash equivalents....    24,721,628     43,551,267    (55,547,725)
Cash and cash equivalents at beginning of period....    27,922,576     52,644,204     96,195,471
                                                      ------------   ------------   ------------
Cash and cash equivalents at end of period..........  $ 52,644,204   $ 96,195,471   $ 40,647,746
                                                      ============   ============   ============
Supplemental disclosure of cash flow information:
  Cash paid during the periods for:
     Interest.......................................  $  3,554,350   $  5,545,060   $  5,935,825
     Taxes..........................................                 $    730,611   $    779,847
Supplemental disclosure of non-cash investing and
  financing activities:
  Obligations assumed in connection with new
     contracts......................................                 $  2,694,293   $  6,500,000
  Property and equipment acquired under capitalized
     lease obligations..............................                 $ 18,853,332   $ 10,252,417
  Additions to property and equipment included in
     accounts payable...............................  $  7,666,235   $  2,543,497   $  5,788,352
  Additions to property and equipment financed by
     debt...........................................  $ 10,770,375

  The accompanying notes are an integral part of these consolidated financial statements.

                              EDISON SCHOOLS INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE YEARS ENDED JUNE 30 2000, 2001 AND 2002

1.  DESCRIPTION OF BUSINESS

     Edison Schools Inc. (the "Company") (formerly known as The Edison Project Inc. and Subsidiaries) manages elementary and secondary public schools under contracts with school districts and charter schools located in 22 states, and Washington, D.C. The Company opened its first four schools in the fall of 1995, and, for the year ended June 30, 2002, the Company operated 133 schools with approximately 74,000 students.

     The Company provides the education program, recruits and manages personnel, and maintains and operates the facilities at each school it manages. The Company also assists charter schools in obtaining facilities and the related financing.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its subsidiaries, including Edison Receivables Company LLC ("Edison Receivables") established in fiscal 2002, after the elimination of intercompany transactions.

     Liquidity and Risk

     Since inception, the Company has incurred losses from operations and has had negative cash flow from operations. The cash needs of the business have been financed through a combination of debt and equity financing. In fiscal 2002, the Company entered into a revolving credit facility for $35 million. The Company entered into additional financings subsequent to year end (see Note 20). The terms of these financings require the Company to comply with certain financial covenants. The Company believes it will be able to comply with the terms of such covenants based on its forecasted operating plan for fiscal 2003.

     In order to achieve its operating plan, the Company plans to improve profitability at the individual schools it manages while maintaining educational quality and continuing to reduce central expenses as a percentage of net revenue. The Company has undertaken a "reengineering" process to increase efficiency and help attain profitability while improving client service. Part of this initiative includes the streamlining of processes within the Company, reductions in personnel and the implementation of cost control measures.

     In addition to the above, the Company is dependent upon the continuation of its school management agreements for recurring revenues and growth. Some of the management agreements may be terminated at will by the school district or charter board. The Company may also seek the early termination of, or not seek to renew, a limited number of management agreements in any year.

     If the Company is unable to meet its plan, it may not be able to meet the terms of the financings discussed above, resulting in the borrowings becoming due. If this were to occur, the Company may be forced to restructure or refinance its indebtedness, seek additional equity capital, sell assets or reduce its growth plan. The Company cannot be certain that it will be able to obtain additional financing on favourable terms, if at all.

     Cash and Cash Equivalents

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, time deposits, highly liquid debt securities and money market accounts, generally all with original maturities of three months or less. The Company maintains funds in accounts in excess of federally insured limits; however, management believes that it minimizes risk by maintaining deposits in high quality financial institutions.

                              EDISON SCHOOLS INC.

     Property and Equipment

     Property and equipment are stated at cost. Routine maintenance and repairs are expensed as incurred. The cost of major additions, replacements, and improvements are capitalized. Gains and losses from sales or retirements of property and equipment are included in earnings for the period. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets (30 years for buildings, the remaining lease term or useful life, which ever is shorter, for leasehold improvements and 3-5 years for all other items).

     From time to time, the Company purchases or renovates existing buildings to ready them for charter school use. It is the Company's intention to recapture purchase or renovation costs through sale to a third party or through the sale or lease of the building to the charter school board. Buildings or renovations completed and ready for charter school use are depreciated on a straight-line basis over the estimated useful life of the building. The Company's policy is not to capitalize interest costs on charter school renovation expenditures since the sale transaction does not provide for recovery of interest expense.

     Long-lived Assets

     The carrying amount of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows before interest from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

     Restricted Cash

     Restricted cash consists of cash held in escrow in compliance with certain debt agreements, credit issued for the benefit of certain technology suppliers, collateral for certain insurance policies, amounts for guarantee of contract performance in certain states and certain amounts restricted for use in the start-up of future Edison schools. The Company classifies restricted cash balances as current and non-current based on terms of related agreements that govern the use of the restricted cash.

     Revenue Recognition

     Revenues are principally earned from contractual agreements to manage and operate contract and charter schools. The Company also earns revenue from summer school and after-school program fees. The Company recognizes revenue for each managed school over the period we perform our service, pro rata over the typical school year, eleven months from August through June, in accordance with Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements."

     Most of our management agreements provide that we earn a fee based upon the number of children that attend our schools and, therefore, we only earn revenue to the extent students attend our schools. In most instances, there is a 'base' fee per pupil and several 'categorical' fee components paid only for students in certain categories (e.g., low-income, English as a second language, etc.). In some of our charter schools, our fee has a fixed component and variable component. Even in contracts where we have a fixed fee component, we have generally agreed to forego or reduce our fee if there is a budget shortfall at the charter school.

     The Company is generally responsible to its clients for all aspects of the management of its schools including but not limited to the: academic achievement of the students; selection, training and compensation of school personnel; procurement of curriculum and equipment necessary for operations of the school; and safe operation of the school facilities. The Company follows the guidance of the Emerging Issues Task

                              EDISON SCHOOLS INC.

Force ("EITF") 99-19,"Reporting Revenue Gross as a Principal versus Net as an Agent," and EITF 01-14 "Income Statement Characterization of Reimbursements Received for 'Out-of-Pocket' Expenses Incurred" regarding classification of revenues. Specifically, the Company recognizes revenues net of expenses that the Company is not primarily obligated to pay.

     The Company often purchases certain essential services, such as transportation, from third parties and/or from our clients. In addition, teachers in schools generally remain employees of our clients and are often paid through the clients' payroll systems. Where such arrangements exist, the client deducts the amounts they have expended for staff salaries and/or purchased services from the amount owed to the Company when remitting payment. These amounts are disclosed as "Direct Site Expenses -- client paid" on the Company's Statements of Operations.

     The Company recognizes per-pupil funding from local, state and federal sources, including Title I and special education funding. Significant management estimates and assumptions are required to determine these funding levels, particularly in interim periods. On a quarterly basis, the Company records adjustments to revenue, if necessary, for enrollment fluctuations, changes to per-pupil funding estimates, and changes to estimates for federal and state categorical grant funding. Anticipated losses on contracts are charged to earnings when identified.

     Philanthropy

     The Company recognizes a receivable from a philanthropic foundation, included in other receivables, for curriculum and technology purchased on behalf of district clients in California which have been granted funds from the foundation.

     If the Company cannot arrange for philanthropic entities to donate approximately $10.5 million in total to a client, the Company will be required to make such donation itself. (See note 17, Commitment and Contingencies -- Fund Raising Agreements).

     Pre-opening Costs

     The Company expenses certain pre-opening training, personnel and other costs, which are incurred prior to the fiscal year in which operations commence at new school sites.

     Notes Receivable

     Notes receivable are recorded at face value, less an original issue discount if the note has a less than fair value stated rate of interest. The original issue discount is calculated using the difference between the stated rate and the Company's rate of interest associated with the cost of funds for the period in which the note is issued. It is management's policy to recognize any note as uncollectible when, based on its assessment of events and circumstances, the collection of the note is not reasonably assured. If it is probable that the Company will not collect all amounts due according to the contractual terms of the note, the Company would provide an allowance for the loan using the methodology under Statement of Financial Accounting Standards ("SFAS") 114 "Accounting by Creditors for Impairment of a Loan." An allowance is established when the estimated discounted cash flows of the loan are lower than the carrying value of that loan. Interest income is generally recognized on an accrual basis. The Company evaluates loans for which an allowance for loss has been established and recognizes interest income to the extent interest payments are not past due in excess of ninety days.

     Deferred Charter Costs

     Deferred charter costs arise when the Company provides cash to certain charter schools, which issue non-interest bearing notes to the Company in return. In these situations, the Company discounts the non-

                              EDISON SCHOOLS INC.

interest bearing notes and records the corresponding discount as deferred charter costs. These costs represent the accounting recognition given to the Company's right to operate the charter school. Deferred charter costs are included in other assets and are amortized on a straight-line basis over the same period as the life of the related contract.

     Net deferred charter costs were $317,864 and $411,018 and accumulated amortization was $4,084,913 and $4,188,774 as of June 30, 2001 and 2002,
respectively.

     Stock-based Compensation

     For financial reporting purposes, the Company accounts for stock-based compensation in accordance with the intrinsic value method of accounting prescribed by Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees." In accordance with this method, no compensation expense is recognized in the accompanying financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the fair value of the Company's stock, as of the grant date, is not greater than the amount an employee must pay to acquire the stock as defined. To the extent that stock options are granted to employees with variable terms or if the fair value of the Company's stock as of the measurement date is greater than the amount an employee must pay to acquire the stock, then the Company will recognize compensation expense.

     Advertising Expenses

     Advertising costs consist primarily of print media and brochures and are expensed when the related advertising occurs. Advertising expenses for the years ended June 30, 2000, 2001, and 2002 amounted to approximately $1.7 million, $1.8 million and $862,000, respectively.

     Income Taxes

     Deferred taxes represent the tax effects of differences between the financial reporting and tax bases of the Company's assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse. The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. Income tax expense consists of the tax payable for the period and the change during the period in deferred tax assets and liabilities.

     Fair Value of Financial Instruments

     The carrying amounts of the Company's financial instruments, including cash and cash equivalents, accounts receivable, short-term borrowings, accounts payable and accrued liabilities, approximate fair value because of their short maturities. The carrying amount of the Company's notes receivable, in the aggregate, capital leases and other equipment financing obligations approximates the fair value of such instruments based upon management's best estimate of interest rates that would be available to the Company for similar financial instruments at June 30, 2002.

     Net Loss Per Share

     In accordance with SFAS 128, "Earnings per Share," basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares, such as convertible preferred stock, stock options, and warrants, have been excluded from the computation, as their effect is antidilutive for all periods presented.

                              EDISON SCHOOLS INC.

     The pro forma basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of shares of common stock assuming conversion of convertible preferred stock outstanding during the period under the if-converted method. Each outstanding share of common and preferred stock automatically converted into 0.45 shares of Class A common stock and 0.05 shares of Class B Common Stock in connection with the Company's initial public offering in fiscal 2000.

     The calculation of basic and fully diluted net loss per share for the year ended June 30, 2000 is as follows:

Net loss....................................................  $(50,629,843)
                                                              ============
Series A-I Common Stock outstanding at beginning of period,
  converted to Class A and B Common Stock...................     3,107,356
Add:
Weighted average effect of issuance of Class A and Class B
  Common Stock through exercise of options and warrants.....       653,552
Weighted average effect of conversion of Series A-F
  Preferred and Non-Voting Series G Preferred outstanding at
  the beginning of period to Class A and B Common Stock.....    17,574,172
Weighted average effect of conversion of Series F Preferred
  issued during the period to Class A and B Common Stock....     2,114,058
Weighted average effect of Class A and Class B Common Stock
  issued in conjunction with the Company's initial public
  offering..................................................     4,236,065
                                                              ------------
Weighted average shares of common stock outstanding used in
  computing basic and fully diluted net loss per share......    27,685,203
                                                              ============
  Basic and fully diluted net loss per share................  $      (1.83)
                                                              ============

     The calculation of basic and fully diluted net loss per share for the year ended June 30, 2001 is as follows:

Net loss....................................................  $(38,511,724)
                                                              ============
Class A Common stock outstanding at beginning of period.....    39,558,746
Class B Common stock outstanding at beginning of period.....     3,448,004
Add:
Issuance of Class A Common Stock (on a weighted average
  basis)....................................................     5,974,982
Issuance (conversion) of Class B Common Stock (on a weighted
  average basis)............................................    (1,014,991)
                                                              ------------
Weighted average number of shares outstanding used in
  computing basic and diluted net loss per share............    47,966,741
                                                              ============
  Basic and diluted net loss per share......................  $      (0.80)
                                                              ============

                              EDISON SCHOOLS INC.

     The calculation of basic and fully diluted net loss per share for the year ended June 30, 2002 is as follows:

Net loss....................................................  $(86,039,852)
                                                              ============
Class A Common Stock outstanding at beginning of period.....    49,249,005
Class B Common Stock outstanding at beginning of period.....     2,433,126
Add:
Issuance of Class A Common Stock (on a weighted average
  basis)....................................................     2,510,107
Issuance (conversion) of Class B Common Stock (on a weighted
  average basis)............................................      (627,994)
                                                              ------------
Weighted average number of shares outstanding used in
  computing basic and diluted net loss per share............    53,564,244
                                                              ============
  Basic and diluted net loss per share......................  $      (1.61)
                                                              ============

     Management Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include revenues, certain district paid school expenses, recoverability of long-lived assets and notes receivable, liabilities incurred from workers' compensation, commercial and other claims and losses on school contracts. Other estimates include useful lives of property and equipment and the deferred income tax valuation allowance. Actual results could differ from these estimates.

     Segments

     Management evaluates its operating performance as a single segment. The Company's Chief Operating Officer reviews school performance based on a comprehensive, whole school approach. Real estate, after school programs, summer school programs, food services and various other activities are not evaluated on an individual basis.

     Recently Issued Accounting Standards

     In January 2002, the Emerging Issues Task Force issued EITF 01-14 "Income Statement Characterization of Reimbursements Received for "Out-of-Pocket" Expenses Incurred." EITF 01-14 clarifies EITF 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent," that provides guidance on whether revenues should be presented gross or net of certain costs. After consultation with its independent auditors, the Company believes that EITF 01-14 should be interpreted to require it to present as revenue and expense only those direct site expenses that the Company is primarily obligated to pay.

     In accordance with the transition provisions of EITF 01-14, the Company adopted EITF 01-14 effective January 1, 2002 and has reclassified all historical periods to conform with the new presentation. Edison contracts with districts and charter boards to operate public schools and under such contracts Edison is entitled to funding from local, state and federal sources, including Title I and special educational funding.

     In November 2001, the Emerging Issues Task Force issued EITF 01-09, "Accounting for Consideration Given by a Vendor to a Customer." EITF 01-09 addresses the appropriate income statement characterization of consideration given by a vendor to a customer, specifically whether that consideration should be presented in the vendor's income statements as a reduction of revenue or as an expense. The Company determined that consideration given to two customers was, in effect, an adjustment of the Company's contract price and

                              EDISON SCHOOLS INC.

should be accounted for as a reduction in revenue rather than as an expense subsequent to the promulgation of EITF 01-09. In accordance with the transition provisions of EITF 01-09, the Company adopted EITF 01-09 effective January 1, 2002 and has reclassified all historical periods to conform with the new presentation.

     In August 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement defines the accounting and reporting for the impairment and disposal of long-lived assets and is effective for the Company on July 1, 2002. The Company does not anticipate that the adoption of SFAS 144 will have a material impact on the consolidated financial statements.

     In June 2002, the FASB issued SFAS 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement defines the accounting and reporting for costs associated with exit or disposal activities and is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not anticipate that the adoption of SFAS 146 will have a material impact on the consolidated financial statements.

     Reclassification

     Certain reclassifications have been made to the 2000 and 2001 financial statements to conform to the current year presentation.

3.  RESTATEMENT

     In connection with the annual review of the Company's financial statements, the Company determined the need to restate certain items of its balance sheets and statements of operations to properly reflect certain changes to shareholder notes receivable, stockholders' equity, interest income and compensation expense in fiscal 2000 and 2001.

     In November 1999, the Company's CEO exercised options to purchase 725,000 shares of common stock at $3.00 per share through the issuance of a promissory note for $2,175,000. In addition, the Company loaned $4,445,700 in November 1999 and $1,248,500 in April 2000 to the CEO to pay estimated income taxes resulting from the transaction. These notes mature five years from their date of issuance. In the past, the Company accounted for the transaction as an option exercise and carried the loans as notes receivable on its balance sheets and recognized periodic interest income. The notes were issued with recourse solely to the shares exercised and contain a floating rate of interest. Therefore, the Company has determined that it is more appropriate to treat the options as not having been exercised and account for them as a variable stock award pursuant to the provisions of Emerging Issues Task Force Issue 95-16, "Accounting for Stock Compensation Arrangements with Employer Loan Features under APB Opinion 25." Accordingly, the Company has restated its financial statements to reflect compensation in the form of a charge or credit to operations and an offsetting adjustment to additional paid-in capital for periodic changes in the market value of the 725,000 common shares subject to exercise, until such notes are paid. In addition, the loans related to estimated income taxes have been restated to be expensed when issued. Interest income previously recognized under the notes has been reversed. Interest received under the notes will be credited to additional paid-in capital.

     In connection with the restatement, the Company recognized, in fiscal 2000, a compensation charge of $13,589,000 and a reduction in interest income of $450,829. In fiscal 2001, the market value of the Company's common stock decreased from $23.19 per share at the beginning of year to $22.84 per share at June 30, 2001. As a result, the Company recognized a compensation credit of $253,751 and a reduction in interest income previously provided of $684,834. In fiscal 2002, the market price of the Company's common stock declined from $22.84 per share at the beginning of the year to a value below the exercise price of

                              EDISON SCHOOLS INC.

$3.00 per share by year end. Accordingly, the remaining amount of compensation expense recognized in prior years, including a portion related to fiscal 1999, of $14,384,005 was reversed and no interest income was recognized for the year.

     The table below details the effect on the June 30, 2000 and 2001 consolidated financial statements of the restatement (dollars in thousands):

                                                            2000                  2001
                                                     -------------------   -------------------
                                                        AS         AS         AS         AS
                                                     REPORTED   RESTATED   REPORTED   RESTATED
                                                     --------   --------   --------   --------
Balance sheets:
Shareholder notes receivable:
  Asset............................................  $  8,802   $  2,781   $  9,452   $  2,936
  Equity...........................................    (2,300)        --     (2,489)        --
Additional paid-in capital.........................   301,881    307,601    465,341    470,808
Accumulated deficit................................   118,018    132,059    156,099    170,570
Stockholders' equity...............................   178,833    172,813    304,883    298,367
Statements of operations:
Administration, curriculum and development
  expenses.........................................    40,643     54,232     58,104     57,851
Interest income....................................     6,768      6,317     10,343      9,658
Net loss...........................................    36,590     50,630     38,081     38,512

4.  NOTES RECEIVABLE

     The Company provides financing in the form of interest and non-interest bearing loans and advances to charter school boards to assist in the purchase or renovation of charter school facilities. Certain of the loans are evidenced by notes and other advances which are made in concert with a management contract or without fixed repayment terms. In order for the notes to be repaid, the Company generally assists charter school boards in obtaining third party lender financing. Often third party financing requires the Company to guarantee loans on behalf of these charter schools. A default by any charter school under a credit facility that is guaranteed by the Company may result in a claim against the Company for the full amount of the borrowings (see Note 17).

     Of the approximately $80.9 million in notes receivable, net at June 30, 2002, approximately $61.1 million was collateralized and the remaining balance of $19.8 million was uncollateralized and, in some cases, subordinated to other senior debt. Although the Company intends to refinance these notes, should the Company be required to foreclose on the collateral to these notes, it may not be able to liquidate such collateral for proceeds sufficient to cover the notes.

     In the fourth quarter of fiscal 2002, the Company has written-down a note receivable of approximately $4.0 million related to a discontinued new school project. Additionally, as a result of the difficult credit environment affecting the Company's ability to arrange third party lender financing in the fourth quarter of 2002, coupled with the credit risk of specific charter school notes and management's intention to accelerate the refinancing of individual notes with third party lenders, the Company has determined that it will not collect all of the amounts due pursuant to the contractual terms of the notes and has established an allowance for loan losses of approximately $5.5 million. These amounts are included in administration, curriculum and development expense in the statements of operations. The allowance for loan losses applies to notes receivable with an outstanding balance, at June 30, 2002, of $54.6 million. There were no charge-offs during the quarter.

                              EDISON SCHOOLS INC.

     Notes receivable consist of the following:

                                                                       JUNE 30,
                                                              --------------------------
                                                                 2001           2002
                                                              -----------   ------------
Notes receivable due from charter schools(a)................  $48,616,056   $ 86,434,680
Other financings due from charter schools(b)................   12,957,320             --
Allowance for loan losses...................................           --     (5,542,192)
                                                              -----------   ------------
                                                               61,573,376     80,892,488
Less, current portion*......................................   (7,761,724)   (12,480,667)
                                                              -----------   ------------
  Total notes receivable....................................  $53,811,652   $ 68,411,821
                                                              ===========   ============

---------------

 * Includes $1,180,394 of the allowance for loan losses in fiscal 2002.

(a) Notes receivable due from charter schools includes interest bearing notes at interest rates ranging from 7% to 10.5% per annum. Management believes that the stated rates reflect the fair market rates for these notes. The notes amounted to $43,287,621 and $77,470,044 at June 30, 2001 and 2002,
    respectively, and mature at various dates through the year 2005.

    Notes receivable due from charter schools also include discounted and non-interest bearing notes with an aggregate face value of $5,648,025 and $9,371,773 at June 30, 2001 and 2002, respectively, less unamortized imputed discount of $319,590 and $407,137 at June 30, 2001 and 2002, respectively. Interest imputed on these notes ranges from 8% to 10% per annum. This imputed rate is management's estimate of the fair market interest rate for these loans based on the Company's estimated borrowing rate at the time of the loan which ranged from approximately 8.5% to 10% and management's assessment of the incremental risk associated with these loans. The notes mature at various dates through the year 2006.

(b) Other financings due from charter schools were converted into non-interest bearing notes receivable in fiscal 2002. These advances have been discounted at a rate of 12% over the expected period of refinancing, consistent with the treatment of non-interest bearing notes receivable as discussed in (a) above. The face value of the advances at June 30, 2000 was $12,766,158, less unamortized imputed discount of $1,093,551. In November 2000, the Company received partial payment of $7,260,842 and $4,343,113 was converted into a 20 year term loan with interest at 10% per annum and regular amortization.

    For fiscal 2001, other financings due from charter schools have been discounted at a rate of 12% over the period of refinancing, consistent with the treatment of non-interest bearing notes receivable. The face value of borrowings under the revolving line of credit at June 30, 2001 was $12,957,320. The line of credit provides for borrowings up to $15,000,000. On July 1, 2001, this revolving line of credit was converted into a 20 year term loan with interest at 10% per annum and regular amortization.

                              EDISON SCHOOLS INC.

     Aggregate maturities of notes receivable are as follows:

     For the fiscal year ending June 30,

2003........................................................  $ 13,661,060
2004........................................................    13,711,768
2005........................................................       961,987
2006........................................................     8,974,852
2007........................................................     2,613,712
Thereafter..................................................    46,918,438
                                                              ------------
                                                                86,841,817
Less: amount representing discount..........................      (407,137)
Less: allowance.............................................    (5,542,192)
                                                              ------------
Total notes receivable......................................    80,892,488
Less: current portion.......................................   (12,480,667)
                                                              ------------
Notes receivable, noncurrent................................  $ 68,411,821
                                                              ============

     Additionally, the Company expects to receive payment on certain outstanding loans as a result of third party refinancing, although there is no guarantee that the charter boards will be able to obtain such refinancing. The Company expects to make additional loans approximating $3.8 million for commitments to a charter board client during fiscal 2003.

5.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                                       JUNE 30,
                                                              ---------------------------
                                                                  2001           2002
                                                              ------------   ------------
Land and buildings..........................................  $  7,457,480   $  7,804,494
Leasehold improvements......................................    34,419,968     34,267,385
Furniture, fixtures and equipment...........................    94,107,737     99,290,597
Software license............................................    11,694,133     11,694,133
Educational software and textbooks..........................    37,350,776     39,011,470
                                                              ------------   ------------
                                                               185,030,094    192,068,079
Accumulated depreciation and amortization...................   (65,798,925)   (80,962,423)
                                                              ------------   ------------
  Property and equipment, net...............................  $119,231,169   $111,105,656
                                                              ============   ============

     Depreciation expense amounted to $19,310,639, $31,367,287, and $35,691,452 for the years ended June 30, 2000, 2001, and 2002, respectively. Capitalized interest of $521,593 was recorded for the year ended June 30, 2001, in connection with the development of the Company's new computer system. The Company wrote off approximately $4,187,000 consisting primarily of curriculum material and approximately $623,000 consisting primarily of equipment during the years ended June 30, 2001 and 2002, respectively. These amounts are included in administration, curriculum and development expense in the statements of operations.

     Assets under capital leases as of June 30, 2001 and 2002 totaled $23,178,963 and $29,912,579, respectively, and related accumulated amortization totaled $7,410,437 and $9,855,563, respectively. At June 30, 2001 and 2002,
$22,637,359 and $29,390,639 of assets under capital lease are included in furniture, fixture, and equipment with the remaining balances included in leasehold improvements, respectively.

                              EDISON SCHOOLS INC.

     The Company disposed of leasehold improvements and furniture, fixtures, and equipment of approximately $1,149,000 and $4,784,000 during the years ended June 30, 2001 and 2002, respectively.

     In June 1998, the Company exercised an option to purchase a charter school building in Detroit, Michigan for $2,500,000 which the Company had been leasing under a capitalized lease. In September 1998, the Company, which provides services at the site, sold the building to the charter school for approximately $6,300,000 and incurred a loss of approximately $79,000, which is included in the loss on disposal of property and equipment in the statement of operations for the year ended June 30, 1999. The Company received approximately $4,400,000 in cash and a non-interest bearing subordinated note approximating $1,900,000 before discount. The note was paid in May 2001.

     In May 2001, two charter schools in Detroit, Michigan issued tax-exempt bonds and used a portion of the proceeds to settle outstanding obligations due the Company. The Company received from one school approximately $9,600,000 which is included in proceeds from disposition of property and equipment in the statement of cash flows for the year ended June 30, 2001. Additionally, the Company received from the second school approximately $4,300,000 for notes receivable, including the $1,900,000 note discussed above.

6.  ACQUISITION OF UNDEVELOPED PROPERTY

     During fiscal 2001, the Company purchased property in New York, New York for $10 million and entered into an agreement with the Museum of African Art to develop the property for a mixed use project consisting of a new corporate headquarters, a charter school and a facility to house the Museum. Additionally, in fiscal 2002, the Company purchased land for approximately $1.0 million for a new school development project that was subsequently discontinued.

     In the fourth quarter of fiscal 2002, the Company recorded an impairment charge of approximately $3.6 million as a result of financial indicators present which hindered the continuation of the project, as reflected in management's decision to discontinue the project.

     As of June 30, 2001 and 2002, other assets include approximately $10.1 million and $10.6 million of purchased land held for sale.

7.  BUSINESS COMBINATIONS

     Effective July 1, 2001, the Company acquired the remaining 65% outstanding equity interest of Ksixteen, LLC not already owned by it for approximately $130,000 in cash, giving it 100% ownership and enhanced operational efficiencies. The acquisition was accounted for under the purchase method. The purchase price exceeded the fair value of the net assets acquired by approximately $806,000, which was recorded as goodwill.

     Effective July 3, 2001, the Company acquired 100% of the outstanding shares of LearnNow, Inc. as a means to enhance its growth prospects. LearnNow was a privately-held school management company that operated seven charter schools serving approximately 2,000 students. During the third quarter of fiscal 2002, the Company finalized its determination of the purchase price and the allocation thereof. The acquisition was accounted for under the purchase method and included a cash payment of $3.0 million in fiscal 2001 and approximately $31.3 million in Company Class A common stock (approximately 1.3 million shares). In connection with the acquisition, the Company assumed liabilities of $3.6 million (primarily accounts payable, accrued personnel costs and other accrued expenses); acquired tangible assets of $1.7 million (primarily restricted cash, accounts receivable, notes receivable, fixed assets and other assets). The allocation of the purchase price resulted in recorded intangibles of approximately $36.2 million. Of this amount, LearnNow contracts of approximately $4.5 million were classified as an intangible asset separate from goodwill to be amortized over 15 years on a straight-line basis. The remaining balance was classified as goodwill.

                              EDISON SCHOOLS INC.

     Following the acquisition, the LearnNow schools were incorporated into the Company's school operating model and ceased to exist as a separate business unit. Accordingly, in assessing goodwill for impairment, the Company determined that the value of the common stock issued in the acquisition would be used as a measure of impairment. Based on the significant decline in the Company's stock price, goodwill was deemed to be fully impaired in the fourth quarter of 2002 resulting in a charge to earnings of approximately $32.5 million. Additionally, approximately $.8 million of the original $4.5 million intangible asset was deemed impaired as a result of certain terminated contracts and also charged to earnings in the fourth quarter of fiscal 2002. Both charges are included in impairment charges in the statements of operations for fiscal 2002.

     At June 30, 2002, the carrying amount of the intangible asset was $3,447,076, net of accumulated amortization of $298,333 and will be amortized over 10 years.

     The following selected pro forma information for the year ended June 30, 2001 is being provided to present a summary of the combined results of the Company giving effect to the purchase accounting adjustments as if the acquisitions had occurred as of July 1, 2000. The unaudited pro forma information is for informational purposes only and may not necessarily reflect the results of operations of the Company had the acquired businesses operated as a part of the Company for the fiscal year ended June 30, 2001.

PRO FORMA INFORMATION                                          EDISON    ACQUIRED
(IN THOUSANDS, EXCEPT PER SHARE DATA)                         SCHOOLS    ENTITIES   CONSOLIDATED
-------------------------------------                         --------   --------   ------------
Net revenue.................................................  $350,508   $ 15,257     $365,765
Net loss....................................................   (38,512)   (14,969)     (53,481)
Loss per common share
  Basic and diluted.........................................                          $  (1.11)
                                                                                      ========

8.  ACCRUED EXPENSES

     Accrued expenses consist of the following:

                                                                      JUNE 30,
                                                              -------------------------
                                                                 2001          2002
                                                              -----------   -----------
Compensation and related benefits...........................  $25,658,847   $34,502,426
Taxes other than income.....................................    1,965,057     2,002,577
Philanthropy contribution...................................           --     6,500,000
Other.......................................................    2,179,811     7,551,573
                                                              -----------   -----------
  Total accrued expenses....................................  $29,803,715   $50,556,576
                                                              ===========   ===========

9.  FINANCING

     On October 3, 2001, the Company formed Edison Receivables, for the purpose of purchasing and financing certain receivables of the Company. The Company owns all of the membership interests in Edison Receivables, a Delaware limited liability company with a separate legal existence from the Company. The Company has sold or contributed certain accounts receivable arising from the Company's provision of school management services in the ordinary course of its business and related security to Edison Receivables. Edison Receivables has its own separate creditors who are entitled to be satisfied out of Edison Receivables' assets prior to any value in it becoming available to the Company. The Company has no right, title or interest in Edison Receivables' assets, including the accounts receivable assigned to it by the Company.

     In November 2001, Edison Receivables entered into a $35.0 million revolving credit facility with Merrill Lynch Mortgage Capital Inc. ("MLMCI"), collateralized by certain accounts receivable purchased from or

                              EDISON SCHOOLS INC.

contributed by the Company. Borrowings are limited to specified percentages of eligible accounts receivable, as defined. The line of credit had a term of one year. Interest is determined on a Eurodollar or prime rate basis at the Company's option. The Company has agreed to pay a commitment fee of .50% per annum on the unused portion of the commitment. As of June 30, 2002, $34.0 million was outstanding under this line bearing interest at LIBOR plus 3.5% and was collateralized by receivables with a book value of $62.8 million that were sold to Edison Receivables by the Company. The agreement requires that the Company observe certain financial covenants and restrictions including a minimum consolidated tangible net worth and a maximum consolidated debt to equity ratio.

     Long-term debt consists of the following:

                                                                       JUNE 30,
                                                              ---------------------------
                                                                  2001           2002
                                                              ------------   ------------
Notes payable(a)............................................  $ 15,083,546   $  5,152,175
Financing agreement(b)......................................     7,700,553      4,136,906
Capital lease obligations (Note 10).........................    16,129,100     18,881,514
                                                              ------------   ------------
                                                                38,913,199     28,170,595
Current portion.............................................   (17,669,020)   (18,363,640)
                                                              ------------   ------------
  Total long-term debt......................................  $ 21,244,179   $  9,806,955
                                                              ============   ============

---------------

(a) Notes payable at June 30, 2001 and 2002 consist of notes with four financing companies collateralized by computer equipment, furniture and other assets of the Company. All notes are similarly structured and generally provide for equal monthly installments, including interest and principal, over a term of 30 to 48 months. Monthly payments to each noteholder range from approximately $16,000 to $318,000. Certain notes also provide for a final installment of up to 17.5% of the original principal amount. Interest rates are fixed and range from 9.5% to 18.68% per annum.

(b) In June 2000, the Company entered into a 36 month financing agreement with the IBM Credit Corporation for the purchase of software. Such software will be used to support the technology used in the Company's schools throughout the United States of America. At June 30, 2002, the finance agreement totals approximately $4.1 million and bears interest at a rate of 15.01%.

     In connection with amounts outstanding under the notes payable and capital lease obligations, at June 30, 2001 and 2002, the Company had outstanding stock purchase warrants to lenders that provide for the purchase of up to 15,000 shares of common stock at a purchase price of $12.30 per share. The stock purchase warrants are fully exercisable and expire in fiscal 2005. At the time of issuance, the value of the warrants was not deemed significant pursuant to a calculation using the Black Scholes option pricing model. Accordingly, no value was assigned to the warrants.

     The Company is subject to certain reporting debt covenants under several of its debt agreements. If the Company were to fail to maintain a certain minimum cash balance it would be required to post additional cash collateral.

     Aggregate maturities of long-term debt, excluding capital lease obligations (see Note 10), are as follows:

For the fiscal year ending June 30,
2003........................................................  $8,662,077
2004........................................................     627,004
                                                              ----------
  Total.....................................................  $9,289,081
                                                              ==========

                              EDISON SCHOOLS INC.

10.  LEASES

     The Company has entered into several lease agreements for school site computers and equipment. The agreements, which are accounted for as capital leases, provide that the Company will lease equipment for terms of 30 to 48 months with interest rates of 8.18% to 16.09%. Also, the Company has entered into various non-cancelable operating leases for office space and currently leases school sites. These leases expire at various dates through the year 2020. At June 30, 2002, the present value of the minimum lease payments under the capital leases and rental commitments under operating leases with terms in excess of one year are as follows:

                                                                CAPITAL      OPERATING
                                                                LEASES        LEASES
                                                              -----------   -----------
For the fiscal year ending June 30,
2003........................................................  $11,333,547   $ 6,853,089
2004........................................................    6,827,737     6,676,905
2005........................................................    3,077,148     6,408,235
2006........................................................       15,205     6,827,206
2007........................................................           --     6,889,198
Thereafter..................................................           --    41,400,597
                                                              -----------   -----------
Total commitments...........................................   21,253,637   $75,055,230
                                                                            ===========
Less amount representing interest...........................   (2,372,123)
                                                              -----------
Present value of minimum lease payments.....................   18,881,514
                                                              -----------
Less current installments of capital lease obligations......   (9,701,563)
                                                              -----------
Capital lease obligations, excluding current installments...  $ 9,179,951
                                                              ===========

     Total rental expense for each of the three years ended June 30, 2000, 2001 and 2002 related to operating leases amounted to approximately $4,495,000, $5,686,000, and $6,382,000, respectively.

11.  RELATED PARTY TRANSACTIONS

     Stockholder Notes Receivable

     The stockholder notes receivable consist of two recourse notes from the Chairman of the Company, with principal amounts of $1.6 million and $200,000, which arose in connection with his employment agreements. The note agreements, as amended October 15, 1999, bear interest at the prime rate per annum as defined by J.P. Morgan Chase and do not require periodic interest or principal payments until maturity. The notes are collateralized by the assignment of the proceeds of a life insurance policy and, in the event of termination of the Chairman's employment, can be offset against the severance pay obligation of the Company. The receivable matured on August 30, 2002. The Company has given notice to the Chairman that the notes are now due and, with full cooperation of the Chairman, is working to expedite collection of the outstanding balances.

     In November 1999, the Company's CEO exercised options to purchase 725,000 shares of common stock at $3.00 per share through the issuance of a promissory note for $2,175,000. In addition, the Company loaned $4,445,700 in November 1999 and $1,248,500 in April 2000 to the CEO to pay estimated income taxes resulting from the transaction. These notes mature five years from their date of issuance and bear interest at the greater of the prime rate or the Company's actual borrowing rate, in effect from time to time, at maturity. Since the notes were issued with recourse solely to the shares exercised and contain a floating rate of interest,

                              EDISON SCHOOLS INC.

for accounting purposes, the options are not treated as exercised and the loans related to the estimated income taxes are treated as compensation expense. See
Note 3 for discussion of accounting treatment.

     Stockholders' Notes Payable

     Certain stockholders were issued promissory notes dated December 18, 1997 for $4,407,903 and January 1, 1998 for $592,097 (see Note 13). In addition, as part of the private placement (see Note 13), the Company issued to stockholders, promissory notes dated December 30, 1997 for $611,025, January 28, 1998 for $61,130, August 24, 1998 for $487,844 and December 14, 1998 for $450,595. The
principal for each of the notes is payable on the tenth anniversary of the dates of issuance. Each note bears interest at 7% per annum, of which 50% is payable at maturity and the balance payable each April 1, starting in fiscal 1999 and thereafter. For the years ended June 30, 2000, 2001 and 2002, interest expense under the notes amounted to $502,781, $502,924, and $520,269, respectively. Included in other liabilities at June 30, 2001 and 2002 is interest payable under the notes of $825,492 and $1,084,676, respectively.

12.  INVESTMENT IN APEX LEARNING, INC.

     In July 1999, the Company entered into a preferred stock purchase agreement with Apex Learning, Inc. ("APEX") providing for the purchase of up to 2,000,000 shares of APEX preferred stock, par value $0.001 per share, for a purchase price of $5.00 per share. The Company purchased 1,000,000 shares in July 1999 for a total investment of $5,000,000, which represented approximately 16.5% ownership in the corporation. In December 1999, an additional $5,000,000 was invested in the corporation, increasing the Company's ownership to 19.7%. Due to the nature of the Company's relationship with the corporation, the investment was accounted for under the equity method. As of June 30, 2000, the Company modified its relationship with the corporation such that the Company no longer had significant influence through board representation and, therefore, the investment has been accounted for prospectively under the cost method.

     During the third quarter of fiscal 2002, the Company recorded a non-cash charge to reduce the carrying value of its 19.7% cost basis investment in privately-held APEX to reflect an other-than-temporary decline in value of $6.8 million (representing the excess of carrying value over fair value, which results in a carrying value of approximately $1.3 million as of June 30, 2002). APEX is a company that provides interactive advanced placement courses for high school students over the Internet. We determined that our investment was impaired given the terms of a third quarter fiscal 2002 transaction involving Apex equity instruments between two existing investors. Management assessed this impairment to be other than temporary based on the sharp decline in fair value as determined and in consideration of the overall market condition for private equity companies. Prior thereto, the Company had concluded there was not an other than temporary impairment based, in part, on its application of customary valuation techniques which indicated that fair value approximated carrying value. Among the key assumptions included in the valuation were market conditions for educational related companies, trends in APEX operating results and valuations of market comparables. No additional charges were recognized in fiscal 2002.

                              EDISON SCHOOLS INC.

13.  COMMON AND PREFERRED STOCK

     Common and preferred stock consist of the following:

                                                        JUNE 30, 2001            JUNE 30, 2002
                                                    ----------------------   ----------------------
                              AUTHORIZED     PAR    OUTSTANDING              OUTSTANDING
                                SHARES      VALUE     SHARES       AMOUNT      SHARES       AMOUNT
                              -----------   -----   -----------   --------   -----------   --------
Class A Common Stock........  150,000,000   $.01    49,249,005    $492,490   52,018,855    $520,189
Class B Common Stock........    5,000,000   $.01     2,433,126      24,331    1,805,132      18,051
Preferred Stock.............    5,000,000   $.01            --          --           --          --
                                                    ----------    --------   ----------    --------
  Total common and preferred
     stock..................                        51,682,131    $516,821   53,823,987    $538,240
                                                    ==========    ========   ==========    ========

     In general, holders of Class A common stock have the same rights as the holders of Class B common stock, except that:

     -- holders of Class A common stock have one vote per share and holders of Class B common stock have ten votes per share; and

     -- holders of Class B common stock elect, as a separate class, four of the 11 members of the Company's board of directors and the holders of Class A common stock elect, as a separate class, the remaining seven directors.

     The holders of Class A common stock and Class B common stock have cumulative voting rights in the election of their respective directors. On other matters presented to the stockholders for their vote or approval, the holders of Class A common stock and Class B common stock will vote together as a single class, except as to matters affecting the rights of the two classes of common stock or as may be required by Delaware law. Class B common stock may be converted into Class A common stock at any time on a one-for-one basis. Each share of Class B common stock will automatically convert into one share of Class A common stock upon its transfer, in most circumstances, or upon the occurrence of other specified events.

     WSI, a stockholder, holds two options to purchase shares of the Company's common stock. Under the first option, WSI has the right to purchase up to 382,500 shares of Class A common stock and 42,500 shares of Class B common stock at $20 per share. Under the second option, WSI has the right to purchase up to 450,000 shares of Class A common stock and 50,000 shares of Class B common stock at $40 per share. The options expire in years 2003 through 2005. At the time of grant in March 1995, the options were accounted for pursuant to the provision of APB No. 25 and, accordingly, the Company recorded no compensation expense.

     In connection with a private placement that closed in December 1997, August 1998 and December 1998, the Company sold units consisting of a share of stock, three options for fractional shares of common stock, and a note payable for 22.8 cents per share. The first option entitles the holder to .0086359 share of Class A common stock and .0009595 share of Class B common stock at an exercise price of $20.00 per share. The option expires between years 2003 and 2005. The second option entitles the holder to .0086359 share of Class A common stock and ..0009595 share of Class B common stock at an exercise price of $3.00 per share. The option became vested upon the completion of the Company's initial public offering ("IPO") and expires 10 years after vesting. The third option entitles the holder to .0129537 share of Class A common stock and .0014393 share of Class B common stock at an exercise price of $16.00 per share. However, this option only vests if the Company is a public company and its closing price has been $32.00 per share for more than 90 consecutive days. This option expires 10 years after vesting. As of June 30, 2002, stock options issued and outstanding in conjunction with the private placement entitled the holders to purchase 355,707 shares of Class A common stock and shares of Class B common stock.

                              EDISON SCHOOLS INC.

     In June 1998, the Company, in exchange for $2,500,000, issued a warrant to the D2F2 Foundation to purchase 1,698,750 shares of Class A common stock and 188,750 shares of Class B common stock at a price of $7.96 per share. The warrant had an expiration date of June 1, 2005, but had been fully exercised at June 30, 2002. The warrant proceeds were required to be used by Edison to provide services to selected schools, as approved from time to time by the D2F2 Foundation during the five years following the agreement's execution. Under the terms of the warrant, if the full amount of the cash proceeds were not spent by Edison during the five-year period, Edison would be required to return unexpended amounts, and a pro rata portion of the warrant (or shares already issued under the warrant, if applicable) could be canceled or redeemed at Edison's option at their issuance price. This amount was received and properly recorded as restricted cash in the Company's financial statements. The Company has accounted for the proceeds in accordance with EITF 96-13 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock."

     In August 2000, the Company completed a secondary public offering in which it sold 3,350,000 shares of Class A common stock for net proceeds of approximately $71.0 million. In March 2001, the Company completed another secondary offering of an additional 3,531,026 shares of Class A common stock for net proceeds of approximately $81.0 million.

14.  STOCK OPTIONS

     A summary of the Company's employee stock option activity is as follows:

                                                             WEIGHTED          STOCK         WEIGHTED
                                                            AVERAGE OF        OPTIONS       AVERAGE OF
                                               SHARES     EXERCISE PRICES   EXERCISABLE   EXERCISE PRICES
                                             ----------   ---------------   -----------   ---------------
Under option at June 30, 1999..............   7,918,024       $20.44         2,608,990        $ 4.02
Options granted in fiscal 2000.............   2,178,169       $17.05           314,081        $13.49
Options exercised in fiscal 2000...........    (920,014)      $ 3.30
Options cancelled in fiscal 2000...........    (189,380)      $ 8.60
                                             ----------
Under option at June 30, 2000..............   8,986,799       $21.52         3,460,134        $ 8.58
Options granted in fiscal 2001.............   1,358,811       $24.72            80,320        $23.47
Options exercised in fiscal 2001...........    (957,059)      $ 5.47
Options cancelled in fiscal 2001...........    (138,733)      $10.75
                                             ----------
Under option at June 30, 2001..............   9,249,818       $23.88         3,244,094        $11.08
Options granted in fiscal 2002.............   2,325,061       $23.21           617,443        $24.29
Options exercised in fiscal 2002...........    (188,987)      $16.58
Options cancelled in fiscal 2002...........    (648,409)      $19.20
                                             ----------
Under option at June 30, 2002..............  10,737,483       $24.32         4,397,478        $14.45
                                             ==========

     In October 1999, the board of directors approved the adoption of the 1999 Stock Incentive Plan (the "Incentive Plan") for employees and authorized the compensation committee of the board of directors to administer the Incentive Plan under which options, restricted stock, and other stock-based awards for a maximum of 2,500,000 shares of Class A common stock could be issued. In October 2000, the board of directors approved an amendment to the Incentive Plan to increase the number of shares reserved for issuance to 4,500,000 shares of Class A common stock. The Company's stockholders approved this amendment in November 2000. In August 2001, the board of directors approved an amendment to the Incentive Plan to increase the number of shares reserved for issuance to 6,500,000 shares of Class A common stock. The Company's stockholders approved this amendment in December 2001. To the extent that all or part of a stock-based award issued under the Incentive Plan is cancelled, the related shares are available for future

                              EDISON SCHOOLS INC.

award grants. As of June 30, 2002, the Company has 1,956,075 shares of Class A common stock reserved for future grants under the Incentive Plan.

     During fiscal 2000 and 2001, the Company granted options for 45,000 shares and 10,000 shares of class A common stock, vesting over a three-year period, to certain non-employees. The Company recorded approximately $62,000, $77,000, and $148,000 of expenses related to the issuance of these options in fiscal 2000, 2001 and 2002, respectively.

     In fiscal 2001, the Company modified a stock option award relating to approximately 11,000 shares held by an employee and recognized a $234,000 non-cash charge resulting from this modification. An additional modification to a stock option award for approximately 38,000 shares was made for certain former employees who were allowed to retain their stock options and vesting rights beyond their separation date. A charge of $181,000 was recognized in fiscal 2001 in connection with this modification.

     The following table summarizes information about stock options outstanding at June 30, 2002:

                                                OPTIONS OUTSTANDING
                                        ------------------------------------     OPTIONS EXERCISABLE
                                                      WEIGHTED                 ------------------------
                                                      AVERAGE      WEIGHTED                   WEIGHTED
                                                     REMAINING    AVERAGE OF                 AVERAGE OF
RANGE OF                                             CONTRACTED    EXERCISE      SHARES       EXERCISE
EXERCISE PRICES                           SHARES        LIFE        PRICES     EXERCISABLE     PRICES
---------------                         ----------   ----------   ----------   -----------   ----------
$2.50.................................     803,448      2.87        $ 2.50        797,515      $ 2.50
$3.00 - $8.00.........................     563,869      5.52        $ 4.91        505,395      $ 4.72
$8.01 - $12.30........................   1,038,505      7.05        $12.30        645,964      $12.30
$14.24 - $18.56.......................   1,299,606      7.00        $16.34        846,145      $16.03
$20.00 - $21.31.......................   1,090,895      8.09        $20.73        368,753      $20.73
$22.00 - $25.88.......................   3,261,999      8.86        $24.64      1,223,602      $24.27
$27.00 - $33.13.......................   1,279,161      5.52        $31.93         10,104      $29.45
$33.14 - $56.00.......................   1,400,000      5.46        $56.00              0      $56.00
                                        ----------                              ---------
                                        10,737,483                              4,397,478
                                        ==========                              =========

     The Company, during the fourth quarter of fiscal 1999, made amendments to existing options which resulted in a new measurement date. As a result, stock-based compensation expense was recorded representing the difference between the exercise price of the options and the deemed fair market value of the underlying stock at that time. In this regard, the Company recognized an expense of approximately $22.4 million during 1999, approximately $3.6 million during fiscal 2000, approximately $983,000 during fiscal 2001 and approximately $589,000 during fiscal 2002 in connection with these stock options.

     Had compensation cost for the Company's stock option issuances been determined based on the fair value at the grant date for awards in each of the three years ended June 30, 2000, 2001 and 2002 consistent with the provisions of SFAS No. 123, the Company's net loss and basic and diluted net loss per share would have been adjusted to the pro forma amounts indicated below:

                                                                 YEARS ENDED JUNE 30,
                                                      ------------------------------------------
                                                          2000           2001           2002
                                                      ------------   ------------   ------------
Net loss -- as reported.............................  $(50,629,843)  $(38,511,724)  $(86,039,852)
Net loss -- pro forma basis.........................  $(52,552,660)  $(38,917,336)  $(92,609,642)
Basic and diluted net loss per share -- as
  reported..........................................  $      (1.83)  $      (0.80)  $      (1.61)
Basic net loss per share -- pro forma basis.........  $      (1.90)  $      (0.81)  $      (1.73)

     The fair value of each option grant is estimated on the date of the grant using the "Black-Scholes Option-pricing Model" with the following weighted average assumptions used for grants for each of the years

                              EDISON SCHOOLS INC.

ended June 30, 2000, 2001 and 2002: zero dividend yield; no volatility for fiscal years 2000 and 2001 and 70% volatility in fiscal 2002; a weighted average risk-free interest rate of 6.18%, 5.50% and 5.31%, respectively; and expected lives of 8.86, 9.46 and 10.00 years, respectively.

The following table summarizes the weighted-average grant-date fair values of options granted:

                                                    EXERCISE PRICE    EXERCISE PRICE     EXERCISE PRICE
                                                     EQUALED FAIR    GREATER THAN FAIR   LESS THAN FAIR
                                                       VALUE AT          VALUE AT           VALUE AT
                                                       ISSUANCE          ISSUANCE           ISSUANCE
                                                    --------------   -----------------   --------------
Weighted average exercise price of options granted
  during the year 2002............................      $17.07            $25.00                 NA
Weighted average exercise price of options granted
  during the year 2001............................      $24.95                NA             $12.30
Weighted average exercise price of options granted
  during the year 2000............................      $17.13                NA             $13.13
Weighted average fair value of options granted
  during the year 2002............................      $17.07            $18.77                 NA
Weighted average fair value of options granted
  during the year 2001............................      $24.95                NA             $25.88
Weighted average fair value of options granted
  during the year 2000............................      $17.13                NA             $19.19

15.  INCOME TAXES

     There is no provision for Federal income taxes for the years ended June 30, 2000, 2001 and 2002, since the Company has incurred net losses. The Company has provided approximately $603,000 and $1.0 million in fiscal 2001 and 2002, respectively, for state and local taxes relating to jurisdictions that require taxes to be recorded on bases other than income. Due to the uncertainty of the Company's ability to realize the tax benefit of such losses, a valuation allowance has been established to equal the total net deferred tax assets.

     The components of deferred tax assets and liabilities consist of the following:

                                                                        JUNE 30,
                                                              ----------------------------
                                                                  2001           2002
                                                              ------------   -------------
Deferred tax assets:
  Net operating loss carryforward...........................  $ 57,340,999   $ 111,627,715
  Accrued liabilities.......................................     5,651,544       3,850,809
  Stock options.............................................    10,088,398       2,998,280
  Amortization..............................................       199,595           4,851
  Property and equipment....................................       853,571       4,746,315
                                                              ------------   -------------
     Total deferred tax assets..............................    74,134,107     123,227,970
Valuation allowance.........................................   (74,134,107)   (123,227,970)
                                                              ------------   -------------
     Net deferred tax asset.................................  $         --   $          --
                                                              ============   =============

     For the years ended June 30, 2000, 2001 and 2002, the valuation allowance increased by $14,570,051, $15,672,789 and $49,093,863, respectively.

     At June 30, 2002, the Company had approximately $289.0 million of net operating loss carryforwards available to reduce its future taxable income. Under current Federal income tax law, approximately $45.0 million of such carryforwards will expire between 2010 and 2018, and approximately $244.0 million will expire between 2019 and 2022.

                              EDISON SCHOOLS INC.

16.  EMPLOYEE BENEFIT PLANS

     The Company provides a 401(k) and a 403(b) defined contribution plans for substantially all full-time employees and teachers. The Company matches each participant's contribution up to 50% of the first $1,000 contributed. Participants become fully vested in the match after one year. Contributions to the 401(k) and a 403(b) plans made by the Company for each of the three years ended June 30, 2000, 2001 and 2002 amounted to $186,316, $334,191, and $416,440, respectively.

17.  COMMITMENTS AND CONTINGENCIES

     Long-Term Lease Obligations

     The Company has entered into operating leases for five charter school facilities with lease terms in excess of the initial term of the management agreement for the schools operating in those facilities.

     The first facility, currently housing two schools, has been leased for an 18-year term expiring in December 2016. The management agreement to operate in this facility expired in December 2001, however, the Company continues to lease the facility to the former client. The annual lease payment is approximately $1,000,000 per year through fiscal 2016.

     The second facility, currently housing two schools, has been leased for a 15-year term expiring in September 2013. The management agreement to operate in this facility expired in June 2002. The annual lease payment is $782,400 through fiscal 2007 and increases to $932,400 for fiscal 2008 through fiscal 2013.

     The third facility, currently housing one school, has been leased for a 20-year term expiring in June 2020. The management agreement to operate in this facility expires in June 2003. The annual lease payment is $36,000 through fiscal 2020.

     The fourth facility, currently housing two schools, has been leased for a 20-year term expiring in November 2020. The management agreement to operate in this facility expires in June 2005. The annual lease payment is $362,000 per year and increases by 9% in fiscal 2006, 2011 and 2016 resulting in a final year's annual rent of $468,800.

     The fifth facility, currently housing two schools, has been leased for a 20-year term expiring in June 2020. The management agreement to operate in this facility expires in June 2005. The annual lease payment is $689,760 through fiscal 2004 and increases to $877,860 for fiscal 2005 through fiscal 2010 and increases to $1,065,960 for fiscal 2011 through fiscal 2020.

     The Company's lease obligations noted above all exceed the length of the initial management agreement. In the event that the management agreements are not renewed, the Company would be obligated to continue paying rent on the facilities.

     Fundraising Agreements

     Effective June 23, 2000, the Company entered into an agreement (the "Fundraising Agreement") with Alliance Community Schools ("ACS"), an entity that holds charters for the two schools managed by the Company in Ohio, pursuant to which the Company agreed to work together with ACS to raise $4.0 million in capital donations on behalf of ACS. Under the Fundraising Agreement, as amended, the Company is required to transfer its interest in Alliance-Edison, $3.5 million included in other assets at June 30, 2001, to ACS for $1 if (i) ACS raises $2.0 million by June 30, 2002 and (ii) if (a) the Company fails either to raise or contribute $405,000 from sources outside of the Dayton, Ohio area by December 31, 2001, or (b) the Company fails to raise or contribute a total of $2.0 million by June 30, 2002. On June 7, 2002, the Company contributed $2.0 million in fulfillment of its obligation. The Company will amortize this contribution over the remaining life of the contract (2 years) with ACS, as a reduction of revenue in accordance with EITF 01-09.

                              EDISON SCHOOLS INC.

     The Company has entered into an agreement with one of its clients whereby it committed to raise $10.5 million in unrestricted philanthropic funds to be contributed over a two-year period ending June 30, 2003. The funds are to be used for schools the Company manages and are to be expended on agreed upon costs including school facility, technology, curriculum material, etc. To date the Company has obtained commitments from two philanthropic organizations to contribute approximately $3.9 million and commitments from two senior Company officers for an additional $1.2 million. The Company will amortize its commitment, net of third party donations received, over the contract life (5 years) as a reduction in revenue in accordance with EITF 01-09. Contributions received from senior officers will serve to reduce the Company's obligation and be credited to additional paid-in capital.

     Employment Agreements

     The Company has entered into employment agreements with certain of its executives. Such agreements may be terminated by either the executive or the Company at any time and provide, among other things, certain termination benefits. As of June 30, 2002, the aggregate termination benefits of the executives and certain other employees approximated $2.5 million.

     Additionally, the Company has a severance arrangement with its Chairman that provides for the Chairman to terminate his employment for good reason, including not being reappointed to the position of Chairman except for his death, disability, or terminated for cause. Included in accrued expenses at June 30, 2001 and 2002 is approximately $3.2 million related to this severance arrangement.

     Guarantees

     The Company has guaranteed certain debt obligations of charter school boards with which it has management agreements. As of June 30, 2002, the Company had provided guarantees totaling approximately $20.9 million. These debt obligations mature from November 2003 to November 2005.

     As of June 30, 2002, the debt obligations of the charter school boards are current. Under the guarantor agreements, the Company is also required to maintain minimum cash balances that may increase under certain circumstances, as well as satisfy certain financial reporting covenants. The Company was not in compliance with a financial covenant under a guarantee of a charter school board debt obligation with an outstanding balance of approximately $2.5 million at June 30, 2002. The Company is in discussions with the lender to resolve this matter.

     Litigation

     Between May 15, 2002 and July 3, 2002, ten class action lawsuits were filed against the Company and certain of its officers and directors in the United States District Court for the Southern District of New York. These lawsuits are largely identical and each alleges that the Company and certain of its officers and directors violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. They seek an unspecified amount of compensatory damages, costs and expenses related to bringing the actions, and in a few instances, injunctive relief. Plaintiffs allege that Edison's public disclosures from November 1999 to March 2002 regarding its financial condition were materially false and misleading because the Company allegedly improperly inflated its total revenues by including certain payments, including payments for teacher salaries, that were paid directly to third parties by local school districts and charter school boards that contracted with the Company. Several of the lawsuits also mention two restatements of the Company's financial statements: one regarding a warrant purchased in 1998 by a philanthropic organization and the other regarding a severance agreement between the Company and one of its senior officers, made by the Company as a result of the May 14, 2002 cease-and-desist order. In July 2002, several plaintiffs filed motions to be appointed lead plaintiff and also moved to consolidate the ten lawsuits in one action. There has been no ruling by the court on these motions. The Company believes that it has strong defenses to the claims raised by these lawsuits,

                              EDISON SCHOOLS INC.

however the outcome of this Litigation cannot be determined at this time. If the Company were not to prevail, the amounts involved could be material to the financial position, results of operations and cash flows of the Company.

     The Company is also involved in various legal proceedings from time to time incidental to the conduct of its business. For example, we are currently involved in lawsuits filed in Dallas, Texas, Baltimore, Maryland, Peoria, Illinois and Las Vegas, Nevada questioning the authority of these school districts to enter into management agreements with the Company. In addition, the school district of York, Pennsylvania has appealed the decision of the state charter-granting authority to grant a charter to one of the Company's customers. We currently believe that any ultimate liability arising out of such proceedings will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

18.  CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Company to credit risk consist primarily of cash and cash equivalents, notes receivable and advances to charter schools, and accounts receivable. The Company manages its credit risk by maintaining cash and cash equivalents with financial institutions that it believes are financially sound and through the contractual arrangements that it has entered into with each district and charter school.

     Accounts receivable consist of primarily short-term and long-term receivables from various district and charter schools. Credit risk is affected by changing conditions within the economy of individual states and school districts in which the Company operates. Uncollectible accounts have been isolated and not significant to date; as a result, an allowance for doubtful accounts is not deemed necessary at this time. The Company will establish an allowance for doubtful accounts when it has determined that factors surrounding the credit risk of specific customers, historical trends and other information so warrant.

     Notes receivable from charter schools are both short-term and long-term. Credit risk associated with those amounts is affected not only by the economy of individual states and school districts in which the charter school operates, but on the continued existence of charter school laws. The Company has established an allowance for loan losses based upon its assessment of the credit risk of the specific charter schools, recent trends and other information.

19.  QUARTERLY FINANCIAL DATA (UNAUDITED)

     Summarized unaudited quarterly data for the years ended June 30, 2002 and 2001 are as follows (dollars in thousands, except for per share amounts):

                                                                      QUARTER
                                                     -----------------------------------------
2002                                                  FIRST      SECOND     THIRD      FOURTH
----                                                 --------   --------   --------   --------
Net revenue........................................  $ 89,745   $115,637   $121,904   $137,772
Loss from operations...............................   (13,344)   (10,538)    (5,745)   (47,112)
Net loss...........................................   (12,672)   (11,661)   (12,783)   (48,924)
Loss per common share basic and diluted............     (0.24)     (0.22)     (0.24)     (0.91)

                              EDISON SCHOOLS INC.

                                                                      QUARTER
                             -----------------------------------------------------------------------------------------
                                    FIRST                  SECOND                 THIRD                  FOURTH
                             --------------------   --------------------   --------------------   --------------------
                                AS         AS          AS         AS          AS         AS          AS         AS
2001                         REPORTED   RESTATED*   REPORTED   RESTATED*   REPORTED   RESTATED*   REPORTED   RESTATED*
----                         --------   ---------   --------   ---------   --------   ---------   --------   ---------
Net revenue................  $ 60,299   $ 60,299    $95,538     $95,538    $92,815     $92,815    $101,856   $101,856
Loss from operations.......   (20,808)   (27,014)    (4,067)     (3,886)    (6,616)      1,540      (9,541)   (11,418)
Net loss...................   (20,108)   (26,495)    (3,191)     (3,191)    (5,982)      1,997      (8,799)   (10,823)
Loss per common share basic
  and diluted..............     (0.43)     (0.57)     (0.06)      (0.06)     (0.13)       0.04       (0.17)     (0.21)

---------------

* Restated data for fiscal 2001 reflects the quarterly impact of the restatement discussed in Note 3.

20.  SUBSEQUENT EVENTS

     On July 31, 2002, the revolving credit agreement with MLMCI was amended to add School Services as an additional lender and MLMCI as agent of the lenders, increase the line to $55.0 million, and extend the term of the agreement and the line of credit provided thereunder to June 30, 2003. The agreement and the line of credit were subsequently extended to July 15, 2003. The interest rate under the amended credit facility was increased to LIBOR plus 7% or Prime plus 4.5% at the Company's option.

     In addition, the Company separately entered into a Credit and Security Agreement, dated as of July 31, 2002, with School Services, pursuant to which the Company has the right to borrow up to $20.0 million, at an interest rate set at 12.0 percent per annum. The Company borrowed $250,000 on July 31, 2002 under this facility. The facility will also be reduced by the amount of certain fees and costs which the Company has agreed to pay School Services and its affiliates. This facility is collateralized by certain real property owned by the Company and certain of its subsidiaries, notes payable from charter schools and other debtors of the Company and substantially all other assets of the Company. This facility matures on June 30, 2004 but has significant prepayment obligations tied to refinancings of notes receivable from charter schools and such other debtors and to any sale or transfer of any such real property. The agreement requires the Company to observe certain financial covenants and restrictions including minimum consolidated tangible net worth, a maximum consolidated debt to equity ratio and a minimum EBITDA requirement for fiscal 2003.

     In connection with the establishment of the credit facilities described above, the Company also issued warrants for the purchase of up to an aggregate of 10,710,973 shares of class A common stock of the Company, which equals 16.6% of the total outstanding shares of common stock of the Company, including the shares issuable upon exercise of the warrants. The warrants have an exercise price of $1.00 per share and are exercisable at any time following their issuance and prior to July 31, 2007.

PROXY
CLASS A COMMON STOCK

                              EDISON SCHOOLS INC.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON [          ], 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

   The undersigned hereby appoints Laura K. Eshbaugh and David A. Graff, and each of them acting individually, with full power of substitution, as proxies to vote the shares of common stock which the undersigned is entitled to vote at the
special meeting of stockholders of Edison Schools Inc. to be held on [      ],
2003 at [   ] a.m., local time, at The Harvard Club, 27 West 44th Street, New
York, New York, and at any adjournments or postponements thereof.

   This proxy when properly executed will be voted as specified by the undersigned on the reverse side of this card. BUT IF THE UNDERSIGNED GIVES NO DIRECTIONS AS TO VOTING, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 13, 2003, AMONG EDISON SCHOOLS INC., SHAKESPEARE ACQUISITION LLC AND SHAKESPEARE ACQUISITION CORPORATION AND THE MERGER OF SHAKESPEARE ACQUISITION CORPORATION WITH AND INTO EDISON SCHOOLS INC.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                          YOUR VOTE IS VERY IMPORTANT!

  PLEASE SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                                                     Please mark votes
                                                     as in this sample  X
                                                  using dark ink only:

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

  1. Proposal to approve and adopt the Agreement and Plan of    For    Against  Abstain
     Merger, dated as of July 13, 2003, among Edison Schools    [ ]      [ ]      [ ]
     Inc., Shakespeare Acquisition LLC and Shakespeare
     Acquisition Corporation and the merger of Shakespeare
     Acquisition Corporation with and into Edison Schools
     Inc.


                                                               In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements thereof.


                                                               Please sign, date and return this proxy in the enclosed
                                                               addressed, postage-prepaid, proxy return envelope. You are encouraged to specify your choice by marking the appropriate box. But you need not mark any box if you wish to vote in
                                                               accordance with the board of directors' recommendations.
                                                               However, the proxies cannot vote your shares unless you sign, date and return this card.

                                                               Dated:___________________________________________________,2003

                                                               --------------------------------------------------------------
                                                                                         Signature
                                                               --------------------------------------------------------------
                                                                              Second Signature if held jointly
                                                               --------------------------------------------------------------
                                                                                          Title(s)

                                                               Note: Please sign exactly as name appears hereon. When shares are held by joint owners, each joint owner must sign. When signing as attorney, executor, administrator, trustee or
                                                               guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer,
                                                               giving full title. If a partnership, please sign in
                                                               partnership name by authorized person, giving full title.

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

   If your address has changed, please provide us with your new address in the space provided:_______________________________________________________________

PROXY
CLASS B COMMON STOCK

                              EDISON SCHOOLS INC.
                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON [          ], 2003
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE

   The undersigned hereby appoints Laura K. Eshbaugh and David A. Graff, and each of them acting individually, with full power of substitution, as proxies to vote the shares of common stock which the undersigned is entitled to vote at the
special meeting of stockholders of Edison Schools Inc. to be held on [      ],
2003 at [   ] a.m., local time, at The Harvard Club, 27 West 44th Street, New
York, New York, and at any adjournments or postponements thereof.

   This proxy when properly executed will be voted as specified by the undersigned on the reverse side of this card. BUT IF THE UNDERSIGNED GIVES NO DIRECTIONS AS TO VOTING, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 13, 2003, AMONG EDISON SCHOOLS INC., SHAKESPEARE ACQUISITION LLC AND SHAKESPEARE ACQUISITION CORPORATION AND THE MERGER OF SHAKESPEARE ACQUISITION CORPORATION WITH AND INTO EDISON SCHOOLS INC.

             (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)

                          YOUR VOTE IS VERY IMPORTANT!

  PLEASE SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                                                     Please mark votes
                                                     as in this sample  X
                                                  using dark ink only:


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

  1. Proposal to approve and adopt the Agreement and Plan of    For    Against  Abstain
     Merger, dated as of July 13, 2003, among Edison Schools    [ ]      [ ]      [ ]
     Inc., Shakespeare Acquisition LLC and Shakespeare
     Acquisition Corporation and the merger of Shakespeare
     Acquisition Corporation with and into Edison Schools
     Inc.


                                                               In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments or postponements, thereof.


                                                               Please sign, date and return this proxy in the enclosed
                                                               addressed, postage-prepaid, proxy return envelope. You are encouraged to specify your choice by marking the appropriate box. But you need not mark any box if you wish to vote in
                                                               accordance with the board of directors' recommendations.
                                                               However, the proxies cannot vote your shares unless you sign, date and return this card.

                                                               Dated:___________________________________________________,2003

                                                               --------------------------------------------------------------
                                                                                         Signature
                                                               --------------------------------------------------------------
                                                                             Second Signature if held jointly
                                                               ---------------------------------------------------------------
                                                                                          Title(s)

                                                               Note: Please sign exactly as name appears hereon. When shares are held by joint owners, each joint owner must sign. When signing as attorney, executor, administrator, trustee or
                                                               guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer,
                                                               giving full title. If a partnership, please sign in
                                                               partnership name by authorized person, giving full title.

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

   If your address has changed, please provide us with your new address in the space provided:_______________________________________________________________